                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive proxy statement


[ ]  Definitive additional materials


[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          PAGING PARTNERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          PAGING PARTNERS CORPORATION

                             FREEHOLD OFFICE PLAZA
                         4249 ROUTE 9 NORTH, BUILDING 2
                           FREEHOLD, NEW JERSEY 07728


                                                                  March 11, 1999


Dear Stockholder:


     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Paging Partners Corporation (the "Company") which will be held at the Sheraton Parsippany in Parsippany, New Jersey on Monday, March 29, 1999 at 10:00 a.m. The attached Notice of Special Meeting of Stockholders and Proxy Statement describes the business to be transacted at the Special Meeting.


     You will be asked to vote on a number of matters, including but not limited the approval of a merger agreement (the "Merger Agreement") with BAP Acquisition Corp. (now known as Aquis Communications, Inc.) ("Aquis"). If the merger is effected, then pursuant to the terms of the Merger Agreement, Aquis will become a subsidiary of the Company and the stockholders of Aquis will own approximately 58.5% of the then outstanding shares of common stock of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN YOUR BEST INTERESTS AND THE BEST INTERESTS OF THE COMPANY, HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY. A copy of the Merger Agreement is set forth as Exhibit A to the Proxy Statement accompanying this letter.

     It is important that your shares be represented at the Special Meeting whether or not you are present. Please be sure to sign, date and mail the enclosed Proxy Card in the postage-paid envelope provided -- even if you plan to attend in person. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR the merger. If you fail to return a properly executed proxy card, it will have the same effect as a vote AGAINST the merger. YOUR VOTE IS VERY IMPORTANT.

     If you attend the Special Meeting, you may vote in person even if you have already mailed in your Proxy Card. For those of you who may wish to attend the Special Meeting, the Sheraton Parsippany is located at Exit 41-A on I-287.

     On behalf of the Board of Directors and all the employees of the Company, I wish to thank you for your continued support.

                                          Cordially,

                                          /s/ Leonard D. Fink

                                          Leonard D. Fink
                                          Chairman of the Board

                     EVERY STOCKHOLDER'S VOTE IS IMPORTANT.
                  PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR
                 PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                          PAGING PARTNERS CORPORATION
                             FREEHOLD OFFICE PLAZA
                         4249 ROUTE 9 NORTH, BUILDING 2
                           FREEHOLD, NEW JERSEY 07728

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------


     Notice is hereby given that a special meeting of stockholders (the "Special Meeting") of Paging Partners Corporation (the "Company") will be held at 10:00 a.m., local time, on Monday, March 29, 1999 at the Sheraton Parsippany in Parsippany, New Jersey, for the following purposes:


          1. To consider and vote upon a proposal to approve the merger (the "Merger") of Paging Partners Merger Corporation, a wholly-owned subsidiary of the Company ("Merger Sub"), with and into BAP Acquisition Corp. (now known as Aquis Communications, Inc.) ("Aquis"), to adopt the Agreement and Plan of Merger, dated as of November 6, 1998, relating thereto (the "Merger Agreement"), and to approve the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is set forth as Exhibit A to the Proxy Statement accompanying this notice.

     APPROVAL OF THE MERGER IS CONTINGENT UPON THE APPROVAL OF EACH OF PROPOSALS 1 THROUGH 7 (COLLECTIVELY, THE "MERGER PROPOSALS").

          2. To approve a change of the Company's name to Aquis Communications Group, Inc., in the event the Merger is approved.

          3. To approve an increase in the number of authorized shares of the Company's common stock, in the event the Merger is approved.

          4. To approve up to a potential one-for-eight reverse stock split, in the event the Merger is approved, pursuant to which up to every eight shares of the Company's common stock issued and outstanding will become and be exchanged for one share of the Company's common stock.

          5. To approve certain amendments to the Company's 1994 Incentive Stock Option Plan, in the event the Merger is approved.

          6. To elect to the Board of Directors of the Company, the directors set forth in the Merger Agreement, in the event the Merger is approved.

          7. To approve the transfer of substantially all of the Company's assets to the surviving corporation of the Merger, in the event the Merger is approved.

          8. To approve up to a potential one-for-four reverse stock split, in the event the Merger is not approved, pursuant to which up to every four shares of the Company's common stock issued and outstanding will become and be exchanged for one share of the Company's common stock.

          9. To elect two Class 1 directors, two Class 2 directors and one Class 3 director to the Board of Directors of the Company (the "Board of Directors"), in the event the Merger is not approved, to serve for terms of one year, two years and three years, respectively.

        10. To ratify the selection by the Board of Directors of Berenson & Company LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

        11. To consider and act upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

     If the Merger Proposals are approved and the Merger is consummated, Merger Sub will merge with and into Aquis, whereby Aquis will become a wholly-owned subsidiary of the Company, and the stockholders of Aquis will own approximately 58.5% of the then outstanding shares of the Company's common stock. In accordance with the terms of the Merger Agreement, the Merger Proposals must be adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon at the Special Meeting.


     The Board of Directors has fixed the close of business on Wednesday, February 17, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Shares of the Company's common stock can be voted at the Special Meeting only if the holder is present at the Special Meeting in person or by valid proxy. A copy of the Company's Annual Report on Form 10-KSB is being mailed with this Notice and Proxy Statement on or about March 15, 1999 to all stockholders of record on the record date.


                                          By Order of the Board of Directors

                                          /s/ Jeffrey M. Bachrach

                                          Jeffrey M. Bachrach, Secretary

Freehold, New Jersey

March 11, 1999

                          PAGING PARTNERS CORPORATION

                             FREEHOLD OFFICE PLAZA
                         4249 ROUTE 9 NORTH, BUILDING 2
                           FREEHOLD, NEW JERSEY 07728
                            ------------------------

                                PROXY STATEMENT
                            ------------------------


     This Proxy Statement (this "Proxy Statement") is being furnished to holders (the "Company's Stockholders") of shares of common stock, par value $0.01 per share (the "Company's Common Stock"), of Paging Partners Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors") to be voted at a special meeting of stockholders of the Company (the "Special Meeting"), which will be held at 10:00 a.m., local time, on Monday, March 29, 1999 at the Sheraton Parsippany in Parsippany, New Jersey. The purposes of the Special Meeting are as follows:


          1. To consider and vote upon a proposal to approve the merger (the "Merger") of Paging Partners Merger Corporation, a wholly-owned subsidiary of the Company ("Merger Sub"), with and into BAP Acquisition Corp. (now known as Aquis Communications, Inc.) ("Aquis"), to adopt the Agreement and Plan of Merger, dated as of November 6, 1998, relating thereto (the "Merger Agreement"), and to approve the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit A and is incorporated herein by reference.

     APPROVAL OF THE MERGER IS CONTINGENT UPON THE APPROVAL OF EACH OF PROPOSALS 1 THROUGH 7 (COLLECTIVELY, THE "MERGER PROPOSALS").

          2. To approve a change of the Company's name to Aquis Communications Group, Inc., in the event the Merger is approved.

          3. To approve an increase in the number of authorized shares of the Company's common stock, in the event the Merger is approved.

          4. To approve up to a potential one-for-eight reverse stock split, in the event the Merger is approved, pursuant to which up to every eight shares of the Company's common stock issued and outstanding will become and be exchanged for one share of the Company's common stock.

          5. To approve certain amendments to the Company's 1994 Incentive Stock Option Plan, in the event the Merger is approved.

          6. To elect to the Board of Directors of the Company, the directors set forth in the Merger Agreement, in the event the Merger is approved.

          7. To approve the transfer of substantially all of the Company's assets to the surviving corporation of the Merger, in the event the Merger is approved.

          8. To approve a potential one-for-four reverse stock split, in the event the Merger is not approved, pursuant to which every four shares of the Company's Common Stock issued and outstanding will become and be exchanged for one share of the Company's Common Stock (the "Reverse Split Proposal").

          9. To elect two Class 1 directors, two Class 2 directors and one Class 3 director to the Board of Directors of the Company (the "Board of Directors"), in the event the Merger is not approved, to serve for terms of one year, two years and three years, respectively (the "Director Proposal").

        10. To ratify the selection by the Board of Directors of Berenson & Company LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998 (the "Accountants Proposal").

        11. To consider and act upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

     If the Merger Proposals are approved and the Merger is consummated, Merger Sub will merge with and into Aquis, whereby Aquis will become a wholly-owned subsidiary of the Company, and the stockholders of Aquis will own approximately 58.5% of the then outstanding shares of the Company's Common Stock. In accordance with the terms of the Merger Agreement, the Merger Proposals must be adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon at the Special Meeting.

     THE BOARD OF DIRECTORS HAS ADOPTED AND APPROVED EACH OF THE MERGER PROPOSALS, THE REVERSE SPLIT PROPOSAL, THE DIRECTOR PROPOSAL AND THE ACCOUNTANTS PROPOSAL, AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE (i) FOR EACH OF THE MERGER PROPOSALS, (ii) FOR THE REVERSE SPLIT PROPOSAL (IF THE MERGER PROPOSALS ARE NOT APPROVED), (iii) FOR THE DIRECTOR PROPOSAL (IF THE MERGER PROPOSALS ARE NOT APPROVED) AND (iv) FOR THE ACCOUNTANTS PROPOSAL.

     ALL INFORMATION PERTAINING TO THE COMPANY CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT HAS BEEN FURNISHED BY THE COMPANY, AND ALL INFORMATION PERTAINING TO AQUIS CONTAINED IN THIS PROXY STATEMENT HAS BEEN FURNISHED BY AQUIS.


     This Proxy Statement and the accompanying form of proxy are first being mailed to the Company's Stockholders on or about March 15, 1999.



              The date of this Proxy Statement is March 11, 1999.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SPECIAL MEETING
  Date, Time, Place and Purpose.............................  1
  Record Date; Voting Rights; Proxies.......................  1
  Solicitation of Proxies...................................  2
  Quorum....................................................  2
  Required Vote.............................................  2

PROPOSAL NO. 1: THE MERGER..................................  3
  Background of the Merger..................................  3
  Bell Atlantic Acquisition.................................  4
  Recommendation of the Board of Directors; Reasons for the
     Merger.................................................  5
  Effects of the Merger on the Company's Financial Condition
     and Results of Operations..............................  5
  Terms of the Merger Agreement.............................  6
  Certain Federal Income Tax Consequences...................  12
  Accounting Treatment of the Merger........................  13
  Appraisal Rights..........................................  13
  The Voting and Cooperation Agreement......................  13
  Interests of Certain Persons in the Merger................  13
  Federal Securities Law Consequences.......................  14
  Amendments to the Company's Certificate of
     Incorporation..........................................  14
  Information Incorporated by Reference.....................  15
  Market Price of the Company's Common Stock................  15
  Vote Required.............................................  15

BUSINESS OF AQUIS...........................................  16
  General...................................................  16
  Properties................................................  16
  Legal Proceedings.........................................  17

AQUIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF BAPCO'S
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............  17

COMPARATIVE RIGHTS OF THE COMPANY'S STOCKHOLDERS AND AQUIS
  STOCKHOLDERS..............................................  23

PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.......  26

NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
  STATEMENTS................................................  29

PROPOSAL NO. 2: COMPANY NAME CHANGE.........................  31

PROPOSAL NO. 3: INCREASE OF AUTHORIZED SHARES OF COMMON
  STOCK.....................................................  31

PROPOSAL NO. 4: REVERSE STOCK SPLIT.........................  32

PROPOSAL NO. 5: AMENDMENTS TO THE 1994 INCENTIVE STOCK
  OPTION PLAN...............................................  34

PROPOSAL NO. 6: ELECTION OF DIRECTORS.......................  36

PROPOSAL NO. 7: TRANSFER OF THE COMPANY'S ASSETS............  38

PROPOSAL NO. 8: THE REVERSE SPLIT PROPOSAL..................  39

                                                              PAGE
                                                              ----
PROPOSAL NO. 9: THE DIRECTOR PROPOSAL.......................  40
  Nominees for Election to the Board........................  40
  Vote Required.............................................  41
  Information Concerning the Board of Directors and its
     Committees.............................................  42
  Compensation of Directors.................................  42
  Section 16(a) Beneficial Ownership Reporting Compliance...  42

COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS............  43
  Executive Officers........................................  43
  Executive Compensation....................................  43
  Repricing of Options......................................  44
  Employment Contracts, Termination of Employment and
     Change-in-Control Arrangements.........................  46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................  48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  50

PROPOSAL NO. 10: ACCOUNTANTS PROPOSAL.......................  50

OTHER MATTERS...............................................  50

STOCKHOLDER PROPOSALS.......................................  50

INDEX TO FINANCIAL STATEMENTS...............................  F-1

EXHIBIT A -- Agreement and Plan of Merger...................  A-1

EXHIBIT B -- Company's Form 10-KSB for the Year Ended
  December 31, 1998.........................................  B-1

                                SPECIAL MEETING

                         DATE, TIME, PLACE AND PURPOSE


     The Special Meeting will be held on Monday, March 29, 1999 at 10:00 a.m., local time, at the Sheraton Parsippany in Parsippany, New Jersey, or at any postponement or adjournment thereof, to consider and vote upon each of the Merger Proposals, the Reverse Split Proposal (if the Merger Proposals are not approved), the Director Proposal (if the Merger Proposals are not approved) and the Accountants Proposal.


     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS ADOPTED AND APPROVED EACH OF THE MERGER PROPOSALS AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" EACH OF THE MERGER PROPOSALS AT THE SPECIAL MEETING. THE APPROVAL OF THE MERGER IS CONTINGENT UPON THE APPROVAL OF ALL OF THE MERGER PROPOSALS. IN THE EVENT EACH OF THE MERGER PROPOSALS ARE NOT APPROVED, THE BOARD OF DIRECTORS HAS ADOPTED AND APPROVED THE REVERSE SPLIT PROPOSAL AND THE DIRECTOR PROPOSAL AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE REVERSE SPLIT PROPOSAL AND THE DIRECTOR PROPOSAL. IN ANY EVENT, THE BOARD OF DIRECTORS HAS ADOPTED AND APPROVED THE ACCOUNTANTS PROPOSAL AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ACCOUNTANTS PROPOSAL.

RECORD DATE; VOTING RIGHTS; PROXIES

     The Board of Directors has fixed the close of business on Wednesday, February 17, 1999 as the record date (the "Record Date") for determining holders entitled to notice of and to vote at the Special Meeting.

     As of the Record Date, there were 6,326,804 shares of the Company's Common Stock issued and outstanding, each of which entitles its holder to one vote. All shares of the Company's Common Stock outstanding as of the Record Date represented by properly executed proxies, unless such proxies have been previously revoked, will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED IN FAVOR OF (1) APPROVAL OF EACH OF THE MERGER PROPOSALS, (2) APPROVAL OF THE REVERSE SPLIT PROPOSAL (IF THE MERGER PROPOSALS ARE NOT APPROVED), (3) APPROVAL OF THE DIRECTOR PROPOSAL (IF THE MERGER PROPOSALS ARE NOT APPROVED) AND (4) APPROVAL OF THE ACCOUNTANTS PROPOSAL. The Company does not know of any matters other than as set forth herein that are to come before the Special Meeting. If any other matter or matters are properly presented for action at the Special Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation bearing a later date to the Secretary of the Company, by signing and returning a later-dated proxy with respect to the same shares, or by attending and voting in person at the Special Meeting. However, mere attendance at the Special Meeting will not in and of itself have the effect of revoking the proxy.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. Other than the Merger Proposals and the Reverse Split Proposal, all of the matters being proposed at the Special Meeting are "routine" matters. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Special Meeting on those matters as to which instructions to vote is not provided by the owner. Pursuant to the Company's Bylaws, abstentions and "broker non-votes" are counted only for the purpose of determining whether a quorum is present. Therefore, a properly executed proxy marked "ABSTAIN" (or an abstention at the Special Meeting) and shares represented by "broker non-votes" will be counted for purposes of determining whether there is a quorum at the Special Meeting but will have no effect on the approval of the Reverse Split Proposal, the Director Proposal or the Accountants Proposal. However, pursuant to the terms of the Merger Agreement, with respect to the Merger Proposals, abstentions and "broker non-votes" will have the effect of a vote against the approval of such proposals.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies for the Special Meeting will be paid by the Company. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of the Company or the Company's financial advisors, without additional compensation, and by telephone, telegram, teletype, facsimile or similar method. The Company will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company's Common Stock.

     The Company will bear the cost of solicitation of proxies and has retained Georgeson & Co., to aid in the distribution of the proxy materials at an estimated cost of $6,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will reimburse brokers, banks and others who are record holders of the Company's Common Stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners thereof.

QUORUM

     The presence in person or by properly executed proxy of holders representing a majority of the issued and outstanding shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote is required to approve the Merger Proposals. In the event each of the Merger Proposals are not approved, the Merger will not be approved but the Company's Stockholders will nevertheless be asked to consider and vote on the Reverse Split Proposal and the Director Proposal. Approval of the Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock cast at the Special Meeting. Approval of the Director Proposal requires the affirmative vote of a plurality of the votes cast at the Special Meeting. The Company's Stockholders will also, in any event, be asked to consider and vote for the Accountants Proposal. Approval of the Accountants Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock cast at the Special Meeting.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS. ACCORDINGLY, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 PROPOSAL NO. 1

                                   THE MERGER

BACKGROUND OF THE MERGER

     In early 1998, Leonard Fink, the Chairman of the Board of Directors, learned from contacts in the industry that Bell Atlantic was considering a sale of its paging business. In March 1998, John Adiletta, one of the principals of Aquis, informed Mr. Fink that Mr. Adiletta was putting together a group who would be interested in providing equity to fund an acquisition of the paging business of Bell Atlantic. He mentioned that if his group were successful in consummating such acquisition, they would be interested in exploring the feasibility of a strategic business combination with the Company. Mr. Fink indicated a general interest in exploring the possibility of such a transaction and agreed to meet at a future date to discuss the same.

     At a meeting later in March, Mr. Adiletta told Mr. Fink that the equity funding sources were committed, that he had arranged for long-term financing and that he believed he was near an agreement with Bell Atlantic to purchase its paging business. Mr. Adiletta suggested that if possible he would like to consummate the merger transaction with the Company concurrently with the closing of the Bell Atlantic transaction. Mr. Fink expressed his belief that it was premature to enter into any confidentiality agreements or merger discussions with Mr. Adiletta's group until Aquis' agreement with Bell Atlantic was finalized. Mr. Fink asked Mr. Adiletta to keep him informed of any progress made on the Bell Atlantic deal.

     On June 16, 1998, at a meeting between Messrs. Fink and Adiletta, Mr. Adiletta stated that he was very close to signing an agreement with Bell Atlantic to purchase its paging business. At that point, Mr. Adiletta briefly described the transaction, who his equity partners were and what his financing commitments were. After his description, they briefly discussed the possible terms of a merger with the Company.

     On July 6, 1998, the Board of Directors of the Company met to discuss the possibilities of merging with Aquis. Monte Engler recused himself from these discussions in light of the possible conflicts of interest arising out of his recent legal representation of Aquis, on the one hand, and his long term legal representation of the Company and membership on the Board of Directors of the Company, on the other hand. At that meeting, Mr. Adiletta, Patrick Egan and John Frieling, as representatives of Aquis, made a detailed presentation concerning Aquis' acquisition of Bell Atlantic and Aquis' objectives. As a result of this meeting, the parties concluded that there was sufficient mutual interest to discuss further the possibility of a transaction. In furtherance of such objective, the Board of Directors formed a negotiations committee, consisting of Robert Davidoff and Rochelle King, to enter into more formal discussions with Aquis.

     On July 13, 1998, the Board of Directors met to discuss the offer made by Aquis to merge the two companies. At that meeting it was agreed that continuing discussions with Aquis were in the best interests of the Company and that further discussions need to be had regarding the terms of the transaction, such as the equity split, transition issues and the equity infusion assured by Aquis.

     Over the next several months, discussions were held between the representatives and advisors of the Company and Aquis regarding the structure and terms of the transaction until an acceptable merger agreement was agreed to. On October 5, 1998, at a meeting of the Board of Directors, the negotiation committee described to the entire Board what the terms of the tentative agreement with Aquis were. After much deliberation and due consideration, the Board of Directors (with Mr. Engler abstaining) approved the basic terms of the Merger and authorized the transaction on such terms. The Board of Directors also authorized the Company's officers to finalize the terms of the transaction and to execute the Merger Agreement.

     On November 4, 1998, the Board of Directors held a telephonic meeting, at which time the Board (with Mr. Engler abstaining) approved and ratified the final terms of the Merger Agreement.

     On November 6, 1998, the Merger Agreement in the form attached as Exhibit A to this Proxy Statement was executed by the respective parties.

BELL ATLANTIC ACQUISITION

     The following is a brief summary of certain provisions of the Bell Atlantic Acquisition Agreement (as defined below), which summary is qualified in its entirety by the actual text of such agreement. The Company will make available for review a copy of such agreement and exhibits thereto to any of the Company's Stockholders upon receipt from any such person of a written request to do so. Such requests should be sent to the Company at Paging Partners Corporation, Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, Attention: Jeffrey Bachrach. The Bell Atlantic Closing (as defined below) occurred on December 31, 1998.

     Pursuant to the Asset Purchase Agreement, dated as of July 2, 1998 (the "Bell Atlantic Acquisition Agreement"), by and among Aquis and the sellers named therein (the "Bell Atlantic Subsidiaries"), Aquis acquired the licenses and other assets and assumed certain liabilities relating to the paging business of the Bell Atlantic Subsidiaries (the "Bell Atlantic Paging Business"), upon the terms and subject to the conditions specified in the Bell Atlantic Acquisition Agreement (such acquisition being hereinafter referred to as the "Bell Atlantic Acquisition").

     The purchase price for the Bell Atlantic Paging Business was $28,020,495 (the "Purchase Price"), which is subject to minor adjustments. $1,400,000 of the Purchase Price is being held in an escrow account in connection with certain indemnification obligations of the Bell Atlantic Subsidiaries. Aquis financed the Purchase Price by (i) a loan from Finova Capital Corporation in the principal amount of $18,535,095 (the "Finova Note"), (ii) cash equity in the amount of $5,335,400 and (iii) notes delivered to holders designated by the Bell Atlantic Subsidiaries in the aggregate principal amount of $4,150,000 (the "Aquis Notes"). The Finova Note is for a term of five years and has an interest rate equal to the corporate base rate published by Citibank, N.A. plus a margin rate equal to one and three quarters percentage points. Such base rate and margin rate are subject to change depending on Aquis' operating cash flow. The Aquis Notes are for a term of five years and have an interest rate of one percentage point above the base rate published by Chase Bank or other bank agreed to by Aquis and the Bell Atlantic Subsidiaries.

     Pursuant to the terms of the Bell Atlantic Acquisition Agreement, (i) Aquis was obligated to and did offer employment to at least 90% of the employees of Bell Atlantic Paging, Inc. ("BAPCO"), excluding certain specified employees retained by BAPCO, on terms and conditions substantially comparable to their respective terms of employment as of the closing of the Bell Atlantic Acquisition (the "Bell Atlantic Closing"), (ii) Aquis is obligated to maintain agreed upon benefits which are substantially comparable to the benefits which were available to such employees when employed by BAPCO for at least 18 months following the date of the Bell Atlantic Closing, (iii) except as permitted under a reseller agreement entered into between Aquis and Bell Atlantic Mobile ("BAM"), for a period of 18 months after the date of the Bell Atlantic Closing, BAPCO is obligated not to and will cause BAM not to directly solicit paging business from any of the customers whose accounts are being transferred to Aquis, and (iv) Aquis is obligated to remove the Bell Atlantic mark and logo from all pagers in inventory within 60 days of the Bell Atlantic Closing and shall use commercially reasonable efforts to remove such marks and logos from all leased pagers. Aquis is not receiving any right, title or interest whatsoever in or to the Bell Atlantic mark.

     Pursuant to the terms of the Bell Atlantic Acquisition Agreement, the Bell Atlantic Subsidiaries agreed to indemnify Aquis and its directors, officers and employees (collectively, the "Aquis Indemnitees") against losses as a consequence of or relating to or arising out of certain acts, omissions or occurrences, including the failure or breach of a representation, warranty, covenant or agreement made by the Bell Atlantic Subsidiaries or certain liabilities retained by the Bell Atlantic Subsidiaries. Aquis agreed to indemnify the Bell Atlantic Subsidiaries, their affiliates, and their respective directors, officers and employees against losses as a consequence of or relating to or arising out of (i) the failure or breach of a representation, warranty, covenant or agreement made by Aquis, (ii) certain liabilities assumed by Aquis,
(iii) certain claims made by transferred employees and (iv) the conduct of the Bell Atlantic Paging Business after the Bell Atlantic Closing. The Bell Atlantic Subsidiaries are not required to indemnify the Aquis Indemnitees until the amount of the losses exceeds $400,000 (in which case the Bell Atlantic Subsidiaries will be liable for all losses to the extent they are in excess of $400,000), and in no event will the liability be greater than the Purchase Price.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board of Directors has carefully considered the terms of the proposed Merger, has determined that the Merger is in the best interests of the Company and the Company's Stockholders, has approved the Merger, and recommends that the Company's Stockholders vote "FOR" the approval of the Merger. For a discussion of the interest of the members of the Board of Directors in the Merger, see
"-- Interests of Certain Persons in the Merger."

     The Board of Directors believes that the Merger provides the Company's Stockholders with an opportunity to participate in a business enterprise covering a larger geographic area with a more diverse customer base and a more complete product line than either the Company or Aquis has standing alone. The Company's and Aquis' businesses strongly complement one another. In particular, the Company believes that Aquis' established base of customers, particularly in the direct sales segment of the market, and experienced sales and customer service staff will complement the business of the Company.

     The Board of Directors believes that the Merger offers significant opportunities to accelerate the respective business plans of the Company and Aquis, to realize efficiencies and economies of scale by integrating the operations of the Company and Aquis and to create an enterprise with the added competitive strength required by the increasing consolidation of the paging industry. The Board of Directors believes that the combined entity will be able to provide customers with a more complete product line and will be better positioned to take advantage of new opportunities and to meet competitive challenges than either the Company or Aquis would on a stand-alone basis.

     In reaching its decision to approve the Merger and to recommend that the Company's Stockholders vote to approve the Merger Proposals, the Board of Directors considered a number of factors, including, without limitation, the following: (i) current industry, economic and market conditions, (ii) information concerning the Company's and Aquis' respective businesses, assets, management, competitive position and prospects; (iii) the different geographic coverage of and potential cross-selling of services with Aquis' customer base;
(iv) the potential efficiencies, elimination of redundancies, economies of scale and other synergies that may be realized as a result of the combination of the Company's and Aquis' operations; (v) the terms of the Merger Agreement; and (vi) the enhancement of the strategic and market position of the Company beyond that achievable by the Company alone.

     The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER. NOTWITHSTANDING THE VOTE ON THIS PROPOSAL, HOWEVER, APPROVAL OF THE MERGER IS CONTINGENT ON THE APPROVAL OF EACH OF THE MERGER PROPOSALS.

EFFECTS OF THE MERGER ON THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Company believes that the interest expense on Aquis' debt and the increased depreciation and amortization on the combined entity's fixed and intangible assets arising from the purchase accounting step-up will, in the near-term, have a negative impact on the Company's results of operations post-Merger. Nevertheless, management expects that the overall financial condition of the Company should improve as a result of the Merger for a number of reasons.

     The combined company will have more than twice the number of paging units and three times the service revenue of the Company's present business. Second, as the paging industry matures and consolidates (both of which trends have been accelerating the past few years), larger providers have many opportunities to combine and centralize previously widespread operations, thereby driving their costs down and spreading the remaining costs over a larger number of paging units.

     In addition, by utilizing the Company's existing paging networks and interconnection arrangements, the combined entity will be able to reduce its costs paid to other carriers for services which Aquis cannot presently provide due to geographic coverage limitations or frequency incompatibility. Management also believes that Aquis' existing organization can absorb responsibility for many functions, particularly senior management, currently performed by the Company's employees.

     Furthermore, in connection with the Company's highest-margin service, alphanumeric (text) paging, the Company competes with an increasing number of inexpensive wireless phone services with advanced features. While the market for alphanumeric paging service is still expanding, management believes that corporate customers derive the most value-added from this service and are more likely to purchase paging services (and other data transmission services) from a paging carrier that sells the services directly (such as Aquis) than from the resellers who comprise the Company's present customer base.

     Management also believes that financial analysts, who influence equity valuations and the availability of debt, base their analyses on earnings before interest, taxes, depreciation and amortization (EBITDA), a common financial benchmark in the wireless industry, which excludes items discussed above which are expected to decrease the Company's reported results of operations. Thus, such financial analysts may look favorably at the combined company's financial position. Additionally, if Aquis consummates further acquisitions as it plans, the benefits described above will be accelerated.

TERMS OF THE MERGER AGREEMENT

     The following discussion summarizes the material terms of the Merger Agreement but does not purport to be a complete statement of all provisions of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. Stockholders are urged to read the Merger Agreement carefully as it is the legal document that governs the Merger.

     The Merger. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Aquis at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub will cease, and Aquis will continue as the Surviving Corporation under the name "Aquis Communications, Inc."

     Conversion of Aquis Common Stock in the Merger. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of Aquis ("Aquis Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Aquis Common Stock owned by the Company or its subsidiaries or held by Aquis in its treasury, all of which shall be canceled, or as to which appraisal has been properly demanded) will be converted into the right to receive 88.92076 (the "Conversion Number") shares of the Company's Common Stock, subject to adjustment (the "Merger Shares").

     Closing. The closing of the Merger (the "Merger Closing") will take place at a mutually agreed upon time, but in any event within five business days, after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the date of the Merger Closing (the "Closing Date")) set forth in the Merger Agreement.

     Effective Time of the Merger. As soon as practicable following the satisfaction (or waiver) of all of the conditions to the Merger, the Company and Aquis will file a certificate of merger in such form as is required by and executed in accordance with the relevant provisions of the Delaware General Corporation Law ("DGCL") and make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as the Company and Aquis agree and specify in the certificate of merger (the "Effective Time").

     Certificate of Incorporation and Bylaws of the Surviving Corporation. The Merger Agreement provides that the certificate of incorporation and bylaws of Aquis, as in effect at the Effective Time, will be the certificate of incorporation and bylaws, respectively, of the surviving corporation of the Merger (the "Surviving Corporation").

     Directors and Officers of the Surviving Corporation. The Merger Agreement provides that the directors and officers of Aquis immediately prior to the Effective Time shall resign effective as of the Effective Time and shall be replaced by the individuals specified in the Merger Agreement, who shall serve as directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     Exchange of Certificates. At or prior to the Effective Time, the Company will deposit with an exchange agent to be selected (the "Exchange Agent"), in trust for the benefit of the stockholders of Aquis (the "Aquis Stockholders"), certificates representing the Merger Shares. Any certificates of the Company's Common Stock deposited with the Exchange Agent are referred to as the "Exchange Fund."

     After the Effective Time, each Aquis Stockholder will surrender his certificates representing shares of outstanding Aquis Common Stock ("Aquis Certificates") duly endorsed in proper form for transfer to the Exchange Agent, together with his federal taxpayer identification number, and the holder of such Aquis Certificates will be entitled to receive in exchange therefor shares of the Company's Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to the Merger Agreement.

     No dividends or other distributions declared or made with respect to shares of the Company's Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Aquis Certificate with respect to the shares of the Company's Common Stock that such holder would be entitled to receive upon surrender of such Aquis Certificate, until such holder shall surrender such Aquis Certificate in accordance with the exchange procedures set forth in the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Aquis Certificate, there shall be paid to such holder of Merger Shares, without interest, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such Merger Shares.

     Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Aquis Certificates for one year after the Effective Time will be delivered to the Surviving Corporation and any holders of the Aquis Certificates will thereafter look only to the Surviving Corporation for the Merger Shares.

     No Fractional Shares. No certificates or scrip representing fractional shares of the Company's Common Stock will be issued upon the surrender for exchange of Aquis Certificates. Each Aquis Stockholder will receive (after taking into account all Aquis Certificates delivered by such holder), in lieu of fractional shares, a number of shares of the Company's Common Stock rounded to the nearest whole number (with any fraction greater than or equal to one-half being rounded up).

     Registration Rights. Pursuant to the Merger Agreement, the Company will provide the holders of the Merger Shares (and certain Company Stockholders) with certain rights to register the resale of such shares under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in the registration rights agreement attached as an exhibit to the Merger Agreement (the "Registration Rights Agreement"). See "-- Federal Securities Law Consequences."

     Representations and Warranties. The Merger Agreement contains various representations and warranties of Aquis, the Company and Merger Sub. In the Merger Agreement, Aquis represents and warrants to the Company and Merger Sub as to, among other things: (i) due organization, standing and power; (ii) due authorization, (iii) capital structure; (iv) no prior activities; (v) to the best of Aquis' knowledge the representations and warranties of the Bell Atlantic Subsidiaries in the Bell Atlantic Acquisition Agreement; (vi) commitments for financing; (vii) consents and approvals; (viii) non-contravention with organizational documents, contracts and laws; (ix) brokers' or finders' fees and
(x) certain information supplied by Aquis for inclusion in this Proxy Statement.

     In the Merger Agreement, the Company and Merger Sub represent and warrant to Aquis as to, among other things: (i) due organization, standing and power;
(ii) due authorization; (iii) capital structure; (iv) no prior activities by Merger Sub; (v) consents and approvals; (vi) non-contravention with organizational documents, contracts and laws; (vii) financial statements; (viii) FCC licenses; (ix) material contracts; (x) brokers' or finders' fees; (xi) compliance as to form of this Proxy Statement with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (xii) the information in this Proxy Statement.

     All representations, warranties, covenants and agreements of Aquis, the Company and Merger Sub expire at the Effective Time, other than covenants and agreements that by their terms contemplate performance after the Effective Time.

     Certain Covenants of the Parties. Pursuant to the Merger Agreement, Aquis has agreed, subject to the limitations and qualifications stated in the Merger Agreement, among other things, that between the date of the Merger Agreement and the Effective Time it will (i) carry on the Bell Atlantic Paging Business in the ordinary and usual course consistent with past practice, (ii) not make any material changes in its business, management or operations, (iii) not sell, pledge, dispose of or encumber any of its assets, except in connection with financing the Bell Atlantic Acquisition (the "Aquis Financing") or to Motorola, a creditor of the Company, (iv) not acquire any material assets or properties other than in connection with the Bell Atlantic Acquisition, (v) not release or assign any indebtedness owed to it, (vi) not incur or assume any indebtedness other than indebtedness incurred or assumed in the ordinary course of business consistent with past practice (provided such indebtedness does not relate to borrowed money) or relating to the Aquis Financing in an amount not to exceed $25,500,000, (vii) not make, declare or pay any dividends, (viii) not make any capital investments, except in the ordinary course of business consistent with past practice, (ix) not enter into, terminate or amend any material contracts, except for agreements entered into in connection with the Bell Atlantic Acquisition, certain agreements specified in the Merger Agreement and except in the ordinary course of business consistent with past practice, (x) not increase the compensation of any of its officers, directors, agents, representatives, independent contractors or consultants, except for commitments in connection with the Bell Atlantic Acquisition, (xi) not amend its charter or bylaws, except in connection with the Aquis Financing, (xii) not change its methods of accounting, (xii) not make any tax elections and (xiii) cause each Aquis Stockholder to execute an investment letter in the form attached to the Merger Agreement.

     Pursuant to the Merger Agreement, the Company and Merger Sub have agreed, subject to the limitations and qualifications stated in the Merger Agreement, among other things, that between the date of the Merger Agreement and the Effective Time they will (i) carry on their business in the ordinary and usual course consistent with past practice, (ii) not make any material changes in its business, management or operations, (iii) not sell, pledge, dispose of or encumber any of their assets, (iv) not acquire any material assets or properties, (v) not release or assign any indebtedness owed to them, (vi) not incur or assume any indebtedness, (vii) not make, declare or pay any dividends,
(viii) not make any capital investments, (ix) not enter into, terminate or amend any material contracts, (x) not increase the compensation of any of their officers, directors, agents, representatives, independent contractors or consultants, (xi) not amend its charter or bylaws, (xii) not change its methods of accounting; and (xii) not make any tax elections.

     In addition, subject to the terms and conditions of the Merger Agreement, each of the parties has agreed (i) to keep confidential all information furnished in connection with the Merger, (ii) not to entertain, solicit, initiate or encourage any proposals or participate in any discussions regarding the sale or acquisition of their respective capital stock or assets, (iii) to promptly inform the other parties of the occurrence of certain events, including but not limited to (x) any event which would be reasonably likely to cause a representation or warranty contained in the Merger Agreement to be untrue or inaccurate in any respect, (y) any material adverse change to its financial condition, results of operations, business or assets and (z) any litigation, claim or contingent liability that might reasonably be expected to become the subject of litigation which if adversely determined could have a material adverse effect on such party, (iv) to prepare and file this Proxy Statement, (v) to use all commercially reasonable efforts to effectuate the Merger as promptly as possible after the closing of the Bell Atlantic Acquisition, (vi) to consult each other before issuing any press release with respect to the Merger, (vii) to make all necessary filings as soon as reasonably practicable, (vii) to confer on a regular and frequent basis with the other parties to report on its ongoing operations,
(viii) to seek the necessary consents from its lenders, (ix) that if an employee of the Company at the Effective Time is terminated without cause (as defined in the Merger Agreement) within 90 days following the Effective Time, then the Company or the Surviving Corporation will pay to such employee the greater of such employee's salary for 90 days following his termination or the proceeds of any retention bonus offered to such employee prior to the Effective Time and (x) that at the Effective Time, each outstanding option to acquire shares of Aquis Common Stock (the "Aquis Options") will become an option to acquire a number of shares of the Company's Common Stock equal to the product of (A) the number of shares of Aquis Common Stock issuable upon the exercise of such Aquis Option immediately prior to the Effective Time and (B) the Conversion Number.

     Pursuant to the Merger Agreement, the Company has agreed (i) to use its best efforts to cause the Merger Shares to be approved for quotation on The Nasdaq Stock Market's SmallCap Market ("Nasdaq"), (ii) that until the tenth anniversary of the Effective Time, it will indemnify current and former directors and officers of Aquis and the Company for any losses in connection with any claims arising out of or pertaining to matters existing or occurring at or prior to the Effective Time to the fullest extent permitted, (iii) that at the Effective Time it will assume the obligations of Aquis under certain employment agreements, and (iv) to amend its employment agreements as set forth in the Merger Agreement.

     Conditions to the Merger. The obligations of Aquis, the Company and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of a number of conditions, including but not limited to the following:

          (a) The Company's Stockholders will have taken all necessary action to authorize, approve and adopt the Merger and the transactions contemplated thereby.

          (b) No laws shall have been enacted or promulgated, and no judicial actions shall have been taken, in either case which prohibit or restrict the consummation of the Merger.

          (c) All approvals and consents required to be obtained prior to the Merger have been obtained.

          (d) The Bell Atlantic Acquisition shall have been consummated.

          (e) The Company's Common Stock shall have been approved for quotation on Nasdaq upon notice of issuance.

          (f) Each of the representations and warranties of Aquis, the Company and Merger Sub, as applicable, set forth in the Merger Agreement that is qualified as to materiality shall have been true and correct on the date of the Merger Agreement and as of the Effective Time, and each of the representations and warranties of Aquis, the Company and Merger Sub, as applicable, set forth in the Merger Agreement that is not so qualified shall have been true and correct in all material respects on the date of the Merger Agreement and as of the Effective Time, except for changes expressly permitted by the Merger Agreement or where they are expressly limited by their terms to a prior date.

          (g) Aquis, the Company and Merger Sub, as applicable, shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in the Merger Agreement to be complied with by such party prior to or at the Effective Time.

          (h) Aquis, on the one hand, and the Company and Merger Sub, on the other hand, shall have delivered to the other party a certificate, dated the Effective Time, certifying that the conditions set forth above (as they relate to such party) have been fulfilled.

          (i) From the date of the Merger Agreement, there has been no material adverse change in the condition, properties or assets, liabilities, business or operations of the parties, the parties have not sustained any loss or damage that materially and adversely affects its ability to conduct its business, and the other parties shall have received a certificate to this effect.

          (j) The Company and Merger Sub shall have complied with necessary federal and state securities or laws in connection with the issuance of the Merger Consideration and they shall have received duly executed investment letters from each of the Aquis Stockholders receiving Merger Shares.

          (k) Immediately prior to the Effective Time, all outstanding shares of preferred stock of Aquis shall have converted into shares of Aquis Common Stock.

          (l) Immediately prior to the Effective Time, all of the directors and officers of Aquis, the Company and Merger Sub shall have resigned and the respective parties shall have taken the necessary actions to elect the officers and directors set forth in the Merger Agreement.

          (m) In connection with the Bell Atlantic Acquisition, Aquis shall have obtained debt financing in an aggregate principal amount of at least $20,350,000 in addition to the Aquis Notes and equity financing in an aggregate amount of at least $6,000,000.

          (n) The Company shall have executed and delivered the Registration Rights Agreement.

          (o) Prior to or at the Effective Time, the Company shall have taken all necessary corporate action so that at or immediately after the Effective Time the charter of the Company will be as set forth in the Merger Agreement.

          (p) The Company shall have assumed the obligations of Aquis under certain employment agreements and shall have taken all necessary action to authorize, approve and adopt the Aquis Notes, the credit agreement entered into by Aquis in connection with the Bell Atlantic Acquisition, and the transactions contemplated thereby.

          (q) Prior to or at the Effective Time, the Company shall have taken all necessary corporate action so that at or immediately after the Effective Time, the Aquis Options shall be "rolled over" under the Company's 1994 Incentive Stock Option Plan, as amended (the "Option Plan").

          (r) At the Effective Time, the outstanding indebtedness of the Company under its credit agreement with Motorola, Inc. shall not exceed $1,654,189.98.

          (s) All employment agreements with the Company shall have been amended as provided in the Merger Agreement.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Aquis Stockholders and the Company's
Stockholders:

          (a) By mutual written consent of Aquis, the Company and Merger Sub;

          (b) By either Aquis or the Company and Merger Sub, if without fault of the terminating party the Effective Time shall not have occurred on or before June 30, 1999 (the "Termination Date");

          (c) By either Aquis or the Company and Merger Sub, if a governmental body shall have issued, enacted, entered, promulgated or enforced an order, judgment, decree, injunction, restraining order or ruling or taken any action restraining, enjoining or otherwise prohibiting the Merger, and such judgment, order, decree, injunction restraining order, ruling of other action shall have become final and unappealable (collectively, "Governmental Disapproval").

          (d) By either Aquis or the Company and Merger Sub, if the Company's Board of Directors shall have withdrawn, suspended, modified or amended in a manner adverse to Aquis its approval or recommendation of the Merger, the Merger Agreement and the related transactions or promulgates any recommendation with respect to a competing transaction (other than rejecting such transaction) or shall have resolved to do any of the foregoing (collectively, "Company Board Disapproval").

          (e) By either Aquis or the Company and Merger Sub, if the approval by the Company's Stockholders of the Merger and related transactions shall not have been obtained ("Company Stockholder Disapproval").

          (f) By Aquis, on the one hand, or the Company and Merger Sub, on the other hand, if the other party shall have failed to comply in any material respect with any of its material covenants or agreements contained in the Merger Agreement or if any representation or warranty of the other party made in the Merger Agreement fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by the Merger Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure had been given and it was not cured within 30 days of such notice, and provided further that the terminating party shall not be in material breach of any of its covenants, agreements or representations or warranties in the Merger Agreement (collectively, "Merger Agreement Non-Compliance").

     Effect of Termination. In the event of termination of the Merger Agreement as provided under "-- Termination," the Merger Agreement will become void and there will be no liability or obligation on the part of the parties, except with respect to certain provisions of the Merger Agreement regarding maintaining the confidentiality of non-public information, the payment of expenses, and making public announcements.

     Termination Fees. On the date of the Merger Agreement, Aquis deposited $1,000,000 into an interest bearing escrow account in the name of the Escrow Agent. Such amount, together with all interest and income thereon and other proceeds thereof, is referred to as the "Pre-Closing Escrow Fund."

     Pursuant to the terms of the Merger Agreement, the Escrow Agent delivered the Pre-Closing Deposit to the Bell Atlantic Subsidiaries at the Bell Atlantic Closing. Immediately after the Bell Atlantic Closing, Aquis deposited $250,000 (the "Post-Closing Escrow Fund") with the Escrow Agent. If the Merger Agreement is terminated prior to the Effective Time (i) due to mutual consent of all the parties, then the Post-Closing Escrow Fund shall be returned to Aquis and the parties agree that the termination of the Merger Agreement will be covered by this provision if the FCC or a state regulatory authority does not give their approval of the Merger; (ii) due to the expiration of the Termination Date or the receipt of a Governmental Disapproval, then the Post-Closing Escrow Fund shall be returned to Aquis; (iii) due to Company Board Disapproval, then (A) the Post-Closing Escrow Fund shall be returned to Aquis, (B) the Company shall pay Aquis $1,000,000 and (C) upon the closing of any competing transaction within one year from the date of termination of the Merger Agreement, the Company will pay Aquis an additional $1,000,000; (iv) due to Company Stockholder Disapproval, then the Post-Closing Escrow Fund shall be returned to Aquis and the Company will pay to Aquis $1,000,000; (v) due to Merger Agreement Non-Compliance by Aquis, then the Post-Closing Escrow Fund shall be released to the Company and Aquis shall pay to the Company the difference between $1,000,000 and the amount of the Post-Closing Escrow Fund; or (vi) due to Merger Agreement Non-Compliance by the Company or Merger Sub, then the Post-Closing Escrow Fund shall be returned to Aquis and if the failure relied upon for termination was as a result of an intentional act or failure to act by the Company then the Company shall pay Aquis $1,000,000.

     Amendments and Waivers. The Merger Agreement may be amended by the parties thereto at any time prior to the Effective Time before or after approval of the matters presented in connection with the Merger by the Company's Stockholders, but, after any such approval, no amendment may be made which increases or changes the form of consideration to be received by the Aquis Stockholders in the Merger or otherwise adversely affects the Company's Stockholders without further approval. The parties may not amend the Merger Agreement except by an instrument in writing signed on behalf of each of the parties thereto. At any time prior to the Effective Time, the parties to the Merger Agreement may, to the extent legally allowed, waive compliance with any of the obligations, covenants, agreements or conditions contained therein. Any agreement on the part of a party to the Merger Agreement to any such waiver will be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.

     APPROVAL OF THE MERGER AND EACH OF THE MERGER PROPOSALS BY THE COMPANY'S STOCKHOLDERS AT THE SPECIAL MEETING WILL CONFER ON THE BOARD THE POWER, CONSISTENT WITH ITS FIDUCIARY DUTIES, TO ELECT TO CONSUMMATE THE MERGER WITHOUT ANY FURTHER ACTION BY, OR RESOLICITATION OF, THE COMPANY'S STOCKHOLDERS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR STOCKHOLDER SUBJECT TO A SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, STOCKHOLDERS WHO DO NOT HOLD THEIR SHARES OF COMPANY COMMON STOCK AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("THE CODE"), AND STOCKHOLDERS WHO ACQUIRED SHARES OF COMPANY COMMON STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAW OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

     Neither the Company nor Aquis has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger.

     The Merger should be treated as a tax-free reorganization so that no gain or loss will be recognized by the Aquis Stockholders, the Company or Aquis. As a result of the Merger qualifying as a reorganization within the meaning of
Section 368(a)(1) of the Code, the federal income tax consequences that will result to the Company, Merger Sub, Aquis and the Aquis Stockholders will include the following:

          (a) No gain or loss will be recognized by an Aquis Stockholder upon the exchange of his or her shares of Common Stock for Merger Shares.

          (b) The aggregate tax basis of the Company's Common Stock received by an Aquis Stockholder in the Merger will be the same as such stockholder's aggregate tax basis of the Aquis Common Stock surrendered in exchange therefor.

          (c) The holding period of the Merger Shares will include the period during which the Aquis Common Stock surrendered in exchange therefor was considered to be held.

          (d) Aquis will not recognize gain or loss solely as a result of the Merger.

          (e) Neither the Company nor Merger Sub will recognize gain or loss solely as a result of the Merger.

     It should be noted that there is no assurance that the IRS could not successfully challenge the Merger as a tax-free reorganization. In the event of a successful IRS challenge to the Merger as a tax-free reorganization, there would be significant tax consequences. An Aquis Stockholder would recognize taxable gain or loss with respect to each share of Aquis Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Merger Shares received in exchange therefor. In such event, a stockholder's aggregate basis in the Company's Common

Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Merger.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will result in the stockholders of Aquis owning approximately 58.5% of the outstanding shares of the Company's Common Stock. For accounting purposes, the Merger will be treated as if Aquis was the acquiror (a reverse acquisition) of the Company using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities on the date of acquisition. Any excess of the fair market value of the consideration given over the fair market value of the identifiable net assets acquired is reported as goodwill.

     The statement of operations will report combined results only for the period subsequent to the Merger. Expenses incurred that are directly related to the Merger are included as part of the total cost of the acquisition.

APPRAISAL RIGHTS

     Under the DGCL, Aquis stockholders would be entitled to appraisal rights in connection with the Merger and the other transactions contemplated by the Merger Agreement. However, each of the Aquis Stockholders has waived any and all appraisal rights.

THE VOTING AND COOPERATION AGREEMENT

     The following discussion summarizes the material terms of the Voting and Cooperation Agreement but does not purport to be a complete statement of all provisions of such agreement and is qualified in its entirety by reference to such agreement. The Company will furnish without charge a copy of such agreement to any of the Company's Stockholders upon receipt from any such person of an oral or written request for such agreement. Such requests should be sent to the Company at Paging Partners Corporation, Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, Attention: Jeffrey Bachrach, or made by telephone at (732) 409-7088.

     In connection with the execution of the Merger Agreement, on November 6, 1998 Aquis and certain stockholders of the Company (the "Agreeing Stockholders") owning an aggregate of approximately 34.6% of the currently outstanding shares of the Company's Common Stock (the "Agreeing Shares") entered into a Voting and Cooperation Agreement, whereby the Agreeing Stockholders agreed to vote for each of the Merger Proposals and against any other agreement providing for a competing transaction. Such agreement restricts the Agreeing Stockholders ability to sell or transfer record or beneficial ownership of the Agreeing Shares. The agreement terminates upon termination of the Merger Agreement or consummation of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors that the Company's Stockholders vote for the approval of the Merger Proposals, stockholders should be aware that, pursuant to the Merger Agreement and subject to certain limitations, the Company will indemnify each person who was an officer or director of the Company or Aquis against certain liabilities for a period of ten years from the Effective Time. Furthermore, the Company will maintain policies of directors' and officers' liability insurance in the amount of $5,000,000 for each person who was an officer or director of the Company or Aquis.

     Pursuant to the terms of the Registration Rights Agreement, Leonard Fink, Richard Giacchi and Robert Davidoff, among others, have been granted certain rights to have shares of the Company's Common Stock that they own registered for sale under the Securities Act. See "-- Federal Securities Law Consequences." The Company has also agreed to pay an investment banking fee, if the Merger is consummated, in the aggregate amount of $100,000, to Rochelle King and Robert Davidoff.

     Following the Merger, it is currently anticipated that the executive officers of the Company will be treated as follows: (i) Richard Giacchi's employment agreement will be allowed to expire, pursuant to its terms, on May 26, 1999; however, pursuant to the terms of the Merger Agreement, the Company shall use commercially reasonable efforts to secure the services of Mr. Giacchi as a consultant for the two-year period following the Effective Time for a fee of $25,000 per year; (ii) Leonard Fink's employment agreement will be allowed to expire, pursuant to its terms, on May 26, 1999; and (iii) Jeffrey Bachrach will receive a two month notice of termination pursuant to his employment agreement and he shall receive approximately $40,000, an amount equal to four months severance, as required by such agreement. See "Compensation of the Company's Executive Officers -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

FEDERAL SECURITIES LAW CONSEQUENCES

     None of the Merger Shares will be registered under the Securities Act. As a result, the Merger Shares may not be sold, transferred, or otherwise disposed of at any time absent either registration under the Securities Act and applicable state securities laws or an exemption therefrom.

     The Company has agreed to register the Merger Shares pursuant to the terms of the Registration Rights Agreement. Subject to the terms and conditions of such agreement, at any time after 18 months following the Closing Date, holders of a majority of the Merger Shares may request that the Company file a registration statement under the Securities Act in a firm commitment underwritten public offering with an aggregate net offering price of at least $5,000,000. The Company is obligated to effect a maximum of three such demand registrations, which shall not be in the same six-month period.

     In addition, subject to the terms and conditions of the Registration Rights Agreement, at any time after six months following the Closing Date, if the Company proposes to register any shares of its Common Stock for its own or others' account under the Securities Act (other than a registration relating to employee benefit plans, shares to be sold under Rule 145 under the Securities Act, or registration rights of certain third parties), holders of the Merger Shares will be given the opportunity to have their shares included in the Company's registration statement.

AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions approving and recommending to the Company's Stockholders for their approval, in the event the Merger is approved, the following amendments to the Company's Restated Certificate of Incorporation (the "Company's Charter"):

          (i) An amendment to Article Fifth, Section 2, of the Company's Charter to provide therein for the reconstitution and reclassification of the directors of the Company in accordance with the terms of the Merger Agreement.

          (ii) An amendment to Article Fifth, Section 3, of the Company's Charter to exclude from the right of the existing Board of Directors to fill vacancies in the Board, the right to fill newly created directorships resulting from the resignation of members of the Board in connection with the terms of the Merger Agreement.

     If approved by the Company's Stockholders and the other Merger Proposals are approved, these amendments to the Company's Charter will become effective upon the filing with the Secretary of State of the State of Delaware a Certificate of Amendment, which filing is expected to take place as of the Effective Time.

INFORMATION INCORPORATED BY REFERENCE

     The information appearing under the following captions set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, a copy of which is attached hereto as Exhibit B, is hereby incorporated herein by reference:

    Item 1:  Business.
     Item 2:  Property.
     Item 3:  Legal Proceedings.
     Item 5:  Market for Common Equity and Related Stockholder Matters.
     Item 6:  Management's Discussion and Analysis or Plan of Operations.
     Item 7:  Financial Statements.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

     The Company's Common Stock is quoted for trading on Nasdaq under the symbol "PPAR." The following table sets forth, for the periods indicated, the high and low bid prices for the Company's Common Stock as reported on Nasdaq. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


                                                                  PRICE OF
                                                                COMMON STOCK
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
Quarter ended March 31, 1999 (through March 10, 1999).......  $1.625    $1.125



     On November 6, 1998, the date preceding public announcement of the proposed Merger, the high and low bid prices of the Company's Common Stock were $0.75 and $0.75, respectively. On March 10, 1999, the high and low bid prices of the Company's Common Stock were $1.375 and $1.25, respectively. As of March 10, 1999, there were approximately 100 holders of record of the Company's Common Stock. There have been no cash dividends declared since the initial public offering of the Company's Common Stock in May 1994.


VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                               BUSINESS OF AQUIS

GENERAL

     Prior to the Bell Atlantic Closing, Aquis had no operations, except in connection with the Bell Atlantic Acquisition and the Merger Agreement. Pursuant to the terms of the Bell Atlantic Acquisition Agreement, Aquis acquired the Bell Atlantic Paging Business. See "Proposal No. 1: Merger Proposals -- Bell Atlantic Acquisition." Aquis consists of a group of industry professionals formed to capitalize on opportunities arising from the continued consolidation in the paging industry. It is Aquis' long-term goal to build a major wireless communications carrier through a rapid series of strategic acquisitions. Acquisition targets will include a variety of communications providers and will not be limited to the paging industry alone. Aquis does not currently have any agreements, understandings or arrangements for business acquisitions or combinations with any third party, other than with the Company. Aquis' principal executive offices are located at 1719A Route 10, Suite 300, Parsippany, NJ 07054.

     Aquis currently provides local paging services on three primary Radio Common Carrier frequencies. The service area covers some of the most densely populated regions in the United States, such as the states of Delaware, Maryland, New Jersey, Pennsylvania, Virginia, West Virginia and the greater Washington D.C. metropolitan area. Limited coverage is available in New York City. Approximately 70% of the customer base is located along the Interstate 95 corridor between New York City and the Washington D.C. metropolitan areas (excluding Virginia). Since the Bell Atlantic Closing, Aquis and Bell Atlantic have had an operational relationship through certain agreements. Under the terms of a maintenance agreement, Bell Atlantic performs preventive maintenance and repairs to the paging system infrastructure, at its tariff rates, for periods of between five and seven years, depending on the type of equipment. Pursuant to a real estate licensing agreement, Aquis pays $375 per month for each of approximately 190 Bell Atlantic owned facilities where transmission equipment is located. Such agreement is for an initial period of five years with a provision for a renewal of an additional five years. Under the terms of a reseller agreement, BAM acts as a non-exclusive reseller for Aquis by offering paging services to its existing and targeted customer base. BAM also acts and plans to continue to act as a reseller of paging services of other carriers. Aquis has agreed to produce and mail, for its cost, invoices in BAM's name to BAM's paging customers covered by the reseller agreement. BAM reseller units accounted for approximately 40% of the Bell Atlantic Paging Business' total paging units during 1997. BAM markets paging services mainly through BAM retail communication stores located throughout BAM's service area. Aquis also resells nationwide and regional paging services under agreements assigned to it in the Bell Atlantic Acquisition. Such agreements primarily specify pricing and minimum performance standards relative to the carrier's service and are for one-year terms, renewable for additional one-year terms. Because of the wide geographic reach of its frequencies and its inter-connected paging systems, the Bell Atlantic Paging Business is able to provide multi-state regional coverage to its customers in addition to local service.

PROPERTIES

     Aquis markets paging services through its offices in 21,661 square feet of leased space in Parsippany, New Jersey. The fixed rent on the lease, which expires April 30, 2001, will be approximately $303,000 per year. In addition to fixed rent, the lease requires Aquis to pay its proportionate share of certain maintenance expenses and any increase in real estate taxes. In addition to these offices, Aquis also leases three smaller retail offices in connection with its paging operations located in Pittsburgh, Pennsylvania, Rockville, Maryland, and Virginia Beach, Virginia. The aggregate rental payments on such leases is approximately $109,000 per year.

     Aquis' paging business' network is comprised of six interconnected paging systems utilizing its three primary frequencies. The paging systems utilize a total of 16 Glenayre terminals, 211 transmitters and five repeaters. Paging equipment is located at approximately 227 sites. Currently, approximately 196 sites are owned by the operating telephone companies (the "OTCs") of Bell Atlantic and are leased to Aquis, 50 sites are leased by the OTCs and either subleased or assigned to Aquis and approximately 25 sites are customer premises locations. The aggregate rent payable for such site locations is currently approximately $1,127,000 per year.

LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which Aquis is a party or to which any of its property or the Bell Atlantic Paging Business is subject.

             AQUIS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF BAPCO'S
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Aquis had no operations prior to December 31, 1998 except in connection with the Bell Atlantic Acquisition (discussed below), which was consummated on December 31, 1998, and the Merger Agreement. The following is a discussion of the results of operations and financial condition of BAPCO for the years ended December 31, 1998, 1997 and 1996. This discussion should be read in conjunction with BAPCO's Financial Statements and the notes thereto included elsewhere in this proxy statement. During the historical periods covered by this discussion, the Bell Atlantic paging business was owned and operated by subsidiaries of Bell Atlantic Corporation ("Bell Atlantic"). Aquis may operate the business differently than Bell Atlantic operated the business in the past. Therefore, the results of operations discussed herein may not be indicative of future results.

BELL ATLANTIC ACQUISITION

     On December 31, 1998, Aquis acquired the Bell Atlantic paging business for approximately $29 million, including transaction costs. The Bell Atlantic paging business was composed of two distinct parts: BAPCO, the sales and marketing operation, and the paging network operation infrastructure owned and operated by the Bell Atlantic Operating Telephone Companies (the "OTC's"). The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No.16, "Business Combinations." The acquisition was primarily financed by a $20 million loan from Finova Capital Corporation ("Finova"), a $4.2 million note retained by the seller (the "Seller Note"), and the cash proceeds of $5.7 million from the sale of preferred stock.

     BAPCO was allocated $13.6 million of the $28 million sale price, and the remainder of the sales price was allocated to the OTC's. As of December 31, 1998, BAPCO had recorded a receivable from an affiliate that received cash of $4.8 million from Aquis, a receivable from Aquis for $4.6 million, and the Seller Note. BAPCO has deferred the recognition of the Seller Note until it is paid. As a result of the sale, BAPCO recorded an extraordinary gain, net of income taxes, of $.7 million.

GENERAL

     During the years covered by this discussion, BAPCO acted as a reseller for the OTC's of Bell Atlantic and marketed one-way paging service and equipment to consumers directly and through other resellers. BAPCO also offered its customers both customer owned and maintained equipment or lease options for equipment. See "Results of Operations."

     BAPCO derived its revenue primarily from fixed periodic fees for services that are not generally dependent on usage. Consequently, BAPCO's ability to recoup its initial selling and marketing costs, to meet operating expenses and to achieve profitability was dependent on the average length of each customer's subscription period. As long as a subscriber continued to utilize BAPCO's service, operating results benefited from the recurring payments of the fixed fees without the incurrence of additional selling expenses by BAPCO. Conversely, operating results were adversely affected by customer disconnections. Each month a percentage of BAPCO's existing customers had their service terminated for a variety of reasons, including failure to pay, dissatisfaction with service and switching to a competing service provider. BAPCO's average monthly disconnection rates for the years ended December 31, 1998, 1997 and 1996 were 2.9%, 2.4% and 2.2%, respectively.

     Approximately 95% of BAPCO's average revenue per unit ("ARPU") was attributable to fixed fees for airtime, coverage options and features. A portion of the remainder was dependent on usage.

RESULTS OF OPERATIONS

     During the years covered by this discussion, BAPCO's principal operations were its regional one-way paging operations. The following discussion of results of operations analyzes the results of BAPCO's one-way paging operations during such years, unless otherwise indicated.

     Certain of the following financial information is presented on a per subscriber unit basis. Management of Aquis believes that such a presentation is useful in understanding BAPCO's results because it provides a meaningful comparison year-to-year, given BAPCO's growth rate and the significant differences in the number of subscribers of other paging companies.

FISCAL YEARS 1998 AND 1997

  Units in Service

     Units in service were 257,000 and 218,000 as of December 31, 1998 and 1997, respectively. This represents an annual net growth rate of 18%. BAPCO experienced growth in units in service due primarily to the overall industry growth in the numeric paging and alphanumeric wireless messaging, add-on services to numeric paging such as voicemail and alphanumeric messaging such as dispatch, sports, business and news offerings. The increase in units in service was partially offset by customer turn-offs.

  Revenues

     Revenues for the fiscal years 1998 and 1997 were $26.4 million and $20.7 million, respectively. Revenues from paging services, rental and maintenance for the same periods were $23.3 million and $17.9 million, respectively. The increase in paging services, rental and maintenance revenues of $5.4 million or 30% was attributable to the increase in the customer base and a 5% increase in ARPU. Revenues from equipment sales, installation and other for 1998 and 1997 were $3.1 million and $2.8 million, respectively. The increase in revenues from equipment sales, installation and other of $.3 million or 11%, was due to new product introductions by BAPCO's major supplier, increased productivity in BAPCO's telemarketing channel, and higher sales to affiliates.

     BAPCO's ARPU at December 31, 1998 and 1997 was $7.18 and $6.84, respectively. The increase in 1998 resulted primarily from the reselling of enhanced services such as alphanumeric messaging and wide-area services.

  Cost of paging services, rental and maintenance

     Cost of paging services, rental and maintenance for the fiscal years 1998 and 1997 was $8.9 million and $6.0 million, respectively. The increase of $2.9 million or 48% is attributable to customer growth, and an increase in customer demand for services such as wide-area, nationwide, alphanumeric, and message dispatch services.

  Cost of equipment sales, installation and other

     The cost of equipment sold in 1998 and 1997 was $2.7 million and $2.9 million, respectively. The decrease in 1998 was primarily due to lower vendor prices offset by an increase in the number of units sold. The increase in the gross profit margin for the year ended December 31, 1998 in comparison to the year ended December 31, 1997 was primarily due to physical inventory and obsolesence adjustments recorded in 1997 of $263 that were recorded in cost of equipment sales, installation and other, and which resulted in a negative gross profit margin for the year ended December 31, 1997.

  Operating Expenses

     Selling and marketing expenses in 1998 and 1997 were $1.7 million and $1.6 million, respectively. This increase of $.1 million or 6% resulted from a change in the sales commission structure with a focus more towards revenue growth and the sales of enhanced service offerings. The prior sales commission structure was based upon number of pager units sold. Print advertising expense remained relatively constant for both years.

     General and administrative expenses (including costs associated with customer service, field administration and corporate headquarters) in 1998 and 1997 were $6.9 million and $5.9 million, respectively. This increase of $1 million or 17% was attributable to BAPCO's expansion of its customer service call centers, information systems and administrative capabilities to support the growing subscriber base, which required additional administrative personnel and customer service representatives.

     Depreciation and amortization in 1998 and 1997 was $4.3 million and $3.4 million, respectively. The increase of $.9 million or 26% was primarily due to the growth in BAPCO's rental pager program.

     The provision for doubtful accounts in 1998 and 1997 was $1.2 million and $.5 million, respectively. The increase of $.7 million or 140% was primarily due to the increase in the customer base.

  Extraordinary Item

     As a result of BAPCO's sale to Aquis, BAPCO recorded an extraordinary gain of $.7 million, which is net of taxes of $.4 million in 1998.

  Net Income

     BAPCO recognized net income in 1998 and 1997 of $1.1 million and $.2 million, respectively. The increase in net income of $.9 million is principally due to the extraordinary gain on the sale to Aquis. BAPCO's effective tax rate was consistent between periods.

FISCAL YEARS 1997 AND 1996

  Units in Service

     Units in service were 218,000 and 180,000 as of December 31, 1997 and 1996, respectively. This represents an annual net growth rate of 21%. The largest increase in units in service was in the rental pager program with an increase of 57%. BAPCO experienced growth in units in service due primarily to the overall industry growth in the numeric paging and alphanumeric wireless messaging, add-on services to numeric paging such as voicemail, and alphanumeric messaging such as dispatch, sports, business and news offerings, and improved responsiveness to customer satisfaction issues and churn.

  Revenues

     Revenues for the fiscal years 1997 and 1996 were $20.7 million and $17.1 million, respectively. Revenues from paging services, rental and maintenance for the same periods were $17.9 million and $14.9 million, respectively. The increase in paging services, rental and maintenance revenues of $3.0 million or 21% was attributable to the increase in number of rental pagers and the increase in enhanced service offerings. Revenues from equipment sales, installation and other for 1997 and 1996 were $2.8 million and $2.2 million, respectively. The increase in revenues from equipment sales, installation and other of $.6 million or 27%, was due to new product introductions by BAPCO's major supplier, increased productivity in BAPCO's telemarketing channel, and higher sales to affiliates.

     BAPCO's ARPU at December 31, 1997 and 1996 was $6.84 and $6.89, respectively. The decrease in 1997 resulted primarily from a decrease in the prices charged to resellers during fiscal 1997.

  Cost of paging services, rental and maintenance

     Cost of paging services, rental and maintenance for the fiscal years 1997 and 1996 were $6.0 million and $5.6 million, respectively. The increase of $.4 million or 7% is attributable to customer growth, and an increase in customer demand for services such as wide-area, nationwide, alphanumeric, and message dispatch costs. These increases were offset slightly by lower rates charged by the OTC's for access to the paging network.

  Cost of equipment sales, installation and other

     The cost of equipment sold in 1997 and 1996 was $2.8 million and $2.1 million, respectively. The change in 1997 was primarily due to an increase in the number of units sold.

  Operating Expenses

     Selling and marketing expenses in 1997 and 1996 were $1.6 million and $1.3 million, respectively. This increase of $.3 million or 23% resulted from the introduction of a new sales commission structure in 1997 which focused more on revenue growth and enhanced service offerings instead of compensation based on number of units sold.

     General and administrative expenses (including costs associated with customer service, field administration and corporate headquarters) in 1997 and 1996 were $5.9 million and $3.8 million, respectively. This increase of $2.1 million or 55% was attributable to BAPCO's expansion of its customer service call centers, information systems and administrative capabilities to support the growing subscriber base, which required additional administrative personnel and customer service representatives. In addition, in 1996, BAPCO reversed an accrual of $1.2 million for pension liability as a result of the merger of Bell Atlantic Mobile and NYNEX Mobile Communications.

     Depreciation and amortization in 1997 and 1996 was $3.4 million and $2.1 million, respectively. The increase of $1.3 million or 62% resulted from a change in the estimated useful life of rental pagers from four years to three years and the growth in BAPCO's rental pager program.

     The provision for doubtful accounts in 1997 and 1996 was $.5 million and $.3 million, respectively. The increase of $.2 million or 40% was due to the increase in the customer base.

  Net Income

     BAPCO recognized net income in 1997 and 1996 of $.3 million and $1.2 million, respectively. The decrease in net income of $.9 million is principally due to the reversal of pension costs in 1996 of $1.2 million and the cost of funding the growth rate of BAPCO's subscriber base which resulted in an increase in units sold, selling and marketing expenses and other operating expenses. BAPCO's effective income tax rate was consistent between years.

LIQUIDITY AND CAPITAL RESOURCES

     BAPCO's operations have historically required substantial capital investment for the procurement of subscriber units. During the periods covered by this discussion, this investment was funded by BAPCO's ultimate parent, Bell Atlantic.

     BAPCO's net cash provided by operating activities for the years ended December 31, 1998 and 1997 was $2.5 million and $3.4 million, respectively. The increased operating cash flow in 1997 was a result of improved operating results from a larger subscriber base. Net cash used in investing activities was $4 million and $4.7 million for the years ended December 31, 1998 and 1997, respectively, of which $4.2 million and $4.9 million, respectively, were for the purchase of capital assets, principally rental pagers. Cash provided by financing activities of $1.6, and $1.3 million, respectively in 1998 and 1997 resulted from funding provided by Bell Atlantic.

     BAPCO's net cash provided by operating activities for the years ended December 31, 1997 and 1996 was $3.4 million and $1.4 million, respectively. The increased operating cash flow in 1997 was a result of improved operating results from a larger subscriber base. Net cash used in investing activities was $4.7 million and $3.7 million for the years ended December 31, 1997 and 1996, respectively, of which $4.9 million and $3.9 million, respectively, were for the purchase of capital assets, principally rental pagers. Cash provided by financing activities of $1.3 million and $2.2 million, respectively, in 1997 and 1996 resulted from funding provided by Bell Atlantic.

     Bell Atlantic used a centralized cash management system to finance its operations and the operations of its subsidiaries. During the years covered by this discussion, cash deposits from BAPCO's business were transferred to Bell Atlantic on a daily basis and Bell Atlantic funded the BAPCO disbursement bank accounts as required.

     Working capital, defined as current assets less current liabilities as of December 31, 1998 and 1997 was $4.2 million and $1.1 million, respectively. The increase in working capital of $3.1 million or 345% was due to the sale of BAPCO to Aquis on December 31, 1998.

     Working capital, defined as current assets less current liabilities as of December 31, 1997 and 1996 was $1.1 million and $1.3 million, respectively. The decrease in working capital of $.2 million or 18% was due in large part to a decrease in accrued expenses and advance billings.

     Aquis had working capital of $1.0 million at December 31, 1998. In order to finance the Bell Atlantic Acquisition, Aquis entered into a five year term loan agreement with Finova which provided a $30 million facility. The term loan agreement provides: 1) a $20 million initial disbursement which was used for the Bell Atlantic Acquisition, 2) an additional loan, not to exceed $1.4 million (the "Subsequent Loan"), which will primarily be used to make the scheduled $1.2 million payment of principal on the Seller Note, and 3) an acquisition line of credit which will not exceed $8.2 million plus the amount of the Subsequent Loan which was not used for the aforementioned principal payment. Aquis management believes that cash from operations and the term loan agreement will be sufficient to meet Aquis' operating costs, capital investment needs and increased debt service costs associated with the term loan.

YEAR 2000

     Until recently, many computer programs were written using two digits as a space saving measure rather than four digits to define the applicable year in the twentieth century. Such software may recognize a date using "00" as the year 1900 rather than the year 2000. During the periods covered by this discussion, BAPCO was in the process of defining, assessing and converting various internal computer programs and systems to ensure that these Information Technologies will be Year 2000 (Y2K) compliant.

     Prior to December 31, 1998, BAPCO divided its Y2K efforts into two primary areas: its administrative and network systems, and third party suppliers and vendors.

     BAPCO's administrative and network systems consisted of software and hardware systems that were a combination of internally developed software and third party software and hardware. BAPCO's approach was to:

          1. Create an inventory of items that must be assessed and prioritize the items by how critical they are to the operations of BAPCO;

          2.  Assess their readiness through testing;

          3.  Plan and implement corrective actions; and

          4.  Develop contingency plans.

     As of December 21, 1998, BAPCO had completed approximately 80% of the inventory and prioritization of items. Upon the Bell Atlantic Acquisition, Aquis assumed all responsibility for BAPCO's previously initiated Y2K efforts. Testing plans are being completed, and Aquis plans to substantially complete testing in the second quarter of 1999. Aquis expects that critical hardware and software systems will either be replaced or be Y2K ready by year-end 1999. Aquis expects to develop contingency plans by June 30, 1999, to mitigate, to the extent possible, the effects of any significant Year 2000 problem that is not corrected.

     In addition, prior to the Bell Atlantic Acquisition, BAPCO initiated communications with third party suppliers to determine that the supplier's operations and the products and services they provide are Y2K compliant. Aquis has continued this initiative, and, where practicable, will attempt to mitigate its risks with respect to the failure of suppliers to be Y2K ready. In the event that these third parties are not Y2K compliant, Aquis will seek alternative sources of supplies. However, such failures remain a possibility and could have an adverse impact on Aquis' results of operations or financial condition.

     The total costs associated with required modifications to become Y2K compliant are estimated to be $.2 million The total amount expended on Y2K remediation through December 31, 1998 by BAPCO was $.1 million, which related to the cost to repair software and related hardware problems.

     The above expectations are subject to uncertainties. For example, if Aquis is unsuccessful in identifying or fixing all Y2K problems in its critical operations, or if Aquis is affected by the inability of suppliers or major customers to continue operations due to such a problem, Aquis' results of operations, liquidity, and financial condition could be materially impacted.

SEASONALITY

     Pager usage is slightly higher during the spring and summer months, which was reflected in higher incremental usage fees earned by BAPCO. BAPCO's retail sales were subject to seasonal fluctuations that affected retail sales generally. Otherwise, BAPCO's results were generally not significantly affected by seasonal factors.

ADOPTION OF STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     In February 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), which establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires reclassification of prior-period financial statements. No presentation of comprehensive income has been made since the differences from net income are not material.

     Also in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"), which revises disclosure requirements about operating segments and establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 requires that public business enterprises report financial and descriptive information about their reportable operating segments. The statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior years in the initial year of application. The adoption of SFAS No. 131 did not have a material impact on BAPCO's financial statements.

     In March 1998, the American Institute of Certified Public Accountants (the "AICPA") issued Statement of Position ("SOP") No. 98-1, "Accounting for the costs of computer software developed or obtained for internal use." SOP 98-1 identifies the characteristics of internal-use software and provides examples to assist in determining when computer software is for internal use. This SOP is effective for financial statements for fiscal years after December 15, 1998. Costs incurred prior to the implementation of this SOP should not be adjusted. The adoption of SOP 98-1 is not expected to have a material impact on Aquis' results of operations, financial position, or cash flows.

FORWARD-LOOKING STATEMENTS

     Future revenues, costs, product mix and new product acceptance are all influenced by a number of factors which are inherently uncertain and difficult to predict. Therefore, no assurance can be given that financing for such investments will be available. In addition, no assurance can be given that Aquis' operations will generate positive cash flows.

     This Management's Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements made by Aquis management that are based on current expectations, estimates and projections about the industries in which Aquis operates and management's beliefs and assumptions. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of Aquis. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Aquis undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Subsequent to the Bell Atlantic Acquisition, Aquis began to run and operate the paging business, and their views and objectives of how to operate the business may differ from those previously expressed by BAPCO management.

                COMPARATIVE RIGHTS OF THE COMPANY'S STOCKHOLDERS
                             AND AQUIS STOCKHOLDERS

     Both the Company and Aquis are incorporated under the laws of the State of Delaware and, accordingly, the rights of stockholders of the Company and Aquis are governed by the DGCL. The rights of the stockholders of the Company and Aquis are also governed by their respective Certificates of Incorporation and Bylaws. In accordance with the Merger Agreement, at the Effective Time, the Aquis Stockholders will become Company Stockholders and, as such, their rights will be governed by the Company's Charter, as amended (see "Proposal No.1:
Merger Proposals--Amendments to the Company's Certificate of Incorporation"), and Bylaws (the "Company's Bylaws"). Although it is not practical to compare all the differences between the Company's Charter and the Company's Bylaws with Aquis' Certificate of Incorporation, as amended ("Aquis' Charter"), and Bylaws ("Aquis' Bylaws"), the following is a summary of certain material differences which may affect the rights of the Aquis Stockholders.

     This summary is qualified in its entirety by reference to the full text of such documents, copies of which are available from the Company, without charge, to any stockholder upon receipt from any such person of an oral or written request for such documents. Such request should be sent to the Company at Paging Partners Corporation, Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, Attention: Jeffrey Bachrach, or made by telephone at
(732) 409-7088.

AUTHORIZED CAPITAL

     The total number of authorized shares of capital stock of Aquis is 195,000, consisting of 110,000 shares of Aquis Common Stock and 85,000 shares of preferred stock, par value $0.001 per share ("Aquis Preferred Stock"). Following the Merger, the authorized shares of capital stock of the Company will be 30,000,000, consisting of 29,000,000 shares of the Company's Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Company's Preferred Stock"). As of the Record Date, there were 6,326,804 and 0 shares of the Company's Common Stock and the Company's Preferred Stock, respectively, issued and outstanding, and 22,000 and 19,357.5 shares of Aquis Common Stock and Aquis Preferred Stock, respectively, issued and outstanding.

BOARD OF DIRECTORS

     The Aquis Bylaws provide that the number of directors shall consist of at least one person, the exact number to be determined by Aquis' Stockholders or Aquis' Board of Directors. Currently, Aquis' Board of Directors consists of three members. The Company's Charter provides that the number of directors of the Company's initial Board of Directors shall be five, which may be changed by the Company's Board of Directors. Currently, the Company's Board of Directors consists of five members. The Company's Charter has provided for the classification of the Company's Board of Directors such that the whole Board is divided into three classes with each class of directors being elected to serve for three years. The term of Class 1 directors expires at the annual meeting of stockholders in 2000, the term of Class 2 directors expires at the annual meeting of stockholders in 2001 and the term of the Class 3 director expires at the annual meeting of stockholders in 2002. The classification of members of the Company's Board of Directors will have the effect of making it more difficult to change the composition of such Board. At least two annual meetings of stockholders, instead of one, generally will be required to effect a change in the majority of the Company's Board of Directors.

REMOVAL OF DIRECTORS

     Under Aquis' Bylaws, a director can be removed with or without cause by holders of a majority of the shares then entitled to vote at an election of directors. Under the Company's Charter, a director may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Under the Aquis Bylaws, whenever its number consists of three or more, Aquis' Board of Directors may designate one or more committees, each committee consisting of two or more directors. Under the Company's Bylaws, the Company's Board of Directors may designate one or more committees, each committee consisting of one or more directors.

COMPROMISE OR ARRANGEMENT WITH CREDITORS OR STOCKHOLDERS

     As permitted by the DGCL, the Company's Charter has provided that a Delaware court of equitable jurisdiction may, upon application of the Company, its creditors or stockholders or certain receivers or trustees appointed for the benefit of the Company, order a meeting of the Company's creditors and/or stockholders for the purpose of considering and voting upon any proposed compromise or arrangement between the Company on the one hand and its creditors and/or stockholders on the other. If a majority in number representing three-fourths in value of the affected creditors and/or stockholders agrees to the proposed compromise or arrangement and to any reorganization resulting therefrom, and if the court approves, the transaction shall be binding on all affected creditors and/or stockholders as well as the Company for all purposes. Aquis' Charter does not contain a provision of like tenor.

RESTRICTIONS ON FOREIGN OWNERSHIP

     The Company's Charter contains a provision that no shares of the Company's stock may be owned of record or beneficially by a person whose ownership thereof would constitute a violation of Section 310(a) and 310(b) of the Communications Act of 1934, as amended (the "Communications Act"), or any similar or successor federal statute. The Company may, at its sole discretion, redeem any outstanding shares of stock which are owned in violation of the foregoing sentence. Shares redeemed by the Company may be redeemed for cash, property or rights at the lessor of (i) fair market value at the time of redemption or (ii) the holder's purchase price, if the holder had purchased such shares within one year prior to the redemption. The Board of Directors has the sole discretion to determine whether shares are owned in violation of the Communications Act, what the fair market value of any shares to be redeemed are, and the value of any non-cash consideration to be provided for such shares in any redemption. Aquis' Charter does not contain a provision of like tenor.

AMENDMENT OF CHARTER AND BYLAWS

     Section 242 of the DGCL provides that stockholders may amend their corporation's certificate of incorporation if a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has been voted in favor of the amendment. The DGCL also provides that after a corporation has received any payment for its stock, the power to adopt, amend or repeal bylaws resides with the stockholders entitled to vote; provided, however, that a corporation may grant to its board of directors in its certificate of incorporation concurrent power to adopt, amend or repeal bylaws. Each of the Company and Aquis has granted such power to their respective boards of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of any threatened, pending or completed action or suit brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless the court in which such action or suit was brought or the Delaware Court of Chancery determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Aquis' Charter provides that its respective officers, directors, employees and agents shall be indemnified to the fullest extent permitted by the laws of Delaware. The Company's Charter provides that its respective officers, directors and legal representatives shall be indemnified to the fullest extent authorized by law and, if authorized by its Board, any other person whom it has the power to indemnify under Section 145 of the DGCL shall be indemnified to the fullest extent permitted by such statute.

             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The pro forma consolidated condensed statement of operations presented herein gives effect, for the year ended December 31, 1998, to the Bell Atlantic Acquisition and the Merger as if such transactions took place on January 1, 1998. It is based on the historical financial statements of the Company for the year ended December 31, 1998, as adjusted to reflect the combined results from recording the transactions. The pro forma consolidated condensed balance sheet also presented herein is based upon the Company's historical balance sheet as of December 31, 1998, and includes pro forma adjustments assuming the transactions had occurred on that date. These statements should be read in conjunction with the historical financial statements, and notes thereto, of Aquis and BAPCO included in this Proxy Statement and of the Company included in the Company's report on Form 10-KSB, for the year ended December 31, 1998. The pro forma financial statements do not necessarily reflect results that would have occurred had the transactions been consummated on the dates indicated, or future results, and does not reflect benefits to be derived, if any, from the transactions. Aquis has accounted for the Bell Atlantic Acquisition under the purchase method of accounting at December 31, 1998. The Company is accounting for the Merger as a reverse acquisition under the purchase method of accounting. The assumptions and adjustments upon which the pro forma financial statements are based are set forth in the accompanying notes.

                          PAGING PARTNERS CORPORATION

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1998
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                            HISTORICAL
                                                              HISTORICAL      PAGING                       PRO FORMA
                                                                AQUIS        PARTNERS     ADJUSTMENTS     CONSOLIDATED
                                                              ----------    ----------    -----------     ------------
ASSETS
CURRENT ASSETS:
  Cash......................................................   $    --      $      558     $     945(D)   $       983
                                                                                                (520)(L)
  Accounts receivable, net of allowance for doubtful
    accounts................................................     2,061             397                          2,458
  Inventory.................................................     2,076             120                          2,196
  Prepaid expenses and other current assets.................     1,012             108                          1,120
                                                               -------      ----------     ---------      -----------
        Total current assets................................     5,149           1,183           425            6,757
                                                               -------      ----------     ---------      -----------
Property, plant and equipment, net..........................    10,107           3,693         1,500(A)        15,300
Intangible assets...........................................    16,749             442         5,132(A)        22,409
                                                                                                  86(K)
Deferred charges............................................       330                           520(D)           630
                                                                                                (220)(H)
                                                               -------      ----------     ---------      -----------
        TOTAL ASSETS........................................   $32,335      $    5,318     $   7,443      $    45,096
                                                               =======      ==========     =========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................   $ 2,005      $      928          (220)(H)  $     2,713
  Current maturities of long-term debt......................        --             444                            444
  Advance billings..........................................     1,033             162                          1,195
  Notes payable to stockholders.............................       520                          (520)(L)           --
  Customer deposits.........................................       577                                            577
                                                               -------      ----------     ---------      -----------
        Total current liabilities...........................     4,135           1,534          (740)           4,929
                                                               -------      ----------     ---------      -----------
Deferred tax liability......................................        --              --            86(K)            86
Long-term debt..............................................    22,685           1,146     $   1,465(D)        25,296
                                                               -------      ----------     ---------      -----------
        TOTAL LIABILITIES...................................    26,820           2,680           811           30,311
                                                               -------      ----------     ---------      -----------
STOCKHOLDERS' EQUITY:
Preferred stock.............................................     5,830              --        (5,830)(B)           --
Common stock................................................        --              63            89(C)           152
Additional paid-in capital..................................       221          12,668         9,207(A)        15,169
                                                                                             (12,668)(A)
                                                                                               5,830(B)
                                                                                                 (89)(C)
Accumulated deficit.........................................      (296)        (10,093)       10,093(A)          (296)
Note receivable from stockholder............................      (240)             --            --             (240)
                                                               -------      ----------     ---------      -----------
        TOTAL STOCKHOLDERS' EQUITY..........................     5,515           2,638         6,632           14,785
                                                               -------      ----------     ---------      -----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........   $32,335      $    5,318     $   7,443      $    45,096
                                                               =======      ==========     =========      ===========
Book value per share........................................                $     0.42                    $      0.97
                                                                            ----------                    -----------
Shares Outstanding..........................................                 6,327,000                     15,219,076(S)
                                                                            ==========                    ===========

                          PAGING PARTNERS CORPORATION

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                             BELL
                                                           ATLANTIC                 HISTORICAL
                                HISTORICAL   HISTORICAL   ACQUISITION    ADJUSTED     PAGING                          PRO FORMA
                                  AQUIS        BAPCO      ADJUSTMENTS     AQUIS      PARTNERS       ADJUSTMENTS      CONSOLIDATED
                                ----------   ----------   -----------    --------   ----------      -----------      ------------
REVENUES
Paging services, rental and
 maintenance..................       --       $23,309                    $23,309    $    7,542                       $    30,851
Equipment sales, installation
 and other....................       --         3,123                      3,123         2,360                             5,483
                                  -----       -------       -------      -------    ----------       --------        -----------
       Total revenues.........       --        26,432            --       26,432         9,902             --             36,334
                                  -----       -------       -------      -------    ----------       --------        -----------
OPERATING EXPENSES
Paging services, rental and
 maintenance..................       --         8,902                      8,902         1,875       $ (3,933)(Q1)         6,844
Cost of equipment sales,
 installation and other.......       --         2,709                      2,709         2,422                             5,131
Selling and marketing.........       --         1,678                      1,678           511                             2,189
General and administrative....    $  38         6,921       $   169(J)     7,128         1,941          1,154(Q2)          9,728
                                                                                                         (495)(R)
Depreciation and
 amortization.................       --         4,323         2,727(E)     7,684         1,272            513(O)           9,684
                                                                634(I)        --                          215(P)
Provision for doubtful
 accounts.....................       --         1,154                      1,154                       (1,154)(Q2)            --
Technical.....................       --            --                         --         2,575          3,933(Q1)          6,508
                                  -----       -------       -------      -------    ----------       --------        -----------
       Total operating
         expenses.............       38        25,687         3,530       29,255        10,596            233             40,084
                                  -----       -------       -------      -------    ----------       --------        -----------
Income (loss) from
 operations...................      (38)          745        (3,530)      (2,823)         (694)          (233)            (3,750)
Merger costs..................                                                             151                               151
Emergency satellite transfer
 costs........................       --            --                         --           100                               100
Interest expense, net.........      258            --         1,900(F)     2,640           202                             2,842
                                                                126(H)
                                                                374(G)
                                                                (18)(M)
                                  -----       -------       -------      -------    ----------       --------        -----------
Income (loss) before income
 taxes and extraordinary
 item.........................     (296)          745        (5,912)      (5,463)       (1,147)          (233)            (6,843)
Provision for income taxes....       --           296          (296)(K)       --            --                                --
                                  -----       -------       -------      -------    ----------       --------        -----------
Income (loss) before
 extraordinary item...........     (296)          449        (5,616)      (5,463)       (1,147)          (233)            (6,843)
Extraordinary item, net of
 income taxes.................       --           682          (682)(N)       --            --                                --
                                  -----       -------       -------      -------    ----------       --------        -----------
NET INCOME (LOSS).............    $(296)      $ 1,131       $(6,298)     $(5,463)   $   (1,147)      $   (233)       $    (6,843)
                                  =====       =======       =======      =======    ==========       ========        ===========
Weighted number of shares
 outstanding..................                                                       6,305,000                        15,219,076(S)
                                                                                    ==========                       ===========
Basic and dilutive net loss
 per common share.............                                                      $    (0.18)                      $     (0.45)
                                                                                    ==========                       ===========

                          PAGING PARTNERS CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

     The exchange of Aquis' Common Stock for Paging Partners' Common Stock in connection with the Merger is being accounted for as a reverse acquisition for financial reporting purposes as if Aquis had acquired Paging Partners. As such, the assets and liabilities of Paging Partners have been adjusted to estimated fair value in connection with the application of purchase accounting.

(A) Represents adjustments to record the Merger based upon an assumed purchase price of Paging Partners stock of $9,270. The purchase price was calculated assuming a market value of Paging Partners' Shares of $1.375 per share times the outstanding shares of Paging Partners Common Stock of 6,327,000. The share price was determined based upon the average closing stock prices for the 5 days from February 8 through February 12, 1999. The total purchase price is as follows:

                                                        NUMBER OF SHARES   AVERAGE VALUE       TOTAL
SECURITY                                                  OUTSTANDING        PER SHARE     CONSIDERATION
--------                                                ----------------   -------------   -------------
Common stock..........................................     6,327,000          $ 1.375        $   8,700
Merger and other transaction costs....................                                             570
                                                                                             ---------
          Total purchase price........................                                       $   9,270
                                                                                             =========
  Purchase price (see above)
     Common stock.....................................                                       $      63
     Additional paid-in capital.......................                                           9,207
                                                                                             ---------
                                                                                                 9,270
  Less: Historical book value of Paging Partners
     equity
     Common stock.....................................                        $    63
     Additional paid-in capital.......................                         12,668
     Accumulated deficit..............................                        (10,093)           2,638
                                                                              -------
  Less: adjustment to reflect the paging network
     assets at fair value.............................                                           1,500
                                                                                             ---------
  Excess of cost over value of tangible net assets....                                       $   5,132
                                                                                             =========

     Note: The historical costs of the assets and liabilities of Paging Partners are estimated to be at their fair market value except for the paging network assets and certain intangible assets.

(B) To reflect the conversion of 78,000 outstanding shares of Aquis preferred stock into common stock prior to the merger with Paging Partners.

(C) Conversion of Aquis common shares into Paging Partners common shares at a conversion rate of one share of Aquis for 88.92076 shares of Paging Partners.

(D) To record $20,000 of borrowings under the senior credit facility, the payment of $18,535 to Bell Atlantic, the establishment of an escrow cash account and payment of the balance of financing costs incurred.

(E) To reflect increase in amortization expense of $2,727 due to the increase in intangible assets resulting from the acquisition of BAPCO. The intangible assets, which include customer lists and FCC licenses, relating to the BAPCO acquisition are being amortized on a straight line basis, based on management's estimate of their useful lives, over 3 and 10 years, respectively. The FCC licenses are issued for a 10 year period, and are eligible for renewal. Industry practice for amortization of such licenses usually ranges from 10 to 20 years.

(F) To reflect increase in interest expense of $1,900 due to the senior credit financing of $20,000 used for the BAPCO acquisition at an assumed 9.5% interest rate. The assumed interest rate is based upon the December 31, 1998 Citibank N.A. corporate base rate, floating plus 175 basis points.

                          PAGING PARTNERS CORPORATION

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

(G) To reflect interest expense of $374 on the $4,150 seller note at an 8.75% interest rate. The interest rate is at one percentage point above the December 31, 1998 base rate quoted by Chase Manhattan Bank.

(H) To reflect increase in amortization expense of $126 for the deferred financing costs over the term of the senior credit facility which is 5 years. To reflect in the pro forma consolidated condensed balance sheet the reversal of the deferred costs capitalized prior to the Merger.

(I) To reflect increase in depreciation expense of $634 attributable to the depreciation of the paging network assets acquired from the OTCs calculated on a straight-line basis over 7 years. Management believes that 7 years approximates the estimated useful lives of the network assets and is consistent with industry practice.

(J)  To reflect the incremental impact of new officer contracts of $169.

(K) Temporary differences give rise to a net deferred tax liability of $86 and a deferred tax asset of $64, which has a 100% valuation allowance. Adjustment to the provision for income taxes since the pro forma reflects a pre-tax loss for both financial statement and pro forma tax return purposes.

(L)  To reflect the repayment of the notes payable to stockholders.

(M) To reflect interest income of $18 on the note receivable from a stockholder.

(N)  To reflect the reversal of the extraordinary item.

(O) To reflect increase in amortization expense of $513 due to the increase in intangible assets resulting from the merger with Paging Partners. The intangible assets relating to the merger with Paging Partners are attributable to the value allocated to FCC licenses, and are being amortized on a straight line basis over 10 years. The FCC licenses are issued for a 10 year period, and are eligible for renewal. Industry practice for amortization of such licenses usually ranges from 10 to 20 years.

(P) To reflect increase in depreciation expense of $215 for the step-up in the fair value of network assets based upon an average useful life of 7 years. Management believes that 7 years approximates the estimated useful lives of the network assets and is consistent with industry practice.

(Q)  To reflect reclass adjustments for the following items:

        (1) To reclass operating costs of Aquis' paging system which include telephony, transmitter site rental and engineering staff costs from cost of service to technical expense.

        (2) To reclass the provision for doubtful accounts for Aquis to general and administrative expense.

(R) Pro forma adjustment to reflect the reduction of salaries of $495 for the officers who will not be a part of the ongoing operations of the merged company.

(S) To increase the weighted average shares outstanding at December 31, 1998 for the issuance of Paging Partners common stock to Aquis stockholders. These shares have been accounted for on a pro forma basis to be outstanding during the entire year.

Basic.......................................................    8,892
Dilutive....................................................    8,892

                                 PROPOSAL NO. 2
                              COMPANY NAME CHANGE

     The Board of Directors has adopted resolutions approving and recommending to the Company's Stockholders for their approval, in the event the Merger is approved, an amendment to Article First of the Company's Charter to change the Company's name to "Aquis Communications Group, Inc." The current name of the Company is Paging Partners Corporation.

     The name "Paging Partners Corporation" is known in the marketplace as a premier provider of transmission services to resellers of paging products and services. Following the Merger, Aquis will be a direct provider of paging products and services as well as a provider of transmission services. Management believes that it is important to the stockholders and the customers of the merged company that the name reflect its ability to expand and enhance its distribution strategies as well as its products and services.

     Following the Merger, the Surviving Corporation's distribution network will be divided approximately one-third direct sales and two-thirds indirect sales. The Company's growth strategy is directed more towards the direct channel, which reflects its desire to have more direct contact and control of the end user. This is important in order to reduce churn and increase its ability to offer enhanced and additional services to its customer base.

     If approved by the Company's Stockholders and the other Merger Proposals are approved, this amendment to the Company's Charter will become effective upon the filing with the Secretary of State of the State of Delaware a Certificate of Amendment, which filing is expected to take place as of the Effective Time.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 3

                 INCREASE OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted resolutions approving and recommending to the Company's Stockholders for their approval, in the event the Merger is approved, an amendment to Article Fourth, Section 1, of the Company's Charter to provide therein for an increase in the number of authorized shares of the Company's Common Stock to 30,000,000 shares.

     The authorized capital stock of the Company currently consists of (i) 20,000,000 shares of Common Stock, of which 6,326,804 shares were issued and as of the Record Date, 403,900 shares were reserved for issuance upon exercise of options under the Plan (352,150 of which are currently outstanding) and 2,140,000 shares were reserved for issuance upon the exercise of certain currently outstanding warrants, and (ii) 1,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of the Record Date.

     Pursuant to the terms of the Merger Agreement, the Company will be issuing an aggregate of 8,892,076 shares of its Common Stock to the Aquis Stockholders. Following the issuance of such shares, the number of authorized, non-reserved shares of the Company's Common Stock available for issuance by the Company in the future will be greatly reduced. Hence, much of the flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of the Company's Common Stock will be lost. This proposed amendment will preserve the Company's ability to take such actions. The Board of Directors believes the authorization of the increase in the number of shares of the Company's Common Stock is in the best interest of the Company's Stockholders.

     While the Company from time to time may consider issuing shares of its Common Stock in connection with acquisitions, the Company currently has no plans, agreements or understandings, except in connection with the Merger, for issuing any shares of Common Stock for such purposes, nor does the Company currently have any plans, agreements or understandings for otherwise issuing any shares of its Common Stock other than in connection with outstanding options. In addition, the Company currently has no plans, agreements or understandings for issuing any shares of its already authorized preferred stock. However, if this proposal is approved by the Company's Stockholders, subject to compliance with applicable laws and regulations, the Board of Directors in most instances could authorize the issuance of all or part of the additional shares at any time for any proper corporate purpose without further stockholder action.

     If approved by the Company's Stockholders and the other Merger Proposals are approved, the amendments to the Company's Charter will become effective upon filing with the Secretary of State of the State of Delaware a Certificate of Amendment, which filing is expected to take place as of the Effective Time.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 4

                              REVERSE STOCK SPLIT

     The Board of Directors has approved and directed that the proposed potential reverse stock split be submitted to the Company's Stockholders for consideration and action. If this proposal is approved by the Company's Stockholders, the Board of Directors will have the authority to implement the reverse stock split in the event that it deems such action necessary to enable the Company's Common Stock to continue to be listed on Nasdaq. The Company has been informed by Nasdaq that it will treat the Merger as a "reverse merger," which will require the Company to file with Nasdaq a new listing application covering the Company's Common Stock following the Merger. It is currently the Company's intention to appeal such decision. Nasdaq has also informed the Company that the listing application can be processed in such a way that the new listing will take effect as of the Effective Time, thereby creating a seamless listing of the Company's Common Stock. One of the requirements for a company filing a new listing application is that the price of the common stock must be at least $4.00. Therefore, in the event the Merger is determined to be a "reverse merger" and the Company is required to file a new listing application, then the Board of Directors will implement the reverse stock split.

     In the proposed reverse stock split, up to every eight shares of the Company's Common Stock issued and outstanding immediately prior thereto, including the Merger Shares (the "Old Common Stock"), will be reclassified as and changed into one share of the Company's Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. In the event this proposal is approved and the Board of Directors determines to implement the reverse stock split, the Company will determine the ratio of the split and will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after the effectiveness of the reverse stock split to evidence ownership of New Common Stock in appropriate whole number shares.

     No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Company. All fractional shares of one-half share or more will be increased to the next higher whole number of shares, and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares.

     The Board of Directors believes that a reverse stock split may be advisable in order to increase the trading price of the Company's Common Stock to levels acceptable to Nasdaq and may be necessary in order to maintain the listing of the Company's Common Stock on Nasdaq. The Board of Directors believes that a decrease in the number of shares of the Company's Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Company's Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any reverse stock split.

     In addition, the Board of Directors also believes that the current per share price of the Company's Common Stock is too low. Many brokerage firms and institutional investors tend to be reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

     The reverse stock split will not reduce or otherwise affect the authorized capital stock of the Company. Proportionate voting rights and other rights of the Company's Stockholders will not be altered by any reverse stock split. Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Charter and Bylaws in connection with the reverse stock split.

     The par value of the Company's Common Stock per share will remain at $.01 following the reverse stock split, and the number of shares of the Company's Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the Company's Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding shares of the Company's Common Stock for statutory and accounting purposes will be correspondingly increased.


     As of March 10, 1999, the Company had outstanding (i) options to purchase 352,150 shares of the Company's Common Stock granted pursuant to the Option Plan, with exercise prices per share ranging from $0.875 to $4.188, (ii) warrants to purchase 1,800,000 shares of the Company's Common Stock (expiring on May 26, 1999), with an exercise price per share of $6.60, and (iii) certain unit purchase options to purchase an aggregate of 170,000 units (the "Units"), each Unit consisting of one share of the Company's Common Stock and one warrant to purchase one additional share of the Company's Common Stock. The unit purchase options have an exercise price per Unit of $9.90 and the underlying warrants have an exercise price per share of $6.60. Upon the effectiveness of the reverse stock split, the Board of Directors will make a proportional downward adjustment in the number of shares subject to outstanding options and warrants, and a corresponding upward adjustment in the per share exercise prices to reflect such split.


     The Common Stock is listed for trading on Nasdaq and on the Record Date the reported closing price of the Common Stock was $1.3125 per share.

FEDERAL INCOME TAX CONSEQUENCES OF REVERSE STOCK SPLIT

     The following discussion is intended only as a summary of certain material federal income tax consequences of the reverse stock split, does not purport to be complete and is for general information only. It does not discuss any state, local, foreign or other U.S. federal income tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Common Stock has at all times been held, and that the New Common Stock will be held, as a "capital asset," as defined in the Code. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

     The receipt of shares of New Common Stock in the reverse stock split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the split. In addition, the tax basis of such stockholder's shares of Old Common Stock prior to the split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each of the Company's Stockholder will be required to allocate his or her basis in his or her shares of Old Common Stock ratably among the total number of shares of New Common Stock owned following the split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Old Common Stock.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 5

               AMENDMENTS TO THE 1994 INCENTIVE STOCK OPTION PLAN

  Description of the Plan

     The following is a brief summary of certain provisions of the Option Plan, which summary is qualified in its entirety by the actual text of the Option Plan. The Company will furnish without charge a copy of the Option Plan to any of the Company's Stockholders upon receipt from any such person of an oral or written request for the Option Plan. Such requests should be sent to the Company at Paging Partners Corporation, Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey 07728, Attention: Jeffrey Bachrach, or made by telephone at (732) 409-7088.

     The Board of Directors believes that the Option Plan is desirable to attract and retain executives and other key employees of outstanding ability. Currently under the Option Plan, options to purchase an aggregate of not more than 450,000 shares of the Company's Common Stock may be granted from time to time to key employees, officers, directors, consultants, advisors, agents or independent consultants to the Company or to any of its subsidiaries. As of the Record Date, the Company had issued options under the Option Plan to purchase an aggregate of 403,900 shares of the Company's Common Stock (of which options to purchase 51,750 shares have been exercised).

     The Option Plan is administered by the Board of Directors which may empower a committee of directors to administer the Option Plan. The Board of Directors is generally empowered to interpret the Option Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per-share exercise price for incentive stock options ("ISOs") and for non-qualified stock options ("NQSOs") will not be less than 100% of the fair market value of a share of the Company's Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Company's Common Stock). Upon exercise of an option, at the discretion of the Board of Directors, the optionee may pay the purchase price with previously acquired securities of the Company or the Company may loan some or all of the purchase price to the optionee.

     Options are exercisable for a term determined by the Board of Directors, which will not be less than six months nor greater than ten years from the date of grant (five years from the date of grant if the optionee owns more than 10% of the Company's Common Stock). Options may be exercised only while the original grantee has a relationship with the Company which confers eligibility to be granted options or within three months after termination of such relationship with the Company, or up to one year after death or permanent and total disability. In the event of the termination of such relationship between the original grantee and the Company for cause (as defined in the Option Plan) or if the original grantee terminates his employment voluntarily and without the consent of the Company, all options granted to that original optionee terminate immediately. In the event of certain basic changes in the Company, including the dissolution or a change in control of the Company (as defined in the Option
Plan), in the discretion of the Board of Directors, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. ISOs may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative.

     Options granted pursuant to the Plan may be designated as ISOs, with the attendant tax benefits provided under Section 421 and 422 of the Code. Accordingly, the Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Company's Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend or terminate the Option Plan; provided, however, that certain material modifications affecting the Option Plan must be approved by the stockholders, and any change in the Option Plan that may adversely affect an optionee's rights under an option previously granted under the Option Plan requires the consent of such optionee.

  The Proposed Amendments

     The Board of Directors has approved and proposed for submission for approval by the Company's Stockholders at the Special Meeting, the following amendments to the Option Plan:

          (i) To increase from 450,000 to 1,500,000 the number of shares of the Company's Common Stock as to which purchase options may be granted from time to time.

     To date, the Company has granted options to purchase 404,200 shares of the Company's Common Stock pursuant to the Option Plan and, pursuant to the Merger Agreement, Rollover Options (as defined below) to purchase an additional 622,445 will be outstanding following the Merger. The Board of Directors believes that the ability to grant options pursuant to the Option Plan has assisted the Company in its efforts to attract and retain employees of outstanding ability. The Board of Directors believes further that an increase in the number of shares as to which options may be granted is necessary to enable the Company to continue to use stock options as a way to attract and maintain highly qualified personnel. Except in connection with the Rollover Options, neither the Board of Directors nor the Compensation Committee has any current plans to issue options to purchase shares of the Company's Common Stock. Nevertheless, the Board of Directors believes it is appropriate at this time to increase by 1,050,000 shares the number of shares of the Company's Common Stock as to which options may be granted pursuant to the Option Plan to assure the Company sufficient flexibility when it may desire to grant stock options in the future. If this amendment is approved, a maximum of 1,500,000 shares of the Company's Common Stock will be available for awards under the Option Plan, subject to adjustment in the event of stock splits or other similar changes.

          (ii) To provide for the "rollover" of the Aquis Options in accordance with the terms of the Merger Agreement.

     Pursuant to the Merger Agreement, at the Effective Time each outstanding Aquis Option, whether vested or unvested, will become an option (the "Rollover Options") to acquire a number of shares of the Company's Common Stock equal to the product (rounded down to the nearest whole number) of (a) the number of shares of Aquis Common Stock issuable upon the exercise of such Aquis Option immediately prior to the Effective Time and (b) the Conversion Number. The exercise price of each Rollover Option will be $1.125. As soon as practicable after the Effective Time, the Company is obligated to register under the Securities Act the 622,445 shares of the Company's Common Stock subject to the Rollover Options and use its best efforts to maintain the effectiveness of such registration statement for so long as such Rollover Options remain outstanding.

          (iii) To extend the period during which currently outstanding options under the Option Plan may be exercised after the termination of an optionee's directorship, employment or consulting arrangement with the Company to two years from the date of such termination.

     Currently, options may be exercised only while the original grantee has a relationship with the Company which confers eligibility to be granted options or within three months after termination of such relationship with the Company, or up to one year after death or total and permanent disability. In the event of the termination of such relationship between the original grantee and the Company for cause (as defined in the Option Plan) or if the original grantee terminates his employment voluntarily and without the consent of the Company, all options granted to that original optionee terminate immediately.

     Pursuant to the Merger Agreement, immediately prior to the Effective Time all directors and officers of the Company will resign and be replaced by the individuals set forth in the Merger Agreement. The purpose of this proposed amendment is to extend the period in which such officers and directors (as well as all other optionees) may exercise their options from three months to two years. This will enable such individuals to potentially profit from an increase in the price of the Company's Common Stock in the near future due to events which they were at least partially responsible for.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 6

                             ELECTION OF DIRECTORS

     The Company currently has a classified Board of Directors of five persons divided into three classes. The size of the Board of Directors will be increased to seven persons if the Merger Proposals are approved. Directors of each class are elected at the Annual Meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. The Board of Directors has approved and directed that the Company's Stockholders be asked to consider and vote upon the election of directors to the Board of Directors, pursuant to the terms of the Merger Agreement.


     The Merger Agreement provides that, at the Effective Time, the individuals set forth below will be the members of the Board of Directors. Included for each nominee is his or her name, age, his or her principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of March 10, 1999.


  Term to Expire in 2002

     PATRICK M. EGAN, age 47, has been the Chairman of the Board of Aquis since October 1997. Mr. Egan has also been the Chairman of the Board and Chief Executive Officer of Select Security, an electronic security services company servicing multiple markets primarily in central Pennsylvania, since November of 1997. For approximately 27 years prior thereto, Mr. Egan acted as the President of the Commonwealth Security Systems, Inc., a major provider of electronic security services in the mid-Atlantic region.

     LEONARD D. FINK, age 60, founded the Company with Richard J. Giacchi in August 1990. Mr. Fink served as Secretary and Treasurer of the general partner of Paging Partners, L.P. since its formation and was appointed Chairman of the Company upon its organization in February 1994. Since August 1984, Mr. Fink has served as President of MessageBank, Inc., a privately held voice mail/telecommunications service business which he founded and continues to own. From June 1964 through February 1983, Mr. Fink served as President of Phone Depots, Inc., a radio common carrier paging business he founded and subsequently sold to Paging Network, Inc. ("PageNet").

     ROBERT DAVIDOFF, age 71, has served as a director of the Company since its organization in February 1994. He is currently serving as Managing Director of Carl Marks & Co., Inc., an investment banking firm, where he has been employed since June 1950. He is also a general partner of CMNY Capital, L.P., an investment company founded in March 1962, general partner of CMNY Capital II, L.P., a small business investment company founded in June 1989, and chairman of CM Capital Corporation, an investment vehicle which he founded in March 1982, all of which are affiliated with Carl Marks & Co., Inc. Mr. Davidoff serves on the Board of Directors of Hubco Exploration, Inc., Marisa Christina Corporation and Rex Stores Corporation, all of which are publicly held corporations.

  Term to Expire 2001

     MICHAEL SALERNO, age 39, has been the Managing Director of Select Capital Corporation, an investment management and private equity investment firm, since July 1996. From June 1995 to July 1996, he was the Chief Financial Officer of American Future Systems, a privately held publishing company. From November 1989 to June 1995, Mr. Salerno was an officer and director of the predecessor to Select Capital Corporation. Prior thereto, he was the President of MT&T Capital, the venture capital and investment banking subsidiary of MT&T Bank Corp., a large regional bank holding company.

     MONTE ENGLER, age 56, served as legal adviser to Paging Partners, L.P., predecessor to the Company, since its inception, and as a director of the Company since its organization in February 1994. He is a partner at the law firm of Phillips, Nizer, Benjamin, Krim & Ballon LLP ("PNBKB"), specializing in telecommunications matters, where he has worked since November 1984. In addition, Mr. Engler currently serves as the attorney for the New York State Radio Common Carrier Association, a paging company trade association. Mr. Engler was one of the founders of and formerly counsel to the predecessor company to Cellular One, the non-wireline cellular operator in the New York metropolitan area.

  Term to Expire 2000

     JOHN X. ADILETTA, age 50, has been the President and Chief Executive Officer of Aquis since September 1997. Mr. Adiletta is a Principal at PCS Management Group, a company that provides financial advisory and merger and acquisition services to the wireless messaging industry, which he founded in July 1993. From June 1986 to July 1993, Mr. Adiletta was the Chief Operating Officer, Principal Financial Officer and a Director of PageAmerica Group, Inc., a publicly traded, FCC licensed facilities-based wireless provider.

     JOHN B. FRIELING, age 43, has been the Vice Chairman of Aquis since June 1998. Mr. Frieling is the co-founder and has been the Managing Director of Deerfield Partners, LLC, an investment banking firm, since June 1997. From June 1985 through June 1997, he was a founding member and Vice President of Bariston Associates, Inc., a Boston-based merchant banking firm, where his responsibilities included the origination, acquisition and implementation of investments in operating businesses, particularly in the communications and electronic security sectors. Prior to joining Bariston Associates, he was an Associate in the acquisitions department of Winthrop Financial Associates. Prior thereto, Mr. Frieling practiced corporate law specializing in mergers, acquisitions and leverage buyouts. He currently serves as Chairman of the Board of Modis Training Technologies, Inc., an Orlando-based software company which delivers sophisticated interactive training packages to corporations through computer based training systems and virtual reality simulations and is on the Boards of Directors of Touch Technology International, Inc., a Phoenix-based company that is a leader in transaction processing for smart card applications, and Life Memorial Partners, Inc., a Boston-based consolidator of funeral homes and services.

     No family relationship exists between any directors, nominees or executive officers of the Company.

EXECUTIVE OFFICERS

     The Merger Agreement provides that at the Effective Time the individuals set forth below will be the executive officers of the Company. The names of the executive officers and their respective ages and positions are as follows:

                 NAME                    AGE                  POSITION
                 ----                    ---                  --------
John X. Adiletta.......................  50    President and Chief Executive Officer
D. Brian Plunkett......................  42    Chief Financial Officer, Vice
                                               President, Treasurer and Assistant
                                               Secretary

     Set forth below is certain information concerning the executive officers of the Company following the Merger. Please refer to the information provided above under "Election of Directors" for biographical information regarding the balance of the Company's officers following the Merger.

     D. BRIAN PLUNKETT, age 42, has over 15 years of experience in the financial area of the wireless service industry. He has served the Chief Financial Officer, Vice President, Treasurer and Assistant Secretary of Aquis since January 1, 1999. Prior thereto, he had been as the Chief Financial Officer for NationPage, Inc., an FCC licensed facilities-based wireless provider operating primarily in Eastern Pennsylvania and Central New York, since January 1995. Mr. Plunkett was instrumental in executing a plan which saw the company grow from 15,000 units and $3.2 million in revenues to 85,000 units and over $9.0 million in revenues, which resulted in the sale of the company for approximately $28 million. For more than ten years prior thereto, Mr. Plunkett was employed by PageAmerica Group, Inc., a publicly traded, FCC licensed facilities-based wireless provider where he served as Vice President of Finance and Principal Accounting Officer. At both companies he played a key role in the identification and integration of acquisition targets. Mr. Plunkett also served as Controller for Paging Network, Inc. Mr. Plunkett is a Certified Public Accountant.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 7

                        TRANSFER OF THE COMPANY'S ASSETS

     Pursuant to the terms of the Merger Agreement, immediately following the Effective Time, the Company will transfer all or substantially all of its assets to the Surviving Corporation so that following the Merger the Company will be a holding company and the Surviving Corporation will be the operating entity. This structure is being required by FINOVA Capital Corporation ("FINOVA"). Pursuant to an agreement between Aquis and FINOVA, FINOVA is agreeing to lend up to $30,000,000 to Aquis in connection with the Bell Atlantic Acquisition, the Merger and for other business purposes. Such loan will be secured by a lien on all of the assets of Aquis and the Surviving Corporation; however, a lien may not be placed on licenses issued by the FCC. Therefore, in order for the FCC licenses to be included in the collateral for the loans, the Surviving Corporation will possess all of the assets and FINOVA will have a lien on the shares of the common stock of the Surviving Corporation held by the Company as well as the assets of the Surviving Corporation other than the licenses.

VOTE REQUIRED

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting. However, the approval of this proposal is also contingent on the approval of all of the other Merger Proposals.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL NO. 8

                             REVERSE SPLIT PROPOSAL

     If the Merger Proposals do not receive votes sufficient for approval, then the Board of Directors has approved and directed that the proposed potential reverse stock split be submitted to the Company's Stockholders for consideration and action. If this proposal is approved by the Company's Stockholders, the Board of Directors will have the authority to implement the reverse stock split in the event that it deems such action necessary to enable the Company's Common Stock to continue to be listed on Nasdaq. In the proposed reverse stock split, up to every four shares of the Company's Old Common Stock issued and outstanding immediately prior thereto will be reclassified as and changed into one share of the Company's New Common Stock, subject to the treatment of fractional share interests as described below. In the event this proposal is approved and the Board of Directors determines to implement the reverse stock split, the Company will determine the ratio of the split and will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after the effectiveness of the reverse stock split to evidence ownership of New Common Stock in appropriate whole number shares.

     No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Company. All fractional shares of one-half share or more will be increased to the next higher whole number of shares, and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock cast at the Special Meeting is required for the approval of the reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS, IF THE MERGER PROPOSALS ARE NOT APPROVED, THAT HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THE REVERSE SPLIT PROPOSAL.

     The Board of Directors believes that a reverse stock split may be advisable in order to increase the trading price of the Company's Common Stock to levels acceptable to Nasdaq and may be necessary in order to maintain the listing of the Company's Common Stock on Nasdaq. The Board of Directors believes that a decrease in the number of shares of the Company's Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Company's Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any reverse stock split.

     In addition, the Board of Directors also believes that the current per share price of the Company's Common Stock is too low. Many brokerage firms and institutional investors tend to be reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

     The reverse stock split will not reduce or otherwise affect the authorized capital stock of the Company. Proportionate voting rights and other rights of the Company's Stockholders will not be altered by any reverse stock split. Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Charter and Bylaws in connection with the reverse stock split.

     The par value of the Company's Common Stock per share will remain at $.01 following the reverse stock split, and the number of shares of the Company's Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the Company's Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding shares of the Company's Common Stock for statutory and accounting purposes will be correspondingly increased.


     As of March 10, 1999, the Company had outstanding (i) options to purchase 352,150 shares of the Company's Common Stock granted pursuant to the Option Plan, with exercise prices per share ranging from $0.875 to $4.188, (ii) warrants to purchase 1,800,000 shares of the Company's Common Stock (expiring on May 26, 1999), with an exercise price per share of $6.60, and (iii) certain unit purchase options to purchase an aggregate of 170,000 Units, each Unit consisting of one share of the Company's Common Stock and one warrant to purchase one additional share of the Company's Common Stock. The unit purchase options have an exercise price per Unit of $9.90 and the underlying warrants have an exercise price per share of $6.60. Upon the effectiveness of the reverse stock split, the Board of Directors will make a proportional downward adjustment in the number of shares subject to outstanding options and a corresponding upward adjustment in the per share exercise prices to reflect such split.


     The Common Stock is listed for trading on Nasdaq and on the Record Date the reported closing price of the Common Stock was $1.3125 per share.

FEDERAL INCOME TAX CONSEQUENCES OF REVERSE STOCK SPLIT

     See "Proposal No. 4: Reverse Stock Split -- Federal Income Tax Consequences of Reverse Stock Split."

                                 PROPOSAL NO. 9

                             THE DIRECTOR PROPOSAL

     If the Merger Proposals do not receive votes sufficient for approval, then the Company's Stockholders will be asked to separately consider and vote upon the election of directors to the Board of Directors. The Company has a classified Board of Directors of five persons divided into three classes. Directors of each class are elected at the Special Meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. At the Special Meeting, if the Merger Proposals are not approved, the Company's Stockholders will elect two directors whose terms will expire in 2000, two directors whose terms will expire in 2001, and one director whose term will expire in 2002.

     The current Board of Directors has selected, and will cause to be nominated at the Special Meeting, if the Merger Proposals are not approved, the following individuals for reelection as directors. Although the terms of directors Davidoff, Fink and Giacchi expired in 1996, 1996 and 1997, respectively, they continued to serve as directors because the Company determined not to hold Annual Meetings during 1996 and 1997. These nominees for directors have consented to serve, and it is not contemplated that they will be unable to serve, as directors. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person.

NOMINEES FOR ELECTION TO THE BOARD


     Set forth below for each nominee is his or her name, age, the year in which he or she became a director of the Company, his or her principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of March 10, 1999.

  New Term to Expire in 2002

     LEONARD D. FINK, age 60, founded the Company with Mr. Giacchi in August 1990. Mr. Fink served as Secretary and Treasurer of the general partner of Paging Partners, L.P. since its formation and was appointed Chairman of the Company upon its organization in February 1994. Since August 1984, Mr. Fink has served as President of MessageBank, Inc., a privately held voice mail/telecommunications service business which he founded and continues to own. From June 1964 through February 1983, Mr. Fink served as President of Phone Depots, Inc., a radio common carrier paging business he founded and subsequently sold to PageNet.

  New Term to Expire 2001

     ROBERT DAVIDOFF, age 71, has served as a director of the Company since its organization in February 1994. He is currently serving as Managing Director of Carl Marks & Co., Inc., an investment banking firm, where he has been employed since June 1950. He is also a general partner of CMNY Capital, L.P., an investment company founded in March 1962, general partner of CMNY Capital II, L.P., a small business investment company founded in June 1989, and chairman of CM Capital Corporation, an investment vehicle which he founded in March 1982, all of which are affiliated with Carl Marks & Co., Inc. Mr. Davidoff serves on the Board of Directors of Hubco Exploration, Inc., Marisa Christina Corporation and Rex Stores Corporation, all of which are publicly held corporations.

     RICHARD J. GIACCHI, age 49, founded the Company with Leonard Fink in August 1990. He served as the President of the general partner of Paging Partners, L.P. since its formation and was appointed a director and the President and Chief Executive Officer of the Company upon its organization in February 1994. From March 1986 to October 1990, Mr. Giacchi was employed as the Director of Engineering for O.R. Estman, Inc. (also known as Satellite Paging), a company which provides paging services. In this position, Mr. Giacchi's responsibilities included design, construction and maintenance of a wide-area paging system operating throughout the Northeast Corridor.

  New Term to Expire 2000

     MONTE ENGLER, age 56, served as legal adviser to Paging Partners, L.P., predecessor to the Company, since its inception, and as a director of the Company since its organization in February 1994. He is a partner at PNBKB, specializing in telecommunications matters, where he has worked since November 1984. In addition, Mr. Engler currently serves as the attorney for the New York State Radio Common Carrier Association, a paging company trade association. Mr. Engler was one of the founders of and formerly counsel to the predecessor company to Cellular One, the non-wireline cellular operator in the New York metropolitan area.

     ROCHELLE B. KING, age 61, has served as an investment banker to Paging Partners, L.P., predecessor to the Company, since its inception and as a director of the Company since its organization in February 1994. From January 1992 to the present, she has been a Senior Advisor to Bentley Associates L.P. and Bentley Securities Corporation, investment banking firms. In April 1989, she established King Investment Banking Services to provide financial services and consulting to the broadcasting, media and communications industries, which business she continues today. Ms. King also has served as an independent general partner in Kagan Media Partners, a PaineWebber public limited partnership.

     No family relationship exists between any directors, nominees or executive officers of the Company.

VOTE REQUIRED

     Election of the foregoing nominees to serve on the Board of Directors requires the plurality of the votes of the shares voted in person or by proxy at the Special Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS, IF THE MERGER PROPOSALS ARE NOT APPROVED, THAT HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THE DIRECTORS PROPOSAL.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In connection with the National Association of Securities Dealers' recent amendments to various requirements applicable to Nasdaq companies, the Board of Directors considered the relationships between the Company and each of its directors and determined that Robert Davidoff, Monte Engler and Rochelle King are all "independent directors."

     The Board of Directors has established an Audit Committee and a Compensation Committee, the current members of which are Mr. Davidoff and Mr. Engler. The functions of the Audit Committee are to (i) recommend annually to the Board of Directors the appointment of the independent auditors of the Company, (ii) discuss and review in advance the scope and the fees of the annual audit and review the results thereof with the independent auditors, (iii) review compliance with existing major accounting and financial reporting policies of the Company and (iv) review the adequacy of the financial organization of the Company and review management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices. The functions of the Compensation Committee are to (i) review and approve annual salaries, bonuses and grants of stock options pursuant to the Company's stock option plans for all executive officers and (ii) review and approve the terms and conditions of the Company's employee benefit plans.

     During the fiscal year ended December 31, 1998, the Board of Directors took various actions by unanimous written consent and held nine Board meetings. The Audit Committee and the Compensation Committee held no meetings during such period but acted by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he or she was a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Company's Compensation Committee consists of Messrs. Davidoff and Engler, each of which is an independent director of the Company. Neither of these individuals had any "interlock" relationship to report during 1998.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive $500 for attendance at each meeting of the Board of Directors or a committee thereof. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, on December 4, 1997, each independent director of the Company, Robert Davidoff, Monte Engler and Rochelle King, were granted options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $1.313 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission"). Copies of these reports are also required to be supplied to the Company. The Company believes, based upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the fiscal years ended December 31, 1997 and December 31, 1998, all applicable
Section 16(a) reporting requirements applicable to the Reporting Persons were complied with, except as follows: (i) Richard J. Giacchi and his former wife each made gifts of 17,000 shares of the Company's Common Stock to their children in December 1997 and Mr. Giacchi neglected to timely file the reports required as a result of such gifts (the late reports reflected two transactions in the Company's Common Stock); (ii) in November 1998, Mr. Giacchi sold 7,500 shares of the Company's Common Stock as custodian for his minor child and neglected to timely file a Form 4 (the late report reflected one transaction) and (iii) in March 1998, Rochelle B. King purchased 2,000 shares of the Company's Common Stock and neglected to timely file a Form 4 (the late report reflected one transaction). All late reports have since been filed.

                COMPENSATION OF THE COMPANY'S EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     The names of the executive officers of the Company and their respective ages and positions are as follows:

                 NAME                   AGE                   POSITION
                 ----                   ---                   --------
Leonard D. Fink.......................  60     Chairman of the Board of Directors
Richard J. Giacchi....................  49     President, Chief Executive Officer and
                                               Director
Keith J. Powell.......................  44     Executive Vice President and General
                                               Manager
Jeffrey M. Bachrach...................  43     Vice President, Chief Financial
                                               Officer, Treasurer and Secretary


     Set forth below is certain information concerning certain executive officers and key personnel of the Company. Please refer to the information provided under "Proposal 9 -- The Director Proposal" for biographical information regarding the balance of the Company's officers.


     KEITH J. POWELL, age 44, had served as Executive Vice President and General Manager of the Company from June 1996 until February 15, 1999. He has been acting as a consultant to the Company since then. From April 1992 through May 1996, he was Vice President and General Manager for PageNet of New York and then for PageNet of New Jersey. From 1983 to 1992 Mr. Powell held various positions including Vice President of Marketing with the Texwipe Company, a manufacturer of engineered products for aerospace, electronics and biomedical markets.

     JEFFREY M. BACHRACH, age 43, has served as the Company's Vice President, Chief Financial Officer, Treasurer and Secretary since September 1994. From 1988 to December 1992, Mr. Bachrach served as the Chief Financial Officer of Polymerix, Inc., a publicly held company engaged in the manufacture of plastic lumber. From January 1993 to March 1994, Mr. Bachrach was employed as the Vice President of Finance of Sadat Associates, Inc., a privately held environmental consultant. Mr. Bachrach is a certified public accountant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash compensation paid by the Company, for the fiscal years ended December 31, 1996, 1997 and 1998, to Mr. Giacchi, the Company's Chief Executive Officer, and the amounts paid to the other most highly compensated executive officers for years in which such officers' compensation exceeded $100,000 (the "Named Executive Officers"):

                                                                   ANNUAL COMPENSATION
                                                         ---------------------------------------
                                                          SALARY      BONUS       OTHER ANNUAL
NAME AND PRINCIPAL POSITION                      YEAR      ($)         ($)       COMPENSATION(1)
---------------------------                      ----    --------    --------    ---------------
Richard J. Giacchi.............................  1998    $171,000       0              --
  President and Chief                            1997    $143,000       0              --
  Executive Officer                              1996    $146,000       0              --
Keith J. Powell (2)............................  1998    $140,000    $13,000           --
  Executive Vice President                       1997    $130,000    $16,000           --
  and General Manager
Jeffrey M. Bachrach............................  1998    $110,000       0              --
  Vice President, Chief                          1997    $104,000       0              --
  Financial Officer,
  Treasurer and Secretary

---------------
(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers did not exceed the lesser of ten percent (10%) of such officer's annual salary and bonus for each fiscal year indicated or $50,000.

(2) As of February 15, 1999, Mr. Powell was no longer an executive officer of the Company but is acting as a consultant.

     Option Grants in Fiscal Year 1998. The following stock options were granted to the Named Executive Officers during the year ended December 31, 1998.

                                                           INDIVIDUAL GRANTS
                                  -------------------------------------------------------------------
                                   NUMBER OF       % OF TOTAL                                  GRANT
                                  SECURITIES        OPTIONS        EXERCISE                    DATE
                                  UNDERLYING       GRANTED TO      PRICE PER                  PRESENT
                                    OPTIONS       EMPLOYEES IN       SHARE      EXPIRATION     VALUE
              NAME                GRANTED (#)    FISCAL YEAR(%)     ($/SH)         DATE       ($)(3)
              ----                -----------    --------------    ---------    ----------    -------
Richard J. Giacchi..............            0            0              --             --           0
Keith J. Powell.................     50,000(1)        23.1%         $1.125       10/31/05     $19,804
Jeffrey M. Bachrach.............     25,000(2)        11.6%         $1.125         4/1/06     $ 6,777

---------------
(1) These options were granted in exchange for the cancellation of options to purchase 50,000 shares of the Company's Common Stock (which had been granted with exercise prices of $1.63). See "-- Repricing of Options."

(2) These options were granted in exchange for the cancellation of options to purchase 25,000 shares of the Company's Common Stock (which had been granted with exercise prices of $2.88). See "-- Repricing of Options."

(3) The valuation method used was the binomial option pricing model. The calculations are based on the following factors as of the grant date: (i) the expected exercise of the options within three years; (ii) the risk-free interest rate using treasury note rate of 5.5% over the expected term of the options; (iii) the current price of the stock was $1.125 with its expected volatility at 20.54%; (iv) there was no risk of forfeiture; and (v) dividend yield was not applicable as dividends are not expected.

     Aggregated Option Exercises in Fiscal Year 1998 and 1998 Fiscal Year-End Option Values. The table below sets forth information relating to the exercise of options during the year ended December 31, 1998 by each Named Executive Officer and the year-end value of unexercised options.

                                                                        NUMBER OF             VALUE OF
                                                                        SECURITIES          UNEXERCISED
                                                                        UNDERLYING          IN-THE-MONEY
                                                                   UNEXERCISED OPTIONS       OPTIONS AT
                                       SHARES                       AT FISCAL YEAR END         FISCAL
                                      ACQUIRED                             (#)              YEAR END($)
                                         ON            VALUE           EXERCISABLE/         EXERCISABLE/
               NAME                  EXERCISE(#)    REALIZED($)       UNEXERCISABLE        UNEXERCISABLE
               ----                  -----------    -----------    --------------------    --------------
Richard J. Giacchi.................        --              --                    --                    --
Keith J. Powell....................    18,750         $17,350              73,250/0           $2,250/0
Jeffrey M. Bachrach................        --              --              30,000/0           $1,050/0

REPRICING OF OPTIONS

     On August 13, 1998, in exchange for outstanding options covering 156,600 shares of the Company's Common Stock (the "Old Options"), which were granted pursuant to the Plan, the Company granted new options covering 156,600 shares of the Company's Common Stock (the "New Options"), with exercise prices equal to $1.125 per share (the fair market value per share on the date of the grant), pursuant to the Plan. The surrender of the Old Options are not deemed to take effect until the New Options are accepted by the optionee. Concurrently with the repricing of Messrs. Powell's and Bachrach's options, certain other holders of options had their respective options repriced in the same manner. The Old Options held by Messrs. Powell and Bachrach and the other optionholders were designed to further compensate and provide for an incentive for them, and the Board of Directors determined that the significant decline in the market price of the Company's Common Stock since the date of grant of the Old Options frustrated these purposes. The Board believed that by awarding Messrs. Powell and Bachrach (and the other optionholders) New Options with exercise prices at $1.125 per share (the fair market value per share on the date of the grant) they will be fairly compensated for their efforts and further motivated to achieve the Company's success. The Board of Directors also believes that exchanging "out-of-the-money" options is a cost-effective method of retaining key employees and preserving the important motivating effect that stock options have.

                            10-YEAR OPTION REPRICING


                                                                                                   LENGTH OF
                                                                                                    ORIGINAL
                                         NUMBER OF                                                   OPTION
                                        SECURITIES      MARKET VALUE       EXERCISE                   TERM
                                        UNDERLYING        OF STOCK         PRICE AT       NEW      REMAINING
                                          OPTIONS        AT TIME OF        TIME OF      EXERCISE   AT DATE OF
     NAME AND POSITION         DATE     REPRICED(#)    REPRICING($)(1)   REPRICING($)   PRICE($)   REPRICING
     -----------------         ----     -----------    ---------------   ------------   --------   ----------
Keith J. Powell............   8/13/98     50,000           $1.125           $1.625       $1.125       8 years
  Executive Vice President
  and General Manager
Jeffrey M. Bachrach........   8/13/98     25,000           $1.125           $ 2.88       $1.125       6 years
  Vice President, Chief        1/2/97     25,000(2)        $0.875           $4.375       $0.875     7.5 years
  Financial Officer,
     Treasurer
  and Secretary


---------------
(1) Based upon the average of the high and low sales price on the date of repricing.

(2) In exchange for the cancellation of options to purchase 25,000 shares of Common Stock, Mr. Bachrach received options to purchase 15,000 shares at the lower exercise price.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Scope of Committee's Work

     The Compensation Committee, consisting of Robert Davidoff and Monte Engler, monitors the performance and compensation of executive officers of the Company and makes recommendations and reports to the Board of Directors with respect to appropriate executive compensation. The Committee has also, on occasion, made recommendations with respect to incentive compensation for other key employees of the Company.

  Compensation Philosophy and Policies

     In making recommendations regarding the compensation of the Company's executive officers, the Compensation Committee is essentially bound by employment agreements between the Company and the executive officers. In each case, the base salary of the executive officers are established through negotiated contractual obligations and result from consideration of various factors, including the Company's ability to pay, the Committee's understanding of competitive compensation for similarly situated executives in the Company's industry and the position and expertise of the particular executive.

  Incentive Compensation and Bonuses

     The contractual arrangements between the Company and its chief executive officer, its chief financial officer and its chief operating officer contemplate incentive compensation and potential bonus awards, based upon performance for the immediately preceding year. In all cases, the executives are invited to present to the Compensation Committee factors in support of appropriate awards and the Committee takes into consideration all of such factors. In addition, the Committee has expressed its appreciation to the executive officers for deferring and/or waiving contractual compensation entitlements to assist the Company in meeting certain of its other financial obligations by granting options to purchase shares of the Company's Common Stock at a price regarded as favorable to said officers. Included in the Committee's recommendations in 1998 were proposed severance arrangements in light of the contemplated merger with Aquis, which recommendations were based upon a recognition of past efforts.

                   MONTE ENGLER               ROBERT DAVIDOFF

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company entered into five-year employment agreements with Mr. Giacchi and Mr. Fink effective May 1994. Mr. Giacchi agreed to devote his entire working time and attention to the business of the Company during the term of his agreement. Mr. Fink agreed to devote such of his working time and attention to the business of the Company as is necessary for him to effectively perform his duties under his agreement. Mr. Fink currently serves as President of MessageBank, Inc., a corporation which he founded and continues to own, which is engaged in the provision of voice mail services and is permitted by the terms of his agreement with the Company to continue to serve in such capacity and to engage in such other non-competing business activities as will not prevent him from performing his duties on behalf of the Company. Mr. Giacchi and Mr. Fink have also agreed not to compete with the business of the Company for a period of two years following termination of their respective employment agreements.

     Pursuant to Mr. Giacchi's employment agreement, as amended, his base compensation for the contract year ending May 1999 is $176,550. The Company also provides Mr. Giacchi with certain disability and life insurance in addition to that provided to its employees generally, as well as the use of an automobile. To enable the Company to preserve cash, Mr. Giacchi agreed to defer until January 15, 1999 receipt of an aggregate of $40,618 of salary and bonus payable for services rendered in 1997 and 1996. Such amount has since been paid in full. Mr. Giacchi has received notice from the Company that his contract will not be renewed and will be allowed to expire in May 1999.

     Pursuant to Mr. Fink's employment agreement, as amended, his compensation for the contract year ending May 1999 is $58,850. To enable the Company to preserve cash, Mr. Fink agreed to defer until January 15, 1999 receipt of an aggregate of $48,090 of salary and bonus payable for services rendered in 1997 and 1996. In January 1999, Mr. Fink agreed to defer $40,890 of this amount until June 30, 1999.

     The Company also has entered into an employment agreement with Jeffrey Bachrach. Mr. Bachrach's current employment agreement, as amended, is effective through September 30, 1999, and, if not terminated by either party, renews on a year-to-year basis thereafter. The agreement provides for an annual salary of $115,500 for the year ended September 30, 1999. In addition, the Company granted to Mr. Bachrach options to purchase an aggregate of 40,000 shares of the Company's Common Stock, exercisable at the fair market prices of the Company's Common Stock as determined on the respective dates of grant of the options. To facilitate Mr. Bachrach's exercise of his stock options, the Company agreed to pay to him at such time as he should choose to exercise options for 10,000 shares that are exercisable during the second half of 1997, an amount equal to the exercise price of such options, $8,750 in the aggregate. Mr. Bachrach exercised these options in July 1997. To enable the Company to preserve cash, Mr. Bachrach agreed to defer until January 15, 1999 receipt of $8,167 in salary for services rendered in 1997 and 1996. Such amount has since been paid in full. In the event Mr. Bachrach's employment is terminated by the Company without "cause" (as defined in his agreement), he shall be given two months prior notice of termination and receive a severance payment equal to four months base salary. Mr. Bachrach has also agreed not to compete with the business of the Company for a period of one year following termination of his employment agreement.

     The Company also had entered into an employment agreement with Keith Powell. Mr. Powell's employment agreement provided for an annual salary of $144,450. Mr. Powell has also agreed not to compete with the business of the Company for a period of one year following termination of his employment agreement. Pursuant to a severance agreement, dated January 22, 1999, between the Company and Mr. Powell, Mr. Powell's employment with the Company was terminated, effective as of February 15, 1999. Pursuant to such agreement, the Company agreed to pay Mr. Powell $44,325 on the earlier of the Effective Time and the termination date set forth in the Merger Agreement, but in no event later than June 30, 1999. In return, Mr. Powell has agreed to serve as a consultant to the Company and any successor for two years. During such two-year period, he is entitled to exercise any options he has to purchase shares of the Company's Common Stock. In addition, both parties released each other from any claims they may have against the other. Furthermore, Mr. Powell agreed to abide by his one-year non-compete arrangement.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns (assuming reinvestment of dividends) on $100 invested on May 31, 1994 (the end of the month of the Company's initial public offering) in the Company's Common Stock, the Nasdaq Composite (U.S.) Stock Index and the Paul Kagan Wireless Messaging Average Index. The stock price performance shown on the graph below reflects historical data provided by the National Association of Securities Dealers, Inc. and not necessarily indicative of future price performance.




                                    Base
                                   Period
Company/Index Name                 May 94    Dec 94    Dec 95    Dec 96    Dec 97    Dec 98
PAGING PARTNERS
CORPORATION                        $100      $131.58   $63.16    $15.79    $21.05    $22.95

NASDAQ COMPOSITE
(U.S.) STOCK INDEX                  100       103.13   145.86    179.37    220.06    309.34

PAUL KAGAN WIRELESS
MESSAGING AVERAGE                   100        98.76   120.19     51.68     60.40     55.96

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below or from documents filed by them with the Commission, which information the Company has not independently verified, with respect to the beneficial ownership of shares of the Company's Common Stock (on an actual basis and as adjusted to reflect the consummation of the Merger) by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, nominee for director and Named Executive Officer and (iii) all of the Company's executive officers and directors as a group.

                                          NUMBER OF      PERCENTAGE OF     NUMBER OF      PERCENTAGE OF
                                           SHARES         OUTSTANDING        SHARES        OUTSTANDING
                                        BENEFICIALLY     COMMON STOCK     BENEFICIALLY    COMMON STOCK
                                         OWNED PRIOR     PRIOR TO THE     OWNED AFTER       AFTER THE
         NAME AND ADDRESS(1)            TO THE MERGER      MERGER(2)       THE MERGER       MERGER(3)
         -------------------            -------------    -------------    ------------    -------------
Leonard D. and Nancy Fink(4)..........    1,020,372          16.1%         1,020,372           6.7%
Richard J. Giacchi(5).................      889,406          14.1%           889,406           5.8%
Dolphin Offshore Partners, L.P.(6)....      609,000           9.6%           609,000           4.0%
Allen & Company(7)....................      443,571           7.0%           443,571           2.9%
Celeste Rusin(8)......................      356,795           5.6%           356,795           2.3%
Robert Davidoff(9)....................      285,168           4.5%           285,168           1.8%
Rochelle B. King(10)..................      145,139           2.3%           145,139             *
Keith Powell(11)......................       68,750           1.1             68,750             *
Jeffrey Bachrach(12)..................       48,000             *             48,000             *
Monte Engler(13)......................       34,396             *             34,396             *
Michael Salerno(14)...................            0             0          2,091,861          13.7%
Select Paging Investors, L.P.(14).....            0             0          2,056,293          13.5%
Patrick Egan(15)......................            0             0          1,085,722           7.1%
Robert Greene.........................            0             0          1,289,351           8.5%
John B. Frieling(16)..................            0             0          1,002,582           6.6%
Deerfield Partners, LLC(16)...........            0             0          1,002,582           6.6%
Deerfield Capital, L.P.(16)...........            0             0            780,280           5.1%
John X. Adiletta......................            0             0            937,225           6.2%
D. Brian Plunkett.....................            0             0                  0             0
All executive officers and directors
  as a group prior to the Merger (7
  persons)
  (4)(5)(9)(10)(11)(12)(13)...........    2,491,231          39.3%                --            --
All executive officers and directors
  as a group after the Merger (8
  persons) (4)(9)(13)(14)(15)(16).....            0             0          7,069,081          46.4%

---------------
  *  Less than 1%

 (1) The business address of Richard Giacchi, Celeste Rusin and Leonard Fink is c/o Paging Partners, 4249 Route 9 North, Freehold, NJ 07728. The business address of Allen & Company is 711 Fifth Avenue, New York, NY 10022. The business address of Dolphin Offshore Partners, L.P. is 129 E. 17th Street, New York, NY 10003. The business address of John B. Frieling is c/o Deerfield Capital, L.P. is 20 North Main Street, Suite 120, Sherborn, MA 01770. The business address of Patrick Egan is c/o Select Security, Inc., 1706 Hempstead Road, Lancaster, PA 17601. The business address of John X. Adiletta is c/o Aquis Communications, Inc., 1719A Route 10, Suite 300, Parsippany, NJ 07054. The business address of Michael Salerno is c/o Select Paging Investors, L.P. is 4718 Old Gettysburg Road, Mechanicsburg, PA 17055. The business address of Robert Greene is c/o Robert Greene Communications, Inc., 210 West Market Street, Pottsville, PA 17901.

 (2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. These percentages are based on 6,326,804 shares of the Company's Common Stock outstanding as of the Record Date. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.

 (3) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. These percentages are based on 15,219,000 shares of the Company's Common Stock outstanding immediately following the Merger. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted.

 (4) Includes (i) 550,035 shares held of record by Leonard Fink and (ii) 470,337 shares held of record by Nancy Fink, Leonard Fink's wife. Mr. and Mrs. Fink each disclaims any beneficial ownership of the shares held of record by the other. Excludes any shares held of record by the adult children of Mr. and Mrs. Fink.

 (5) Includes 511,353 held of record by Richard Giacchi, 41,516 shares held of record by trusts for the benefit of his minor children and 336,537 shares held of record by Celeste Rusin, his former wife (over which Mr. Giacchi possesses voting control until July 1, 2001). Excludes any shares held of record by Mr. Giacchi's adult children.

 (6) Based upon information included in a Schedule 13D filed with the Commission by Dolphin Offshore Partners, L.P.

 (7) Based upon information included in a Schedule 13G filed with the Commission by Allen & Company.

 (8) Includes 336,537 shares held of record by Celeste Rusin and 20,258 shares held of record by trusts for the benefit of her minor children. Excludes any shares held of record by Richard Giacchi, her former husband.

 (9) Includes 235,168 shares owned by CMNY Capital I and CMNY Capital II; Mr. Davidoff is a general partner of CMNY Capital I and CMNY Capital II and disclaims beneficial ownership of such shares. Includes 5,000 shares which may be acquired pursuant to options exercisable within sixty (60) days of the date hereof.

(10) Includes 7,895 shares held of record by trusts for the benefit of Ms. King's grandchildren. Also includes 5,000 shares which may be acquired pursuant to options exercisable within sixty (60) days of the date hereof. Excludes any shares held of record by Ms. King's adult children.

(11) These shares may be acquired pursuant to options exercisable within sixty
     (60) days of the date hereof.

(12) Includes 30,000 shares which may be acquired pursuant to options exercisable within sixty (60) days of the date hereof and 8,000 shares held by Mr. Bachrach as custodian for his minor child.

(13) Includes 5,000 shares which may be acquired pursuant to options exercisable within sixty (60) days of the date hereof. Also includes 29,396 shares held of record by Mr. Engler's wife and he disclaims any beneficial ownership thereof. Excludes 18,182 shares held by PNBKB, as to which Mr. Engler disclaims beneficial ownership. See "Interest of Management in Certain Transactions" below.

(14) Includes 35,568 shares held of record by Michael Salerno. Mr. Salerno is the Managing Director of Select Capital, Inc., which in turn is the general partner of Select Paging Investors, L.P. Mr. Salerno disclaims any beneficial ownership of the 2,056,293 shares of the Company's Common Stock owned by Select Paging Investors, L.P.

(15) Excludes the shares beneficially owned by Deerfield Partners, LLC ("Deerfield Partners"), in which Mr. Egan has a 4% equity interest.

(16) John Frieling is the Managing Director of Deerfield Partners, which in turn is the general partner of Deerfield Capital, L.P. ("Deerfield Capital" and together with Deerfield Partners, the "Deerfield Entities"). Following the Merger, Deerfield Partners will be the record holder of 222,303 shares (1.5%) and Deerfield Capital will be the record holder of 780,280 shares (5.1%). Mr. Frieling disclaims any beneficial ownership of the shares of the Company's Common Stock owned by the Deerfield Entities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently leases space from MessageBank, Inc., a corporation owned by Mr. Fink, for which it pays $1,300 per month. Management believes that the terms of such lease are no less favorable to the Company than those which would be available from a third party. MessageBank, Inc. also provides voicemail and other services to the Company for which it is paid its standard charges. The amount of revenues paid to MessageBank, Inc. during each of 1997 and 1998 for services rendered to the Company was less than $5,000. The Company anticipates that it will continue to lease space and purchase certain services from MessageBank, Inc. in the future, but the volume of such purchases is not anticipated to substantially increase.

     Monte Engler, a director of the Company, is a partner at PNBKB, which has performed legal services for the Company since the Company's inception and represents Aquis in connection with the Bell Atlantic Acquisition and certain non-related matters. Mr. Engler recused himself from voting on the Merger Proposals, the Reverse Split Proposal, the Director Proposal and the Accountants Proposal. During 1997, PNBKB agreed to receive 18,182 shares of the Company's Common Stock in satisfaction of accrued legal fees in the amount of $25,000.

                                PROPOSAL NO. 10

                              ACCOUNTANTS PROPOSAL

     The Board of Directors has appointed Berenson & Company LLP to perform the audit of the Company's financial statements for the year ending December 31, 1998, subject to ratification by the Company's Stockholders at the Special Meeting. Berenson & Company LLP served as the Company's Independent Auditors for the years ended December 31, 1996 and 1997. Representatives of Berenson & Company are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

     If the selection of Berenson & Company LLP is not ratified, or prior to the next Annual Meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent certified public accountants whose engagement for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTE "FOR" THE APPROVAL OF THE ACCOUNTANTS PROPOSAL.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Proxy Statement will be brought before the Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                             STOCKHOLDER PROPOSALS


     Any stockholder proposal which is intended to be presented at the next Special Meeting of stockholders of the Company must be received at the Company's principal executive offices, 4249 Route 9 North, Freehold, New Jersey 07728,
Attention: Secretary, by no later than November 12, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                         INDEX TO FINANCIAL STATEMENTS

                           AQUIS COMMUNICATIONS, INC.

Report of Independent Accountants...........................   F-2
Balance Sheet as of December 31, 1998.......................   F-3
Statement of Operations for the year ended December 31,
  1998......................................................   F-4
Statement of Stockholders' Equity for the year ended
  December 31, 1998.........................................   F-5
Statement of Cash Flows for the year ended December 31,
  1998......................................................   F-6
Notes to Financial Statements...............................   F-7

                           BELL ATLANTIC PAGING, INC.

Report of Independent Accountants...........................  F-14
Balance Sheets as of December 31, 1998 and 1997.............  F-15
Statements of Operations for the years ended December 31,
  1998, 1997 and 1996.......................................  F-16
Statements of Cash Flows for the years ended December 31,
  1998, 1997 and 1996.......................................  F-17
Notes to Financial Statements...............................  F-18

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Aquis Communications, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' equity, and cash flows present fairly, in all material respects, the financial position of Aquis Communications, Inc. (formerly known as BAP Acquisition Corporation) ("Aquis") as of December 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of Aquis' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                               PricewaterhouseCoopers LLP

New York, New York
February 12, 1999

                           AQUIS COMMUNICATIONS, INC.

                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

ASSETS:
CURRENT ASSETS:
Accounts receivable, net of allowance for doubtful accounts
  of $490...................................................    $ 2,061
Inventory...................................................      2,076
Prepaid expenses and other current assets...................      1,012
                                                                -------
          Total current assets..............................      5,149
                                                                -------
Property, plant and equipment...............................     10,107
Intangible assets...........................................     16,749
Deferred charges............................................        330
                                                                -------
TOTAL ASSETS................................................    $32,335
                                                                =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................    $ 1,769
Accrued expenses............................................        236
Advance billings............................................      1,033
Customer deposits...........................................        577
Notes payable to stockholders...............................        520
                                                                -------
          Total current liabilities.........................      4,135
                                                                -------
Note payable to Bell Atlantic Paging, Inc...................      4,150
Payable to Bell Atlantic and affiliates.....................     18,535
                                                                -------

TOTAL LIABILITIES...........................................     26,820
                                                                -------
Commitments and contingencies (Note 7)......................
STOCKHOLDERS' EQUITY
Series A convertible preferred stock, no par value,
  Authorized -- 80,000 shares, issued and
  outstanding -- 78,000 shares..............................      5,830
Common stock, $.001 par value, Authorized -- 110,000 shares, issued and outstanding -- 22,000 shares...................
Additional paid-in capital..................................        221
Accumulated deficit.........................................       (296)
Note receivable from stockholder............................       (240)
                                                                -------
TOTAL STOCKHOLDERS' EQUITY..................................      5,515
                                                                -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................    $32,335
                                                                =======

                       See Notes to Financial Statements

                           AQUIS COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

OPERATING EXPENSES
General and administrative..................................  $  38
                                                              -----
          Total operating expenses..........................     38
Interest expense............................................   (258)
                                                              -----
NET LOSS....................................................  $(296)
                                                              =====

                       See Notes to Financial Statements

                           AQUIS COMMUNICATIONS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                                                                              NOTE
                           COMMON STOCK      PREFERRED STOCK    ADDITIONAL                 RECEIVABLE        TOTAL
                         ----------------   -----------------    PAID-IN     ACCUMULATED      FROM       STOCKHOLDERS'
                         SHARES   AMOUNTS   SHARES   AMOUNTS     CAPITAL       DEFICIT     STOCKHOLDER      EQUITY
                         ------   -------   ------   --------   ----------   -----------   -----------   -------------
Balance as of January
  1, 1998..............     99      $--         --    $   --       $ --        $   --        $   --         $   --
Issuance of shares to
  the Founders of Aquis
  in connection with
  their individual
  stock subscriptions
  in January 1998......  7,991      --          --        --         --            --            --             --
Value ascribed to the
  issuance of shares to
  the Founders of Aquis
  in July 1998.........  2,910      --          --        --         39            --            --             39
Value ascribed to the
  issuance of shares in
  connection with the
  issuance of
  promissory notes in
  July 1998............  7,500      --          --        --        108            --            --            108
Value ascribed to the
  issuance of shares to
  one of the note
  holders in July
  1998.................  1,500      --          --        --         20            --            --             20
Value ascribed to the
  issuance of shares to
  one of the purchasers
  of preferred stock...  2,000      --          --       (54)        54            --            --             --
Issuance of preferred
  stock................     --      --      78,000     5,884         --            --            --          5,884
Net loss...............     --      --          --        --         --          (296)           --           (296)
Note received from
  stockholder in
  connection with the
  purchase of preferred
  stock................     --      --          --        --         --            --          (240)          (240)
                         ------     --      ------    ------       ----        ------        ------         ------
Balance as of December
  31, 1998.............  22,000     --      78,000    $5,830       $221        $ (296)       $ (240)        $5,515
                         ======     ==      ======    ======       ====        ======        ======         ======

                       See Notes to Financial Statements

                           AQUIS COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss....................................................  $   (296)
Adjustment to reconcile net loss to net cash
     used in operating activities:
     Amortization of original issue discount on notes.......       121
     Value ascribed to common stock issued to officer.......        22
     Changes in net assets and liabilities, net of business
      acquired:
       Accounts payable and accrued expenses................        71
                                                              --------
Net cash used in operating activities.......................       (82)
                                                              --------

CASH FLOW FROM INVESTING ACTIVITIES:
Acquisition of Bell Atlantic Paging, Inc....................    (5,996)
                                                              --------
Net cash used in investing activities.......................    (5,996)
                                                              --------

CASH FLOW FROM FINANCING ACTIVITIES:
Deferred financing costs....................................      (110)
Proceeds from notes payable to stockholders.................       750
Repayment of notes payable to stockholders..................      (750)
Proceeds from notes payable to stockholders.................       520
Issuance of preferred stock.................................     5,661
Issuance of common stock....................................         7
                                                              --------
Net cash provided by financing activities...................     6,078
                                                              --------

Increase in cash............................................        --
Cash, beginning of year.....................................        --
                                                              --------
  Cash, end of year.........................................  $     --
                                                              ========

NON-CASH FINANCING ACTIVITIES:
Value ascribed to common stock issued to stockholders.......  $    192
Note receivable from stockholder............................       240

SUPPLEMENTAL INFORMATION ON BUSINESS ACQUIRED:
Fair value of assets acquired...............................  $ 32,005
Liabilities assumed.........................................    (2,836)
Note issued to Bell Atlantic Paging, Inc....................    (4,150)
Payable to Bell Atlantic and affiliates.....................   (18,535)
Accrued transaction costs...................................      (488)
                                                              --------
     Cash paid..............................................  $  5,996
                                                              ========

                       See Notes to Financial Statements

                           AQUIS COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

 1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

     Aquis Communications, Inc. ("Aquis"), formerly known as BAP Acquisition Corporation, was formed in September 1997 by two individuals and Deerfield Partners LLC (the "Founders") for the purpose of acquiring Bell Atlantic Paging, Inc. ("BAPCO"), as discussed in Note 2, and other companies within the communications industry. On the date of formation of Aquis, each of the Founders received 33 shares of Aquis common stock at par value ($.001).

     Aquis, as a result of their purchase of BAPCO, markets one-way paging service and equipment to consumers, directly and through resellers. Aquis also offers its customers both customer owned and maintained equipment or lease options for equipment. Aquis is regionally focused with its primary service area located in the East Coast states from New Jersey to Virginia.

     The financial statements presented herein reflect the acquisition of BAPCO and the Federal Communications Commission ("FCC") licenses and paging network infrastructure from Bell Atlantic Corporation and its affiliates ("Bell Atlantic") on December 31, 1998.

 2. ACQUISITION OF BAPCO

     On July 7, 1998, Aquis entered into an agreement with BAPCO to purchase certain assets, properties, rights, contracts and claims of BAPCO's paging business (the "Asset Purchase Agreement"). As part of the Asset Purchase Agreement, Aquis acquired the paging frequencies and paging network infrastructure that are owned by various operating telephone companies (the "OTCs") affiliated with Bell Atlantic. In addition, Aquis also acquired all rights, title and interest the OTCs have in the equipment relating to the existing paging network infrastructure. Excluded from the sale of BAPCO's paging business were the following: cash on hand with financial institutions, accounts receivable from other Bell Atlantic affiliated entities, tax credits and refunds, payables to other Bell Atlantic affiliated entities, accrued expenses not related to inventory purchases, BAPCO's rights to the Bell Atlantic and Bell Atlantic Paging names, marks and logos, other intellectual property owned by Bell Atlantic or any of its affiliates other than BAPCO, any assets of the Cellco Savings and Profit Sharing Retirement Plan, insurance proceeds payable on account of casualty or liability claims for which BAPCO may seek recovery under its existing insurance policies, any contracts for borrowed money, and all contracts and arrangements with affiliates of BAPCO.

     The acquisition of BAPCO and the paging frequencies and the paging network infrastructure for approximately $29,200, including transaction costs, on December 31, 1998, has been accounted for as a purchase in accordance with Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations." The acquisition will be financed by a $20,000 loan from FINOVA Capital Corporation (the "FINOVA loan") (see Note 12) which was received on January 4, 1999, and used to make the payment to Bell Atlantic, a $4,150 note retained by the seller (see Note 12), and the cash proceeds of $5,700 from the sale of preferred stock (see Note 10). The aggregate purchase price has been allocated to the net assets acquired based upon their estimated fair market values.

     Subsequent to the sale, BAPCO asserted various claims against Aquis pertaining to the assets acquired and liabilities assumed under the terms of the Asset Purchase Agreement. The claims asserted pertain to the reimbursement to BAPCO and assumption by Aquis of certain liabilities in excess of amounts acknowledged by Aquis. In this regard, Aquis has recorded an additional $1,100 assumption of liabilities, based on current negotiations, which represents management's best estimate of the additional liabilities which will be assumed upon completion of the negotiations. It is management's opinion that the ultimate resolution of these claims will not have a material adverse effect on Aquis' financial position or the results of its operations or cash flows.

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

 2. ACQUISITION OF BAPCO (CONTINUED)
     The following unaudited pro forma information presents a summary of the combined results of operations of Aquis and BAPCO as if the acquisition of BAPCO occurred on January 1, 1998.

Revenues....................................................  $26,432
Net loss....................................................   (5,463)

     The pro forma results are based on various assumptions and are not necessarily indicative of what would have occurred had the transaction been consummated on January 1, 1998.

 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Paging service revenues are comprised of airtime for paging services and pager rentals and are recognized as the services are performed and ratably over the rental periods, respectively. Revenues related to prebilled services to subscribers are deferred and are included in advance billings. Equipment sales revenue is recognized when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for among other things: allowance for doubtful accounts, determining depreciable lives and amortization periods for intangibles and property, plant and equipment, and inventory obsolescence.

  Cash and Cash Equivalents

     All highly liquid investments with an original maturity of 90 days or less are considered to be cash equivalents.

  Inventory

     Inventory consists of new pagers held for sale. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis. Such inventory is also available to support the rental programs.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost, net of depreciation and amortization. The property, plant and equipment acquired (see Note 2) was recorded at estimated fair value. Property, plant and equipment consists of rental pagers, paging network assets, data processing equipment, office furniture and equipment and leasehold improvements. Property, plant and equipment is depreciated over its estimated useful life by the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the related leases. Expenditures for repairs and maintenance are charged to expense as incurred.

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Upon the sale or retirement of property, plant and equipment, the cost and related accumulated depreciation or amortization is eliminated from the accounts and any related gain or loss is reflected in the statement of operations.

  Deferred Charges

     Costs associated with the merger of Aquis and Paging Partners Corporation (see Note 11) have been deferred and will be included in the total cost of the merger. Costs associated with the financing of the acquisition will be deferred over the life of the related financing.

  Income Taxes

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." As a result, the balance sheet will reflect anticipated tax impact of future taxable income or deductions implicit in the balance sheet in the form of temporary differences. These temporary differences will reflect the difference between the basis in assets and liabilities as measured in the financial statements and as measured by tax laws using enacted tax rates.

  Fair Value of Financial Instruments

     Aquis' financial instruments include cash, accounts and notes receivable, accounts and notes payable, and customer deposits. The fair values of these financial instruments approximate carrying values because of the short-term nature of these instruments. The carrying amount of Aquis' long-term borrowings approximates fair value.

  Concentrations of Risk

     Aquis purchases a significant portion of its pagers from one vendor. Although there are a limited number of manufacturers of pagers, management believes that Aquis could secure reasonably similar pagers from other vendors on comparable terms. Additionally, Aquis has one primary provider of nationwide paging services. While there are a limited number of nationwide carriers, management believes that other carriers could provide similar services, on comparable terms. However, a change in vendor or nationwide carrier could cause a delay in service provisioning or possible loss of revenues, which could adversely affect operating results.

     To the extent Aquis' customers become delinquent, collection activities are commenced. No single customer is large enough to present a significant financial risk to Aquis. Aquis maintains an allowance for doubtful accounts based on the expected collectibility of accounts receivable.

  Advertising Costs

     Costs associated with advertising are expensed as incurred.

  Long-Lived Assets

     Intangible assets arising from the acquisition of the Bell Atlantic paging business are being amortized over three to ten years on a straight-line basis. Aquis assesses the impairment of these assets based on

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) several factors, including probable fair market value, cash flows, and the aggregate value of the business as a whole.

     Aquis continually evaluates whether current events or circumstances warrant adjustments to the carrying value or the estimated useful lives of fixed assets and intangible assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets."

 4. PROPERTY, PLANT AND EQUIPMENT

     As of December 31, 1998, property, plant and equipment consists of the following:

Rental pagers (3 years).....................................  $ 4,847
Paging network equipment (7 years)..........................    4,441
Data processing equipment (2-5 years).......................      508
Leasehold improvements......................................      311
                                                              -------
Total property, plant and equipment.........................  $10,107
                                                              =======

 5. INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1998:

State certificates and FCC licenses.........................    $12,238
Customer lists..............................................      4,511
                                                                -------
Total.......................................................    $16,749
                                                                =======

 6. DEFERRED CHARGES

     Deferred charges consist of the following at December 31, 1998:

Professional fees:
Related to financing........................................  $110
Related to merger with Paging Partners Corporation..........   220
                                                              ----
Total.......................................................  $330
                                                              ====

 7. COMMITMENTS AND CONTINGENCIES

     Under the Asset Purchase Agreement (see Note 2), Aquis assumed operating leases for facilities and equipment used in its operations. Some lease contracts include renewal options that include rent expense adjustments based on the Consumer Price Index. At December 31, 1998, the aggregate future minimum

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

 7. COMMITMENTS AND CONTINGENCIES (CONTINUED) rental commitments under noncancelable operating leases, including renewal options which Aquis intends to exercise, for the periods shown are as follows:

YEARS
-----
1999........................................................  $400
2000........................................................   372
2001........................................................   124
                                                              ----
Total.......................................................  $896
                                                              ====

     In addition, Aquis' paging equipment is located at approximately 225 sites, a majority of which are owned or leased by the OTCs. These leases are cancelable by Aquis, and the aggregate annual rent payable for such site locations approximates $1,127 annually.

 8. NOTES PAYABLE TO STOCKHOLDERS

     On July 7, 1998, Aquis completed an offering in which it issued $750 face amount, 15% promissory notes due on December 31, 1998, and 7,500 shares of common stock at $1 per share to the note holders. In addition, one of the note holders purchased 1,500 shares of common stock at par value ($.001). In addition to the $7 of cash proceeds received, a value of $121 was ascribed to the issuance of these shares and was recorded as an original issue discount on the notes payable, and amortized over the life of the notes. The proceeds from the offering were used for working capital, acquisitions, and general corporate purposes. In connection with the acquisition of BAPCO, these notes and related interest were paid on December 31, 1998, upon the consummation of the acquisition of BAPCO. Pursuant to the note agreements, as amended, a 10% premium on the promissory notes was also paid upon maturity and was recorded as additional interest over the life of the notes.

     Simultaneous with the repayment of these notes, Aquis issued an additional $520 of notes to stockholders for working capital purposes. Those notes earn interest at an annual rate of 15%, and are due on the earlier to occur of March 31, 1999 or the consummation of the proposed merger with Paging Partners Corporation (see Note 11) and have been classified as current liabilities. The notes may also be repaid from the proceeds of the FINOVA term loan, subject to the satisfaction of certain conditions set forth in the term loan agreement.

     Pursuant to the note agreements, at maturity a 10% premium will be due on $225 of the notes, and a 15% premium will be due on the remaining $295 of the notes. The premiums are being amortized as additional interest expense over the life of the notes. Additionally, the 15% premium will increase to 30% and 45%, respectively, if these amounts are not repaid by January 31, 1999, and March 31, 1999. As of February 12, 1999, the notes had not been repaid.

 9. STOCK SUBSCRIPTIONS

     On January 30, 1998, Aquis entered into three stock subscription agreements with the Founders and issued 7,991 shares of common stock at par value. On July 7, 1998, the Founders purchased an additional 2,910 shares at par value. Aquis recognized a compensation charge of $22 for 1,635 of these shares issued to an officer of Aquis. In addition, a value of $17 was ascribed to the 1,275 shares issued to the other two Founders and was netted against the proceeds from the issuance of the Series A Convertible Preferred Stock (see Note 10).

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

10. PREFERRED STOCK

     On October 16, 1998, the Board of Directors of Aquis authorized up to 80,000 shares of preferred stock to be designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") at $80 per share ("Original Issue Price"). Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by each holder are convertible. Each share of Series A Preferred Stock may be converted, at any time, at the option of the holder, into shares of common stock by dividing the Original Issue Price of the shares by the Applicable Conversion Price ("Applicable Conversion Price"). The initial Applicable Conversion Price is $80 per share. Adjustments to the Applicable Conversion Price are based upon a formula noted in the Preferred Stock Purchase Agreement. A mandatory conversion of the Series A Preferred Stock into common stock may occur in the event of any one of the following circumstances: (1) the request of at least two-thirds of the holders of the outstanding Series A Preferred Stock, (2) the consummation of the Paging Partners transaction (see Note 11), or (3) the closing of the sale of shares of common stock in a public offering pursuant to the Securities Act of 1933, at a price in excess of 200% of the Applicable Conversion Price then in effect and resulting in at least $20,000 of gross proceeds to Aquis.

     In the event of any voluntary or involuntary liquidation of Aquis, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of Aquis available for distribution to its stockholders before any payment shall be made to the holders of common stock or any other series of stock. The holders of Series A Preferred Stock are entitled to receive, when and if declared by the Board of Directors of Aquis, a dividend (the "Accruing Dividend") at the annual rate of 8% of the Original Issue Price (appropriately adjusted in the event of any stock dividend, stock split or combination or similar recapitalization). The Accruing Dividend will accrue, whether or not earned or declared, on each issued and outstanding share of Series A Preferred Stock and shall be cumulative.

     On November 6, 1998, Aquis approved the sale and issuance of 78,000 shares of its Series A Preferred Stock at a purchase price of $80 per share. As part of his purchase of a portion of the Series A Preferred Stock, an officer of the Company signed a note for $240 which will be paid in four equal annual installments commencing on May 15, 2000. The note bears interest at a rate of 8%, and all interest is due with the final payment on May 15, 2003. In addition, 2,000 shares of common stock were issued to an individual who also purchased shares of the Series A Preferred Stock, and a value of $54 was ascribed to these shares and was netted against the proceeds from the issuance of the Series A Preferred Stock.

11. MERGER TRANSACTION

     On November 6, 1998, Aquis entered into a merger agreement with Paging Partners Corporation ("Paging Partners") whereby each share of Aquis common stock will be exchanged for 88.92076 shares of Paging Partners' common stock. Paging Partners provides one-way wireless services throughout the Northeast exclusively through a network of resellers. The merger with Paging Partners will significantly expand both companies' capacity and geographic reach. If the merger is consummated, Aquis' current stockholders will own 58.5% of the merged organization and certain of Aquis' principals will assume strategic roles in the merged entity. The merger will be accounted for as a reverse merger for financial reporting purposes as if Aquis had acquired Paging Partners.

     Consummation of the merger is subject to several conditions, including, but not limited to, approval by the stockholders of Paging Partners.

                           AQUIS COMMUNICATIONS, INC.

                               DECEMBER 31, 1998
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

12. NOTES PAYABLE

     On October 23, 1998, Aquis entered into a five-year term loan agreement with FINOVA Capital which provides a $30,000 facility comprising the FINOVA loan of $20,000, an additional loan in an amount not to exceed $1,400 to be received at the request of Aquis (the "Subsequent Loan"), and an acquisition line of credit in an amount not to exceed $8,200 plus the amount of the Subsequent Loan in excess of the amount used to pay the scheduled $1,200 payment of principal on the Seller debt (discussed below). The FINOVA loan has a term of five years at an interest rate based upon Citibank, N.A.'s corporate base rate plus 175 basis points. Aquis may also elect to have a part of the FINOVA loan applied against a LIBOR rate plus 425 basis points. The FINOVA loan is collateralized by all property owned by Aquis and after-acquired property of Aquis and all issued and outstanding capital stock and warrants, options and other rights to acquire capital stock of Aquis.

     The loan agreement with FINOVA Capital Corporation contains various restrictive covenants that include restrictions on capital expenditures and compliance with certain financial ratios. On January 4, 1999, Aquis received the FINOVA loan and utilized the proceeds to pay for the acquisition of Bell Atlantic's paging business.

     The Seller Note has a term of five years at an annual interest rate of one percentage point above the base rate published by Chase Manhattan Bank N.A., and is payable in two installments: 1) $1,200 on March 31, 2000 and 2) $2,950 on December 31, 2003. The note contains various restrictive covenants that include restrictions on capital expenditures and compliance with certain financial ratios.

13. STOCK OPTIONS

     Simultaneous with the closing of the BAPCO acquisition on December 31, 1998, Aquis granted 5,500 options to purchase Aquis common stock to officers of Aquis. These options vest ratably over three years and have an exercise price equal to the initial conversion price of Aquis' Series A Preferred Stock (see
Note 10).

     Pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation," Aquis has opted to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for options granted. No compensation cost has been recognized for the grant of these options. In addition, under SFAS No. 123, there would have been no compensation cost for the options granted.

     The weighted average fair value of options granted in 1998 was $0 per share. The fair value is based on the minimum value method with the following assumptions: risk free interest rate of 4.78%, no dividend yield, and a weighted average expected life of the options of seven years.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of Aquis Communications, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations and cash flows present fairly, in all material respects, the financial position of Bell Atlantic Paging, Inc. ("BAPCO") as of December 31, 1998 and 1997, and the results of its operations and cash flows for the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of BAPCO's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                               PricewaterhouseCoopers LLP

New York, New York
February 12, 1999

                           BELL ATLANTIC PAGING, INC.

                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1997
                  (IN THOUSANDS, EXCEPT FOR SHARE INFORMATION)

                                                                 1998       1997
                                                                -------    -------
ASSETS
CURRENT ASSETS:
Cash........................................................    $    70    $    31
Accounts receivable, net of allowance for doubtful accounts
  of $304 in 1997...........................................         --      1,977
Receivable from Aquis Communications, Inc...................      4,565         --
Due from affiliates.........................................      8,630      1,974
Inventory...................................................         --      1,546
Deferred tax asset..........................................         --        161
Prepaid expenses and other current assets...................         --        633
                                                                -------    -------
     Total current assets...................................     13,265      6,322
                                                                -------    -------
Property, plant and equipment, net..........................         --      6,240
Deferred tax asset..........................................      1,646        894
Other assets................................................         --         91
                                                                -------    -------
TOTAL ASSETS................................................    $14,911    $13,547
                                                                =======    =======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable............................................    $ 1,572    $ 1,513
Accrued expenses............................................        589        514
Income taxes payable........................................      1,371        523
Advance billings............................................         --      1,083
Intercompany payable........................................        357        926
Customer deposits...........................................         --        665
Due to affiliates...........................................      5,301         --
                                                                -------    -------
     Total current liabilities..............................      9,190      5,224
                                                                -------    -------
Due to affiliates...........................................         --      3,737
                                                                -------    -------
TOTAL LIABILITIES...........................................      9,190      8,961
                                                                -------    -------
STOCKHOLDER'S EQUITY:
Commitments and contingencies (Note 8)
Common Stock, $10 par value
  Authorized, issued and outstanding one share..............         --         --
Retained earnings...........................................      5,721      4,586
                                                                -------    -------
TOTAL STOCKHOLDER'S EQUITY..................................      5,721      4,586
                                                                -------    -------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY..................    $14,911    $13,547
                                                                =======    =======

                       See Notes to Financial Statements

                           BELL ATLANTIC PAGING, INC.

                            STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                   1998              1997              1996
                                                                   ----              ----              ----
REVENUES
Paging services, rental and maintenance.....................   $      23,309     $      17,894     $      14,879
Equipment sales, installation and other.....................           3,123             2,795             2,178
                                                               -------------     -------------     -------------
          Total revenues....................................          26,432            20,689            17,057
                                                               -------------     -------------     -------------
OPERATING EXPENSES
Paging services, rental and maintenance.....................           8,902             5,979             5,573
Cost of equipment sales, installation and other.............           2,709             2,873             2,116
Selling and marketing.......................................           1,678             1,556             1,260
General and administrative..................................           6,921             5,944             3,843
Depreciation and amortization...............................           4,323             3,378             2,066
Provision for doubtful accounts.............................           1,154               538               273
                                                               -------------     -------------     -------------
          Total operating expenses..........................          25,687            20,268            15,131
                                                               -------------     -------------     -------------
Income before income taxes and extraordinary item...........             745               421             1,926
Provision for income taxes..................................             296               168               770
                                                               -------------     -------------     -------------
          Income before extraordinary item..................             449               253             1,156
Extraordinary item, net of income taxes of $454.............             682                --                --
                                                               -------------     -------------     -------------
NET INCOME..................................................   $       1,131     $         253     $       1,156
                                                               =============     =============     =============

                       See Notes to Financial Statements

                           BELL ATLANTIC PAGING, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                   1998              1997              1996
                                                                   ----              ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................   $       1,135     $         253     $       1,156
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Gain on sale of business...............................          (1,136)               --                --
     Depreciation and amortization..........................           4,323             3,378             2,066
     Deferred income taxes..................................            (590)             (552)             (307)
     Provision for doubtful accounts........................           1,154               538               273
     Provision for inventory obsolescence...................            (136)              316                 6
     Loss on sale of property, plant, and equipment.........             232                49                25
     Changes in assets and liabilities, before the effects
       of sale of business:
          Accounts receivable...............................          (1,238)             (699)             (426)
          Due from affiliates (for trade)...................          (1,821)             (793)              752
          Inventory.........................................            (394)            1,416            (1,867)
          Prepaid expenses and other current assets.........            (547)               (5)             (340)
          Other assets......................................              --                 7                38
          Accounts payable and accrued expenses.............           1,160               (11)           (1,070)
          Income taxes payable..............................             848               247              (209)
          Intercompany payable..............................            (569)             (581)            1,236
          Advance billings and customer deposits............              35              (186)               97
                                                               -------------     -------------     -------------
Net cash provided by operating activities...................           2,456             3,377             1,430
                                                               -------------     -------------     -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment..................          (4,217)           (4,930)           (3,937)
Sale of property, plant and equipment.......................             236               200               234
                                                               -------------     -------------     -------------
Net cash used in investing activities.......................          (3,981)           (4,730)           (3,703)
                                                               -------------     -------------     -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Due to affiliates...........................................           1,564             1,339             2,232
                                                               -------------     -------------     -------------
Net cash provided by financing activities...................           1,564             1,339             2,232
                                                               -------------     -------------     -------------
Increase (decrease) in cash.................................              39               (14)              (41)
Cash, beginning of period...................................              31                45                86
                                                               -------------     -------------     -------------
Cash, end of period.........................................   $          70     $          31     $          45
                                                               =============     =============     =============

                       See Notes to Financial Statements

                           BELL ATLANTIC PAGING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

     Bell Atlantic Paging, Inc. ("BAPCO"), a wholly owned subsidiary of Bell Atlantic Cellular Holdings, LP, began conducting business operations on June 17, 1987. Bell Atlantic Cellular Holdings, LP also holds a limited partnership interest in Bell Atlantic Mobile Systems, Inc., which holds a general partnership interest in Cellco Partnership ("Cellco"), doing business as Bell Atlantic Mobile ("BAM"). The results of operations of BAPCO have been combined with the results of operations of Cellco through December 31, 1998, the date of the sale to Aquis Communications, Inc. ("Aquis"), formerly known as BAP Acquisition Corporation (see Note 2).

     Prior to its acquisition by Aquis, BAPCO acted as an agent for the operating telephone companies of Bell Atlantic, marketing one-way paging service and equipment to consumers directly and through resellers, including Cellco. BAPCO also offered its customers both customer owned and maintained equipment or lease options for equipment. BAPCO was regionally focused with its primary service area located in the East Coast states from New Jersey to Virginia. BAPCO's paging frequencies and paging network infrastructure were owned by various operating telephone companies (the "OTCs") affiliated with Bell Atlantic Corporation. BAPCO managed the paging operations, including all sales and customer service, network engineering and product line management. BAPCO paid a monthly network charge to the OTCs for access to these networks (see Note 6). This charge was based upon a methodology mandated by the Federal Communications Commission ("FCC").

     The 1998 financial statements presented herein reflect the adjustments made to record the sale to Aquis. Accordingly, the financial statements for the years ended December 31, 1997 and 1996 may not be comparable in all material respects with the financial statements as of and for the year ended December 31, 1998.

     Subsequent to the sale, BAPCO is no longer conducting paging business operations and management has not made any decisions as to future operations.

 2. SALE OF THE COMPANY

     On July 7, 1998, BAPCO and the OTCs entered into an Asset Purchase Agreement (the "Agreement") with BAP Acquisition Corporation (Aquis), to sell certain assets, properties, rights, contracts and claims of BAPCO's paging business as well as all rights, title and interest the OTCs had in and to the FCC licenses, equipment and site leases relating to the paging network infrastructure. The sale was completed on December 31, 1998 for $28,000. Excluded from the sale of BAPCO's paging business were the following: cash on hand with financial institutions, accounts receivable from other Bell Atlantic affiliated entities, tax credits and refunds, payables to other Bell Atlantic affiliated entities, accrued expenses not related to inventory purchases, BAPCO's rights to the Bell Atlantic and Bell Atlantic Paging names, marks and logos, other intellectual property owned by Bell Atlantic Corporation or any of it affiliates other than BAPCO, any assets of the Cellco Savings and Profit Sharing Retirement Plan (see Note 9), insurance proceeds payable on account of casualty or liability claims for which BAPCO may seek recovery under its existing insurance policies, any contracts for borrowed money, and all contracts and arrangements with affiliates of BAPCO.

     BAPCO received $13,550 from the sale ($14,450 was allocated to the OTCs), of which $4,835 was received in cash by an affiliate on December 31 1998, $4,565 was received on January 4, 1999, and the remainder of $4,150 was received in the form of a promissory note from Aquis (the Seller Note). The Seller Note has a term of five years and is payable in two installments: 1) $1,200 on March 31, 2000 and 2) $2,950

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 2. SALE OF THE COMPANY (CONTINUED)
on December 31, 2003 at an annual interest rate of one percentage point above the base rate quoted by Chase Manhattan Bank, N.A. BAPCO has deferred the gain with respect to the Seller Note until it is paid. As a result of the sale, BAPCO recorded an extraordinary gain, net of income taxes, of $682 in 1998.

     Subsequent to the sale, BAPCO asserted various claims against Aquis pertaining to the amounts of assets sold and liabilities assumed under the terms of the Agreement. The claims asserted pertain to the reimbursement to BAPCO and assumption by Aquis of certain liabilities. In this regard, BAPCO has recorded an additional $1,100 assumption of liabilities by Aquis, based on current negotiations, which increased the gain on the sale. It is management's opinion that the ultimate resolution of these claims will not have a material adverse effect on BAPCO's financial position.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue Recognition

     Paging service revenues are comprised of airtime for paging services and pager rentals and are recognized as the services are performed and ratably over the rental periods, respectively. Revenues related to prebilled services to subscribers are deferred and are included in advance billings. Equipment sales revenue is recognized when the equipment is delivered to the customer.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used for among other things: allowance for doubtful accounts, determining depreciable lives and amortization periods for property, plant and equipment, and inventory obsolescence.

  Cash and Cash Equivalents

     All highly liquid investments with an original maturity of 90 days or less, are considered to be cash equivalents.

  Inventory

     Inventory consists of new pagers held for sale. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis. Such inventory is also available to support the rental programs.

  Property, Plant and Equipment

     Property, plant and equipment is stated at cost, net of depreciation and amortization and consists of rental pagers, paging network assets, data processing equipment, office furniture and equipment and leasehold improvements. The cost of property, plant and equipment is depreciated over its estimated useful life by the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful lives or the terms of the related leases. Expenditures for repairs and maintenance are charged to expense as incurred.

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Upon the sale or retirement of property, plant and equipment, the cost and related accumulated depreciation or amortization is eliminated from the accounts and any related gain or loss is reflected in the statement of operations.

  Income Taxes

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." As a result, the balance sheet reflects the anticipated tax impact of future taxable income or deductions implicit in the balance sheet in the form of temporary differences. These temporary differences reflect the difference between the basis in assets and liabilities as measured in the financial statements and as measured by tax laws using enacted tax rates.

     BAPCO has been included in the consolidated Federal and certain combined state income tax returns of its parent. The provision for income taxes in the accompanying financial statements has been calculated on a separate return basis.

  Fair Value of Financial Instruments

     BAPCO's financial instruments include cash, receivables, payables and amounts due from or to affiliates. The fair values of these financial instruments approximate carrying values because of the short-term nature of these instruments.

  Concentrations of Risk

     BAPCO purchased a significant portion of its pagers from one vendor. Although there are a limited number of manufacturers for pagers, management believed that BAPCO could secure reasonably similar pagers from other vendors on comparable terms. Additionally, BAPCO had one primary provider of nationwide paging services. While there are a limited number of nationwide carriers, management believed that other carriers could provide similar services, on comparable terms. However, a change in vendor or reseller could cause a delay in service provisioning or possible loss of revenues, which could adversely affect operating results.

     To the extent BAPCO's customers become delinquent, collection activities are commenced. No single customer is large enough to present a significant financial risk to BAPCO. BAPCO maintains an allowance for doubtful accounts based on the expected collectibility of accounts receivable.

  Advertising Costs

     Costs associated with advertising are expensed as incurred.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation.

 4. PROPERTY, PLANT AND EQUIPMENT

     As of December 31, 1997, property, plant and equipment consisted of the following:

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 4. PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

                                                                   1997
                                                                   ----
Rental pagers (3 years).....................................   $      10,249
Data processing equipment (2-5 years).......................           1,394
Leasehold improvements......................................             778
Office furniture and equipment (5 years)....................             503
                                                               -------------
                                                                      12,924
Less: Accumulated depreciation and amortization.............          (6,684)
                                                               -------------
                                                               $       6,240
                                                               =============

     Effective December 31, 1998, BAPCO sold all of its property, plant and equipment to Aquis (see Note 2).

     Effective January 1, 1997, BAPCO revised its estimate of the useful life for rental pagers from four years to three years. The change was made to better reflect the estimated period during which pagers will produce equipment rental income. The change in estimate increased depreciation expense for the year ended December 31, 1997 by $461.

     Effective July 1, 1996, BAPCO revised its estimate of the useful life for office furniture and equipment from ten years to five years. The change did not have a material effect on depreciation expense or net income for the year ended December 31, 1996.

     Depreciation and amortization of property, plant and equipment for the years ended December 31, 1998, 1997 and 1996, was $4,323, $3,340, and $2,016,
respectively.

 5. DUE FROM/TO AFFILIATES

     BAPCO, in the normal course of business, has trade receivables with affiliated companies that are included in due from affiliates. Due from affiliates also includes the receivable from an affiliate for the proceeds of the sale of the business to Aquis.

     Cellco uses a centralized cash management system to finance its operations and the operations of its subsidiaries and BAPCO. Prior to the sale of BAPCO to Aquis, cash deposits from BAPCO's business were transferred to Cellco on a daily basis and Cellco funded the BAPCO disbursement bank accounts as required. No interest was charged on these balances. After BAPCO has received all cash proceeds from the sale to Aquis, Cellco and its affiliates intend to offset the amounts due from/to affiliates. Accordingly, the entire balance due to affiliates is classified as a short-term liability at December 31, 1998.

 6. TRANSACTIONS WITH AFFILIATES

     Significant transactions with affiliates are summarized as follows:

                                                             1998            1997            1996
                                                             ----            ----            ----
Revenues from affiliates...............................   $     3,622     $     2,406     $     1,635
Revenues from BAM as a reseller of BAPCO's services....         2,724           2,114           2,149
Network charges........................................         3,933           3,750           4,663
Telecommunications expense.............................           194             247             194
Data processing charges................................           216             181             261

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 6. TRANSACTIONS WITH AFFILIATES (CONTINUED)
     In addition, BAPCO was allocated certain costs from Cellco for certain administrative, management, and other services. The allocated costs of administrative, management, and other services has been assigned to BAPCO based on either the ratio of BAPCO's employees to Cellco's total operating employees or the ratio of BAPCO's revenues to Cellco's total revenues and totaled $215, $161 and $144 for the years ended December 31, 1998, 1997 and 1996, respectively. Management believes the amounts have been allocated on a reasonable basis. However, the costs for these services charged to BAPCO are not necessarily indicative of the costs that would have been incurred if BAPCO provided these services as a separate entity.

 7. INCOME TAXES

     The provision for income taxes is summarized as follows:

                                                             1998            1997            1996
                                                             ----            ----            ----
Federal:
Current................................................   $     1,235     $       564     $       359
Deferred, net..........................................          (647)           (433)            240
                                                          -----------     -----------     -----------
                                                                  588             131             599
                                                          -----------     -----------     -----------
State:
Current................................................           337             157             104
Deferred, net..........................................          (179)           (120)             67
                                                          -----------     -----------     -----------
                                                                  158              37             171
                                                          -----------     -----------     -----------
          Total provision for income taxes.............   $       746     $       168     $       770
                                                          ===========     ===========     ===========

     Temporary differences which give rise to deferred tax assets and (liabilities) are as follows:

                                                                  1998            1997
                                                              -------------   -------------
Seller note.................................................   $     1,646     $        --
Allowance for doubtful accounts.............................            --             130
Depreciation................................................            --             937
Other.......................................................            --              94
                                                               -----------     -----------
     Deferred tax assets....................................         1,646           1,161
Other.......................................................            --            (106)
                                                               -----------     -----------
     Deferred tax liabilities...............................            --            (106)
                                                               -----------     -----------
     Net deferred tax assets................................   $     1,646     $     1,055
                                                               ===========     ===========

     The deferred tax assets arising from the deferred recognition of the Seller Note, for financial reporting purposes, has been recognized because management believes it is more likely than not that it will be realized either through the collection of the Note or other tax planning strategies that would be available to them through their parent.

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

 7. INCOME TAXES (CONTINUED)
     A reconciliation of the Federal statutory income tax rate to BAPCO's effective tax rate follows:

                                                                1998        1997        1996
                                                              ---------   ---------   ---------
Federal statutory rate......................................       34%         34%         34%
State income taxes, net of Federal income tax benefit.......        6%          6%          6%
                                                               -------     -------     -------
Effective tax rate..........................................       40%         40%         40%
                                                               =======     =======     =======

 8. COMMITMENTS AND CONTINGENCIES

     Prior to December 31, 1998, BAPCO entered into operating leases for facilities and equipment used in its operations. Some lease contracts included renewal options that included rent expense adjustments based on the Consumer Price Index. Upon the sale of BAPCO on December 31, 1998 (see Note 2), all operating leases were assumed by Aquis. For the years ended December 31, 1998, 1997 and 1996, BAPCO recognized a total of $551, $515 and, $516, respectively, as rent expense related to payments under these operating leases. At December 31, 1998, BAPCO had no future minimum rental commitments under noncancelable operating leases.

 9. EMPLOYEE SAVINGS AND PROFIT SHARING RETIREMENT PLAN

     Employees of BAPCO, who met certain service requirements, were afforded the opportunity to save for retirement by making contributions to retirement savings accounts and receive Cellco matching contributions to their savings accounts (all on a tax-advantaged basis), under Cellco's Savings and Profit Sharing Retirement Plan (the "Retirement Plan").

     Under the savings component of the Retirement Plan, employees contributed, subject to IRS limitations, up to a total of 16% of eligible compensation to a "401(k)" qualified retirement savings account. Cellco matched 50% of the first 6% of employee contributions (the "fixed matching contribution"). Additionally, Cellco could elect, at the sole discretion of BAM's Board of Directors, to voluntarily match up to an additional 50% of the first 6% of an employee's contribution (the "variable matching contribution"). The BAM Board of Directors declared variable-matching contributions of 50% for each of the years ended December 31, 1998, 1997 and 1996. BAPCO recognized approximately $184, $178 and $109 of expense related to aggregate fixed and variable matching contributions for the years ended December 31, 1998, 1997 and 1996, respectively.

     Under the profit sharing component of the Retirement Plan, Cellco could elect, at the sole discretion of BAM's Board of Directors, to voluntarily contribute amounts to a "401(k)" qualified retirement profit sharing account. The BAM Board of Directors declared a profit sharing contribution of 3% of employees' eligible salary for the year ended December 31, 1998, and 2% for each of the years ended December 31, 1997 and 1996. BAPCO recognized $120, $68 and $58 of expense related to profit sharing contributions for the years ended December 31, 1998, 1997 and 1996, respectively.

     Subsequent to the sale to Aquis, BAPCO employees that became employees of Aquis are no longer eligible to participate in the Retirement Plan, and all non-vested participant balances became fully vested as of December 31, 1998.

                           BELL ATLANTIC PAGING, INC.

                        DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

10. ADDITIONAL FINANCIAL INFORMATION

     BAPCO's non-cash financing and investing activities during 1998 attributable to the sale of BAPCO to Aquis were as follows:

Notes receivable received as partial consideration              $     4,150
Receivable from affiliate                                       $     4,835
Receivable from Aquis                                           $     4,565

     Advertising expenses were $71, $82 and $80 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Cash paid on behalf of BAPCO for income taxes was $570, $492 and $1,179 for the years ended December 31, 1998, 1997 and 1996, respectively.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             BAP ACQUISITION CORP.,

                          PAGING PARTNERS CORPORATION

                                      AND

                       PAGING PARTNERS MERGER CORPORATION

                          DATED AS OF NOVEMBER 6, 1998

                      (This page intentionally left blank)

                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger, dated as of November 6, 1998 ("Agreement"), by and among BAP Acquisition Corp., a Delaware corporation ("BAP"), Paging Partners Corporation, a Delaware corporation ("Paging Partners"), and Paging Partners Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Paging Partners ("Newco").

                                    RECITALS

     WHEREAS, BAP has entered into the Asset Purchase Agreement, dated as of July 2, 1998 and amended as of November 3, 1998 (as further amended from time to time, the "Bell Atlantic Acquisition Agreement"), by and among BAP and the Sellers named therein (the "Bell Atlantic Subsidiaries"), pursuant to which BAP has agreed to acquire the licenses and other assets relating to the paging business of the Bell Atlantic Subsidiaries (the "Bell Atlantic Paging Business"), upon the terms and subject to the conditions specified in the Bell Atlantic Acquisition Agreement (such acquisition being hereinafter referred to as the "Bell Atlantic Acquisition");

     WHEREAS, the respective Boards of Directors of BAP, Paging Partners and Newco have each determined that it is in the best interests of their respective stockholders to effect the merger of Newco with and into BAP (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, the respective Boards of Directors of Newco and BAP have each approved the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution of this Agreement, Paging Partners and BAP are entering into a Voting Agreement with certain stockholders of Paging Partners named in the signature pages thereof (the "Voting Agreement") pursuant to which such stockholders have agreed, among other things, to vote their shares in favor of the Merger and the other transactions contemplated by this Agreement; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations and warranties contained herein, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                     MERGER

     1.1 Merger. At the Effective Time (as defined in Section 1.3 hereof) and subject to the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), Newco shall be merged with and into BAP, the separate corporate existence of Newco shall thereupon cease, and BAP shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

     1.2 Surviving Corporation; Effects of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in Section 259 of the DGCL. As of the Effective Time, the Surviving Corporation shall change its name to BAPP Holdings, Inc.

     1.3 Effective Time. As soon as practicable following the satisfaction (or, to the extent permitted by law, the waiver) of all of the conditions to the Merger, and provided that this Agreement has not been terminated pursuant to
Article VI hereof, the parties hereto shall effect the Merger by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being herein referred to as the "Effective Time").

     1.4 Certificate of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of BAP or Newco, the Certificate of Incorporation of BAP, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation.

     1.5. By-Laws of the Surviving Corporation. At the Effective Time and without any further action on the part of BAP or Newco, the By-Laws of BAP, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation.

     1.6 Directors of the Surviving Corporation. The directors of BAP immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in Exhibit 1.6 hereto, who shall serve as the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.7 Officers of the Surviving Corporation. The officers of BAP immediately prior to the Effective Time shall resign, effective as of the Effective Time, and shall be replaced, at the Effective Time, by the individuals listed in Exhibit 1.7 hereto, who shall serve as officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     1.8 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Each share of Common Stock, par value $.001 per share ("BAP Common Stock"), of BAP that shall be issued and outstanding at the Effective Time (other than (i) shares of BAP Common Stock as to which appraisal has been properly demanded in accordance with Section 262 of the DGCL and Section
     1.9 below, (ii) shares of BAP Common Stock, if any, that are held by Paging Partners, Newco, or any other wholly owned subsidiary of Paging Partners, and (iii) shares of BAP Common Stock held in the treasury of BAP) shall be converted into the right to receive 88.92076 (the "Conversion Number") shares of Common Stock, par value $.01 per share, of Paging Partners ("Paging Partners Common Stock"), subject to adjustment as provided in paragraphs (d) and (e) of this section (the "Merger Consideration"). Subject to Section 1.8(e) hereof, the total number of shares of Paging Partners Common Stock to be issued to all holders of BAP Common Stock shall not exceed (i) 8,892,076 shares, excluding shares issuable upon the exercise of the Rollover Options (as defined below), if the Motorola Warrants are not exercised prior to or at the Effective Time or (ii) 9,160,273 shares, excluding shares issuable upon the exercise of the Rollover Options, if all of the Motorola Warrants are exercised prior to or at the Effective Time.

          (b) Each share of common stock, par value $0.01 per share ("Newco Common Stock"), of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into and represent one fully paid and non-assessable share of common stock of the Surviving Corporation.

          (c) Each share of BAP Common Stock owned by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or held in the treasury of BAP shall be canceled and cease to exist at the Effective Time, and no consideration shall be paid with respect thereto.

          (d) Notwithstanding the foregoing, no fractional shares of Paging Partners Common Stock shall be issued. In lieu of fractional shares, the number of shares of Paging Partners Common Stock to be issued to any former stockholder of BAP who would otherwise be entitled to a fractional share of Paging Partners Common Stock shall be rounded to the nearest number of whole shares of Paging Partners Common Stock (with any fractional share greater than or equal to one-half share being rounded up).

          (e) If, between the date hereof and the date of payment of any shares of Paging Partners Common Stock pursuant to Section 1.10, (i) the outstanding shares of BAP Common Stock or Paging Partners Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, exchange of shares, stock split, reverse stock split, combination, stock dividend, or similar change in capitalization, (ii) any dividend on shares of BAP Common Stock or Paging Partners

     Common Stock shall be declared with a record date within said period, (iii) any shares of BAP Common Stock shall be repurchased pursuant to the Equity Sponsor Agreement (as defined below), (iv) any shares of BAP Preferred Stock shall be reduced pursuant to the BAP Stock Purchase Agreement (as defined below), or (v) any of the Motorola Warrants (as defined below) shall be exercised, the Conversion Number shall be appropriately adjusted so that immediately after consummation of the Merger, (i) the 6,308,054 shares of Paging Partners Common Stock outstanding on the date hereof, plus
     (ii) the number of shares of Paging Partners Common Stock issued upon the exercise, if any, of the Motorola Warrants will equal 41.5% of the shares of Paging Partners Common Stock outstanding immediately following the Effective Time.

     1.9 Dissenting Shares. Notwithstanding the provisions of Section 1.8 or any other provision of this Agreement to the contrary, shares of BAP Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have not voted such shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and solely represent the right to receive the Merger Consideration, without any interest thereon, as provided in Section 1.8 hereof. BAP shall give Paging Partners notice of any demand made by or on behalf of any such holder to be paid the "fair value" of his shares, as provided in Section 262 of the DGCL, and Paging Partners and the Surviving Corporation shall have the sole and exclusive right to conduct and direct, in their sole discretion, all negotiations, proceedings and ultimate disposition with respect to any such demands in any manner that Paging Partners and the Surviving Corporation may elect.

     1.10  Exchange of Certificates.

     (a) At or prior to the Effective Time, Paging Partners shall contribute to Newco, and Newco shall deposit with an exchange agent to be selected by the parties hereto prior to the Effective Time (which may be Paging Partners or one of its affiliates) (the "Exchange Agent"), 8,892,076 shares of Paging Partners Common Stock (subject to adjustment in the event that the Conversion Number is adjusted pursuant to Section 1.8(e) hereof).

     (b) After the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of BAP Common Stock (other than Dissenting Shares and other than shares of BAP Common Stock that are held by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or are held in the treasury of BAP) (the "Certificates") shall surrender the same to the Exchange Agent. After the Effective Time, upon receipt by the Exchange Agent of (i) the Certificates duly endorsed in proper form for transfer and (ii) the federal taxpayer identification number of each holder of Certificates, the Exchange Agent shall issue, to each former holder of BAP Common Stock (other than Dissenting Shares and other than shares of BAP Common Stock that are held by Paging Partners, Newco or any other wholly owned subsidiary of Paging Partners or are held in the treasury of BAP), a certificate representing the number of shares of Paging Partners Common Stock that such holder is entitled to receive pursuant to
Section 1.8 hereof. Pending such surrender and exchange, each Certificate shall be deemed for all corporate purposes to evidence the number of whole shares of Paging Partners Common Stock into which such shares of BAP Common Stock evidenced by such Certificate shall have been so converted by the Merger. All certificates for shares of Paging Partners Common Stock to be issued in the Merger shall be issued in the same name in which the Certificate surrendered in exchange therefore is registered.

     (c) No holder of a Certificate shall be entitled to receive any dividend or other distribution from Paging Partners in respect of the Paging Partners Common Stock to be issued in respect thereof until the surrender of such Certificate. Upon such surrender, there shall be paid to the holder the amount of dividends or other distributions (without interest) that theretofore became payable but that were not paid by reason of the foregoing, with respect to the number of shares of Paging Partners Common Stock represented by the certificates issued upon such surrender.

     (d) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to the Surviving Corporation any shares of Paging Partners Common Stock that had been deposited with to the Exchange Agent by or on behalf of Paging Partners, Newco or the Surviving Corporation and have not been disbursed to holders of Certificates. Any holders of Certificates who have not theretofore complied with
Section 1.10(b) hereof shall thereafter look (subject to applicable escheat and other similar laws) only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, and shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

     1.11 No Further Rights or Transfers. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Surviving Corporation, except for the right to surrender such Certificates in exchange for the Merger Consideration pursuant to Sections 1.8 and 1.10 hereof or to perfect their right to receive payment for their shares of BAP Common Stock pursuant to Section 262 of the DGCL and Section 1.9 hereof. No transfer of shares of BAP Common Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation after the Effective Time. If, after the Effective Time, Certificates formerly representing shares of BAP Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration.

     1.12 Registration Rights. Paging Partners shall provide the holders of the shares of Paging Partners Common Stock to be received in the Merger by the holders of shares of BAP Common Stock with certain rights to register the resale of such shares of Paging Partners Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in a registration rights agreement substantially in the form attached as Exhibit 1.12 hereto (the "Registration Rights Agreement").

     1.13 Closing. The closing of the Merger and the other transactions contemplated by this Agreement shall, unless another date or place is agreed to in writing by the parties hereto, take place at a location and time mutually agreed upon by Paging Partners, Newco and BAP as soon as practicable, and in any event within five business days, following the satisfaction (or, to the extent permitted by law, the waiver) of all of the conditions to the Merger, provided that this Agreement shall not have been terminated pursuant to Article VI hereof. Such date, time and location shall be confirmed in writing by such parties not less than 10 days prior to the scheduled date of such closing. The term "Closing," when used in this Agreement shall mean the Effective Time.

     1.14 BAP Preferred Stock. Immediately prior to the Effective Time, the outstanding shares of Series A Convertible Preferred Stock, par value $0.001 per share, of BAP (the "BAP Preferred Stock") shall be automatically converted into the number of shares of BAP Common Stock for which such shares of BAP Preferred Stock are exercisable, convertible or exchangeable, and such shares of BAP Common Stock shall be deemed to be issued and outstanding at the Effective Time for purposes of Section 1.8 hereof.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BAP

     BAP hereby represents and warrants to Paging Partners and Newco that:

     2.1 Organization. BAP is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. True, correct and complete copies of the Certificate of Incorporation and By-laws of BAP, each as amended through the date hereof, have been delivered to Paging Partners and Newco, and each of such documents will continue in effect, except as otherwise contemplated in Section 2.3 hereof, until immediately prior to the Effective Time.

     2.2 No Subsidiaries. BAP does not have any direct or indirect Subsidiaries and does not, directly or indirectly, own or have the right to acquire any interest in any Person other than pursuant to the Bell Atlantic Acquisition Agreement. Except as set forth on Schedule 2.2 of the Disclosure Schedule delivered to Paging Partners and Newco (the "BAP Disclosure Schedule"), BAP has not made any investment in, loan to, or advance of cash or other extension of credit to any Person (other than travel and similar advances to officers or employees in the ordinary course of business).

     2.3 Authorization. BAP has the necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by BAP, the performance by BAP of its obligations hereunder, and the consummation by BAP of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and Stockholders of BAP, and no other corporate proceeding on the part of BAP is necessary for the execution and delivery of this Agreement by BAP, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and (ii) approval by the Board of Directors and Stockholders of BAP of any amendment of the Certificate of Incorporation of BAP to change the capital structure of BAP as may be required to obtain the debt and equity financing to be provided by Finova Capital Corporation ("Finova") or another senior lender (other than Motorola, Inc.) and the Persons that will be stockholders of BAP immediately prior to the closing of the Bell Atlantic Acquisition) required for the transactions contemplated by this Agreement and the Bell Atlantic Acquisition Agreement (the "Financing") and (iii) the authorization by the Board of Directors of BAP of the definitive agreements providing for the Financing including, without limitation, (a) the credit agreement and related agreements to be entered into with Finova Capital Corporation and/or another lender (collectively, the "BAP Credit Agreement") in connection with the issuance by BAP of indebtedness to finance the Bell Atlantic Acquisition and (b) the secured promissory note to be issued by BAP at the closing of the Bell Atlantic Acquisition (the "Bell Atlantic Note" and, together with the BAP Credit Agreement, the "BAP Debt Agreements"), and the transactions contemplated thereby, which actions will be taken prior to the execution and delivery of the BAP Debt Agreements. This Agreement has been duly and validly executed and delivered by BAP and, assuming the due authorization, execution and delivery hereof by each of Paging Partners and Newco, is a legal, valid and binding obligation of BAP, enforceable against BAP in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2.4  Capitalization.

     (a) As of the date hereof, the authorized capital stock of BAP consists of 85,000 shares of Preferred Stock, par value $.001 per share, of which 80,000 shares have been designated "Series A Convertible Preferred Stock" (the "BAP Preferred Stock"), and 110,000 shares of BAP Common Stock. As of the date hereof, 22,000 shares of BAP Common Stock and 15,000 shares of BAP Preferred Stock were issued and outstanding. As of the date hereof, no shares of BAP Common Stock and no shares of BAP Preferred Stock were held in BAP's treasury. Immediately prior to the Effective Time, 22,000 shares of BAP Common Stock and 78,000 shares of BAP Preferred Stock will be issued and outstanding, subject to reduction pursuant to the BAP Stock Purchase Agreement and the Equity Sponsor Agreement. Immediately prior to the Effective Time, no shares of BAP Common Stock and no shares of BAP Preferred Stock will be held in BAP's treasury. As of the date hereof, all of the outstanding shares of BAP Common Stock and BAP Preferred Stock are, and at the Effective Time will be, validly issued, fully paid, nonassessable, and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof.

     (b) As of the date hereof, 15,000 shares of BAP Common Stock are issuable upon the conversion of the BAP Preferred Stock outstanding on the date hereof, and 7,000 shares of BAP Common Stock are issuable upon the exercise of options ("BAP Options") to purchase shares of BAP Common Stock under the BAP 1998 Omnibus Stock Option Plan (the "BAP Option Plan") assuming that the BAP Options were exercisable on the date hereof. Immediately prior to the Effective Time, 78,000 shares of BAP Common Stock will be issuable upon the conversion of the then outstanding shares of BAP Preferred Stock. Except as set forth on Schedule 2.4, as of the date hereof there are, and as of the Effective Time there will be, no outstanding options, warrants, subscriptions, conversion or other rights, agreements (other than this Agreement) or other commitments obligating BAP to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock. At the Effective Time, the number of shares of BAP Common Stock that will be outstanding on a fully diluted basis (excluding shares issuable upon the exercise of the BAP Options) shall not exceed 100,000 shares.

     (c) There are no outstanding obligations, contingent or otherwise, of BAP to redeem, purchase or otherwise acquire any capital stock or other securities of BAP other than those set forth in the Equity Sponsor Agreement, dated as of the date hereof (the "Equity Sponsor Agreement"), among BAP and the other parties named therein.

     (d) BAP is not in violation of and has not violated any federal or state securities laws in connection with any transaction relating to BAP, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of BAP.

     2.5 No Prior Activities. BAP has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with (i) its incorporation, (ii) the issuance and sale of the BAP Common Stock and the incurrence of indebtedness for borrowed money in the amount of $750,000 pursuant to the Securities Purchase Agreements, dated as of July 7, 1998 and November 6, 1998, between BAP and the respective parties named therein, (iii) the issuance and sale of the BAP Preferred Stock pursuant to the Preferred Stock Purchase Agreement, dated as of the date hereof (the "BAP Stock Purchase Agreement"), between BAP and the respective parties named therein, (iv) the employment agreement, dated as of July 7, 1998, between BAP and John X. Adiletta, as amended by the letter agreement dated August 15, 1998, between BAP and John X. Adiletta (the "Adiletta Employment Agreement"), (v) the letter agreement, dated as of July 7, 1998 (the "Deerfield Agreement"), by and between BAP and Deerfield Partners, LLC, a Delaware limited liability company ("Deerfield"), (vi) the negotiation of this Agreement, the Bell Atlantic Acquisition Agreement and the Financing and the consummation of the transactions contemplated hereby and thereby and other activities incidental thereto, (vii) in the event that the Merger and the Bell Atlantic Acquisition shall not have occurred simultaneously, the ownership and operation of the Bell Atlantic Paging Business following the Bell Atlantic Acquisition (the "BAP Paging Business"), and (viii) such other activities as are incidental and related to the foregoing. BAP has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity, and is not subject to or bound by any obligation or undertaking, and has not incurred any material liability that, in each case, is not contemplated by or in connection with this Agreement, the Bell Atlantic Acquisition Agreement, the Financing, the transactions contemplated hereby and thereby or, in the event that the Merger and the Bell Atlantic Acquisition shall not have occurred simultaneously, the ownership and operation of the BAP Paging Business.

     2.6 Transaction Documents. BAP has all requisite corporate power and authority to execute, deliver and perform its obligations under the other Transaction Documents (as defined in Article VII), including the Bell Atlantic Acquisition Agreement; each of the other Transaction Documents has been duly and validly authorized, executed and delivered by BAP, and each constitutes a legal, valid and binding obligation of BAP, enforceable against BAP in accordance with its terms (assuming due authorization, execution and delivery of each other Transaction Document by any other party thereto), except to the extent that (a) the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). A true, correct and complete copy of each of the other Transaction Documents, including the Bell Atlantic Acquisition Agreement, in each case, as amended through the date hereof, has been delivered to Paging Partners and Newco.

     2.7 Bell Atlantic Representations and Warranties. BAP has heretofore provided Paging Partners and Newco with true, complete, and correct copies of the Bell Atlantic Acquisition Agreement and all Exhibits and Schedules thereto. Subject to the terms of this Agreement, the text of each of the representations and warranties of the OTCs (as defined in Article VII) and BAPCO (as defined in Article VII) contained in

Sections 3.1 and 3.2, respectively, of the Bell Atlantic Acquisition Agreement (the "Bell Atlantic Representations and Warranties") is hereby incorporated by reference mutatis mutandis without regard to any waiver or amendment thereto from the form of the Bell Atlantic Acquisition Agreement existing on the date of this Agreement, other than those waivers and amendments (i) of which Paging Partners and Newco have been advised a reasonable time prior to the Effective Time, (ii) that have been consented to by Paging Partners, such consent not to be unreasonably withheld, and (iii) that are subsequently confirmed to Paging Partners and Newco in writing. Subject to Section 8.5 hereof, each of the Bell Atlantic Representations and Warranties is herein made by BAP, as if BAP were the Bell Atlantic Subsidiary making each such representation and warranty; provided, however, that each representation is only made to the best of BAP's knowledge, after reasonable inquiry.

     2.8 Financing. BAP has heretofore (i) received written commitments, copies of which have previously been delivered to Paging Partners and Newco, to provide the debt portions of the Financing (all of which are subject to the negotiation, preparation and execution of the definitive BAP Credit Agreement, certain of which will require the participation of Paging Partners, and Newco, and the fulfillment of various conditions precedent contained therein) and (ii) entered into the BAP Stock Purchase Agreement with members of senior management and others (together with certain permitted assignees, the "Equity Participants") that provide for the issuance and sale of the BAP Preferred Stock to provide the equity portion of the Financing (which are subject to the fulfillment of various conditions precedent contained therein). Assuming satisfaction of the conditions to BAP's obligation to close under the Bell Atlantic Acquisition Agreement, BAP will have sufficient financing to consummate the Bell Atlantic Acquisition and the Merger and to pay related fees and expenses.

     2.9 Consents and Approvals. Except as set forth on Schedule 2.9 of the BAP Disclosure Schedule and except for such filings as may be required under Regulation D under the Securities Act or state blue sky laws in connection with the sale of the BAP Preferred Stock to the Equity Participants, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by BAP of the transactions contemplated by this Agreement or the other Transaction Documents or to enable the Surviving Corporation to continue to conduct its business after the Effective Time in a manner that is in all material respects consistent with that in which such business is currently conducted.

     2.10 No Conflict. Except as set forth on Schedule 2.10 of the BAP Disclosure Schedule, neither the execution and delivery by BAP of this Agreement or any Transaction Document to which BAP is a party nor the consummation by BAP of the transactions contemplated hereby or thereby nor the compliance by BAP with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation and By-Laws of BAP, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which BAP is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BAP or any of its properties or assets, except, in the case of clauses (ii) and (iii) hereof, for those violations or breaches that would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), assets or liabilities (a "Material Adverse Effect") of BAP, the Bell Atlantic Acquisition or the Merger.

     2.11 Affiliated Transactions. No officer, director, shareholder, partner or agent of or consultant to, or to the knowledge of BAP any of its Affiliates, owes, as of the date hereof, or will owe at the Effective Time, any outstanding indebtedness to BAP, except for a promissory note in the amount of $240,000 to be issued by John X. Adiletta to BAP (the "Adiletta Note") immediately prior to the Effective Time in connection with the purchase of shares of BAP Preferred Stock.

     2.12  Certain Agreements.  The agreements and plans set forth on Schedule
2.12 of the BAP Disclosure Schedule (the "BAP Employ Agreements") are the only employment, severance, consulting or similar agreements of BAP containing a "change of control" provision.

     2.13 Brokers. No investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BAP, other than (i) Deerfield which fee shall not exceed $400,000 and (ii) PCS Management, Inc., which fee shall not exceed $225,000.

     2.14  Disclosure.

     (a) Neither this Agreement nor any Transaction Document nor any exhibit or schedule hereto nor any statement, list or certificate delivered to Paging Partners or Newco pursuant hereto or pursuant to any written request therefor, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

     (b) None of the information supplied in writing by BAP specifically for inclusion in the letter to stockholders, notice of meeting, proxy or information statement and form of proxy, to be distributed to stockholders of Paging Partners in connection with the Merger (collectively, the "Paging Partners Proxy Statement") will, as of the date the Paging Partners Proxy Statement is first mailed to such stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. BAP shall promptly notify Paging Partners and Newco of any change in the information so supplied that would make the foregoing representation and warranty untrue.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PAGING PARTNERS AND NEWCO

     Paging Partners and Newco, jointly and severally, represent and warrant to BAP as follows:

     3.1 Organization, Etc. Each of Paging Partners and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Paging Partners and Newco is qualified or licensed to conduct business in each jurisdiction necessary for Paging Partners and Newco to own, lease and operate its properties and assets and to carry on its business as now conducted or as proposed to be conducted. Each of Paging Partners and Newco has full power and authority (corporate and otherwise) to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. True, correct and complete copies of the Certificate of Incorporation and Bylaws of each of Paging Partners and Newco, each as amended through the date hereof, have been delivered to BAP, and each of such documents will continue in effect without further amendment through the Effective Time.

     3.2 Subsidiaries. Paging Partners has no direct or indirect Subsidiaries other than Newco. Neither Paging Partners nor Newco directly or indirectly owns or has the right to acquire any interest in any Person (other than, in the case of Paging Partners, Newco). Except as set forth in Schedule 3.2 of the Disclosure Schedule delivered to BAP (the "Paging Partners Disclosure Schedule"), neither Paging Partners nor Newco has made any investment in, loan to, or advance of cash or other extension of credit to any Person (other than customer receivables and other than travel and similar advances to employees in the ordinary course of business). Paging Partners owns all of the issued and outstanding shares of capital stock of Newco free and clear of any lien, claim, encumbrance, charge or agreement with respect thereto, other than a lien (the "Motorola Lien") in favor of Motorola, Inc., a Delaware corporation ("Motorola"), under the Credit Agreement, dated as of June 29, 1995, between Motorola and Paging Partners (as amended, the "Motorola Credit Agreement").

     3.3  Authorization, Etc.

     (a) Each of Paging Partners and Newco has the necessary corporate power and authority to enter into this Agreement and, to the extent required by the Financing, the BAP Debt Agreements and to carry out its obligations hereunder and thereunder (except for the approval and adoption of this Agreement by the stockholders of Paging Partners). The execution and delivery of this Agreement and, to the extent required by the Financing, the BAP Debt Agreements, by Paging Partners and Newco, the performance by Paging

Partners and Newco of their obligations hereunder and thereunder, and the consummation by Paging Partners and Newco of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of each of Paging Partners and Newco, and no other corporate proceedings on the part of Paging Partners and Newco are necessary to authorize and approve this Agreement and the BAP Debt Agreements and the consummation of the transactions contemplated hereby and thereby (except for the approval and adoption of this Agreement by the stockholders of Paging Partners). As of the date hereof, there are no agreements, arrangements or other requirements that require that the transactions contemplated by this Agreement, considered together in a single vote, be approved by more than a majority of the outstanding shares of Paging Partners Common Stock.

     (b) This Agreement has been duly and validly executed and delivered by each of Paging Partners and Newco, and assuming the due authorization, execution and delivery hereof by BAP, is a legal, valid and binding obligation of each of Paging Partners and Newco enforceable against each of Paging Partners and Newco in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (c) The respective Boards of Directors of Paging Partners and Newco have taken all appropriate and necessary action such that the provisions of Section 203 of the DGCL will not apply to any of the transactions contemplated by this Agreement, including without limitation the voting of the shares of Paging Partners Common Stock pursuant to the Voting Agreement and the Merger. No other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

     3.4  Capitalization.

     (a) As of September 30, 1998, the authorized capital stock of Paging Partners consists of 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Paging Partners Preferred Stock"), and 20,000,000 shares of Paging Partners Common Stock. As of September 30, 1998, 6,308,054 shares of Paging Partners Common Stock and no shares of Paging Partners Preferred Stock were issued and outstanding. As of September 30, 1998, no shares of Paging Partners Common Stock and no shares of Paging Partners Preferred Stock were held in Paging Partners' treasury. All of the outstanding shares of Paging Partners Common Stock have been validly issued and, as of the date hereof, are and, at the Effective Time, will continue to be fully paid, nonassessable and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof. When issued in accordance with the terms of this Agreement, all of the shares of Paging Partners Common Stock constituting the Merger Consideration will be validly issued, fully paid, nonassessable and free of preemptive rights and cumulative voting rights, with no personal liability attaching to the ownership thereof.

     (b) As of the date hereof, the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. As of such date, 1,000 shares of Newco Common Stock were issued and outstanding, and no shares of Newco Common were held in Newco's treasury. All of the outstanding shares of Newco Common Stock have been validly issued and, as of the date hereof, are and, at the Effective Time, will continue to be fully paid, nonassessable and free of preemptive and cumulative voting rights, with no personal liability attaching to the ownership thereof.

     (c) As of September 30, 1998, (i) 376,200 shares of Paging Partners Common Stock were issuable upon the exercise of options ("Paging Partners Options") to purchase shares of Paging Partners Common Stock under the Paging Partners Corporation 1994 Incentive Stock Option Plan (the "Paging Partners Option Plan"), (ii) 190,259 shares of Paging Partners Common Stock may be issuable upon the exercise of warrants granted to Motorola (the "Motorola Warrants") in connection with the Motorola Credit Agreement, (iii) 1,800,000 shares of Paging Partners Common Stock were issuable upon the exercise of 1,800,000 warrants with an exercise price of $6.60 (the "Public Warrants") issued under the Warrant Agreement, dated as of May 26, 1994 (the "Paging Partners Warrant Agreement"), between Paging Partners and Continental Stock Transfer & Trust Company, as warrant agent, and (iv) 340,000 shares of Paging Partners Common Stock were issuable upon the exercise of an option (the "Unit Purchase Option") to purchase 170,000 units

(the "Units") (each Unit, consisting of a share of Paging Partners Common Stock and a warrant to purchase one share of Paging Partners Common Stock at an exercise price of $6.60) at an exercise price of $9.90 per Unit, which were granted to GKN Securities Corporation and certain affiliated individuals. Except as set forth above, as of the date hereof, there are and, as of the Effective Time, there will be no outstanding options, warrants, subscriptions, conversion or other rights, agreements (other than this Agreement) or commitments obligating Paging Partners or Newco to issue any shares of the capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of the capital stock of Paging Partners or Newco. None of the Paging Partners Options will become subject to (i) any termination or cancellation requiring the payment of any consideration or (ii) any adjustment in the exercise price (except in connection with the Reverse Stock Split (as defined below), in either case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement. At the Effective Time, the number of shares of Paging Partners Common Stock that will be outstanding (excluding shares issuable upon the exercise of the Paging Partners Options, the Motorola Warrants, the Public Warrants and the Unit Purchase Option) shall not exceed 6,308,054 shares.

     (d) Since September 30, 1998, neither Paging Partners nor Newco has authorized or issued any shares of its capital stock (except shares of Paging Partners Common Stock issued upon exercise of Paging Partners Options granted prior to September 30, 1998) or authorized or issued any option, warrant, subscription, conversion or other right, agreement or commitment (other than this Agreement) obligating it to issue any shares of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock. There are no outstanding obligations, contingent or otherwise, of either Paging Partners or Newco to redeem, purchase or otherwise acquire any capital stock or other securities of Paging Partners or Newco.

     (e) Neither Paging Partners nor Newco is in violation of or has violated any federal or state securities laws in connection with any transaction relating to Paging Partners or Newco, including without limitation, the acquisition of any stock, business or assets of any third party or the issuance of any capital stock of Paging Partners or Newco.

     3.5 No Prior Activities. Newco has not incurred, directly or indirectly, any liabilities or obligations, except those incurred in connection with its incorporation or with the negotiation of this Agreement and the consummation of the transactions contemplated hereby. Newco has not engaged, directly or indirectly, in any business or activity of any type or kind, or entered into any agreement or arrangement with any person or entity and is not subject to or bound by any obligation or undertaking, and has not incurred any material liability in each case, except as contemplated by or in connection with this Agreement and the transactions contemplated hereby.

     3.6 Consents and Approvals. Except as set forth on Schedule 3.6 to the Paging Partners Disclosure Schedule and except for any filings under federal or state securities laws in connection with the Merger, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Paging Partners or Newco of the transactions contemplated by this Agreement or to enable Paging Partners to continue to conduct its business after the Effective Time in a manner that is in all material respects consistent with that in which such business is currently conducted.

     3.7 No Conflict. Except as set forth on Schedule 3.7 to the Paging Partners Disclosure Schedule, neither the execution and delivery of this Agreement by Paging Partners and Newco nor the consummation by Paging Partners and Newco of the transactions contemplated hereby nor the compliance by Paging Partners and Newco with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation and By-Laws of Paging Partners or Newco, as the case may be, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Paging Partners or Newco is a party or by which either of them or any of their properties or assets may be bound or

(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Paging Partners or Newco or any of their properties or assets.

     3.8 No Undisclosed Liabilities. Except as and to the extent reflected on the audited consolidated balance sheet of Paging Partners as at December 31, 1997, including the notes thereto (the "1997 Balance Sheet"), or in the unaudited consolidated balance sheets included in Paging Partners' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 (the "March 10-Q") and June 30, 1998 (the "June 10-Q") or Paging Partners's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 (the "1997 10-K") or disclosed pursuant to Section 3.10 hereof and except for (a) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 1998, (b) liabilities incurred in connection with or as a result of the Merger, and (c) liabilities set forth on Schedule 3.8 of the Paging Partners Disclosure Schedule, neither Paging Partners nor Newco has, at the date hereof, or will have, at the Effective Time, any liabilities or obligations. The aggregate amount of indebtedness and other liabilities of Paging Partners outstanding under the Motorola Credit Agreement (the "Motorola Loan") is, as of this date hereof, $1,654,189.98 (excluding interest charges accruing after September 30, 1998), and will not exceed, at the Effective Time, $1,654,189.98.

     3.9 Financial Statements. Paging Partners has previously furnished BAP with a copy of its financial statements as of and for the fiscal year ended December 31, 1997, certified by Berenson & Company (the "Audited 1997 Financials"), and as of and for the six months ended June 30, 1998 (the "Second Quarter Financials" and, together with the Audited 1997 Financials, the "Paging Partners Financial Statements") and with true and complete copies of each registration statement and proxy statement (including supplements and amendments thereto) filed by Paging Partners with the SEC since January 1, 1994 and of the following reports filed by Paging Partners with the SEC: Paging Partners's Annual Reports on Form 10-KSB for each of the three fiscal years in the periods ended December 31, 1995, December 31, 1996 and December 31, 1997, and all Quarterly Reports on Form 10-Q and all Current Reports on Form 8-K filed after January 1, 1995 (the "SEC Filings"). The Paging Partners Financial Statements and the audited year-end and unaudited interim financial statements and schedules contained in the SEC Filings (or incorporated therein by reference) were prepared in accordance with the books and records of Paging Partners in all material respects and were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and except that the unaudited interim financial statements were or are subject to normal year-end and audit adjustments that in the aggregate are not material. Each of the financial statements referred to above fairly presents the financial position of Paging Partners as of the respective dates set forth therein or the results of operations and changes in financial position of Paging Partners for the respective fiscal periods or as of the respective dates set forth therein, except that the unaudited interim financial statements were or are subject to normal year-end and audit adjustments that in the aggregate are not material. Each such registration statement, proxy statement and SEC Filing did not, on the date of effectiveness in the case of such registration statements, on the date of mailing and on the date of any stockholder meetings in the case of such proxy statements and on the date of filing in the case of such SEC Filings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Filing, as of the date of its filing, complied as to form with the requirements of the Exchange Act.

     3.10 Litigation. Except as set forth on Schedule 3.10 of the Paging Partners Disclosure Schedule, there is no litigation, including without limitation any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority (collectively, "Proceedings"), pending or, to the knowledge of any of the Senior Officers (as defined below) of Paging Partners or Newco, threatened against Paging Partners or Newco that would reasonably be expected to have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, or on the transactions contemplated by this Agreement and the Transaction Documents. Except as set forth on Schedule 3.10 of the Paging Partners Disclosure Schedule, neither Paging Partners nor Newco is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority (collectively "Orders") that would have a Material Adverse Effect on Paging

Partners and Newco, taken as a whole or on the transactions contemplated by this Agreement and the Transaction Documents. As used herein, "Senior Officers" of Paging Partners and Newco means the Chairman, Vice Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and any Vice President, in each case, of Paging Partners or Newco, as the case may be.

     3.11 Absence of Changes. Since the date of the 1997 Balance Sheet and except for, or as a result of, the transactions contemplated by this Agreement or as set forth on Schedule 3.11 of the Paging Partners Disclosure Schedule, Paging Partners has conducted its business only in the ordinary and usual course consistent with past practice and (a) there has been no event or condition that would have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, (b) there has been no damage to or destruction or loss of property (whether or not covered by insurance) that individually or in the aggregate, exceeds $25,000, (c) neither Paging Partners nor Newco has issued or authorized for issuance any equity securities or redeemed, purchased or otherwise acquired any capital stock or any other equity interest or declared, set aside or paid any dividend or distribution or authorized or effected any split, combination or reclassification of capital stock as any other equity interest or any securities convertible into or exchangeable for or evidencing the right to subscribe for shares of its capital stock or any other equity interest, (d) neither Paging Partners nor Newco has increased the compensation of, or paid or authorized any bonus to, any of its officers or directors, or the rate of pay of its employees as a group, (e) there has been no resignation or termination of employment of any key officer, consultant or employee of Paging Partners or Newco, (f) there has been no sale, transfer or other disposition of assets or commitment therefor other than sales in the ordinary course of business consistent with past practice, or any acquisition of any material assets, (g) neither Paging Partners nor Newco has made any loans to any of its employees, officers or directors other than travel advances and other advances made in the ordinary course of business, and no Lien (other than a Permitted Lien) has been placed on any of the assets of Paging Partners or Newco, and (h) neither Paging Partners nor Newco has taken any action that would have been prohibited under Section 4.4 below had this Agreement been in effect.

     3.12 Authorizations and Compliance. Schedule 3.12 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list of all material licenses, franchises, permits, consents, approvals, authorizations and orders of governmental authorities held by Paging Partners or Newco that are in effect and that are used or useful to operate its business and/or own its assets (collectively, the "Authorizations"). The Authorizations constitute all licenses, franchises, permits, registrations, consents, approvals, authorizations and orders required for the conduct by Paging Partners or Newco of its business as currently conducted and to own, lease, use and operate its properties at the places and in the manner in which the business is currently conducted, other than those the absence of which would not have a Material Adverse Effect on paging Partners or Newco. Each of Paging Partners and Newco is in compliance in all material respects with all Authorizations, and all of the Authorizations are in full force and effect. No proceeding is pending that is likely to have the effect of revoking or limiting any such Authorizations and, except for amendments to Authorizations that will be necessary as a result of the transactions contemplated hereby and that can be obtained in due course prior to the Closing, the same will not cease to remain in full force and effect by reason of the transactions contemplated by this Agreement or the Transaction Documents. Each of Paging Partners and Newco and the operation of its business are in compliance with all federal, state, local and other statutes, laws, acts, codes, orders, judgments, decrees, injunctions, regulations, rules, policies, guidelines, licenses, permits, franchises, by-laws and ordinances (collectively, "Laws") applicable to it, except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect on Paging Partners and Newco, taken as a whole. Neither Paging Partners nor Newco has received any notice from any governmental or regulatory authority or otherwise of any alleged violation of or noncompliance with any Law.

     3.13 FCC Licenses. Paging Partners and Newco have heretofore provided BAP with a list of all of the licenses from the Federal Communications Commission (the "FCC") held by Paging Partners and have heretofore made available to BAP true, complete and correct copies of all associated licenses (including any filings made with the FCC to memorialize the sites of any fill-in transmitter as defined and provided for under the rules of the FCC but which may not be shown on such licenses, and any authority provided under the FCC rules for fill-in transmitters that have not been memorialized by any filing with the FCC, but that are listed on Schedule 3.13 of the Paging Partners Disclosure Schedule ("Fill-in Transmitters")), files and correspondence with the FCC. The FCC Licenses identified on Schedule 3.13 of the Paging Partners Disclosure Schedule as being held by Paging Partners (the "FCC Licenses") are all of the FCC Licenses held by Paging Partners relating to the Paging Partners Frequencies (as defined below) or Paging Partners' paging business. Except as set forth on Schedule 3.13 of the Paging Partners Disclosure Schedule, the FCC Licenses held by Paging Partners are in full force and effect, are validly held by Paging Partners, and are free and clear of Liens (other than Permitted Liens), conditions or other restrictions of such nature as would materially limit the operation of Paging Partners' antenna and transmitter sites covered by the FCC Licenses (including sites for any Fill-in Transmitters) held by Paging Partners (all such sites for Paging Partners collectively, the "Transmitter Facilities"). Except for the FCC Licenses, there are no permits, licenses or other authorizations currently held by it, or required by Law to be held by it, with respect to its ownership and operation of its paging business, except where its failure to hold such a permit, license or other authorization would not reasonably be expected to materially and adversely affect Paging Partners' and Newco's ownership and operation of Paging Partners' paging business. The sites of Paging Partners set forth in the FCC Licenses and any associated sites for Fill-in Transmitters listed therewith in Schedule 3.13 have been or will be timely constructed and placed into operation with service to subscribers by Paging Partners in accordance with the rules of the FCC. Except as set forth on Schedule 3.13, there are no applications, petitions to deny, complaints or proceedings pending or, to the knowledge of any of the Senior Officers of Paging Partners or Newco, threatened before the FCC or relating to the operations of or the provision of service from Paging Partners' and Newco's Transmitter Facilities that are likely to preclude Paging Partners or Newco from entering into or consummating the transactions contemplated by this Agreement or that are likely to materially adversely affect the validity of the FCC Licenses held by Paging Partners or Newco.

     3.14  Equipment and Telecommunications Transmission Services.

     (a) Paging Partners has good and valid title to the paging transmission equipment set forth on Schedule 3.14 of the Paging Partners Disclosure Schedule (all such equipment described on Schedule 3.14 being referred to herein as the "Equipment") and to the spare parts for such Equipment free and clear of all Liens, except for the Permitted Liens. The Equipment identified on Schedule 3.14 constitutes all of the terminals, transmitters, link receivers and antennas used by Paging Partners to provide one-way paging service.

     (b) Schedule 3.14 of the Paging Partners Disclosure Schedule sets forth a list of all of the telecommunications services that it provides in support of Paging Partners' paging business, including services to (i) interconnect paging terminals to local telephone networks, (ii) connect paging terminals to transmitters, (iii) connect transmitters to monitoring locations for the performance of status monitoring, control and troubleshooting functions, and
(iv) program numbers into paging terminals and perform remote monitoring, adjustments, and troubleshooting with respect to the paging terminals. Each of Paging Partners and Newco represents that the only telecommunications transmission services provided in support of their paging business are pursuant to arrangements between Paging Partners or Newco and certain independent local exchange carriers and interexchange carriers specifically listed as such on
Schedule 3.14.

     3.15 Compliance with Law. Paging Partners' and Newco's ownership and operation of its business are in compliance with all applicable Laws (including without limitation the rules of the FCC relating to regulatory fees, universal service fund obligations, telecommunications relay service, antenna support structure lighting and marking, tower registration, timely construction of facilities and the provision of service to subscribers, and the timely filing of applications and reports), except where non-compliance would not individually or in the aggregate have a Material Adverse Effect on Paging Partners or Newco, taken as a whole. Neither Paging Partners nor Newco has received any written notice or otherwise been advised that its ownership or operation of its paging business is not in compliance with any such Laws.

     3.16  Site Leases.

     (a) Schedule 3.16 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list of all of the site leases on which equipment is located to which Paging Partners or Newco is a party (the "Site Leases"). Except as described in subsection (b) below, each Site Lease to which Paging Partners or Newco is a party is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms and is in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All rents due under each such Site Lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder, and no waiver or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of Paging Partners or Newco, by any other party, or occurrence, condition or act that, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. Neither Paging Partners nor Newco has received any notice of special assessment and, to the knowledge of Paging Partners and Newco, there is no threatened special assessment with respect to Paging Partners' or Newco's Site Leases.

     (b) Schedule 3.16 sets forth those Site Leases that are subject to the terms of the Prime Leases or Master Leases referred to therein. Neither Paging Partners nor Newco has received notice of or has knowledge of any termination of any Prime Lease or Master Lease referred to in such Site Lease.

     3.17 Books and Records. All material corporate action of the boards of directors and the stockholders of Paging Partners and Newco taken on or prior to the date hereof has been duly authorized in accordance with applicable law and the respective Certificates of Incorporation and Bylaws of Paging Partners and Newco and has been duly and accurately recorded in the minute books of Paging Partners and Newco. The general ledgers and books of Paging Partners and Newco and all other books, accounts and records of Paging Partners and Newco are in all material respects complete and correct and have been maintained in accordance with good business practice and all applicable laws and regulations.

     3.18 Accounts Receivable. The accounts receivable reflected on the balance sheet contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 and all accounts receivable arising since the date of such balance sheet (collectively, the "Accounts Receivable") arose from bona fide transactions in the ordinary course of business and have been recorded in accordance with Paging Partners' historical revenue recognition policy. Except as set forth in Schedule 3.18 of the Disclosure Schedule, no Account Receivable has been assigned or pledged to any other person and no defense or set off to any such Account Receivable has been asserted by the account obligor. The allowance for doubtful accounts for such Accounts Receivable is adequate and in accordance with the historical accounting practices of Paging Partners and all of the Accounts Receivable, net of allowance for doubtful accounts, are good and collectible in full in the ordinary course of business.

     3.19 Customer Contracts. Copies of the forms of customer contracts entered into by Paging Partners and Newco since January 1, 1997 for the provision by Paging Partners or Newco of paging service, pager rental and pager maintenance, were previously delivered to BAP by Paging Partners and Newco.

     3.20 Pagers. Paging Partners has provided to BAP a copy of its inventory listing dated October 1, 1998, which reflects as of September 30, 1998, the approximate number of new pagers in Paging Partners' and Newco's pager inventory and identifies the approximate number of each general type of pager (i.e., digital, alphanumeric, etc.) in each category. Since such date, the number of pagers in pager inventory has not changed except in the ordinary course of business.

     3.21 Retail and Office Leases. Neither Paging Partners nor Newco owns any real property. Schedule 3.21 of the Paging Partners Disclosure Schedule sets forth a list of all of Paging Partners' and Newco's real property leases (the "Retail and Office Leases"), copies of which have previously been delivered to or made available to BAP. Each Retail and Office Lease is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms, and is in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All rents due under each such lease have been paid; in each case, Paging Partners or Newco has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver or postponement of Paging Partners' or Newco's obligations thereunder has been granted by the lessor; and there exists no default or event of default by the lessee or, to the knowledge of Paging Partners and Newco, by any other party, or occurrence, condition or act that, with or without the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease. The buildings and leasehold improvements leased under the Retail and Office Leases are in good operating condition (normal wear and tear excepted), are not in need of any known major repairs and are suitable for their current uses. Neither Paging Partners nor Newco has received any notice of special assessment and, to Paging Partners and Newco's knowledge, there is no threatened special assessment relating to the premises leased by it under the Retail and Offices Leases or any portion thereof.

     3.22 Telephone Number Inventory. Schedule 3.22 hereto, which has heretofore been provided to BAP, sets forth, as of the date of preparation of such Schedule, the telephone numbers assigned or available for assignment to or association with individual paging units as part of the Paging Partners' and Newco's paging business.

     3.23 Billing Software. The billing software used by Paging Partners and Newco shall, at and after the Effective Time, be in the same condition in which Paging Partners and Newco used it in its operations of its paging business on the date hereof. The base platform for such billing software was developed by Mr. Frank Atkinson prior to his employment at Paging Partners. As part of his employment agreement with Paging Partners, Mr. Atkinson granted a non-exclusive license to Paging Partners for its use. Since Mr. Atkinson's employment, such billing software has been updated and revised from time to time. All such updates and revisions have been written to be "Year 2000 compliant." The underlying billing software can be revised by Paging Partners' MIS department to be Year 2000 compliant by December 31, 1999 without material disruption to the completion of the other normal functions of Paging Partners's MIS department and without the incurrence of costs in excess of $100,000. Paging Partners has a valid non-exclusive license to utilize the billing software and any subsequent modifications.

     3.24 Billing System. The computer hardware set forth on Schedule 3.24 of the Paging Partners Disclosure Schedule and the billing software collectively comprise the billing system utilized by Paging Partners to perform billing services.

     3.25 Personal Property. Except as reflected on Schedule 3.25 of the Paging Partners Disclosure Schedule, each of Paging Partners and Newco has good title to or a valid leasehold or license interest in each item of personal property used by it in connection with its business, free and clear of all Liens other than the Motorola Lien and Permitted Liens. The leasehold improvements of Paging Partners and Newco and all of their respective tangible personal property, equipment, fixtures and inventories used in the ordinary course of their respective businesses are in good repair and in good operating condition, reasonable wear and tear excluded, and are suitable for the purposes for which they are being used.

     3.26 Material Contracts. Schedule 3.26 of the Paging Partners Disclosure Schedule sets forth a complete and accurate list and description of all of the following contracts and agreements, whether written or oral, of each of Paging Partners and Newco:

          (a) agreements, contracts or instruments to which Paging Partners or Newco is a party that (i) involve amounts greater than $25,000 and (ii) relate to the borrowing of money, the capital lease or purchase on an installment basis of any property or asset or the guarantee of any of the foregoing (including without limitation pledged receivables or acquisition and development credit facilities of Paging Partners or Newco), other than agreements, contracts or instruments relating to the purchase of pagers in the ordinary course of business involving less than $200,000 in the aggregate in any month;

          (b) contracts under which the amount payable by Paging Partners or Newco with respect to its business is dependent on the revenues or income or similar measure of Paging Partners or Newco or any other Person;

          (c) bonding, licenses, leases, contracts and other arrangements with respect to any material property of Paging Partners or Newco and all contracts, agreements, commitments, purchase orders or other understandings or arrangements with respect to which Paging Partners and/or Newco has any liability or obligation (contingent or otherwise) involving more than $100,000 in the aggregate in any month, or which may otherwise have any continuing effect after the date of this Agreement;

          (d) inter-carrier and agency agreements, interLATA circuit contracts or interconnection agreements with interexchange carriers involving more than $10,000;

          (e) franchise, license, agency, sales representative, marketing, co-sales arrangements, broker, and similar agreements or any declarations or covenants, conditions and restrictions, in each case involving more than $10,000;

          (f) forms of reseller agreements involving more than $10,000;

          (g) contracts, agreements or other understandings or arrangements (including without limitation those with respect to compensation) between Paging Partners or Newco and any stockholder, officer, director, consultant, agent and/or Affiliate of Paging Partners or Newco (or any spouse or relative of any of the foregoing);

          (h) contracts with any Person (other than BAP) which purport to restrict the business activities of Paging Partners or Newco or use of information in its business, including without limitation any covenant not to compete or any contracts imposing exclusive dealing obligations;

          (i) management, operating, service, joint venture, partnership or limited liability company agreements;

          (j) barter, currency, interest rate swap, hedge or broker contracts;

          (k) any contract or agreement pursuant to which Paging Partners or Newco has agreed to indemnify or hold harmless any other Person or to pay liquidated damages of any kind;

          (l) labor, union and similar contracts between Paging Partners or Newco and its employees;

          (m) any contract or agreement between Paging Partners or Newco and Motorola;

          (n) any contract or agreement creating any Lien (other than a Permitted Lien) on any property or assets of Paging Partners or Newco;

          (o) any contract or agreement relating to the capital stock of Paging Partners or Newco; or

          (p) any other material agreement, lease, commitment, instrument, plan, arrangement or contract entered into by Paging Partners or Newco or to which any of their respective assets may be subject.

     All the foregoing are herein called "Material Contracts." Such list includes with respect to each Material Contract the names of the parties, the date thereof, and its title or other general description. The Material Contracts listed on Schedule 3.26 set forth the entire arrangement and understanding between Paging Partners and/or Newco and the respective third parties with respect to the subject matter thereof, and, except as indicated in such Schedule, there have been no amendments or waivers or side or supplemental arrangements to or in respect of any Material Contract. Paging Partners and Newco will furnish any further information that BAP may reasonably request in connection therewith. Each Material Contract is valid, binding and enforceable against Paging Partners and, to Paging Partners' knowledge, each other party thereto, in accordance with its terms and in full force and effect, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity and except where failure to be so enforceable would not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole). Except for any default by Paging Partners that may exist under the Motorola Credit Agreement (the "Motorola Default"), there is no event that has occurred or existing condition that constitutes or that, with notice, the happening of an event and/or the passage of time, would constitute a default or breach under any Material Contract by Paging Partners or Newco or would cause the acceleration of any obligation of any party thereto, give rise to any right of termination or cancellation or cause the creation of any Lien (other than a Permitted Lien) by reason of the failure of Paging Partners or Newco to fulfill the obligations thereunder.

     3.27 Intangible Property Rights. Each of Paging Partners and Newco has good and marketable title to, or valid and continuing licenses to use, all trademarks, service marks, trade names, copyrights, franchises, licenses, logos, customer lists, processes, trade secrets, know-how, and all rights with respect to the foregoing, that are used in the operation of its business as currently conducted (collectively, with any application with respect to the issuance or granting of any of the foregoing, the "Intangible Property"). Schedule 3.27 of the Paging Partners Disclosure Schedule sets forth a true, correct and complete list of all Intangible Property owned or used by each of Paging Partners and Newco (including all registrations and applications with respect to the issuance or granting of any right). Each of Paging Partners and Newco is the sole and exclusive owner of all Intangible Property, free and clear of all Liens (other than Permitted Liens). None of the Intangible Property infringes on any rights of others.

     3.28 Insurance. Schedule 3.28 of the Paging Partners Disclosure Schedule contains a correct and complete description of all insurance policies held by Paging Partners or Newco covering Paging Partners or Newco or any of their respective assets, properties or officers or employees, specifying the type and amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). All of the Insurance Policies are valid and in full force and effect and free of any right of termination on the part of the insurance carriers. Except as set forth in
Schedule 3.28, all of the liability Insurance Policies are on an "occurrence" basis. Schedule 3.28 also sets forth a list of all outstanding bonds or other security arrangements issued or entered into by Paging Partners or Newco.

     3.29 Labor Matters. Paging Partners and Newco are in compliance with all Laws with respect to employment practices and prohibiting discrimination, except where failure to be in compliance would not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole. Neither Paging Partners nor Newco is bound by any union contracts, labor agreements or other similar agreements or arrangements. There are no pending or threatened claims between Paging Partners or Newco and any of its employees (including without limitation any claim of discrimination or harassment), or any unresolved labor grievances or unfair labor practice or labor arbitration Proceedings pending or threatened relating to Paging Partners or Newco. Except as set forth on Schedule 3.29 of the Paging Partners Disclosure Schedule or as provided in Section 4.21 hereof, no present or former director, officer, partner, stockholder, agent, or employee of or consultant to Paging Partners or Newco, as a result of any of the transactions contemplated by this Agreement, is or would be eligible to (a) receive any bonus, commission, severance pay, lump sum or other payment, compensation or other remuneration from Paging Partners or Newco of any kind or (b) have the timing or vesting of any benefit or any increase in the amount of compensation or other benefits. Except as set forth in Schedule 3.29, there are no employment or consulting contracts or arrangements by which Paging Partners or Newco is bound other than those terminable at will with no penalty or other payment required. Schedule 3.29 of the Paging Partners Disclosure Schedule sets forth a complete list of all officers and employees of and consultants to Paging Partners or Newco showing date of hire, hourly rate or salary, commission arrangements or other basis of compensation. For purposes of this Section 3.29 the term "employee" shall include independent contractors who spend a majority of their working time on Paging Partners' or Newco's business.

     3.30 Transactions With Affiliates. Except as set forth in Schedule 3.30 of the Paging Partners Disclosure Schedule, no officer, employee, director, Significant Stockholder, partner or agent of or consultant to Paging Partners or Newco or, to the knowledge of Paging Partners and Newco any of their respective Affiliates (an "Interested Person"), owned within the past three years, directly or indirectly, any material interest in, or serves or served as an officer, employee or director of, any customer, competitor or supplier of Paging Partners or Newco, or any organization that had or has a material agreement or arrangement with Paging Partners or Newco, and no Interested Person owns directly or indirectly any material asset or property used in or necessary to the business of Paging Partners or Newco. "Significant Stockholder" means any Person that beneficially owns (within the meaning of the Exchange Act and the rules and regulations promulgated thereunder) five percent or more of the equity of the Company on a fully diluted basis.

     3.31 Environmental Matters. Environmental Matters. Without limiting any other representation or warranty contained herein, to the knowledge of Paging Partners and Newco, each of Paging Partners and Newco, and each of Paging Partners' and Newco's ownership and use of its premises, the occupancy and operation thereof and the conduct of each of Paging Partners and Newco's business are and have been in compliance with all Environmental Laws, including without limitation legal requirements relating to the use, storage, handling, transport and disposal of Hazardous Materials. To the knowledge of Paging Partners and Newco, none of the real property owned, leased or operated by Paging Partners or Newco at any time has ever been used as a sanitary land fill or as a storage or dump site for Hazardous Materials or is contaminated with any Hazardous Materials. To the knowledge of Paging Partners and Newco, neither Paging Partners nor Newco nor any other Person has ever caused or permitted any Hazardous Materials to be disposed of on or under any real property owned, leased or operated by Paging Partners or Newco in any manner not permitted by all applicable Laws, and no such real property has ever been used (by Paging Partners or Newco or any other Person) as (a) a disposal site or permanent storage site for any Hazardous Materials or (b) a temporary storage site for any Hazardous Materials which temporary storage resulted in a release of Hazardous Materials or violated any Environmental Law. To the knowledge of Paging Partners and Newco, all Hazardous Materials used or generated by Paging Partners or Newco or any business merged into or otherwise acquired by Paging Partners or Newco have been generated, accumulated, stored, transported, treated, recycled and disposed of in compliance with all applicable Environmental Laws. To the knowledge of Paging Partners and Newco, there are no underground storage tanks on any real property owned, leased or operated by Paging Partners or Newco. To the knowledge of Paging Partners and Newco, neither Paging Partners nor Newco has any liabilities with respect to Hazardous Materials, and no facts or circumstances exist that could give rise to liabilities under any applicable Environmental Law. To the knowledge of Paging Partners and Newco, none of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby will result in any obligations for environmental site assessment or cleanup, or notification to or consent of any governmental agency or third party under any transaction-triggered Environmental Law.

     3.32 Taxes. Paging Partners has made available to BAP true and correct copies of all of its tax returns (original and amended) for all open years. Paging Partners has correctly prepared and filed when due all tax and/or information returns required by Law to be filed and has paid when due all Taxes, including without limitation Taxes levied upon any of its properties, assets, income or franchises, except (i) where the failure to do so will not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole or (ii) where Paging Partners is contesting such Taxes in good faith and has made adequate reserves on its books therefor. All such returns are, and all returns to be filed from the date hereof until the Effective Time will be true and correct and show all Taxes owed in respect of Paging Partners for the relevant periods, except where Paging Partners is contesting such Taxes in good faith and has made adequate reserves on its books therefor. Except as set forth on
Schedule 3.32, no return of Paging Partners has ever been audited by the Internal Revenue Service or any other Governmental Authority. Paging Partners has never filed a consent under sec.341(f) of the Code and has never executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any tax liabilities. The charges, accruals and reserves on Paging Partners' books in respect of Taxes for all fiscal periods are adequate, and there are no unpaid assessments or any basis for the assessment of any additional Taxes, penalties or interest for any period for which the due date has passed or audit thereof by any taxing authority, except for those (i) that will not have a Material Adverse Effect on Paging Partners and Newco, taken as a whole or (ii) that Paging Partners is contesting in good faith or for which Paging Partners has made adequate reserves on its books. All Taxes that Paging Partners is required by Law to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity. There are no tax Liens (other than Permitted Liens) or claims pending or threatened against Paging Partners or its properties or assets. There are no outstanding tax sharing agreements or other such arrangements between Paging Partners and any other Person. The tax basis of the assets of each of Paging Partners by category including the classification of such assets as being depreciable or amortizable as reflected in their respective tax returns and related work papers is true and correct in all material respects.

     3.33  Employee Benefit Plans.

     (a) Paging Partners maintains, contributes to or established the "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), including but not limited to bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension, retirement, deferred compensation, severance, medical, dental, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments or practices (whether or not insured) set forth in
Schedule 3.33 Each such employee benefit plan is referred to herein as a "Paging Partners Benefit Plan" and collectively as the "Paging Partners Benefit Plans". Each Paging Partners Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code, has been determined by the Internal Revenue Service to be so qualified. The Paging Partners Benefit Plans have been maintained, operated and administered in all material respects in accordance with their terms and applicable law, including without limitation ERISA and the Code. No complete or partial termination of any Paging Partners Benefit Plan has occurred or is expected to occur prior to or on the Closing Date or as a result of this transaction. No event has occurred, or is reasonably expected to occur as a result of the transactions contemplated by this Agreement, with respect to or pursuant to any Paging Partners Benefit Plan which will result in any material liability to BAP.

     (b) No Paging Partners Benefit Plan is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, subject to Section 412 of the Code or Section 302 of Title IV of ERISA. Paging Partners has never contributed or had any obligation to contribute to any multi employer pension plan within the meaning of ERISA and the Code.

     (c) Paging Partners does not maintain any Paging Partners Benefit Plan that is a "group health plan" (as such term is defined in ERISA or the Code) that has not been administered or operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code.

     3.34  Certain Agreements.  The agreements and plans set forth on Schedule
3.34 of the Paging Partners Disclosure Schedule are the only employment, severance, consulting or similar agreements of Paging Partners containing a "change of control" provision.

     3.35 Brokers. Brokers. No investment bank, broker or finder is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Paging Partners or Newco, other than Robert Davidoff and Rochelle King, which shall not exceed $100,000 in the aggregate.

     3.36  Disclosure.

     (a) Neither this agreement nor any exhibit or schedule hereto nor any Transaction Document nor any statement, list or certificate delivered to BAP pursuant hereto or pursuant to any written request therefor, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

     (b) The Paging Partners Proxy Statement, will not, as of the date the Paging Partners Proxy Statement is first mailed to stockholders of Paging Partners and as of the date of the Paging Partners' stockholder meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (c) The Paging Partners Proxy Statement will, as of the date the Paging Partners Proxy Statement is first mailed to stockholders of Paging Partners and as of the date of the Paging Partners' stockholder meeting, comply as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                                   ARTICLE IV

                                   COVENANTS

     Paging Partners, Newco and BAP hereby covenant and agree to take the following actions between the date hereof and the Closing and/or, if applicable, following the Closing:

     4.1  Access to Information

     (a) Subject to the terms and conditions of the Bell Atlantic Acquisition Agreement, until the first to occur of the Effective Time or termination of this Agreement pursuant to Article VI hereof, BAP will, and will cause its officers, directors, employees, counsel, advisors and representatives to, afford to the officers, employees, counsel and authorized representatives of Paging Partners and Newco (including, without limitation, its accountants) such access to the officers, employees, accountants, properties and business and financial records and contracts of every kind of BAP as Paging Partners and Newco shall deem necessary, and shall furnish to Paging Partners and Newco and its authorized representatives such additional information concerning the proposed management, operations, properties and business of BAP, the Bell Atlantic Paging Business and, after the closing of the Bell Atlantic Acquisition, the BAP Paging Business, as shall be reasonably requested, including without limitation all such information as shall be necessary to enable Paging Partners and Newco or its representatives to verify the accuracy of the representations and warranties contained herein and to prepare the Paging Partners Proxy Statement to be used in connection with the Paging Partners special meeting. No investigation by Paging Partners and Newco into BAP, the Bell Atlantic Paging Business, the BAP Paging Business or the management, business, operations, assets, records or condition of BAP, the Bell Atlantic Paging Business or the BAP Paging Business shall diminish or in any way limit any of the representations and warranties of BAP in this Agreement or in any Transaction Document or writing delivered pursuant hereto or relieve BAP of any obligation hereunder.

     (b) Notwithstanding the foregoing (or any other provision of this Agreement or the other Transaction Documents), the parties understand that, until the closing of the Bell Atlantic Acquisition, (i) BAP will not have ownership or control of the Bell Atlantic Paging Business, (ii) BAP will have only limited access to information about the Bell Atlantic Paging Business, and (iii) the Bell Atlantic Acquisition Agreement contains provisions requiring the maintenance of the confidentiality of, and limiting the public disclosure of certain information relating to, the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement and the Bell Atlantic Paging Business and requiring BAP to obtain the consent of the Bell Atlantic Subsidiaries prior to the public disclosure of such information (the "Bell Atlantic Confidentiality Provisions"). If Paging Partners or Newco shall reasonably request information about the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement or the Bell Atlantic Paging Business that is not available to BAP or that cannot be publicly disclosed under the Bell Atlantic Confidentiality Provisions (to be determined by BAP in its sole discretion), then BAP shall use commercially reasonable efforts to obtain the requested information or the consent to the public disclosure of such requested information, as the case may be, from the Bell Atlantic Subsidiaries. If, however, after using commercially reasonable efforts, BAP fails to obtain such requested information, or the consent to the disclosure of such requested information, as the case may be, and if, as a result of such failure, BAP, Paging Partners and/or Newco are unable to perform their respective obligations or satisfy their conditions to closing under this Agreement, including without limitation those under Sections 4.1, 4.5, 4.8, 4.9, 4.11, and 4.14 hereof, then the parties hereto agree that (i) the time for BAP, Paging Partners and Newco to perform their obligations under this Agreement shall be extended for such time as Paging Partners shall determine, which shall not be less than 15 days from the date that BAP gives Paging Partners written notice of such failure (the "Extension Period") and (ii) none of BAP, Paging Partners or Newco shall be in breach of this Agreement during the Extension Period as a result of the circumstances described in this clause (b). Notwithstanding any other provision of this Agreement or the Transaction Documents, if BAP cannot obtain the requested information or the consent to the disclosure of such requested information, and Paging Partners terminates the Extension Period, then the parties agree that for purposes of Article VI and
Section 8.5 hereof, none of BAP, Paging Partners or Newco shall be in breach of this Agreement as a result of the circumstances described in this clause (b). BAP shall use commercially reasonable efforts to provide paging Partners or Newco with any such requested information or consent as soon as practicable following the closing of the Bell Atlantic Acquisition.

     (c) Until the first to occur of the Effective Time or termination of this Agreement pursuant to Article VI hereof, Paging Partners and Newco will, and will cause their respective officers, directors, employees, counsel, advisors and representatives to, afford to the officers, employees, counsel and authorized representatives of BAP (including, without limitation, its accountants) such access to the officers, employees, accountants, properties and business and financial records and contracts of every kind of Paging Partners and Newco as BAP shall deem necessary, and shall furnish to BAP and its authorized representatives such additional information concerning the management, operations, properties and business of Paging Partners and Newco as shall be reasonably requested, including without limitation all such information as shall be necessary to enable BAP or its representatives to verify the accuracy of the representations and warranties contained herein. No investigation by BAP into Paging Partners or Newco or its management, business, operations, assets, records or condition shall diminish or in any way limit any of the representations and warranties of Paging Partners and Newco in this Agreement or in any Transaction Document or writing delivered pursuant hereto or relieve Paging Partners and Newco of any obligation hereunder.

     4.2 Consents and Approvals Consents and Approvals. Paging Partners, Newco and BAP shall cooperate in using their commercially reasonable efforts to obtain as promptly as practicable all governmental and regulatory approvals, consents, orders and authorizations and transfer of licenses or registrations required in connection with, and waivers of any violations, breaches and defaults that may be caused by, the consummation of the transactions contemplated by this Agreement.

     4.3 Conduct of Business of BAP. Except as contemplated by this Agreement or with the prior written consent of Paging Partners and Newco, during the period from the date of the closing of the Bell Atlantic Acquisition to the Effective Time or the termination of this Agreement pursuant to Article VI hereof, BAP shall operate and carry on the BAP Paging Business only in the ordinary and usual course consistent with past practice of the Bell Atlantic Paging Business (subject to any changes resulting from the fact that such business will not be owned by Bell Atlantic and the Bell Atlantic Subsidiaries after the Bell Atlantic Acquisition) and in material compliance with all applicable Laws. Consistent with the foregoing, BAP (including, after the closing of the Bell Atlantic Acquisition, the BAP Paging Business) shall maintain its corporate existence and use commercially reasonable efforts to maintain its business organizations intact, retain its Authorizations, preserve its existing contracts, pay and discharge when due all taxes, assessments and governmental charges, keep available the services of its current officers and employees, preserve its FCC licenses and relationships with customers, suppliers, contractors, licensors, employees and any other Persons having business relations with it, and maintain all of the material structures, equipment and other tangible personal property used in its business in good repair, order, and condition in all material respects (except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty). Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement and the Bell Atlantic Acquisition Agreement, BAP shall not, directly or indirectly, do any of the following or enter into any agreement, arrangement or understanding with respect thereto, without the prior written consent of Paging Partners and Newco:

          (a) make any material change in its business, management or operations or enter into any new line of business or take any action that would materially adversely affect or detract from the value of BAP or, if applicable, the BAP Paging Business or terminate the services of any present key employee, consultant or agent except for good cause or in connection with the Bell Atlantic Acquisition;

          (b) (i) sell, pledge, dispose of or encumber any asset of BAP (except for sales of assets in the ordinary course of business consistent with past practice and except in connection with the BAP Debt Agreements and the transactions contemplated thereby and the Motorola Credit Agreement or the renegotiation thereof) or (ii) acquire any material assets or properties (whether by merger, consolidation, acquisition of stock or assets or otherwise except in connection with the Bell Atlantic Acquisition), (iii) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice or except in connection with the Bell Atlantic Acquisition, or

     (iv) enter into any agreement granting a preferential right to sell, lease, license, transfer or otherwise dispose of property, except in the ordinary course of business consistent with past practice;

          (c) (i) incur or assume any indebtedness (other than indebtedness incurred or assumed in the ordinary course of business and consistent with past practice, provided that such indebtedness does not relate to borrowed money) or assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other Person, provided that the foregoing shall not prevent BAP from incurring indebtedness (i) under the BAP Debt Agreements in connection with the Bell Atlantic Acquisition and the Merger in an amount not to exceed $25,500,000 or (ii) in connection with the ownership and operation of the BAP Paging Business in the ordinary course of business consistent with past practice of the Bell Atlantic Paging Business;

          (d) make, declare or pay any dividend, or declare or make any distribution on, or directly or indirectly redeem, repurchase or otherwise acquire, any shares of its outstanding capital stock or any securities convertible into or exchangeable for such capital stock or issue any shares of its capital stock (other than pursuant to (i) the issuance and sale of the BAP Preferred Stock pursuant to the BAP Stock Purchase Agreement, (ii) the conversion of the BAP Preferred Stock immediately prior to the consummation of the Merger or the repurchase of capital stock of BAP pursuant to the Equity Sponsor Agreement); or authorize the creation or issuance of any additional shares of its capital stock (other than pursuant to the conversion of the BAP Preferred Stock immediately prior to the consummation of the Merger) or authorize or grant any options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock; or split, combine or reclassify any capital stock (other than pursuant to the BAP Employment Agreements (as defined below) and the BAP Option Agreements (as defined below));

          (e) subject any of its properties or assets to any Lien (other than Permitted Liens and Liens incurred under the BAP Debt Agreements or in connection with the Bell Atlantic Acquisition with respect to indebtedness permitted under paragraph (c) above);

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except, after the closing of the Bell Atlantic Acquisition, in the ordinary course of the BAP Paging Business consistent with the past practice of the Bell Atlantic Paging Business;

          (g) enter into, terminate or cancel any contract, agreement, debt or claim or modify, amend or make any change in any of its leases, contracts, agreements, debts or claims or waive any material rights, in any case, that provides for a commitment on the part of BAP to pay an amount in excess of $50,000 or that affects in any material respect the business of BAP, other than (A) the Employment Agreement to be dated as of the Effective Time, between BAP and D. Brian Plunkett (the "Plunkett Employment Agreement" and, together with the Adiletta Employment Agreement, the "BAP Employment Agreements"), (B) the Option Agreement to be entered into between BAP and John X. Adiletta as contemplated by the Adiletta Employment Agreement (the "Adiletta Option Agreement"), (C) the Option Agreement to be entered into between BAP and D. Brian Plunkett (the "Plunkett Option Agreement" and, together with the Adiletta Option Agreement, the "BAP Option Agreements") and (D) the Deerfield Agreement, (ii) other than the agreements to be entered into at the closing of the Bell Atlantic Acquisition as contemplated by the Bell Atlantic Acquisition Agreement, (iii) other than the termination of the Bell Atlantic Acquisition Agreement pursuant to the terms thereof and the termination of this Agreement pursuant to the terms hereof, and (iv) other than in the ordinary course of the business of BAP or, if applicable, the BAP Paging Business consistent with the past practice of BAP or the Bell Atlantic Paging Business.

          (h) increase in any manner or change the nature of the compensation or fringe benefits paid or payable to any director, officer, agent, representative, independent contractor or consultant of BAP or pay or agree to pay any commission or bonus payment (other than commissions and bonus payments to which BAP is now committed or will become committed upon closing of the Bell Atlantic Acquisition), or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees (other than in connection with the Bell Atlantic Acquisition), or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person other than in connection with the Bell Atlantic Acquisition;

          (i) permit any insurance policy naming BAP or the Bell Atlantic Paging Business as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect, other than in the ordinary course of business and other than in connection with the Bell Atlantic Acquisition;

          (j) propose or adopt any amendment to its charter or bylaws, except in connection with the Financing, or enter into any agreement the terms of which would be violated by the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 2.10 hereof;

          (k) change its methods of accounting or fiscal year or fail to maintain its books, accounts and records in the usual, regular and ordinary manner or fail to post all entries therein promptly in compliance with accepted practice and applicable law;

          (l) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated by this Agreement;

          (m) make any tax election or settle or compromise any material income tax liability;

          (n) except as specifically contemplated by this Agreement, the BAP Employment Agreements, the BAP Option Agreements, the Deerfield Agreement or the Adiletta Note, enter into any of the foregoing transactions with any director, officer, stockholder, or employee of BAP; or

          (o) take any action (or refrain from taking any action) that would cause, or might reasonably be expected to cause, any representation or warranty of BAP contained herein to be inaccurate in any material respect.

     4.4 Conduct of Business of Paging Partners and Newco. Except as contemplated by this Agreement or with the prior written consent of BAP, during the period from the date hereof to the Effective Time or the termination of this Agreement pursuant to Article VI hereof, Paging Partners and Newco shall operate and carry on their business only in the ordinary and usual course consistent with past practice and in material compliance with all applicable Laws. Consistent with the foregoing, Paging Partners and Newco shall maintain their respective corporate existences and use their best efforts to maintain their business organizations intact, retain their Authorizations, preserve their existing contracts, pay and discharge when due all taxes, assessments and governmental charges, keep available the services of their present officers and employees, preserve their FCC Licenses and relationships with customers, suppliers, contractors, licensors, employees and any other Persons having business relations with them, and maintain all of the material structures, equipment and other tangible personal property used in their business in good repair, order, and condition in all material respects (except for depletion, depreciation, ordinary wear and tear and damage by unavoidable casualty). Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, Paging Partners and Newco shall not, directly or indirectly, do any of the following or enter into any agreement, arrangement or understanding with respect thereto, without the prior written consent of BAP:

          (a) make any material change in its business, management or operations or enter into any new line of business or take any action that would materially adversely affect or detract from the value of Paging Partners or Newco or terminate the services of any present key employee, consultant or agent except for good cause;

          (b) (i) sell, pledge, dispose of or encumber any asset of Paging Partners or Newco, except for sales of assets in the ordinary course of business consistent with past practice and involving amounts less than $25,000 and except for sales, pledges, dispositions or encumbrances of pagers in the ordinary course of business consistent with past practice and involving less than $300,000 in the aggregate in any month, or (ii) acquire any material assets or properties (whether by merger, consolidation, acquisition of stock or assets or otherwise), except for purchases or other acquisitions of pagers in the ordinary course of business, consistent with past practice, and involving less than $200,000 in the aggregate in any month, or (iii) release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business consistent with past practice, or
     (iv) enter into any agreement granting a preferential right to sell, lease, license, transfer or otherwise dispose of property, except in connection with the sale, lease, license or transfer of pagers in the ordinary course of business consistent with past practice;

          (c) (i) incur or assume any indebtedness (other than indebtedness incurred or assumed in the ordinary course of business, consistent with past practice and involving amounts less than $25,000, provided that such indebtedness does not relate to borrowed money) or (ii) assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other Person, in each case, provided that the foregoing shall not prevent Paging Partners or Newco from (x) incurring indebtedness in connection with the purchase of pagers in the ordinary course of business consistent with past practice involving less than $200,000 in the aggregate in any month, or (y) incurring indebtedness under the Motorola Credit Agreement for so long as Paging Partners and Newco's aggregate indebtedness thereunder (including any currently outstanding indebtedness) does not at any time exceed $1,654,189.98 or (z) refinancing indebtedness outstanding under the Motorola Credit Agreement on terms reasonably satisfactory to Paging Partners and, to the extent necessary to comply with the terms and conditions of the BAP Debt Agreements, BAP;

          (d) make, declare or pay any dividend, or declare or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its outstanding capital stock; or any securities convertible into or exchangeable for such capital stock or issue any shares of its capital stock; or issue or authorize the creation or issuance of any additional shares of its capital stock other than pursuant to options, warrants or rights that are outstanding on the date hereof and are expressly disclosed in the Paging Partners Disclosure Schedule or in this Agreement or issue or authorize or grant any warrants, options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from either of them, any shares of their capital stock; or split, combine or reclassify any capital stock;

          (e) subject any of its properties or assets to any Lien (other than Permitted Liens and Liens incurred under the Motorola Credit Agreement with respect to indebtedness permitted under paragraph (c) above);

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, in either case, in excess of $100,000;

          (g) enter into, terminate or cancel any contract, agreement, debt or claim or modify, amend or make any change in any of its leases, contracts, agreements, debts or claims or waive any material rights, in any case, that provides for a commitment on the part of Paging Partners and/or Newco to pay an amount in excess of $25,000 in any case or $100,000 in the aggregate or that affects in any material respect the business of Paging Partners and Newco other than the termination of this Agreement pursuant to the terms hereof;

          (h) increase in any manner or change the nature of the compensation or fringe benefits paid or payable to any director, officer, agent, representative, independent contractor or consultant of Paging Partners or Newco or pay or agree to pay any commission or bonus payment (other than commissions and bonus payments to which Paging Partners is now committed and which have been disclosed in this Agreement or the Paging Partners Disclosure Schedule or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees, or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person;

          (i) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation, replacement policies providing substantially the same coverage are in full force and effect, other than in the ordinary course of business;

          (j) propose or adopt any amendment to its Certificate of Incorporation or Bylaws; or enter into any agreement the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

          (k) change its methods of accounting or fiscal year or fail to maintain its books, accounts and records in the usual, regular and ordinary manner or fail to post all entries therein promptly in compliance with accepted practice and applicable law;

          (l) settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated by this Agreement;

          (m) make any tax election or settle or compromise any material income tax liability;

          (n) take or allow to be taken or fail to take any action, which action or omission could jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code;

          (o) except as specifically contemplated by this Agreement, enter into any of the foregoing transactions with any director, officer, stockholder, or employee of Paging Partners or Newco; or

          (p) take any action (or refrain from taking any action) that would cause, or might reasonably be expected to cause, any representation or warranty of Paging Partners or Newco contained herein to be inaccurate in any material respect.

     4.5 Confidentiality. Subject to Section 4.1(b) hereof, each of BAP, Paging Partners and Newco shall (and shall cause its respective officers, employees and representatives to) keep all information furnished to it pursuant to or in connection with this Agreement or any of the transactions contemplated herein confidential (including, without limitation, any of such information relating to either of BAP's or Paging Partners' respective businesses) and shall not disclose any of such information to any third party, except, subject to
Section 4.1(b) hereof, the Bell Atlantic Confidentiality Provisions, and the Bell Atlantic Consent, (i) as contemplated herein or in the Bell Atlantic Acquisition Agreement or the documents relating to the Financing, (ii) as required by (A) law (including information disclosures that may be required to be set forth in the Proxy Statement or other materials furnished to Paging Partners stockholders, (B) valid judicial or regulatory process to any governmental authority including but not limited to the FCC, the Federal Trade Commission and the Department of Justice, or (C) securities exchange rules or regulations (or comparable rules and regulations of the Nasdaq Small Cap Market), (iii) for disclosures of such information concerning the transactions contemplated by this Agreement that are made (A) to BAP's, Paging Partners' or Newco's respective stockholders (except with respect to disclosures to Paging Partners' stockholders only in the Paging Partners Proxy Statement), officers, directors, financial advisors, accountants, counsel or other representatives on a need-to-know basis or (B) to the Bell Atlantic Subsidiaries as required by the Bell Atlantic Acquisition Agreement; provided, that such confidentiality obligations shall not apply to any information (i) that becomes public through no fault of the receiving party or its representatives or (ii) that the receiving party can show was already known to it on a non-confidential basis prior to the disclosure thereof by the other party.

     4.6  Exclusive Dealing, Etc.

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement in accordance with Article VI or the Effective Time, except as contemplated by this Agreement, BAP shall not authorize any Person or individual to, directly or indirectly, through any officer, director, agent, employee or otherwise, (a) entertain, solicit, initiate or encourage any inquiries or the submission of proposals or offers from any Person relating to any acquisition or purchase of any of the shares of the capital stock of BAP and/or all or any material portion of BAP's assets or any equity interest in BAP or any equity investment, merger, consolidation or business combination with BAP (including by way of tender offer) or (b) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing, in either case, except in connection with the offer and sale of equity securities in BAP pursuant to the Financing, provided that the number of shares of BAP Common Stock outstanding on a fully diluted basis at the Effective Time shall not exceed 98,000 (excluding shares of BAP Common Stock issuable upon the exercise of the BAP Options, which shall not exceed 7,000 shares). BAP shall notify Paging Partners and Newco in writing immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing, and such notice shall identify the Person(s) making such inquiry, offer or proposal and shall describe the material terms thereof.

     (b) During the period from the date of this Agreement and continuing until the earlier of (i) the termination of the Agreement in accordance with Article VI hereof or (ii) the Effective Time, Paging Partners and Newco shall not authorize any Person or individual to, directly or indirectly, through any officer, director, agent, employee or otherwise, (a) entertain, solicit, initiate or encourage any inquiries or the submission of proposals or offers from any Person relating to any acquisition or purchase of any of the shares of the capital stock of Paging Partners or Newco and/or all or any material portion of Paging Partners' or Newco's assets or any equity interest in Paging Partners or Newco or any equity investment, merger, consolidation or business combination with Paging Partners or Newco (including by way of tender offer), or (b) participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Paging Partners and Newco shall notify BAP in writing immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing, and such notice shall identify the Persons making such inquiry, offer or proposal and shall describe the material terms thereof.

     (c) Notwithstanding anything to the contrary in Section 4.5(b), Paging Partners may furnish information to, and may participate in discussions or negotiations with, any person that, unsolicited by Paging Partners, its officers, directors, agents, or employees, has submitted a written proposal to the Board of Directors of Paging Partners relating to a Competing Transaction (as defined below), in each case, to the extent that the Board of Directors determines in good faith that the failure to do so would cause the Board of Directors to breach its fiduciary duties to Paging Partners or its stockholders under applicable Laws after receipt of advice to such effect from legal counsel and, notwithstanding anything to the contrary contained in this Agreement, any such furnishing of information and participation in discussions or negotiations shall not constitute a breach of this Agreement by Paging Partners or Newco; provided, however, that if Paging Partners shall furnish such information or participate in such discussions or negotiations, it shall notify BAP promptly of such action. A "Competing Transaction" means any of the following involving Paging Partners (other than the transactions contemplated by this Agreement):
(i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 10% or more of the assets of Paging Partners and Newco, taken as a whole, or (iii) a tender offer or exchange offer for, or any other acquisition of, 10% or more of the outstanding voting securities of Paging Partners.

     4.7  Notification of Certain Matters.

     (a) BAP shall promptly inform Paging Partners and Newco in writing of (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, if such untrue or inaccurate representation and warranty would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (ii) the failure of BAP to obtain the Financing for the Bell Atlantic Acquisition as required by Section 5.2(l) hereof; (iii) any failure of BAP or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (iv) any material adverse change which shall have occurred or been threatened in the financial condition, results of operations, business or assets of BAP; and (v) any litigation, or any claim or controversy or contingent liability that might reasonably be expected to become the subject of litigation, against BAP or affecting any of its property to the extent that the result of such litigation, if adversely determined, could have a Material Adverse Effect on BAP, the Bell Atlantic Acquisition or the Merger; provided, however, that no such notification shall affect the representations or warranties of BAP contained herein or the conditions to the obligations of Paging Partners and Newco hereunder.

     (b) Paging Partners and Newco shall promptly inform BAP in writing of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, if such untrue or inaccurate representation and warranty would be reasonably likely to have a Material Adverse Effect on Paging Partners, Newco, the Bell Atlantic Acquisition or the Merger; (ii) any failure of Paging Partners or Newco of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure would be reasonably likely to have a Material Adverse Effect on BAP, the Bell Atlantic Acquisition or the Merger; (iii) any material adverse change which shall have occurred or been threatened in the financial condition, results of operations, business or assets of Paging Partners or Newco; (iv) any litigation, or any claim or controversy or contingent liability that might reasonably be expected to become the subject of litigation, against Paging Partners or Newco or affecting any of their property to the extent that the result of such litigation, if adversely determined, could have a Material Adverse Effect on Paging Partners and Newco, taken as a whole, or on the Merger; and (v) any change in the status of the Motorola Loan; provided, however, that no such notification shall affect the representations or warranties of Paging Partners and Newco contained herein or the conditions to the obligations of BAP hereunder.

     4.8  Information for Proxy Statement.

     Subject to Section 4.1 (b) hereof, BAP shall furnish to Paging Partners such information regarding BAP as Paging Partners may reasonably request and as shall be required or useful, in the sole opinion of Paging Partners, in connection with the preparation, and the filing and approval by the SEC, of the Paging Partners Proxy Statement; provided, that if information with respect to the Bell Atlantic Acquisition, the Bell Atlantic Acquisition Agreement or Bell Atlantic Paging Business is not available or cannot be provided without the consent of the Bell Atlantic Subsidiaries pursuant to the terms of the Bell Atlantic Acquisition Agreement and the Bell Atlantic Consent, BAP shall use commercially reasonable efforts to obtain the requested information or the consent to the public disclosure of such information, as the case may be, from the Bell Atlantic Subsidiaries as soon as practicable after any such request. If, however, after using commercially reasonable efforts, BAP fails to obtain such requested information, or the consent to the disclosure of such requested information, as the case may be, and if, as a result of such failure, BAP, Paging Partners and/or Newco are unable to perform their respective obligations or satisfy their conditions to closing under this Agreement, including without limitation those under Sections 4.1, 4.5, 4.8, 4.9, 4.11, and 4.14 hereof, then the parties hereto agree that (i) the time for BAP, Paging Partners and Newco to perform their obligations under this Agreement shall be extended for the Extension Period and (ii) none of BAP, Paging Partners or Newco shall be in breach of this Agreement during the Extension Period as a result of the circumstances described in this Section 4.8. Notwithstanding any other provision of this Agreement or the Transaction Documents, if BAP cannot obtain the requested information or the consent to the disclosure of such requested information, and Paging Partners terminates the Extension Period, then the parties agree that for purposes of Article VI and Section 8.5 hereof, none of BAP, Paging Partners or Newco shall be in breach of this Agreement as a result of the failure to provide information related to the Bell Atlantic Subsidiaries described in this Section 4.8. BAP shall use commercially reasonable efforts to provide Paging Partners or Newco with any such requested information or consent as soon as practicable following the closing of the Bell Atlantic Acquisition.

     4.9  Stockholder Approval

     Subject to Section 4.1(b) and Section 4.8 hereof, as promptly as practicable after the date hereof, Paging Partners, Newco and BAP shall prepare and file with the SEC a preliminary form of the Paging Partners Proxy Statement, and other proxy materials related thereto, with respect to a meeting of Paging Partners stockholders to consider approval, in a single vote (unless the SEC shall request or require otherwise), of the Merger, the issuance of the Paging Partners Common Stock pursuant to this Agreement and any other related transactions contemplated by this Agreement (collectively, the "Related Transactions"), including without limitation, (i) the approval, as of the Effective Time, of amendment of the Certificate of Incorporation of Paging Partners to be as set forth on Exhibit
4.18 hereto, (ii) the election, as of the Effective Time, of the persons set forth on Exhibit 4.19 hereto as members of the Board of Directors of Paging Partners to the respective classes indicated therein, (iii) the approval, as of the Effective Time, of the amendments of the Paging Partners Option Plan to (x) increase the number of shares of Paging Partners Common Stock available for issuance thereunder, (y) provide for the "rollover" of the BAP Options under the Paging Partners Option Plan in accordance with Section 4.25 hereof and (z) extend the period during which currently outstanding Paging Partners Options may be exercised after the termination of the directorships or employment or consulting arrangements of Paging Partners' directors, officers, employees and consultants to two years following the date of such termination, (iv) the approval of a reverse stock split on terms sufficient for the Paging Partners Common Stock to continue to satisfy the requirements for quotation on the Nasdaq Small Cap Market (the "Reverse Stock Split"), provided that the Board of Directors of Paging Partners shall have the discretion to implement the Reverse Stock Split and to determine the terms and conditions thereof provided, however, that such terms and conditions are reasonably satisfactory to BAP, and (v) the approval of the transfer of all or substantially all the assets, subject to all of the liabilities, of Paging Partners to the Surviving Corporation immediately following the Merger, provided, however, that to the extent required by Finova, Paging Partners shall use commercially reasonable efforts to cause such transfer to occur immediately prior to or simultaneously with the closing of the Merger. As soon as reasonably practicable after the date hereof, Paging Partners, acting through its Board of Directors shall cause a special meeting of its stockholders to be duly called and shall give notice of, convene and hold such special meeting for the purposes of approving this Agreement and the Related Transactions that require the approval of Paging Partners' stockholders. Paging Partners shall, after consultation with BAP, respond promptly to any comments of the SEC relating to the preliminary Paging Partners Proxy Statement and shall cause the definitive Paging Partners Proxy Statement to be mailed to its stockholders as soon as practicable after any such comments are resolved to the satisfaction of the SEC or, if the SEC has indicated that it does not intend to review the Paging Partners Proxy Statement and the applicable period for review by the SEC shall have lapsed, as soon as practicable following the lapse of such review period. Whenever any event occurs that should be set forth in a supplement to the Paging Partners Proxy Statement or any other filing required to be made with the SEC, each party will promptly inform the other and cooperate in filing such supplement with the SEC and/or mailing such supplement to the stockholders of Paging Partners. The Paging Partners Proxy Statement and all supplements thereto shall comply with applicable law and shall be in form and substance reasonably satisfactory to BAP. Paging Partners, acting through its Board of Directors, shall subject to their fiduciary duties under applicable law as advised by counsel, include in the Paging Partners Proxy Statement the unanimous recommendation of its Board of Directors that the stockholders of Paging Partners vote in favor of the approval and adoption of this Agreement, the Merger and the Related Transactions and shall use all reasonable efforts to secure such approval and adoption.

     4.10 Commercially Reasonable Efforts, Etc. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary, proper or advisable under applicable law in order to effectuate the Merger simultaneously with or as promptly as possible after the closing of the Bell Atlantic Acquisition. If at any time after the Closing any further action is necessary or desirable to carry out the purposes hereof, including without limitation the execution of additional instruments in order to comply with the DGCL, the officers, directors and partners of each party to this Agreement are fully authorized to take, and shall take, all such action.

     4.11 Public Announcements. Promptly after the execution of this Agreement, the parties shall issue a press release substantially in the form attached to the Bell Atlantic Consent (as defined below). Subject to Section 4.1
(b) hereof, the Bell Atlantic Confidentiality Provisions, and the Bell Atlantic Consent, the parties agree that prior to the Effective Time, Paging Partners and Newco, on the one hand, and BAP, on the other hand, shall consult with each other before issuing any press release or other public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld, and, to the extent required under the Bell Atlantic Acquisition Agreement, without the prior consent of the Bell Atlantic Subsidiaries; provided that Paging Partners may, without the prior consent of BAP, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with BAP; and provided further that nothing contained herein shall restrict the ability of Paging Partners to make such disclosures as may be required under applicable securities laws or under the applicable rules of NASDAQ. BAP shall use all commercially reasonable efforts to obtain any such consent required by the Bell Atlantic Acquisition Agreement and the Bell Atlantic Consent from the Bell Atlantic Subsidiaries.

     4.12 Consents, Approvals and Filings. The parties hereto will make all necessary filings, as soon as reasonably practicable, including without limitation those required under applicable securities laws and regulations and applicable laws and regulations of the FCC, in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. The parties hereto will use reasonable efforts and cooperate fully with each other to (a) comply with all governmental requirements applicable to the Merger and (b) obtain as promptly as practicable all necessary permits, consents and approvals of governmental entities and consents of all third parties necessary for the consummation of the Mergers and the other transactions contemplated hereby. Without limiting the foregoing, the appropriate parties hereto shall promptly make all necessary filings with the FCC in connection with the Merger and the transactions contemplated hereby.

     4.13 Current Information. During the period from the date of this Agreement to the Effective Time, BAP and Paging Partners will cause one or more of their designated representatives to confer on a regular and frequent basis (not less than weekly) with each other and to report the general status of the ongoing operations of each of Paging Partners, Newco, and BAP. BAP will promptly notify Paging Partners and Newco of any material change in the normal course of business or in the operation of the properties of BAP and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving BAP and will keep Paging Partners and Newco fully informed of such events. Paging Partners and Newco will promptly notify BAP of any material change in the normal course of business or in the operation of the properties of Paging Partners and Newco and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Paging Partners or Newco and will keep BAP fully informed of such events.

     4.14 Lender Consents. With respect to all loans of Paging Partners, Newco and BAP that are anticipated to be outstanding as of the Effective Time and for which a consent of the lender is required in connection with this Agreement, each of Paging Partners, Newco, and BAP undertakes to seek such consent and, subject to Section 4.1 hereof, promptly to provide such lenders with such information as they may require to provide consent. The parties hereto agree to assist each other in seeking such consents.

     4.15 Quotation of Paging Partners Common Stock. Paging Partners shall use its best efforts to cause the shares of Paging Partners Common Stock to be issued pursuant to this Agreement to be approved for quotation on the Nasdaq Small Cap Market, subject to official notice of issuance, prior to the Effective Time.

     4.16  Indemnification of Officers and Directors.

     (a) From and after the Effective Time until the tenth anniversary of the Effective Time (the "Indemnification Period"), Paging Partners shall indemnify and hold harmless each current and former director and officer of BAP and each current and former director and officer of Paging Partners (each, an "Indemnitee") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that BAP or Paging Partners, as applicable, would have been permitted, under Delaware law and its Certificate of Incorporation and By-laws in effect as of the date hereof, to indemnify such persons (including the advancing of expenses as incurred (including the cost of any investigation and preparation incurred in connection therewith) to the fullest extent permitted under Delaware law), provided that the Indemnitee to whom such expenses are advanced provides an undertaking to Paging Partners to repay such advance if it is ultimately determined that such person is not entitled to indemnification under Delaware law; provided,
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

further, that any determination required to be made with respect to whether an Indemnitee's conduct complies with the standards set forth under Delaware law and the Certificate of Incorporation and Bylaws of BAP or Paging Partners, as applicable, shall be made by independent counsel selected by Paging Partners (without participation by the Indemnitee and related parties) and reasonably satisfactory to such Indemnitee ("Independent Counsel"). If any claim or claims are asserted or made within the Indemnification Period, all rights to indemnification hereunder in respect of any such claim shall continue until disposition of any and all such claims, irrespective of whether such disposition occurs within the Indemnification Period.

     (b) An Indemnitee shall give prompt written notice to Paging Partners upon learning of any claim, action, suit or proceeding for which indemnification properly may be sought hereunder (although the failure so to notify Paging Partners shall not relieve Paging Partners from any liability that Paging Partners may have under this Section 4.16, except to the extent that such failure actually prejudices Paging Partners), and Paging Partners, through counsel reasonably satisfactory to the Indemnitee, may assume the defense thereof; provided, however, that any Indemnitee shall be entitled to participate in (but not control) any such action, suit or proceeding with counsel of his own choice but at his own expense; and provided, further, that any Indemnitee shall be entitled to participate in (and control, with respect to matters pertaining to such Indemnitee) any such action, suit or proceeding with counsel of his own choice at the expense of Paging Partners if (in the opinion of Independent Counsel) representation by Paging Partners's counsel would, or would reasonably be expected to, present a conflict of interest or if there would be, or there would reasonably be expected to be, defenses available to the Indemnitee that could be in conflict or inconsistent with those available to Paging Partners. In any event, if Paging Partners's counsel fails to assume the defense within a reasonable time, the Indemnitee may assume such defense and the fees and expenses of his attorneys (if indemnification for the subject claims was properly sought hereunder) shall be borne by Paging Partners. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled without the consent of Paging Partners, which consent shall not be unreasonably withheld. Paging Partners shall not, without the consent of the Indemnitee, (i) compromise or settle any action, suit or proceeding or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (ii) compromise or settle any action, suit or proceeding in any manner that may adversely affect the Indemnitee other than as a result of money damages or other money payments for which Paging Partners is fully responsible with no recourse by the claimant to the asserts of any Indemnitee.

     (c) This Section 4.16 shall survive the consummation of the Merger. The provisions of this Section 4.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his heirs and representatives and shall be binding upon Paging Partners and Paging Partners and its successors and assigns. The rights provided to the Indemnitees hereunder shall be in addition to, and shall not be in lieu of or otherwise diminish in any respect, any rights to indemnity that such parties may have under the Certificate of Incorporation or Bylaws of BAP or Paging Partners or any other agreement entered into by an Indemnitee with BAP prior to the date hereof; provided, that true, complete and correct copies of such agreements shall have been delivered to Paging Partners prior to the date hereof.

     4.17 Directors and Officers Liability Insurance. Each of the parties hereby agrees to use all commercially reasonable efforts to take or cause to be taken all such action as may be necessary, proper or advisable (i) to increase the amount of Paging Partners' directors and officers liability insurance from $2 million to $5 million prior to or at the Effective Time, (ii) to continue coverage thereunder for each current and former director and officer of Paging Partners, and (iii) to extend coverage thereunder to each current and former director and officer of BAP at and after the Effective Time.

     4.18 Certificate of Incorporation of Paging Partners. Paging Partners shall take, or cause to be taken, all action necessary so that at or immediately after the Effective Time, the Certificate of Incorporation of Paging Partners shall be as set forth in Exhibit 4.18 hereto.

     4.19  Directors and Officers of Paging Partners and the Surviving
Corporation.

     (a) Paging Partners shall take, or cause to be taken, all action necessary so that at the Effective Time, the directors and officers of Paging Partners shall be as set forth on Exhibit 4.19, provided, however, that

Paging Partners shall nominate its directors prior to the filing of the Paging Partners Proxy Statement with the SEC, and provided, further, that if, prior to the Effective Time, Allen & Company Incorporated exercises its right, pursuant to its Common Stock Purchase Agreement, dated as of May 7, 1996, with Paging Partners, to appoint two members of the Board of Directors of Paging Partners, then the number of directors on the Board of Directors of Paging Partners shall be increased from seven to eleven, and the number of such directors that BAP shall have the right to designate shall be increased from four to six.

     (b) Paging Partners, Newco and BAP shall take, or cause to be taken, all action necessary so that at or immediately after the Effective Time, the Directors and Officers of the Surviving Corporation shall be as set forth on Exhibits 1.6 and 1.7 hereto, respectively.

     4.20 BAP Agreements. At the Effective Time, Paging Partners shall assume the obligations of BAP under the BAP Employment Agreements and the Deerfield Agreement, whether by amendment or otherwise.

     4.21  Employees.

     (a) Each of the parties hereby agrees that if any employee of Paging Partners who is on the payroll of Paging Partners at the Effective Time is terminated without Cause (as defined below) within 90 days following the Effective Time, Paging Partners or the Surviving Corporation will pay to such employee the greater of (i) such employee's salary for 90 days following the date of his termination or (ii) the proceeds of any retention bonus offered to such employee prior to the Effective Time. For purposes of this Section 4.21, Paging Partners or the Surviving Corporation shall have "Cause" to terminate an employee's employment hereunder upon the employee's (i) continued and willful refusal or neglect to perform and discharge his material duties and responsibilities as an employee of Paging Partners or the Surviving Corporation;
(ii) gross misconduct that is materially injurious to Paging Partners or the Surviving Corporation or that is likely to have a Material Adverse Effect on the employee's ability to perform his duties and responsibilities as an employee of Paging Partners or the Surviving Corporation; (iii) fraud, embezzlement or other acts of dishonesty of the employee with respect to Paging Partners or the Surviving Corporation or any subsidiary or affiliate thereof; (iv) conviction of, or a plea of guilty or nolo contendere entered by the employee to, a felony or a crime, which conviction or plea is likely to have a Material Adverse Effect on Paging Partners and the Surviving Corporation, taken as a whole, or on the employee's ability to perform his duties and responsibilities as an employee of Paging Partners or the Surviving Corporation; (v) willful or prolonged absence from work by the employee (other than by reason of disability due to physical or mental illness); or (vi) willful commission of acts by the employee that reflect adversely, in material respects, upon Paging Partners or the Surviving Corporation or their business, customers or other employees.

     (b) Notwithstanding the foregoing, each of the parties hereby agrees that Paging Partners and the Surviving Corporation shall comply with the terms and provisions of the Bell Atlantic Acquisition Agreement relating to BAP's obligations to the employees of the Bell Atlantic Subsidiaries in connection with the Bell Atlantic Acquisition.

     4.22 Consulting Agreement. Each of the parties hereby agrees that Paging Partners shall use commercially reasonable efforts to secure the services of Richard Giacchi as an on-call consultant to Paging Partners for the two year period commencing at the Effective Time for a consulting fee of $25,000 per year payable in equal monthly installments.

     4.23 Contribution to the Surviving Corporation. Immediately following the Effective Time, Paging Partners shall transfer all or substantially all of its assets, subject to its liabilities, to the Surviving Corporation, provided, however, that to the extent required by Finova, Paging Partners shall use commercially reasonable efforts, and the parties shall cooperate, to cause such transfer to occur immediately prior to or simultaneously with the closing of the Merger.

     4.24 Investment Letters. BAP shall cause each of its stockholders to execute an investment letter prior to the Effective Time, such letter to be substantially in the form attached hereto as Exhibit 4.24 (the "Investment Letter").

     4.25  BAP Option Plan.

     (a) At the Effective Time, (i) each outstanding BAP Option under the BAP Option Plan, whether vested or unvested, shall become an option to acquire, otherwise on the same terms and conditions as were applicable under such BAP Option, a number of shares of Paging Partners Common Stock equal to the product (rounded down to the nearest whole share) of (A) the number of shares of BAP Common Stock issuable upon the exercise of the BAP Option immediately prior to the Effective Time and (B) the Conversion Number (the "Rollover Options") , and
(ii) the price per share of Paging Partners Common Stock at which such Rollover Option is exercisable shall be $1.125 (subject to customary adjustments, including without limitation, upon consummation of the Reverse Stock Split).

     (b) As soon as practicable after the Effective Time, Paging Partners shall deliver to the holders of the Rollover Options appropriate notices setting forth such participants' rights pursuant thereto, and the grants of the Rollover Options shall continue in effect on the same terms and conditions as the BAP Options (subject to the adjustments required by this Section 4.25) after giving effect to the Merger. Paging Partners shall comply with the terms of the Paging Partners Option Plan and insure, to the extent required by and subject to the provisions of, such Paging Partners Option Plan, that BAP Options that qualified as qualified stock options prior to the Effective Time shall continue to qualify as qualified stock options after the Effective Time.

     (c) Subject to the approval by the stockholders of Paging Partners of amendments to the Paging Partners Option Plan in accordance with Section 4.9 hereof, Paging Partners shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Paging Partners Common Stock for delivery upon exercise of the Rollover Options under the Paging Partners Option Plan. As soon as practicable after the Effective Time, Paging Partners shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form or amend an existing registration statement on such forms to register all of the shares of Paging Partners Common Stock subject to the Paging Partners Option Plan, including the Rollover Options, under the Securities Act and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Rollover Options (and any other options issued thereunder) remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Paging Partners shall administer the Paging Partners Option in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     4.26 Paging Partners Employment Agreements. Paging Partners shall amend each of its employment agreements with directors, officers, employees and consultants existing on the date hereof (the "Paging Partners Employment Agreements") to reflect, effective as of the Effective Time, (i) the resignation of each such director, officer, employee or consultant from his position with Paging Partners and Newco and (ii) any necessary change in the title, duties or responsibilities of such director, officer, employee or consultant with Paging Partners, Newco or the Surviving Corporation, provided, however, that the economic terms of each Paging Partners Employment Agreement, as so amended, will be the same as those in effect prior to the Effective Time.

     4.27 Paging Partners Options. Paging Partners shall take all necessary corporate action so that none of the Paging Partners Options will become subject to (i) termination or cancellation requiring the payment of any consideration or
(ii) any adjustment in the exercise price thereof (other than in connection with the Reverse Stock Split), in each case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement).

                                   ARTICLE V

                           CONDITIONS TO OBLIGATIONS

     5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Paging Partners, Newco and BAP to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a) Stockholder Approval. The stockholders of Paging Partners shall have taken all necessary action to authorize, approve and adopt the Merger and the Related Transactions.

          (b) No Injunction. As of the Effective Time, no statute, rule, regulation, order, judgment, injunction, writ or preliminary restraining order or decree of any nature shall have been issued, enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority, which prohibits or restricts the consummation of the Merger or makes such consummation illegal.

          (c) Approvals. All regulatory permits, approvals, filings, waiting periods and consents required to be obtained or made prior to the consummation of the Merger under applicable Federal or state law shall have been obtained, made or expired, as the case may be, and shall remain in full force and effect. Without limiting the foregoing, all required FCC approvals and consents (which shall be obtained for purposes of this Agreement only when they have become Final Orders as defined Article VII) shall have been obtained.

          (d) Consents. (i) Any approval, consent or waiver required to be obtained under any indebtedness of Paging Partners, Newco, or BAP in order to consummate the transactions contemplated hereby shall have been obtained on terms reasonably satisfactory to BAP, Paging Partners and Newco provided, however, that any approval, consent or waiver obtained under the Motorola Credit Agreement shall be satisfactory to BAP if it has been obtained on terms reasonably satisfactory to Paging Partners and Newco and
     (ii) any approval or consent of any other third party required as a condition to the consummation of the Merger shall have been obtained if the failure to obtain such approval or consent would preclude or prohibit the consummation of the Merger or would have a Material Adverse Effect on BAP, Paging Partners, Newco or (assuming and giving effect to consummation of the Merger) the Surviving Corporation.

          (e) Bell Atlantic Acquisition. The closing of the Bell Atlantic Acquisition shall have occurred.

          (f) Nasdaq. The shares of Paging Partners Common Stock issuable in the Merger shall have been approved for quotation upon notice of issuance by Nasdaq.

          (g) Contribution to the Surviving Corporation. If and to the extent required by Finova, Paging Partners shall have contributed its assets, subject to related liabilities, to the Surviving Corporation immediately prior to or simultaneously with the Effective Time.

     5.2 Conditions to Obligations of Paging Partners and Newco. The obligations of each of Paging Partners and Newco to consummate the transactions contemplated by this Agreement are also subject to the satisfaction of each of the following additional conditions, any one or all of which may be waived in whole or in part by Paging Partners and Newco to the extent permitted by applicable law:

          (a) Representations and Warranties. All representations and warranties of BAP contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

          (b) Performance of Agreement. BAP shall have duly performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Effective Time.

     None of the events permitting Paging Partners and Newco to terminate this Agreement under Article VI hereof shall have occurred and be continuing.

          (c) Officer's Certificate. BAP shall have delivered to Paging Partners and Newco a certificate, dated the Effective Time, of an officer of BAP certifying that the conditions specified in Section 5.1 (as they relate to BAP) and Section 5.2(a) and (b) hereof have been fulfilled.

          (d) Actions and Proceedings. All actions, proceedings, instruments and documents required to allow BAP to carry out the transactions contemplated hereby or incident hereto and all other related legal matters shall have been satisfactory to and approved by Paging Partners' counsel (such approval not to be unreasonably withheld), and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments as it shall have reasonably requested.

          (e) No Material Adverse Change. From the date hereof to the Effective Time, there shall not have been any material adverse change in the condition (financial or otherwise), properties or assets, liabilities, business or operations of BAP; BAP shall not have sustained any loss or damage, whether or not insured, that materially and adversely affects its ability to conduct its business; and Paging Partners and Newco shall have received a certificate, dated the date of the Effective Time, signed by the President of BAP, to the foregoing effect.

          (f) Absence of Natural Disasters. The business and assets of BAP shall not have been, and shall not be seriously threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States of America or any other government or governmental authority, flood, riot, act of war, act of public enemy, civil disturbance, or act of God.

          (g) No Litigation. Immediately prior to the Effective Time, no action, suit, claim or proceeding shall have been commenced and be pending against BAP by any third party that seeks to prohibit or restrict the consummation of the Merger, and/or that Paging Partners and Newco, in good faith and with the advice of counsel, believe makes it undesirable or unadvisable for Paging Partners or Newco to consummate the Merger.

          (h) Receipt of Licenses, Permits and Consents. Paging Partners and Newco shall have received evidence, in form and substance reasonably satisfactory to it, that BAP obtained all material waivers, consents, approvals, licenses, permits, authorizations and transfers of authorizations that are necessary or desirable in order to consummate the transactions contemplated by this Agreement. Any consent required for the consummation of the Merger under any material contract to which BAP is a party, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract or license after the Merger, shall have been obtained on terms reasonably satisfactory to Paging Partners and Newco. Paging Partners and Newco shall have received any and all regulatory consents and approvals and third party consents and approvals necessary in order for it to consummate the Merger and the other transactions contemplated by this Agreement on terms reasonably satisfactory to Paging Partners and Newco.

          (i) Securities Matters. Paging Partners and Newco shall have received all necessary state securities or "blue sky" permits or authorizations necessary to issue Paging Partners Common Stock in the Merger or shall have duly qualified for exemptions from registration thereunder. Paging Partners and Newco shall have received a duly executed Investment Letter from each person who shall be a stockholder of BAP as of the Effective Time and who shall receive any shares of Paging Partners Common Stock in the Merger. Without limiting the foregoing, Paging Partners and Newco shall be reasonably satisfied that (i) all certificates representing Paging Partners Common Stock issued in the Merger shall bear appropriate restrictive legends and (ii) the issuance of Paging Partners Common Stock in the Merger is exempt from the registration requirements of the Securities Act by virtue of the exemption contained in Section 4(2) of such Act and/or Rule 506 of Regulation D adopted thereunder.

          (j) BAP Preferred Stock. Immediately prior to or at the Effective Time, all issued and outstanding shares of BAP Preferred Stock shall have converted into shares of BAP Common Stock.

          (k) Directors and Officers of the Surviving Corporation. All of the directors and officers of BAP immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, BAP shall have taken, or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Exhibits 1.6 and 1.7 hereto, respectively.

          (l) BAP Financing. In connection with the Bell Atlantic Acquisition, BAP shall have obtained (i) debt financing in an aggregate principal amount of at least $20,350,000 in addition to the Bell Atlantic Note and (ii) equity financing in an aggregate amount of at least $6,000,000 from the Equity Participants.

     5.3 Conditions to the Obligations of BAP. The obligation of BAP to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law), at or prior to the Effective Time, of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties of Paging Partners and Newco contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that contain materiality qualifications, which shall be true and correct in all respects) as of the date when made and at and as of the Effective Time, with the same force and effect as though made as of the Effective Time, except for changes expressly permitted by this Agreement or where such representations or warranties are expressly limited by their terms to a prior date.

          (b) Performance of Agreement. Paging Partners and Newco shall have duly performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by them prior to or at the Effective Time. None of the events permitting BAP to terminate this Agreement under Article VI hereof shall have occurred and be continuing.

          (c) Officer's Certificate. Paging Partners and Newco shall have delivered to BAP a certificate, dated the Effective Time, of a officers of Paging Partners and Newco certifying that the conditions specified in
     Section 5.1 (as they relate to Paging Partners and Newco) and Section 5.3(a) and (b) hereof have been fulfilled.

          (d) Actions and Proceedings. All actions, proceedings, instruments and documents required by Paging Partners and Newco to carry out the transactions contemplated hereby or incident hereto and all other related legal matters shall have been satisfactory to and approved by BAP and its counsel (such approval not to be unreasonably withheld), and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments as it shall have reasonably requested.

          (e) No Material Adverse Change. From the date hereof to the Effective Time, there shall not have been any material adverse change in the condition (financial or otherwise), properties or assets, liabilities, business or operations of Paging Partners and Newco; neither Paging Partners nor Newco shall have sustained any loss or damage, whether or not insured, that materially and adversely affects its ability to conduct its business; and BAP shall have received a certificate, dated the date of the Effective Time, signed by the President of Paging Partners and the President of Newco, to the foregoing effect.

          (f) Absence of Natural Disasters. The business and assets of Paging Partners and Newco shall not have been, and shall not be, seriously threatened to be materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States of America or any other government or domestic or foreign governmental authority, flood, riot, act of war, act of public enemy, civil disturbance, or act of God.

          (g) No Litigation. Immediately prior to the Effective Time, no action, suit, claim or proceeding shall have been commenced and be pending by any third party against Paging Partners or Newco that seeks to prohibit or restrict the consummation of the Merger and/or that BAP, in good faith and with the advice of counsel, believes make it undesirable or unadvisable for BAP to consummate the Merger.

          (h) Receipt of Licenses, Permits and Consents. BAP shall have received evidence, in form and substance reasonably satisfactory to it, that Paging Partners and Newco obtained all material waivers, consents, approvals, licenses, permits, authorizations and transfers of authorizations that are necessary or desirable in order to consummate the transactions contemplated by this Agreement. Any consent required for the consummation of the Merger under any Material Contract to which Paging Partners or Newco is a party, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract or license after the Merger shall have been obtained on terms reasonably satisfactory to BAP, provided, however, that any approval, consent or waiver obtained under the Motorola Credit Agreement shall be satisfactory to BAP if it has been obtained on terms reasonably satisfactory to Paging Partners and Newco. BAP shall have received any and all regulatory consents and approvals and third party consents and approvals necessary in order for it to consummate the Merger and the other transactions contemplated by this Agreement on terms reasonably satisfactory to BAP.

          (i) Registration Rights Agreement. Paging Partners shall have executed and delivered the Registration Rights Agreement.

          (j) Certificate of Incorporation of Paging Partners. Prior to or at the Effective Time, Paging Partners shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time the Certificate of Incorporation of Paging Partners shall be as set forth in Exhibit 4.18.

          (k) Directors and Officers of Paging Partners and the Surviving Corporation. All of the directors and officers of Paging Partners and Newco immediately prior to the Effective Time shall have submitted their written resignations effective as of the Effective Time. Prior to or at the Effective Time, Paging Partners and Newco shall have taken or caused to be taken all necessary corporate action so that, subject to Section 4.19 hereof, at or immediately after the Effective Time, the directors and officers of Paging Partners and the Surviving Corporation shall be as set forth in Exhibits 4.19, 1.6 and 1.7, respectively.

          (l) BAP Agreements. Paging Partners shall have assumed the obligations of BAP under the BAP Employment Agreements and the Deerfield Agreement on terms reasonably satisfactory to BAP.

          (m) BAP Options. Prior to or at the Effective Time, Paging Partners shall have taken or caused to be taken, all necessary corporate action so that, at or immediately after the Effective Time, the BAP Options shall be "rolled over" under the Paging Partners Option Plan on terms reasonably satisfactory to BAP in accordance with Section 4.25 hereof.

          (n) Paging Partners Indebtedness. At the Effective Time, the outstanding indebtedness of Paging Partners under the Motorola Credit Agreement shall not exceed $1,654,189.98.

          (o) BAP Indebtedness. Paging Partners and Newco shall have taken or caused to be taken all necessary action to authorize, approve and adopt the BAP Debt Agreements and the transactions contemplated thereby.

          (p) Paging Partners Employment Agreements. The Paging Partners Employment Agreements shall have been amended as provided in Section 4.26 hereof.

          (q) Paging Partners Options. None of the Paging Partners Options shall have become subject to (i) any termination or cancellation requiring the payment of any consideration or (ii) any adjustment in the exercise price thereof (other than in connection with the Reverse Stock Split), in each case, in connection with or as a result of the Merger or any other transaction contemplated by this Agreement.

                                   ARTICLE VI

                                  TERMINATION

     6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time, notwithstanding approval thereof by the stockholders of Paging Partners and BAP, prior to the Effective
Time:

          (a) By mutual written consent of BAP, Paging Partners and Newco; or

          (b) By BAP or by Paging Partners and Newco, in either case, if without fault of the terminating party the Effective Time shall not have occurred on or before March 31, 1999, provided, however, that such date shall be extended to account for any Extension Period that arises pursuant to
     Section 4.1 hereof (i.e., if the Extension Period is ten days, then the date in this clause (b) shall be April 10, 1999); or

          (c) By BAP or by Paging Partners and Newco, in either case, if a court of competent jurisdiction or other governmental body shall have issued, enacted, entered, promulgated or enforced an order, judgment, decree, injunction, restraining order or ruling or taken any action restraining, enjoining or otherwise prohibiting the Bell Atlantic Acquisition or the Merger and such judgment, order, decree, injunction, restraining order, ruling or other action shall have become final and unappealable; or

          (d) By BAP or by Paging Partners and Newco, if Paging Partners' Board of Directors shall have withdrawn, suspended, modified or amended in a manner adverse to BAP its approval or recommendation of the Merger, this Agreement or the Related Transactions or promulgates any recommendation with respect to a Competing Transaction (other than a recommendation to reject such Competing Transaction) or shall have resolved to do any of the foregoing; or

          (e) By BAP or by Paging Partners and Newco, if the approval by the stockholders of Paging Partners of the Merger and the Related Transactions shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof or by reason of the failure to obtain the required consents of stockholders in lieu of such a meeting; or

          (f) By Paging Partners and Newco, if BAP shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement or if any representation or warranty of BAP made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure shall have been given to BAP by Paging Partners and Newco and BAP shall not have cured such failure within 30 days of notice thereof and provided, further, that, except where such failure relied upon for termination by Paging Partners is also a failure of BAP under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by BAP thereunder, Paging Partners shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement; or

          (g) By BAP, if Paging Partners or Newco shall have failed to comply in any material respect with any of its material covenants or agreements contained in this Agreement or if any representation or warranty of Paging Partners or Newco made herein fails to be true and complete in any material respect when given and at any time thereafter, except for (i) changes permitted by this Agreement and (ii) those representations and warranties that address matters only as of a particular date (which shall remain true and complete when given and at any time thereafter as of such date), provided, however, that if any such failure is curable, notice of such failure shall have been given to Paging Partners and Newco by BAP and Paging Partners and/or Newco shall not have cured such failure within 30 days of notice thereof, and provided, further, that BAP shall not be in material breach of any of its covenants, agreements or representations and warranties in this Agreement.

     6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, all further obligations of the parties under this Agreement (other than (i) the provisions of this Section 6.2, (ii) the provisions of Section 8.5, and (iii) the confidentiality and publicity agreements contained in Section 4.5 and 4.11) shall forthwith be terminated without any further liability of any party to the other parties, and the payments provided in Section 8.5 hereof shall constitute liquidated damages and shall provide the sole remedy upon the termination hereof.

                                  ARTICLE VII

                                  DEFINITIONS

     7.1 Defined Terms. As used herein the following terms shall have the following meanings:

     "ACCOUNTS RECEIVABLE" has the meaning assigned to such term in Section 3.18 hereof.

     "ADILETTA EMPLOYMENT AGREEMENT" has the meaning assigned to such term in
Section 2.5 hereof.

     "ADILETTA NOTE" has the meaning assigned to such term in Section 2.11 hereof.

     "ADILETTA OPTION AGREEMENT" has the meaning assigned to such term in
Section 4.3 hereof.

     "AFFILIATE" means as to any Person, another Person that controls, is controlled by or is under common control with, such Person.

     "AGREEMENT" has the meaning assigned to such term in the introduction hereof.

     "AUDITED 1997 FINANCIALS" has the meaning assigned to such term in Section
3.9 hereof.

     "AUTHORIZATIONS" has the meaning assigned to such term in Section 3.12 hereof.

     "BAP" means BAP Acquisition Corp., a Delaware corporation.

     "BAP COMMON STOCK" has the meaning assigned to such term in Section 1.8 hereof.

     "BAP CREDIT AGREEMENT" has the meaning assigned to such term in Section 2.3 hereof.

     "BAP DEBT AGREEMENTS" has the meaning assigned to such term in Section 2.3 hereof.

     "BAP DISCLOSURE SCHEDULE" has the meaning assigned to such term in Section
2.2 hereof.

     "BAP EMPLOYMENT AGREEMENTS" has the meaning assigned to such term in
Section 4.3 hereof.

     "BAP OPTION AGREEMENTS" has the meaning assigned to such term in Section
4.3 hereof.

     "BAP OPTION PLAN" has the meaning assigned to such term in Section 2.4 hereof.

     "BAP OPTIONS" has the meaning assigned to such term in Section 2.4 hereof.

     "BAP PAGING BUSINESS" has the meaning assigned to such term in Section 2.5 hereof.

     "BAP PREFERRED STOCK" has the meaning assigned to such term in Section 1.14 hereof.

     "BAP STOCK PURCHASE AGREEMENT" has the meaning assigned to such term in
Section 2.5 hereof.

     "BAPCO" means Bell Atlantic Paging, Inc., a Delaware corporation.

     "BELL ATLANTIC ACQUISITION" has the meaning assigned to such term in the Recitals hereof.

     "BELL ATLANTIC ACQUISITION AGREEMENT" has the meaning assigned to such term in the Recitals hereof.

     "BELL ATLANTIC CONFIDENTIALITY PROVISIONS" has the meaning assigned to such term in Section 4.1 hereof.

     "BELL ATLANTIC CONSENT" means the letter agreement, dated as of November 3, 1998, between BAP and the Bell Atlantic Subsidiaries.

     "BELL ATLANTIC NOTE" has the meaning assigned to such term in Section 2.3 hereof.

     "BELL ATLANTIC PAGING BUSINESS" has the meaning assigned to such term in the Recitals hereof.

     "BELL ATLANTIC REPRESENTATIONS AND WARRANTIES" has the meaning assigned to such term in Section 2.7 hereof.

     "BELL ATLANTIC SUBSIDIARIES" means BAPCO and the OTC's, collectively.

     "CAUSE" has the meaning assigned to such term in Section 4.21 hereof.

     "CERTIFICATE" has the meaning assigned to such term in Section 1.10 hereof.

     "CERTIFICATE OF MERGER" has the meaning assigned to such term in Section
1.3 hereof.

     "CLOSING" has the meaning assigned to such term in Section 1.13 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations under the Code and the statutory predecessor of the code, and any official published ruling and judicial determinations under the foregoing.

     "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

     "COMPETING TRANSACTION" has the meaning assigned to such term in Section
4.6 hereof.

     "CONTINGENT OBLIGATION" means any obligation of any Person guaranteeing or otherwise becoming responsible for, in any manner whatsoever, whether directly or indirectly, any indebtedness, lease, dividend or other obligation of any other Person, whether or not contingent; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

     "CONVERSION NUMBER" has the meaning assigned to such term in Section 1.8 hereof.

     "DGCL" has the meaning assigned to such term in Section 1.1 hereof.

     "DEERFIELD" means Deerfield Partners LLC, a Delaware limited liability company.

     "DEERFIELD AGREEMENT" has the meaning assigned to such term in Section 2.5 hereof.

     "DISSENTING SHARES" has the meaning assigned to such term in Section 1.9 hereof.

     "EFFECTIVE TIME" has the meaning assigned to such term in Section 1.3 hereof.

     "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act, the Toxic Substances Control Act and all other federal, state and local Laws relating to pollution, hazardous substances, health, safety and/or the environment.

     "EQUIPMENT" has the meaning assigned to such term in Section 3.14 hereof.

     "EQUITY PARTICIPANTS" has the meaning assigned to such term in Section 2.8 hereof.

     "EQUITY SPONSOR AGREEMENT" has the meaning assigned to such term in Section
2.4 hereof.

     "ERISA" has the meaning assigned to such term in Section 3.33 hereof.

     "ESCROW ACCOUNT" has the meaning assigned to such term in Section 8.5 hereof.

     "ESCROW AGENT" means Solovay Edlin & Eiseman, P. C., as escrow agent under the Escrow Agreement.

     "ESCROW AGREEMENT" means the agreement, dated as of the date hereof, among BAP, Paging Partners, and the Escrow Agent, as such agreement may be amended or modified from time to time.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" has the meaning assigned to such term in Section 1.10 hereof.

     "EXTENSION PERIOD" has the meaning assigned to such term in Section 4.1 hereof.

     "FCC" has the meaning assigned to such term in Section 3.13 hereof.

     "FCC LICENSES" has the meaning assigned to such term in Section 3.13 hereof.

     "FILL-IN TRANSMITTERS" has the meaning assigned to such term in Section
3.13 hereof.

     "FINAL ORDER" means that forty (40) days shall have elapsed from the date of grant of FCC consent to the transfers of control and/or assignments contemplated by the relevant applications or requests submitted to the FCC without the filing of any adverse request, petition or appeal by any party or third party or by the FCC on its own motion with respect to such consents, or any resubmissions of any applications or requests for such consents, or, if challenged, that such FCC consents shall have been reaffirmed or upheld and the applicable period for seeking further administrative or judicial review shall have expired without the filing of any action, petition or request for further review.

     "FINANCING" shall have the meaning assigned to such term in Section 2.3 hereof.

     "FINOVA" has the meaning assigned to such term in Section 2.3 hereof.

     "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time, applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HAZARDOUS SUBSTANCES" has the meaning assigned to such term in CERCLA.

     "INDEMNIFICATION PERIOD" has the meaning assigned to such term in Section
4.16 hereof.

     "INDEMNITEE" means a party entitled to indemnification under Section 4.16 hereof.

     "INDEPENDENT COUNSEL" has the meaning assigned to such term in Section 4.16 hereof.

     "INSURANCE POLICIES" has the meaning assigned to such term in Section 3.28 hereof.

     "INTANGIBLE PROPERTY" has the meaning assigned to such term in Section 3.27 hereof.

     "INTERESTED PERSON" has the meaning assigned to such term in Section 3.30 hereof.

     "INVESTMENT LETTER" has the meaning assigned to such term in Section 4.24 hereof.

     "JUNE 10-Q" has the meaning assigned to such term in Section 3.8 hereof.

     "LAWS" has the meaning assigned to such term in Section 3.12 hereof.

     "LIEN" means any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind.

     "MARCH 10-Q" has the meaning assigned to such term in Section 3.8 hereof.

     "MATERIAL ADVERSE EFFECT" has the meaning assigned to such term in Section
2.10 hereof.

     "MATERIAL CONTRACTS" has the meaning assigned to such term in Section 3.26 hereof.

     "MERGER" has the meaning assigned to such term in the recitals hereto.

     "MERGER CONSIDERATION" has the meaning assigned to such term in Section 1.8 hereof.

     "MOTOROLA" means Motorola, Inc., a Delaware corporation.

     "MOTOROLA CREDIT AGREEMENT" has the meaning specified in Section 3.2 hereof.

     "MOTOROLA DEFAULT" has the meaning assigned to such term in Section 3.26 hereof.

     "MOTOROLA LIEN" has the meaning specified in Section 3.2 hereof.

     "MOTOROLA LOAN" has the meaning specified in Section 3.8 hereof.

     "MOTOROLA WARRANTS" has the meaning assigned to such term in Section 3.4 hereof.

     "NEWCO" means Paging Partners Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Paging Partners.

     "NEWCO COMMON STOCK" has the meaning assigned to such term in Section 1.8 hereof.

     "OFFICERS' CERTIFICATE" means a certificate executed on behalf of BAP or Paging Partners, as applicable, by its President or by one of its Vice Presidents, and by its Treasurer, Secretary or by one of its Assistant Secretaries.

     "ORDERS" has the meaning assigned to such term in Section 3.10 hereof.

     "OTC'S" shall mean Bell Atlantic-Delaware, Inc., a Delaware corporation ("BA-DE'), Bell Atlantic-Maryland, Inc., a Maryland corporation ("BA-MD"), Bell Atlantic New Jersey, Inc., a New Jersey corporation ("BA-NJ"), Bell Atlantic-Pennsylvania, Inc., a Pennsylvania corporation ("BA-PA"), Bell Atlantic-Virginia, Inc. a Virginia corporation ("BA-VA"), Bell
Atlantic-Washington, D.C., Inc. a New York corporation ("BA-DC"), and Bell Atlantic-West Virginia, Inc., a West Virginia corporation ("BA-WV"), collectively.

     "PAGERS" means Paging Partners' inventory of pagers including (i) all pagers held by Paging Partners for the purpose of resale or leasing to customers, (ii) all pagers under lease by Paging Partners to customers, and
(iii) all pagers formerly under lease by Paging Partners to customers, that have been disconnected but have not yet been picked up by or returned to Paging Partners.

     "PAGING PARTNERS" means Paging Partners Corporation, a Delaware corporation.

     "PAGING PARTNERS BENEFIT PLAN" has the meaning assigned in Section 3.33 hereof.

     "PAGING PARTNERS COMMON STOCK" has the meaning assigned to such term in
Section 1.8 hereof.

     "PAGING PARTNERS DISCLOSURE SCHEDULE" has the meaning assigned to such term in Section 3.2 hereof.

     "PAGING PARTNERS EMPLOYMENT AGREEMENTS" has the meaning assigned to such term in Section 4.26 hereof.

     "PAGING PARTNERS FINANCIAL STATEMENTS" has the meaning assigned in Section 3.9.

     "PAGING PARTNERS FREQUENCIES" means the frequencies set forth in Exhibit
7.1 hereto.

     "PAGING PARTNERS OPTION PLAN" has the meaning assigned to such term in
Section 3.4 hereof.

     "PAGING PARTNERS OPTIONS" has the meaning assigned to such term in Section
3.4 hereof.

     "PAGING PARTNERS PREFERRED STOCK" has the meaning assigned to such term in
Section 3.4 hereof.

     "PAGING PARTNERS PROXY STATEMENT" means the proxy statement to be furnished to the holders of Paging Partners Common Stock, in each case together with any amendments or supplements thereto.

     "PAGING PARTNERS WARRANT AGREEMENT" has the meaning assigned to such term in Section 3.4 hereof.

     "PAGING PARTNERS WARRANTS" has the meaning assigned to such term in Section
3.4 hereof.

     "PERMITTED LIEN" means (i) Liens for taxes, assessments or other governmental charges or levies not yet due or payable under law or being contested in good faith by appropriate proceedings, (ii) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business and with respect to amounts not overdue for a period of more than 90 days or being contested in good faith by appropriate proceedings, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case, incurred in the ordinary course of business, (vi) easements, rights-of-way, restrictions and other similar encumbrances, (vii) Liens securing capitalized lease obligations and purchase money obligations permitted under the commitment letter for the BAP Credit Agreement referred to in Section 2.8 hereof or under the form of Seller Note attached as Exhibit B to the Bell Atlantic Acquisition Agreement (as amended by the Bell Atlantic Consent), each as in effect on the date hereof, or (viii) any extension, renewal or refunding of any Lien referred to in the foregoing clause
(vii).

     "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

     "PLUNKETT EMPLOYMENT AGREEMENT" has the meaning assigned to such term in
Section 4.3 hereof.

     "PLUNKETT OPTION AGREEMENT" has the meaning assigned to such term in
Section 4.3 hereof.

     "POST-CLOSING DEPOSIT" has the meaning assigned to such term in Section 8.5 hereof.

     "POST-CLOSING ESCROW FUND" has the meaning assigned to such term in Section
8.5 hereof.

     "PRE-CLOSING DEPOSIT" has the meaning assigned to such term in Section 8.5 hereof.

     "PRE-CLOSING ESCROW FUND" has the meaning assigned to such term in Section
8.5 hereof.

     "PROCEEDINGS" has the meaning assigned to such term in Section 3.10 hereof.

     "PUBLIC WARRANTS" has the meaning assigned to such term in Section 3.4 hereof.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning assigned to such term in
Section 1.12 hereof.

     "RELATED TRANSACTIONS" has the meaning assigned to such term in Section 4.9 hereof.

     "REMAINING PRE-CLOSING FUNDS" has the meaning assigned to such term in
Section 8.5 hereof.

     "RETAIL OFFICE LEASES" has the meaning assigned to such term in Section
3.21 hereof.

     "REVERSE STOCK SPLIT" has the meaning assigned to such term in Section 4.9 hereof.

     "ROLLOVER OPTIONS" has the meaning assigned to such term in Section 4.25 hereof.

     "SECOND QUARTER FINANCIALS" has the meaning assigned to such term in
Section 3.9 hereof.

     "SEC" means the Securities and Exchange Commission.

     "SEC FILING" means each and all of the forms, reports or statements filed by Paging Partners with the SEC, pursuant to the requirements of (i) Section 13 or 14 of the Exchange Act or (ii) the Securities Act, on or after July 1, 1992, including all exhibits, amendments and supplements thereto.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

     "SENIOR OFFICERS" of Paging Partners or Newco has the meaning set forth in
Section 3.10 hereof.

     "SIGNIFICANT STOCKHOLDER" has the meaning assigned to such term in Section
3.30 hereof.

     "SITE LEASES" has the meaning assigned to such term in Section 3.16 hereof.

     "SUBSIDIARY" means, as to any Person, a corporation of which more than 50% of the outstanding capital stock having full voting power is at the time directly or indirectly owned or controlled by such Person.

     "SURVIVING CORPORATION" has the meaning assigned to such term in Section
1.1 hereof.

     "TAXES" means all taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, fees, assessments or charges of any kind whatever (together with any interest, penalty or addition to tax) imposed by any Governmental Authority (foreign or domestic).

     "TRANSACTION DOCUMENTS" means this Agreement, the Voting Agreement, the Registration Rights Agreement, the Escrow Agreement, the Bell Atlantic Acquisition Agreement, the Certificate of Merger and all other agreements, certificates and instruments executed and delivered in connection with the transactions contemplated by this Agreement, in each case, as originally executed and as amended from time to time.

     "TRANSMITTER FACILITIES" has the meaning assigned to such term in Section
3.13 hereof.

     "UNIT PURCHASE OPTION" has the meaning assigned to such term in Section 3.4 hereof.

     "UNITS" has the meaning assigned to such term in Section 3.4 hereof.

     "VOTING AGREEMENT" has the meaning assigned to such term in the recitals hereto.

     "1997 BALANCE SHEET" has the meaning assigned to such term in Section 3.8 hereof.

     "1997 10-K" has the meaning assigned to such term in Section 3.8 hereof.

     7.2  Other Definitional Provisions.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, report or other document made or delivered pursuant hereto or thereto, unless the context otherwise requires.

     (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

     (c) all matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.

     (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

     (e) The words "hereof", "herein" and "hereunder", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Survival of Representations, Warranties, Covenants and
Agreements. The respective representations, warranties, covenants and agreements of the parties hereto shall not survive the Effective Time. Notwithstanding the foregoing, this Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time, including without limitation, Sections 1.9, 1.10, 1.11, 4.16, 4.17, 4.21 and 4.25 hereof.

     8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Paging Partners, Newco and BAP at any time prior to the Effective Time with respect to any of the terms herein, provided that, after approval of the Merger by the stockholders of Paging Partners, no amendment shall be made after approval of the Merger by the stockholder of Paging Partners that increases or changes the form of the Merger Consideration or otherwise adversely affects the stockholders of Paging Partners without further stockholder approval.

     8.3 Waiver of Compliance; Consents. Except insofar as any provision of this Agreement is non-waivable by its terms or as a matter of law, any failure of Paging Partners or Newco, on the one hand, or BAP, on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Paging Partners or BAP, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

     8.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement or the application thereof to other Persons and circumstances shall not be invalidated thereby, and such remaining terms and provisions hereof shall remain in full force and effect and shall be construed to effect the intent of the parties hereto to the fullest extent permitted by law.

     8.5  Fees and Expenses.

     (a) On the date hereof, BAP is depositing $1,000,000 (excluding any interest earned thereon, the "Pre-Closing Deposit") into an interest bearing escrow account in the name of the Escrow Agent (the "Escrow Account") in accordance with the terms of the Escrow Agreement, a copy of which is attached hereto as Exhibit 8.5. The Pre-Closing Deposit, together with all interest and income thereon and other proceeds thereof, is hereinafter referred to as the "Pre-Closing Escrow Fund"). If this Agreement is terminated prior to both the closing of the Bell Atlantic Acquisition and the Effective Time pursuant to:

          (i) Section 6.1(a) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP, and the parties agree that (A) if the Bell Atlantic Acquisition Agreement is terminated other than as a result of a failure or breach by BAP, (B) if the FCC or any state regulatory authority does not approve the transfer of control applications in connection with the Bell Atlantic Acquisition or the Merger or (C) if the Extension Period is terminated in accordance with Section 4.1(b) hereof, then the parties will consent to a termination of this Agreement pursuant to Section 6.1(a); or

          (ii) Section 6.1(b) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP;

          (iii) Section 6.1(c) hereof, then the Pre-Closing Escrow Fund shall be returned to BAP;

          (iv) Section 6.1(d) hereof, then (A) the Pre-Closing Escrow Fund shall be returned to BAP, (B) Paging Partners shall pay BAP $1,000,000 and (C) upon the closing of any Competing Transaction that occurs within one year from the date of termination of this Agreement, Paging Partners shall pay BAP an additional $1,000,000;

          (v) Section 6.1(e) hereof, then (A) the Pre-Closing Escrow Fund shall be returned to BAP and (B) Paging Partners shall pay BAP $1,000,000;

          (vi) Section 6.1(f) hereof, then the Pre-Closing Deposit shall be released to Paging Partners, and the remaining portion of the Pre-Closing Escrow Fund shall be returned to BAP; provided, however, that the Pre-Closing Escrow Fund shall be returned to BAP if the failure relied upon for termination by Paging Partners is also a failure of the Bell Atlantic Subsidiaries under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by the Bell Atlantic Subsidiaries thereunder; or

          (vii) Section 6.1(g) hereof, then (A) the Pre-Closing Escrow Fund shall be returned to BAP and (B) if the failure relied upon by BAP for such termination occurred as a result of an intentional act by Paging Partners or an intentional failure to act by Paging Partners, Paging Partners shall pay BAP $1,000,000.

     (b) Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, if BAP certifies to Paging Partners and the Escrow Agent that the Bell Atlantic Acquisition will close prior to the Effective Time of the Merger, the Escrow Agent shall deliver the Pre-Closing Deposit by certified check of immediately available funds, or such other manner of delivery as the parties may agree, to the Bell Atlantic Subsidiaries at the closing of the Bell Atlantic Acquisition, and the Escrow Agent shall continue to hold any remaining portion of the Pre-Closing Escrow Fund (the "Remaining Pre-Closing Funds") in the Escrow Account. If for any reason, after the Escrow Agent has so delivered the Pre-Closing Deposit, the closing of the Bell Atlantic Acquisition does not occur, the Pre-Closing Deposit shall be returned in its entirety to the Escrow Agent, who shall hold it in the Escrow Account pursuant to the terms of the Escrow Agreement.

Immediately after the closing of the Bell Atlantic Acquisition, BAP shall deposit $250,000 (excluding any interest earned thereon, the "Post-Closing Deposit") into the Escrow Account in accordance with the terms of the Escrow Agreement. The Remaining Pre-Closing Funds and the Post-Closing Deposit, together with (i) all interest and income on the Remaining Pre-Closing Funds and the Post-Closing Deposit and (ii) all other proceeds of the Remaining Pre-Closing Funds and the Post-Closing Deposit, are hereinafter referred to as the "Post-Closing Escrow Fund." If this Agreement is terminated after the closing of the Bell Atlantic Acquisition but prior to the Effective Time pursuant to:

          (i) Section 6.1(a) hereof, then the Post-Closing Escrow Fund shall be returned to BAP, and the parties agree that (A) if the Bell Atlantic Acquisition Agreement is terminated other than as a result of a failure or breach by BAP, (B) if the FCC or any state regulatory authority does not approve the transfer of control applications in connection with the Bell Atlantic Acquisition or the Merger or (C) if the Extension Period is terminated in accordance with Section 4.1(b) hereof, then the parties will consent to a termination of this Agreement pursuant to Section 6.1(a); or

          (ii) Section 6.1(b) hereof, then the Post-Closing Escrow Fund shall be returned to BAP;

          (iii) Section 6.1(c) hereof, then the Post-Closing Escrow Fund shall be returned to BAP;

          (iv) Section 6.1(d) hereof, then (A) the Post-Escrow Fund shall be returned to BAP, (B) Paging Partners shall pay BAP $1,000,000 and (C) upon the closing of any Competing Transaction that occurs within one year from the date of termination of this Agreement, Paging Partners shall pay BAP an additional $1,000,000;

          (v) Section 6.1(e) hereof, then (A) the Post-Closing Escrow Fund shall be returned to BAP and (B) Paging Partners shall pay BAP $1,000,000;

          (vi) Section 6.1(f) hereof, then the Post-Closing Escrow Fund shall be released to Paging Partners, and BAP shall promptly pay to Paging Partners the difference between $1,000,000 and the amount of the Post-Closing Escrow Fund; provided, however, that the Post-Closing Escrow Fund shall be returned to BAP if the failure relied upon for termination by Paging Partners is also a failure of the Bell Atlantic Subsidiaries under the Bell Atlantic Acquisition Agreement or a breach of any representation or warranty made by the Bell Atlantic Subsidiaries thereunder; or

          (vii) Section 6.1(g) hereof, then (A) the Post-Closing Escrow Fund shall be returned to BAP and (B) if the failure relied upon by BAP for such termination occurred as a result of an intentional act by Paging Partners or an intentional failure to act by Paging Partners, Paging Partners shall pay BAP $1,000,000.

     (d) Except as set forth in this Section 8.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     (e) Each of Paging Partners and BAP hereby acknowledges and agrees that the arrangements set forth in this Section 8.5 represent their good faith attempt, to reach, in advance, a fair resolution of their competing interests, to avoid the complications, risks and expenses likely to be associated with any need to establish or prove the presence or absence of actual damages in the event of the termination of this Agreement, and to determine appropriate compensation that is not expected by either Paging Partners or BAP to be punitive in effect or to produce a windfall to either Paging Partners or BAP.

     8.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied shall confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except that the provisions of Sections 4.16, 4.17, 4.21 and 4.25 hereof shall inure to the benefit of those persons covered by such Sections.

     8.7 Successors and Assigns. Neither this Agreement nor the rights, interests and obligations of the parties hereto shall be assigned by any of such parties, by operation of law or otherwise, nor shall any such purported assignment have any effect for purposes of this Agreement.

     8.8 Communications Act. Nothing in this Agreement is intended or shall be construed to diminish or affect the control of BAP or of Paging Partners over any FCC Licenses held by any of them in any manner prohibited by the Communications Act of 1934, as amended, or the rules and regulations issued by the FCC.

     8.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed accordingly that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each party acknowledges that neither party shall be required to allege or to prove the inadequacy of money damages as a remedy to seek any appropriate form of equitable relief or remedy.

     8.10 Notices. Except as otherwise specifically provided in this Agreement, all communication hereunder shall be in writing (including telegraphic communication) and shall be sent by first-class mail, telegraph, facsimile or overnight courier or delivered in person:

         to:

         BAP Acquisition Corp.
         42 Timber Rock Trail
         Bernardsville, NJ 07924

         Attention: John X. Adiletta

         with a copy to:

         Choate, Hall & Stewart
         Exchange Place
         53 State Street
         Boston, Massachusetts 02109

         Attention: William P. Gelnaw, Jr., Esq.

         and to Paging Partners and Newco at:

         Paging Partners Corporation
         4249 Route 9 North
         Building 2
         Freehold, NJ 07728
         Fax: (732) 409-7366

         Attention: Leonard Fink

         with a copy to:

         Solovay Edlin & Eiseman, P. C.
         845 Third Avenue
         8th Floor
         New York, New York 10022
         Fax: (212) 355-4608

         Attention: Michael B. Solovay, Esq.

or to such other addresses as BAP, Paging Partners or Newco may designate by notice in writing. Notices shall be deemed to have been given when received.

     8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

     8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original but all of which shall constitute one and the same agreement.

     8.13 Headings. The article and section headings in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not effect in any way the meaning or interpretation of this Agreement.

     8.14 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the documents and instruments referred to herein, embodies the entire agreement between the parties hereto in respect of the subject matter hereof. There are no agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.15 Schedules. The parties agree that Paging Partners shall deliver Schedules 3.14 and 3.24 of the Paging Partners Disclosure Schedule prior to the Effective Time.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by one of its duly authorized officers, all as of the day and year first above written.

                                          BAP ACQUISITION CORP.

                                          By:     /s/ JOHN X. ADILETTA

                                            ------------------------------------
                                            Name: John X. Adiletta
                                            Title President

                                          PAGING PARTNERS CORPORATION

                                          By:    /s/ RICHARD J. GIACCHI

                                            ------------------------------------
                                            Name: Richard J. Giacchi
                                            Title: President and CEO

                                          PAGING PARTNERS MERGER CORPORATION

                                          By:       /s/ LEONARD FINK

                                            ------------------------------------
                                            Name: Leonard Fink
                                            Title: President

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

                                                                       EXHIBIT B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  FORM 10-KSB
(MARK ONE)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.
[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
        FOR THE TRANSITION PERIOD FROM                TO

                         COMMISSION FILE NUMBER 1-13002

                          PAGING PARTNERS CORPORATION
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       22-3281446
      (STATE OF OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

           FREEHOLD OFFICE PLAZA                                   07728
       4249 ROUTE 9 NORTH, BUILDING 2                            (ZIP CODE)
            FREEHOLD, NEW JERSEY
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code: (732) 409-7088

  SECURITIES REGISTERED UNDER SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF
                                     1934:

            TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH REGISTERED
            -------------------                  -----------------------------------------
       COMMON STOCK, $0.01 PAR VALUE                       BOSTON STOCK EXCHANGE

  SECURITIES REGISTERED UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF
                                 1934:     NONE

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90
days.  [X] Yes     [ ] No

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained herein, and no disclosure will be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to
this Form 10-KSB.  [ ] Yes     [X] No

     The revenues of registrant for the fiscal year ended December 31, 1998 were $9,902,000.

     The aggregate market value of the voting stock held by non-affiliates of the registrant, as of February 18, 1999, was approximately $5,000,000 based upon a last sales price of $1.31.

     As of February 18, 1999, there were 6,327,000 shares of the registrant's Common Stock outstanding.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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                                       B-2

                                     PART I

ITEM 1.  BUSINESS

MERGER

     On November 6, 1998, Paging Partners Corporation (the "Company" or "Paging Partners") entered into a Merger Agreement with Aquis Communications, Inc., ("Aquis") whereby Aquis will merge (the "merger") with a wholly owned subsidiary of the Company. Upon consummation of the merger the current shareholders of Aquis will own approximately 58.5% of the outstanding shares of the Company's common stock.

     Consummation of the merger is subject to several conditions, including, approval by the shareholders of the Company, finalization of all financing commitments and the approval of the Federal Communications Commission to the transfer of control of the Company. Management believes that the merger will be completed within approximately 90 days.

     On December 31, 1998, Aquis acquired licenses and other assets relating to the paging business of the Bell Atlantic Corporation (the "Paging Business") subject to certain liabilities relating to the Paging Business. The purchase price for the Paging Business was approximately $28,000,000 which was financed by a blend of senior debt, seller financing and equity. As of December 31, 1998, the Paging Business served approximately 250,000 users.

     Upon consummation of the merger, the ongoing entity will provide local paging service on six frequencies over a combined service area covering most of the densely populated portions of the Northeast and Mid-Atlantic regions of the United States. Under the terms of a reseller agreement, Cellco Partnership, a partnership doing business as Bell Atlantic Mobile ("BAM") acts as a non-exclusive reseller for Aquis. Aquis also acts as a reseller, offering nationwide and regional paging services through its relationships with other paging carriers.

     The following description of the Company's business is based on its operation during 1998 through the date of this report and on plans conceived by the current management team. After the consummation of the above merger, the Company's current business will be overseen by Aquis executives. While the Company's management is not aware of any significant changes planned by Aquis, management can give no assurance that such changes will not, in fact, occur.

GENERAL

     Paging Partners operates technologically advanced paging systems which provide one-way wireless messaging services. The Company's Metro system, which broadcasts on 931.7875 MHz (The "Metro System"), initially focused on the New York Metropolitan area and currently provides service over portions of seven states (New York, New Jersey, Connecticut, Pennsylvania, Maryland, Virginia and Delaware) and Washington, D.C.

     During 1994 the Company obtained licenses from the Federal Communications Commission ("FCC") to construct a paging system (its "Corridor System") operating on a single frequency (929.6375 MHz) in the territory extending along Interstate I-95 from Baltimore/Washington to Boston (the "Northeast Corridor"). The Company has completed sufficient construction of the Corridor system to ensure exclusive operation on the 929.6375 MHz frequency throughout the Corridor, including the metropolitan areas of Baltimore/ Washington, D.C., Philadelphia, New York, and Boston and now provides continuous service from Boston to Washington, D.C. Through a reciprocal arrangement with another carrier, the Company will also offer coverage in the Southeastern United States. Because the Corridor System is independent of the company's Metro System, the Company continues to operate both Systems, and has the flexibility to provide Resellers customized access to service on either System.

     The Company also obtained licenses from the FCC for a third 900 MHz frequency covering most of the I-95 Northeast Corridor. The Company entered into a sharing agreement with another carrier which was granted licenses for the frequency covering substantially the same territory. Pursuant to this sharing agreement, the Company may use up to 50 percent of the available air-time.

     From inception, the Company's principal operating strategy has been to act as a wholesaler and market access to its paging systems exclusively to paging service companies, retailers, and other third parties which, in turn, directly solicit and service subscribers. The Company also solicits private network operators, radio common carriers and other service providers (collectively, with the paging service companies, retailers and other parties described in the preceding sentence, "Resellers"), which have a need for access to transmission facilities in the territories served by the Company's Systems. This strategy permits the Company to operate with less personnel than vertically integrated paging companies. In addition, this strategy removes the threat of competition between the Company and substantially all of its Resellers which, management believes, makes Resellers more likely to sell the Company's services than those of vertically integrated paging companies, though there can be no assurance that this, in fact, is the case.

     Another key strategy of the Company has been to concentrate on providing high quality data and information transmission services targeted toward "higher end" pagers which receive alphanumeric messages (i.e., messages consisting of both numbers and letters). One aspect of this strategy has been the Company's focus on developing technologically advanced systems designed for alphanumeric paging services. Another has been the Company's efforts to supply its Resellers with multiple "information streams" to be marketed to subscribers. Successful marketing of alphanumeric services requires the ability to deliver a signal which will not be corrupted and the development of a system and software which can format and transmit large quantities of information received from multiple sources. The Company's Metro and Corridor systems were designed and constructed to address the needs of alphanumeric subscribers. The success of the Company's efforts to stress its alphanumeric capabilities is evidenced by the fact that the proportion of alphanumeric pagers which it services exceeds the proportion of alphanumeric pagers in service throughout the industry.

     The Company's emphasis on alphanumeric services is highlighted by its AlphaPlus(R) software and services, and its agreement with Motorola whereby the Company broadcasts over its systems branded information services made available to it by Motorola. AlphaPlus allows subscribers to select from information services provided by the Company (such as customized message dispatch, traffic, sports, weather, financial updates, and news headlines), the content to be received by their pagers.

     Another element of the Company's strategy is its willingness to adapt its transmission facilities for applications demanded by the marketplace. Because the Company acts as a wholesaler, it does not dictate the services offered subscribers or the uses made of its Systems by parties with a need for bulk paging. By maintaining flexible, technologically advanced Systems, the Company hopes to be able to satisfy the evolving needs of the wireless marketplace.

     In the immediate future, the Company intends to continue to expand by adding Resellers and hence new subscribers to its Metro and Corridor Systems. As part of its strategy to increase the penetration of its Systems the Company will continue to seek to increase and customize the information services available to subscribers.

     In addition to providing paging services in the Northeast Corridor, the Company, from time to time, may consider entering new geographical markets. Such expansion could occur through the acquisition of new licenses in auctions conducted by the FCC or the acquisition of existing paging systems, including licenses, from current license holders.

PAGING OPERATIONS

  Subscriber Services

     The pagers currently used by subscribers to the Company's Systems provide two basic types of service, digital display and alphanumeric display -- each of which can be combined with a variety of enhancements to increase a pager's utility. A digital display pager permits a caller, utilizing a touch tone telephone, to transmit to the subscriber a numeric message consisting of a series of numbers, such as a telephone number, an account number or coded information. Digital display pagers have the capacity to store several numeric messages that can be recalled on demand. An alphanumeric display pager allows subscribers to receive and store messages consisting of both numbers and letters. Alphanumeric pagers common in the industry today have sufficient memory to store thousands of characters.

     Digital display paging service represents a majority of the pagers in service today. Alphanumeric display service constitutes a relatively small portion of the pagers in use, primarily due to the difficulty of accurately inputting the message to be delivered and in ensuring accurate receipt of the message by the subscriber's pager. The success of the Company's focus on alphanumeric services is evidenced by the fact that of the pagers served by the Company, 20% are alphanumeric as compared to an industry average of approximately 15%.

     Traditionally, the message to be delivered to an alphanumeric pager was transcribed by an operator of the paging company during a telephone conversation with the party desiring to send the message. Today, a properly equipped facility, such as the Company's, permits callers to input messages directly into the transmission system either by using a personal computer equipped with a modem or a dedicated input device such as an AlphaMate(TM) manufactured by Motorola. For parties lacking such equipment, the Company links its subscribers to a dispatch center selected by the subscriber which will input a message into the Company's systems when a party calls the subscriber's pager telephone number seeking to send an alphanumeric message. To ensure that data transmitted is received accurately by the subscriber's pager, the Company designs and operates its system so that its transmitters send out a synchronized radio signal. This reduces interference and increases the probability that the message will be received accurately.

     During 1998, the Company introduced a new message delivery mechanism -- AlphaPlus(R) E-mail. A subscriber selecting this service has the ability to receive his E-mail on his pager while it is simultaneously being forwarded to his usual E-mail address.

     Message Mail is an enhancement that allows a Reseller to add a custom greeting to a pager and which gives the subscriber the ability to retrieve the last ten numeric messages that were sent to the pager. In addition, the Company provides a feature that enables a caller to leave a voice (voice mail) message for a subscriber which the subscriber can retrieve by calling his voice mail box at the Company's facility. A subscriber's pager displays a numeric code alerting the subscriber whenever a voice mail message is left.

     The Company's programming software allows the subscriber (through its Reseller) to select any of the enhancements offered by the Company at the initial programming of a pager or at any time that the pager is in service. In addition, because the Company has incorporated Motorola's FLEX(TM) OTA (over the air) technology into its systems, a subscriber need not bring his pager to the Reseller for adjustments when he decides to add on new enhancements. The Company constantly monitors the paging market to determine what new enhancements it might successfully sell to Resellers.

     As part of its AlphaPlus(R) service, the Company transmits a variety of information services which Resellers can sell to their subscribers. This service allows subscribers to receive information on their alphanumeric pagers which they can review at their convenience. Currently, the information provided by the Company includes headline news stories, hourly financial updates, sports scores and a variety of other "infotainment" items purchased by the Company from various third party information providers. The Company provides additional premium information services, including more detailed sports, weather, financial, traffic and emergency information, which Resellers can sell to individual subscribers. The Company has entered into an arrangement with Motorola's InfoPower Division whereby the Company makes available branded information services developed by Motorola through its alliance with leading information service providers. The Company intends to transmit additional information services as they are made available by Motorola, as well as services supplied by other providers, including SportsBox and ScoreQuest. ScoreQuest's offerings include MVP, FastTrax and Daily Racing Form(R) information services.

  Network Services

     In addition to marketing its paging Systems and related services to Resellers, the Company also markets these Systems to private network operators, radio common carriers ("RCC") and service providers which have a need for bulk paging or data transmission services in the territories serviced by the Company's transmission facilities. The Company has entered into arrangements with other RCCs and private network customers, permitting such parties to "network" their systems with the Company's and expand the coverage offered to their end users. More recently, the Company has allowed Resellers to directly connect their switches into the Company's terminal, permitting Resellers to service their subscribers through the Company's Systems. The Company charges for such access on either a fixed fee or per-usage basis.

     The Company has also entered into arrangements with specialized information providers (for example, sports scores/lines, stock quotes, emergency information) which have a "niche" subscriber base but which do not have their own transmission facilities, whereby the Company transmits data selected by the information provider for receipt by that provider's customers. Each of these arrangements differs depending upon the amount of data to be transmitted and time of transmission. By maintaining technologically sophisticated flexible transmission systems, the Company hopes to profit from new applications of wireless information services as they are developed.

     Resellers which rely upon the Company exclusively for transmission services are typically given direct electronic access to the Company's facilities. In addition, these Resellers typically operate their own switching equipment and procure their own telephone numbers. Day-to-day servicing of these accounts requires minimal intervention by the Company's personnel. Consequently, by marketing to these Resellers, the Company increases its revenue with little incremental costs.

MARKETING

     Rather than solicit and service individual subscribers directly, the Company recruits Resellers which, in effect, act as the Company's salesforce. The Resellers purchase from the Company, on a wholesale basis, access to its transmission system which, in the case of paging service providers and retailers, they provide to individual members of the general public. The Company recruits Resellers through industry contacts, its seminar program, and a small sales force.

     Management believes that Resellers are attracted to the Company because of the quality of coverage provided by its paging systems, the computerized nature of the Company's operations, which allows the Reseller 24-hour access to its accounts, and the responsiveness of the Company to each of its Resellers. As part of its marketing efforts, the Company conducts seminars for Resellers, potential Resellers and other interested members of the paging industry. These programs give the Company an opportunity to maintain contact with its Resellers. Further, they afford the Company the opportunity to update Resellers on service enhancements available. The Company provides technical, marketing, sales and operations support to its Resellers and will participate with Resellers in their efforts to solicit large volume subscribers. The Company employs sales representatives to directly solicit Resellers in their respective territories.

     The Company's current Resellers are from both within and without the communications industry. The Resellers include specialty and mass market retailers, answering services, two-way radio companies and other participants in the communications industry seeking to expand the services offered to their customers; nationwide paging companies which rely upon the Company to service their customers in territories serviced by the Company's Systems; private network operators and other radio common carriers which supplement their transmission facilities by networking into the Company's facilities; retailers, electronics distributors and other specialty retail outlets seeking to supplement their product lines and information providers which rely on the Company to transmit information to their subscribers. The Company has constructed both of its paging Systems as a series of interconnected modules, which allows the Company to give Resellers the ability to offer services to subscribers in only those portions of the service area which the subscriber designates. The Company makes such subregional services available at rates below those for service throughout the Company's service area.

     When a Reseller decides to market the Company's services, it is provided with on-line access to the Company's computer terminal and can directly activate, deactivate or modify the services provided to a subscriber's pager. Because the Reseller, through its computer terminal, interacts directly with the Company's computers, there is no incremental cost to the Company. Further, because the Company's computers are active 24 hours a day, Resellers can service accounts at their convenience.

     As a convenience to its Resellers, the Company maintains an inventory of pagers and Resellers can either purchase pagers from industry suppliers or purchase pagers from the Company. Each Reseller maintains its own sales, marketing and accounting staff and directly services, bills and collects payments from its subscribers. The Company derives the majority of its revenue from a per-unit monthly fee, not dependent on usage, charged to Resellers for each active pager. This fee, along with any other amounts due for incremental services provided to a subscriber, must be paid by the Reseller regardless of whether the subscriber pays the Reseller. Because each Reseller has direct access to the Company's computers, billing disputes between the Company and its Resellers, common throughout the industry, are virtually eliminated.

     The Company is not dependent on any single Reseller. No single Reseller accounts for more than 5% of the Company's gross revenues.

SOURCES OF EQUIPMENT

     The Company does not manufacture any of the equipment used in its operations, all of which is available from a variety of sources. Due to the high degree of compatibility among different models of transmitters, computers and other paging and voice mail equipment, the Company has been able to design its paging networks so as not to be dependent upon any single source for such equipment. The Company periodically evaluates its purchasing arrangements for pagers to be sure that the equipment it is offering to its Resellers is current and is available at appropriate prices.

     The Company currently purchases its transmitters and paging network equipment from Motorola. The Company's terminal equipment has a modular design, which will allow significant future expansion by adding or replacing modules rather than replacing the entire system. The Company believes that its investment in technologically advanced transmission equipment reduces its cost of maintenance and system expansion over the long term. The Company believes that its paging system equipment is among the most technologically sophisticated in the paging industry.

DATA RECEIPT AND TRANSMISSION

     A key strategy of the Company has been to emphasize the utility of pagers and devices equipped with paging receivers to receive large volumes of data on a timely and economical basis. In furtherance of this strategy, the Company transmits a variety of information streams, including headline news stories, hourly financial updates, sports scores, traffic, weather and an assortment of what is referred to as "infotainment," for receipt by its subscribers. Additional categories of information are added periodically in response to market demand.

     As part of its emphasis on data transmission, the Company continues to seek to develop software capable of receiving large volumes of information, analyzing the information to determine what is relevant to a particular subscriber and then reformatting the information for transmission over the Company's systems for receipt by subscribers. Fully developed, such software would allow a paging receiver to function as a personal information device receiving an individualized data stream selected by the subscriber and broadcast over the Company's systems.

     To increase the visibility of its AlphaPlus(R) services, the Company entered into an agreement with Motorola whereby the Company will make available to subscribers branded information services through its alliances with leading service providers. During 1998, the Company introduced AlphaPlus(R) E-Mail. A subscriber selecting this service has the ability to receive his E-mail on his pager while it is simultaneously being forwarded to his usual E-mail address.

     The Company's Systems currently allow a Reseller to select the enhancements offered by the Company at the initial programming of a pager or at any time thereafter.

     In addition to attracting subscribers to the Company's Systems, management believes that the software developed in connection with the Company's AlphaPlus(R) services may be of interest to other radio paging system operators. Consequently, the Company will seek to profit from the information market by distributing to other system operators preprocessed information for transmission to their subscribers or processing software developed by the Company.

     In addition to information services broadcast by the Company, the Company's systems have been designed to allow subscribers to send information for receipt on their pagers. Developments in software and information processing equipment, such as the Motorola AlphaMate(TM), allow subscribers to a properly equipped facility, such as the Company's, to receive messages sent by an appropriate device directly to the operator's facility for transmission to the subscriber. Such a facility allows a subscriber to receive messages directly from his office without the possibility of transcription errors. In addition, existing technology permits information broadcast over a paging system to be received on a computer equipped with a paging modem. Management anticipates that as paging systems evolve they will be capable of transmitting virtually all electronic data currently transmitted over traditional telephone lines.

COMPETITION

     The Company faces intense competition from operators of other wireless transmission systems in its efforts to recruit Resellers. Such competition is based upon price, as well as on the quality and variety of services offered, and the geographic area covered. The Company's Resellers in turn face intense competition from operators of other wireless message transmission systems as well as the Resellers representing such systems. Many of the competitors of the Company and its Resellers, which include local, regional and national paging companies, possess greater financial, technical and other resources than the Company. Certain competitors offer wider coverage than does the Company and certain competitors follow a low-price discounting strategy to expand market share.

     Management believes that the quality of the service the Company provides, as well as the variety of enhancements offered, appeal to Resellers. To date, the Company has focused its efforts on providing higher end alphanumeric and data transmission services. The merits of this strategy are attested to by the fact that the proportion of the pagers served by the Company which are alphanumeric exceeds the proportion of pagers throughout the industry which are alphanumeric. Moreover, management believes that because the Company concentrates on Resellers and does not maintain a competitive sales force, Resellers are more likely to rely upon the Company than on its competitors, although there can be no assurance this, in fact, is the case.

     The Company's Metro System competes with at least ten other paging system operators in the New York metropolitan area and others throughout its coverage area. These include systems operated by Paging Network, Inc., Page Mart, MetroCall, and SkyTel, as well as systems operated by privately owned companies. The Company's Corridor System competes with several or more competitors in all regions of the Northeast Corridor. Some of these competitors are small, privately owned companies serving only one market area, while others are larger companies, including those mentioned above, that provide service in more than one market and, in some cases, continuous coverage throughout the Northeast Corridor or the entire United States.

     A number of technologies, including cellular telephone service, personal communications service ("PCS"), enhanced specialized mobile radio, low-speed data networks and mobile satellite services are competitive forms of technology used in, or projected to be used for, wireless one- and two-way communications. Management believes that paging will remain one of the lowest-cost forms of wireless messaging due to the low-cost infrastructure associated with paging systems, as well as advances in technology that will provide for reduced paging costs.

     Future technological developments in the wireless communications industry and the enhancement of current technologies will likely create new products and services competitive with the paging services currently offered by the Company. There can be no assurance that the Company will not be adversely affected by such technological changes.

REGULATION

     The Company's paging operations are subject to regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended ("the Communications Act") and the

Telecommunications Act of 1996 ("1996 Act"). The Company is required to obtain licenses from the FCC to use the radio frequencies necessary for its paging operations. These authorizations specify the particular locations and frequencies authorized for use by the Company and set forth technical parameters such as power, tower height and antenna specifications under which the Company is permitted to use its frequencies.

     The Company's current frequencies are in the 929-931 MHz band and its operations are governed under the Commission's Rules covering commercial mobile radio services ("CMRS"). CMRS licensees must provide interconnection upon reasonable request, must not engage in any unreasonably discriminatory practices and are subject to complaints regarding any unlawful practices. The Company is also subject to provisions that authorize the FCC to provide remedial relief to an aggrieved party upon finding of a violation of the Communications Act and related customer protection provisions.

     The Company's FCC licenses are issued for ten years. At the end of the ten year term, the Company must file applications for renewal of its authorizations. The Company can expect renewal if it has met minimum service requirements. While there can be no assurance that any future renewal applications filed by the Company will be approved, based upon its experience to date, the Company knows of no reason to believe that such renewal applications would not be routinely approved.

     The Communications Act requires prior FCC approval for the transfer of control of a Company that holds FCC radio licenses as well as prior consent to the assignment of such licenses to another entity. Although there can be no assurances that any such future applications filed by the Company will be approved or acted upon in a timely manner by the FCC, the Company, based on its past experience, knows of no reason to believe that any future transfer or assignment applications would not be ultimately approved.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposed a structure of regulatory fees which the Company is required to pay with respect to its licenses. These fees are revised on an annual basis. The Company believes that these regulatory fees will not have a material adverse effect on the Company's business.

     The Communications Act also limits foreign ownership in FCC licensed CMRS entities to no more than twenty percent (20%) direct ownership and, without Commission consent, no more than twenty-five (25%) indirect ownership. However, as the result of the World Trade Organization ("WTO") Agreement on Basic Telecommunications Service entered into February 15, 1997 and effective February 5, 1998, the Commission liberalized foreign participation in the U.S. telecommunications market by action taken November 25, 1997. This action allows for an expedited process of approving indirect ownership over the 25% level for WTO signatories.

     The FCC, under the Communications Act, has authority to revoke or modify licenses issued by it. Any such revocation can only occur after notice and opportunity for hearing based upon egregious misconduct by the licensee. No license of the Company has ever been revoked or modified involuntarily.

     Paging authorizations, such as those held by the Company, have traditionally been issued on a site-specific basis. However, the FCC, on February 19, 1997, adopted an Order looking to fundamental changes in its regulation of the paging industry. Specifically, the FCC will, in the future, issue most paging licenses on a geographic basis. The FCC has defined these as Economic Areas ("EAs"). The future licensees will be given operating authority on particular frequencies within these geographic areas, subject only to protection of incumbent operators from interference. The FCC proposes to award these future paging licenses by competitive bidding (auctions). The Company, as an incumbent licensee, will be entitled to interference protection from such auction winners for its existing operations. However, the Company's ability to expand its service territories will be affected by these new policies.

     Because the auctions are new to paging, the Company cannot predict their impact on its business. Initially, auctions or competitive bidding may increase the Company's cost of obtaining authorizations from the FCC. The FCC's new wide-area licensing and auction Rules may also serve as a barrier to new participants to the paging industry. On the other hand, the more flexible licensing scheme should save on application costs associated with making changes to facilities within the wide area should the Company be successful and bid for wide areas or within its incumbent geographic areas. On the other hand, if the Company is not a winner in the auctions for broad geographic areas, its ability to expand its service territories will be affected by these new policies.

     In the future, the Congress may modify or amend the Communications Act and the FCC may modify its Rules or Policies in ways that could have a material adverse effect on the Company's business. Such actions may effect the scope and manner of the Company's operations and delivery of its service. As a result of the enactment of the 1996 Act, the Company has incurred additional financial obligations. In November 1996, in response to a directive in the 1996 Act, the FCC adopted new rules that govern compensation to be paid to pay phone providers. After these rules were vacated by the U.S. Court of Appeals for the D.C. Circuit, the FCC released an order mandating that long distance carriers compensate pay phone providers 28.4 cents for each 800 Number call during a two-year interim period. The long distance carriers have either passed this cost through to the paging companies that provide toll-free service to their subscribers or have blocked payphone calls to toll-free Numbers. This has increased the cost of providing certain toll-free messaging services and limited the utility of toll-free Number service. Petitions for review and stay of this order have been filed with a federal appellate court. Also, in response to changes made by the 1996 Act, the FCC has adopted new rules regarding payments by telecommunications firms into a revamped fund that will provide for the widespread availability of telecommunications services, including to low-income consumers ("Universal Service"). Prior to the implementation of the 1996 Act, Universal Service obligations largely were met by local telephone companies. Under the new rules, all telecommunications carriers, including paging companies, are required to contribute to the Universal Service Fund. Payments into the fund have increased the cost of doing business and could make the Company's service less competitive with the other services. For example, under the 1996 Act, local exchange carriers are prohibited from charging paging carriers for the "transport and termination" of local exchange carrier originated traffic. This has already led to substantial savings for the Company. In addition, paging carriers may be entitled to compensation from other telecommunications carriers that terminate a call on a paging network. This could lead to additional revenue for the Company. Of course, the Company cannot predict the final outcome of any FCC proceedings, any court challenges to any FCC Rules or Policies or predict what Congress may, in the future, propose in the way of changes to the telecommunications laws.

     In connection with state regulations, under the amendments to the Communications Act included in the Budget Act, the Congress preempted state and local rate and entry regulation of all CMRS providers. Entry regulation typically refers to the process whereby an entity's right to provide service in a particular market is subject to the prior approval by a regulatory body such as the state public service commission. Rate regulation traditionally concerns the amount, terms and conditions that an operator may charge for its services. These items were usually included in tariffs subject to approval by the state regulatory body. While state and local regulatory bodies have been preempted from rate and entry regulation, they may still regulate other aspects of the Company's service offerings. This apparently has not created any burdensome state or local regulation since the enactment of the 1993 Budget Act. However, there can be no assurances that state and local governments will not attempt in the future to expand their regulatory scope.

     The Company is subject to the state and local laws applicable to any business enterprise. The 1996 Amendments to the Communications Act, however, have limited the application of state and local zoning regulations requiring that they not be unreasonably discriminatory among providers of functionally equivalent wireless services and shall not have the effect of prohibiting the provision of wireless services.

     The foregoing description of certain regulatory considerations does not purport to be a complete summary of all present federal and state regulatory requirements nor of all proposed legislation and regulations pertaining to the Company's present operations.

EMPLOYEES

     As of February 18, 1999, the Company had 20 full-time and three part-time employees. The Company believes that its relationships with its employees are generally good.

ITEM 2.  PROPERTY

     The Company's principal office is located in approximately 4,300 square feet of leased space at Freehold Office Plaza, 4249 Route 9 North, Building 2, Freehold, New Jersey. The fixed rent on the lease, which expires August 31, 1999, is currently approximately $80,000 per year. In addition to fixed rent, the lease requires the Company to pay its proportionate share of certain maintenance expenses and any increase in real estate taxes and insurance costs. The Company leases approximately 230 locations for its transmitters on commercial broadcast towers, buildings and other fixed structures. In addition, the Company leases space in New York, Pennsylvania, Maryland, and Massachusetts, primarily to house equipment related to its paging systems. The rental payable for such leases, together with those for the Company's transmitter locations, aggregated approximately $145,000 per month, as of February 18, 1999.

ITEM 3.  LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Company is a party or to which any of its property is subject.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     Not Applicable.

                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock is traded over the counter on the NASDAQ SmallCap Market under the Symbol PPAR. In April 1997, the Company's Warrants were delisted from NASDAQ due to an absence of market makers for this security. Over the counter market quotations reflect inter-dealer prices without mark-up, mark-down or commissions, and may not represent actual transactions. The quarterly high and low bid prices for the Company's Common Stock for the past two years as reported by the National Association of Securities Dealers, Inc., are as follows:

                                                                  1997
                                                              COMMON STOCK
                                                              ------------
QUARTER                                                       HIGH    LOW
-------                                                       ----    ----
First Quarter...............................................  2.06    0.75
Second Quarter..............................................  1.68    0.69
Third Quarter...............................................  1.69    1.00
Fourth Quarter..............................................  1.50    1.00

                                                                  1998
                                                              COMMON STOCK
                                                              ------------
QUARTER                                                       HIGH    LOW
-------                                                       ----    ----
First Quarter...............................................  1.81    0.69
Second Quarter..............................................  1.75    1.00
Third Quarter...............................................  1.50    0.88
Fourth Quarter..............................................  3.19    0.69

     On February 18, 1999, the closing price of the Company's Common Stock was $1.31. As of this date, there were approximately 100 record holders of the Company's Common Stock. The number of record holders does not reflect the number of beneficial owners of the Company's Common Stock for whom shares are held by banks, brokerage firms and others. Based on information requests received from representatives of such beneficial owners, management believes that there are at least 1,000 beneficial holders of the Company's Common Stock.

DIVIDENDS

     The payment of dividends is contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends is currently prohibited by the Company's Credit Agreement with Motorola. It is the present intention of the Company's Board of Directors to retain its earnings, if any, for use in the Company's business.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

SELECTED FINANCIAL DATA

     The following table sets forth-summary historical financial information and operating data for each of the five fiscal years ended December 31, 1998. The financial information and operating data were derived from, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Report.

                                                        YEAR ENDING DECEMBER 31,
                                           ---------------------------------------------------
                                            1998       1997       1996       1995       1994
                                           -------    -------    -------    -------    -------
                                                (IN THOUSANDS, EXCEPT PER SHARE NUMBERS )
STATEMENT OF OPERATIONS DATA:
Total revenues...........................  $ 9,902    $ 9,069    $ 6,910    $ 5,474    $ 3,951
Operating expenses.......................   10,596     10,286      9,466      7,819      4,418
                                           -------    -------    -------    -------    -------
Operating loss...........................     (694)    (1,217)    (2,556)    (2,345)      (467)
Other expense (income)...................      453        200        160         (7)       188
                                           -------    -------    -------    -------    -------
Net loss.................................   (1,147)    (1,417)    (2,716)    (2,338)      (655)
                                           -------    -------    -------    -------    -------
Net loss per common share................  $ (0.18)   $ (0.23)   $ (0.50)   $ (0.49)   $ (0.16)
                                           -------    -------    -------    -------    -------
BALANCE SHEET DATA (AT YEAR END):
Total assets.............................  $ 5,318    $ 6,723    $ 6,691    $ 7,746    $11,178
Long-term debt, less current
  maturities.............................  $ 1,146    $ 1,590    $ 1,335    $   930    $ 1,800
OTHER DATA (AT YEAR END) (UNAUDITED)
EBITDA(1)................................  $   578    $   (47)   $(1,500)   $(1,555)   $  (107)
Equivalent units in service (2)..........      181        151         83         59         37

---------------
(1) EBITDA represents earnings (excluding interest and non-operating items) before taxes, depreciation and amortization EBITDA is a financial measure commonly used in the paging industry EBITDA is not derived pursuant to generally accepted accounting principles ("GAAP") and therefore should not be construed as an alternative to operating income, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The calculation of EBITDA does not include the commitments of the Company for capital expenditures and payment of debt and should not be deemed to represent funds available to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the financial operations and liquidity of the Company as determined in accordance with GAAP.

(2) The Company reports its units in service on the basis of "(equivalent) units in service". Certain of the Company's customers are serviced and billed on a measurement basis other than one which relates to the number of units in service. In such case the number of units reported is based upon the monthly revenue received converted into units at the lowest unit pricing given to any of the Company's customers for equivalent service. The number of units in service excludes subscribers receiving AlphaPlus data services but not subscribing to basic paging services.

RESULTS OF OPERATIONS -- 1998 TO 1997

     The Table below presents certain items in the Company's statements of operations in dollars and as percentages of total revenues and changes therein for the years ended December 31, 1998 and 1997. The table also presents certain key operating statistics (unaudited) for the same periods.

                                      1998                   1997                  CHANGE
                               -------------------    -------------------    -------------------
                                   $           %          $           %         $           %
                               ----------    -----    ----------    -----    --------    -------
Revenues:
  Service....................   7,542,000     76.2     7,012,000     77.3     530,000        7.6
  Equipment Sales............   2,360,000     23.8     2,057,000     22.7     303,000       14.7
                               ----------    -----    ----------    -----    --------    -------
     Total Revenue...........   9,902,000    100.0     9,069,000    100.0     833,000        9.2
                               ----------    -----    ----------    -----    --------    -------
Operating Expenses:
  Service....................   1,875,000     18.9     1,635,000     18.0     240,000       14.7
  Technical..................   2,575,000     26.0     2,500,000     27.6      75,000        3.0
  Cost of Equipment Sold.....   2,422,000     24.4     2,270,000     25.0     152,000        6.7
  Selling....................     511,000      5.2       783,000      8.6    (272,000)     (34.7)
  General and
     Administrative..........   1,941,000     19.6     1,928,000     21.3      13,000        0.7
  Depreciation and
     Amortization............   1,272,000     12.9     1,170,000     12.9     102,000        8.7
                               ----------    -----    ----------    -----    --------    -------
                               10,596,000    107.0    10,286,000    113.4     310,000        3.0
                               ----------    -----    ----------    -----    --------    -------
Loss from operations.........    (694,000)    (7.0)   (1,217,000)   (13.4)    523,000       43.0
Merger Costs.................     151,000      1.5             0      0.0     151,000         --
Emergency Satellite Transfer
  Costs......................     100,000      1.0             0      0.0     100,000         --
Interest expense.............     202,000      2.0       200,000      2.2       2,000        1.0
                               ----------    -----    ----------    -----    --------    -------
Net loss.....................  (1,147,000)   (11.5)   (1,417,000)   (15.6)    270,000       19.1
                               ----------    -----    ----------    -----    --------    -------
OTHER DATA
EBITDA*......................    $578,000      5.9      $(47,000)    (0.5)   $625,000    1,329.8
Equivalent Units
  Reseller...................     116,000                111,000                5,000        4.5
  Transmission Only..........      65,000                 40,000               25,000       62.5
Average Monthly per Unit
  Revenue**
  Reseller...................       $4.85                  $5.71                $ .86      (15.1)
  Transmission Only..........       $0.95                  $1.16                $ .21      (18.1)

---------------
 * Profit (loss) from operations before depreciation and amortization.

** Average (monthly) service revenue per unit.

     The increase in the Company's service revenues reflects increases in the number of (equivalent) units in service offset in part by reduced service revenue per unit. Service revenue per unit on reseller units has declined due in part to continued competitive pricing in the industry. Additionally, the portion of the Company's revenues generated by transmission-only services has increased. The Company charges a lower unit price to customers for transmission-only services as the customers operate their own switching terminal equipment and procure their own telephone numbers from local exchange carriers and are only using the Company's radio transmission network. In turn, the Company incurs virtually no incremental telecommunications, selling, customer service, or capital costs from servicing these units. Service revenue per unit for transmission-only units has declined because early customers were alphanumeric information providers who were charged a fixed monthly fee for use of the Company's systems. Since the Company began active marketing of transmission-only capability in early 1997, new customers have mostly added numeric paging units with lower revenue per unit.

     The Company reports its units in service on the basis of "(equivalent) units in service". Certain of the Company's customers are serviced and billed on a measurement basis other than one which relates to the number of units in service. In such case the number of units reported is based upon the monthly revenue received converted into units at the lowest unit pricing given to any of the Company's customers for equivalent service. The number of units in service excludes subscribers receiving AlphaPlus(R) data services but not subscribing to basic paging services.

     Service cost represents outlays to third party providers of alphanumeric message dispatch service. These costs increased in 1998 as compared to 1997 due to a greater number of alphanumeric units in service.

     Technical expenses include transmission site rentals, telephone interconnect services, and the costs (mostly personnel-related) of the Company's engineering function. The increases in technical costs in 1998 as compared to 1997 are attributable to increased telephone interconnect costs and increased transmission site rental prices as well as an increase in the number of transmission sites.

     Equipment sales increased during 1998 as compared to 1997 due to new product introductions by the Company's primary supplier (Motorola) as well as price increases and decreased availability from certain competitors. The Company continues to sell pagers as an accommodation to Resellers and not as a source of profit. However, lessened competition has permitted narrower loss margins on pager sales during 1998 than in previous years.

     Selling expenses decreased in 1998 as compared to 1997. This reflects lower promotional expenditures, lower sales commissions due to lower intra-quarter sales growth, and lower salary expense due to a sales department reorganization more fully described in the Current Trends section below.

     EBITDA reflects the Company's earnings (excluding interest and non-operating items) before taxes, depreciation and amortization and measures the Company's operating cash flows, which the Company considers to be a significant measure of performance. EBITDA is commonly used in the paging industry and by financial analysts and others who follow the industry to measure operating performance, but should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. EBITDA improved significantly during 1998 as compared to 1997 reflecting the fact that the increase in service revenue exceeded the resulting increase in cost of service while other operating costs declined. Now that the Company's paging systems are built-out, increases in service revenues should not result in proportional increases in operating expenses.

     Interest expense primarily reflects the Company's equipment financing with Motorola.

     Depreciation increased as the Company put into service equipment purchased in 1997 for the Metro System upgrade.

     Net loss decreased due to the improvement in EBITDA noted above, offset in part by increased depreciation and the emergency satellite transfer and merger costs described below.

EMERGENCY SATELLITE TRANSFER COSTS

     The Company relies on a satellite for dissemination of its paging signal from its paging hub in Freehold, New Jersey to its network of over 240 radio transmitters in the Eastern United States. On the evening of May 19, 1998, the unprecedented sudden failure of the Galaxy IV satellite used by the Company (as well as most other large paging carriers) caused the suspension of paging service. Within 24 hours, the Company made a successful transition to an alternate satellite (SBS-6) on which it had previously reserved backup time. However, the Company had to engage subcontractors to reorient the satellite receiver on each transmission tower to receive radio signals from the new satellite. The Company incurred approximately $100,000 of such expenses during 1998 to cover the costs of these realignments.

CURRENT TRENDS

     Although higher than 1997, on a "run-rate" basis service revenue did not grow during 1998, due primarily to a reduction in alphanumeric and message dispatch units and revenue. Management believes that a significant factor in such reduction was a new per-call charge instituted in October 1997 under the Telecommunications Act of 1996 for calls to toll-free numbers made from pay phones. This charge has disrupted the cost structures of the Company's message dispatch providers which either have had to absorb the cost (approximately $.30 per call) or pass it on to the Company which would likely, in turn, seek to pass it on to the Company's resellers (and ultimately to end users). Rather than elect to absorb the new cost without knowing whether it could successfully be recovered from end-users, the Company, with its major dispatch providers, has determined to block calls originating from pay phones to the toll free numbers maintained by the dispatch providers to receive messages for end users. The inability to receive messages from callers using pay phones may have caused some end-users to stop obtaining message dispatch (and possibly numeric and alphanumeric) service from the Company's resellers.

     Additionally, in an effort to reduce the impact of the new per call charge, certain of the Company's dispatchers switched long distance carriers or made programming changes to their internal switches. In some cases this may have interfered with the quality of service provided to the Company's end-users, which may have caused them to seek an alternative service provider. Management also believes that decreasing wireless phone charges may also account for some portion of the alphanumeric unit decreases. Consistent with an industry-wide trend, revenue growth from numeric display paging slowed during 1998.

     The paging industry experienced substantial consolidation during 1997 as well as announcements of additional transactions during 1998. There have also been significant management changes at many of the larger companies in the industry. In response to investor dissatisfaction, management at several major paging companies announced their intention to shift from a price competitive strategy intended to increase subscriber base, towards a strategy intended to increase operating margins.

     In an effort to capitalize on any opportunity that may result from its competitors' strategy shifts and offset the impact of the negative trends discussed above, the Company has made several changes in how it markets its services and supports its resellers and, in turn, end-users. The Company has restructured its salaried sales force emphasizing less costly internal support personnel servicing existing resellers and soliciting increased business from smaller accounts. The Company has also recently introduced several attractively priced service bundles and annual paging packages and now offers E-mail based messaging on alphanumeric (text) pagers.

     Senior management continues to solicit large, established resellers and carriers for transmission-only service. Although the Company's per unit revenues for such service are lower, the Company incurs no incremental costs and the Company is partnered with organizations having the financial and management strength to purchase and maintain their own paging terminals.

YEAR 2000

     Much of the Company's operating software was designed specifically for use by the Company. As the services provided by the Company change, certain underlying programs are updated. The Company's MIS personnel have informed the Board of Directors that the code for all such updates is written to be "Year 2000 compliant". MIS personnel have further informed the Board that during 1998, they investigated the balance of the underlying programs and revised remaining programs requiring revision to become "Year 2000 compliant."

1997 TO 1996 RESULTS OF OPERATIONS

     The Table below presents certain items in the Company's statements of operations in dollars and as percentages of total revenues and changes therein for the years ended December 31, 1997 and 1996. The table also presents certain key operating statistics (unaudited) for the same periods.

                                         1997                  1996                 CHANGE
                                  -------------------   -------------------   ------------------
                                       $          %          $          %         $          %
                                  -----------   -----   -----------   -----   ----------   -----
Revenues:
  Service.......................    7,012,000    77.3     4,950 000    71.7    2,062,000    41.7
  Equipment Sales...............    2,057,000    22.7     1,960,000    28.3       97,000     4.9
                                  -----------   -----   -----------   -----   ----------   -----
     Total Revenue..............    9,069,000   100.0     6,910,000   100.0    2,159,000    31.2
                                  -----------   -----   -----------   -----   ----------   -----
Operating Expenses:
  Service.......................    1,635,000    18.0       868,000    12.6      767,000    88.4
  Technical.....................    2,500,000    27.6     2,548,000    36.8      (48,000)    1.9
  Cost of Equipment Sold........    2,270,000    25.0     2,136,000    30.9      134,000     6.3
  Selling.......................      783,000     8.6       927,000    13.5     (144,000)  (15.5)
  General and Administrative....    1,928,000    21.3     1,931,000    27.9       (3,000)   (0.2)
  Depreciation and
     Amortization...............    1,170,000    12.9     1,056,000    15.3      114,000    10.8
                                  -----------   -----   -----------   -----   ----------   -----
                                   10,286,000   113.4     9,466,000   137.0      820,000     8.7
                                  -----------   -----   -----------   -----   ----------   -----
Loss from operations............   (1,217,000)  (13.4)   (2,556,000)  (37.0)   1,339,000   (52.4)
Interest expense................      200,000     2.2       160,000     2.3       40,000    25.0
                                  -----------   -----   -----------   -----   ----------   -----
Net loss........................   (1,417,000)  (15.6)   (2,716,000)  (39.3)   1,299,000    47.8
                                  -----------   -----   -----------   -----   ----------   -----

OTHER DATA:
EBITDA*.........................  $   (47,000)   (0.5)  $(1,500,000)  (21.7)  $1,453,000    96.9
Equivalent Units (end of
  year).........................      151,000                83,000               68,000    81.9
ARPU**..........................  $      4.99           $      5.73           $     (.74)  (12.9)

---------------
 * Loss from operations before depreciation and amortization.

** Average (monthly) service revenue per unit.

     The increase in the Company's service revenues reflects a substantial increase in the number of (equivalent) units in service offset in part by reduced service revenue per unit. Service revenue per unit has declined due in part to continued competitive pricing in the industry, offset in part by increased market penetration by the Company of higher (per unit) revenue alphanumeric messaging. Additionally, the portion of the Company's revenues generated by transmission-only services has increased. The Company generally charges a lower unit price to customers for transmission-only services as the customers operate their own switching terminal equipment and procure their own telephone numbers from local exchange carriers and are only using the Company's radio transmission network. In turn, the Company incurs virtually no incremental telecommunications, selling, customer service, or capital costs from servicing these units.

     Recent unit growth has resulted from factors which include:

     - Increased penetration of transmission-only services (see below)

     - Overall wireless messaging industry growth, particularly in the Company's target market sector -- alphanumeric (as opposed to numeric) messaging.

     - Increased penetration of add-on services to alphanumeric messaging (message dispatch, sports, business and news offerings)

     - Improved responsiveness to industry price competition in a selective manner through price simplification and discounting incremental units in service.

     - Upgraded sales force.

     The Company reports its units in service on the basis of "(equivalent) units in service". Certain of the Company's customers are serviced and billed on a measurement basis other than one which relates to the number of units in service. In such case the number of units reported is based upon the monthly revenue received converted into units at the lowest unit pricing given to any of PPC's customers for equivalent service. The number of units in service excludes subscribers receiving AlphaPlus(R) data services but not subscribing to basic paging services.

     Service cost represents outlays to third-party providers of alphanumeric dispatch service. These costs increased in 1997 as compared to 1996 based on continued market penetration of alphanumeric paging.

     Technical expenses include transmission site rentals, telephone interconnect services, and the costs (mostly personnel-related) of the Company's engineering function. The decrease in technical costs during 1997 are attributable to a decrease in telephone interconnect service costs resulting from the Telecommunications Act of 1996. However, other provisions of the Telecommunications Act, when they become effective, could partially or fully offset such decreases. The telecommunications cost decreases were offset in part by increased site rental prices and personnel costs.

     Equipment sales increased during 1997 as compared to 1996 due to new product introductions by the Company's supplier (Motorola) as well as price increases by certain competitors. These changes occurred during the second half of 1997. The Company continues to sell pagers as an accommodation to Resellers and not as a source of profit.

     Selling expenses decreased in 1997 as compared to 1996 as a result of the elimination of the position of Vice President Sales and Marketing during 1996 and due to one-time promotional expenses incurred in the second quarter of 1996 which were not repeated in 1997.

     EBITDA reflects the Company's earnings (excluding interest and non-operating items) before taxes, depreciation and amortization and measures the Company's operating cash flows, which the Company considers to be a significant measure of performance. EBITDA is commonly used in the paging industry and by financial analysts and others who follow the industry to measure operating performance, but should not be considered in isolation or as an alternative to measures of operating performance or cash flows pursuant to generally accepted accounting principles. EBITDA improved significantly during 1997 reflecting the fact that the increase in service revenue exceeded the resulting increase in cost of service. Now that the Company's paging systems are built-out, increases in service revenues should not result in proportional increases in operating expenses.

     Interest expense primarily reflects the Company's equipment financing with Motorola and has increased as a result of 1996 and 1997 capital expenditures.

     Depreciation increased as the Company put into service equipment purchased for the final portion of the Corridor System as well as the Metro System upgrade described below.

     Net loss decreased consistent with the improvement in EBITDA noted above, partially offset by increased depreciation and interest expense.

LIQUIDITY AND CAPITAL RESOURCES

     By relying primarily upon resellers to build its subscriber base, the Company has been able to avoid many of the expenses associated with the solicitation and servicing of subscribers. Nevertheless, the construction and initial operation and marketing of a paging system requires substantial expenditures which can only be recouped, if at all, from the subsequent operation of the system. At this point, the Company anticipates that it will from time to time make substantial capital expenditures to upgrade its Systems to assure that they remain technologically current, but the level of such expenditures should be less than those associated with the initial construction of its Systems. During 1997, the Company incurred approximately $750,000 of net capital expenditures, primarily for technological upgrades of the Metro System, substantially all of which was financed by Motorola. During 1998, the Company incurred $258,000 of capital expenditures and expects spending to remain at a comparable level in 1999. However, capital needs could change as a result of the planned merger described below.

     On November 6, 1998, the Company agreed to merge with BAP Acquisition Corporation ("BAP"), later renamed Aquis Communications, Inc. ("Aquis"). Effective December 31, 1998, Aquis purchased substantially all the paging assets of Bell Atlantic. After the merger is complete, the current shareholders of Aquis would own approximately 58.5% of the Company's common stock. The merger is subject to the approval of the Company's shareholders as well as FCC approval of the transfer of the Company's radio (paging) licenses.

     The Aquis asset purchase from Bell Atlantic was financed by a blend of senior debt, seller financing, and equity. Based on the individual performances of the Bell Atlantic paging business and the Paging Partners business, management believes that the combined entity should generate sufficient operating cash flow to finance its combined debt service and capital expenditures with funds left over for acquisitions or early debt retirement. Through December 31, 1998 the Company incurred $151,000 of professional and related costs arising directly from the merger.

     The Company's only long-term debt is a note to Motorola with a balance of $1,590,000 as of December 31, 1998. Although the Company has been repaying the note in accordance with its terms, 1998 revenues did not grow sufficiently to enable the Company to meet certain covenants in its Loan Agreement with Motorola, as amended. To facilitate the merger described above, Motorola has agreed to waive any past or future covenant violations occurring prior to merger. However, if the merger is not consummated, it is possible that the Company would again be out of compliance with the loan covenants.

FORWARD-LOOKING STATEMENTS

     The foregoing discussion of the Company's Financial Condition and Results of Operations, and other portions of this Report contain forward-looking statements including, but not limited to, statements regarding the Company's future financial condition, results of operations, growth strategies, product development and revenues. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the competitive conditions in the markets for the Company's services, the further development of products, such as wireless telephones, PCS and other products which are competitive with the Company's services and the willingness of the providers of such services to engage in aggressive pricing strategies designed to expand markets, the Company's ability to complete the anticipated merger with Aquis, the Company's ability to consolidate its operations with those of Aquis and the continued market penetration of the Company's products and services.

ITEM 7.  FINANCIAL STATEMENTS

     See Index to Financial Statements, Page 18.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not Applicable.

                          PAGING PARTNERS CORPORATION

                                     INDEX

Report of Independent Certified Public Accountants..........   19
Balance Sheets..............................................   20
Statements of Operations....................................   21
Statements of Changes in Stockholders' Equity...............   22
Statements of Cash Flows....................................   23
Notes to Financial Statements...............................   24

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Paging Partners Corporation
Freehold, NJ

     We have audited the accompanying balance sheets of Paging Partners Corporation as of December 31, 1998 and 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998, 1997, and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paging Partners Corporation as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years ended December 31, 1998, 1997, and 1996 in conformity with generally accepted accounting principles.

                                          /s/ BERENSON & COMPANY LLP

New York, NY
January 22, 1999

                          PAGING PARTNERS CORPORATION

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                  1998          1997
                                                              ------------   ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    558,000   $  752,000
  Accounts receivable (net of allowances of $47,000 and
     $61,000)...............................................       397,000      522,000
  Inventory.................................................       120,000      106,000
  Other current assets......................................       108,000      194,000
                                                              ------------   ----------
     Total current assets...................................     1,183,000    1,574,000
Property and equipment......................................     3,693,000    4,608,000
Licenses (less accumulated amortization of $906,000 and
  $775,000).................................................       442,000      541,000
                                                              ------------   ----------
                                                              $  5,318,000   $6,723,000
                                                              ============   ==========
LIABILITIES
Current liabilities:
  Current maturities of notes payable.......................  $    444,000   $  384,000
  Accounts payable..........................................       506,000      582,000
  Accrued expenses..........................................       422,000      381,000
  Deferred revenue..........................................       162,000       26,000
                                                              ------------   ----------
     Total current liabilities..............................     1,534,000    1,373,000
Notes payable (less current maturities).....................     1,146,000    1,590,000
                                                              ------------   ----------
                                                                 2,680,000    2,963,000
                                                              ------------   ----------
Commitments

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 20,000,000 shares
  authorized................................................        63,000       63,000
Preferred stock, $0.01 par value, 1,000,000 shares
  authorized (none issued)..................................
Additional paid-in capital..................................    12,668,000   12,643,000
Accumulated deficit.........................................   (10,093,000)  (8,946,000)
                                                              ------------   ----------
                                                                 2,638,000    3,760,000
                                                              ------------   ----------
                                                              $  5,318,000   $6,723,000
                                                              ============   ==========

  The accompanying notes to financial statements are an integral part hereof.

                          PAGING PARTNERS CORPORATION

                            STATEMENTS OF OPERATIONS

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1998           1997           1996
                                                      -----------    -----------    -----------
Revenues:
  Service...........................................  $ 7,542,000    $ 7,012,000    $ 4,950,000
  Equipment sales...................................    2,360,000      2,057,000      1,960,000
                                                      -----------    -----------    -----------
                                                        9,902,000      9,069,000      6,910,000
                                                      -----------    -----------    -----------
Expenses:
  Service...........................................    1,875,000      1,635,000        868,000
  Technical.........................................    2,575,000      2,500,000      2,548,000
  Cost of equipment sold............................    2,422,000      2,270,000      2,136,000
  Selling...........................................      511,000        783,000        927,000
  Administrative....................................    1,941,000      1,928,000      1,931,000
  Depreciation and amortization.....................    1,272,000      1,170,000      1,056,000
                                                      -----------    -----------    -----------
                                                       10,596,000     10,286,000      9,466,000
                                                      -----------    -----------    -----------

Loss from operations................................     (694,000)    (1,217,000)    (2,556,000)
Merger costs........................................      151,000            -0-            -0-
Emergency satellite transfer costs..................      100,000            -0-            -0-
Interest expense....................................      202,000        200,000        160,000
                                                      -----------    -----------    -----------
NET LOSS............................................  $(1,147,000)   $(1,417,000)   $(2,716,000)
                                                      ===========    ===========    ===========
NET LOSS PER COMMON SHARE...........................  $     (0.18)   $     (0.23)   $     (0.50)
                                                      ===========    ===========    ===========
Weighted average common shares outstanding..........    6,305,000      6,180,000      5,371,000
                                                      ===========    ===========    ===========

  The accompanying notes to financial statements are an integral part hereof.

                          PAGING PARTNERS CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                COMMON STOCK        ADDITIONAL
                                            --------------------      PAID-IN      ACCUMULATED
                                             SHARES      AMOUNT       CAPITAL        DEFICIT
                                            ---------    -------    -----------    ------------
BALANCE -- JANUARY 1, 1996................  4,800,000    $48,000    $10,663,000    $ (4,813,000)
  Net proceeds of private placement.......    857,000      9,000      1,291,000
  Net loss................................                                           (2,716,000)
  Other...................................     16,000          0         90,000
                                            ---------    -------    -----------    ------------
BALANCE -- DECEMBER 31, 1996..............  5,673,000     57,000     12,044,000      (7,529,000)
  Net proceeds of private placement.......    541,000      5,000        495,000
  Net loss................................                                           (1,417,000)
  Other...................................     87,000      1,000        104,000
                                            ---------    -------    -----------    ------------
BALANCE -- DECEMBER 31, 1997..............  6,301,000     63,000     12,643,000      (8,946,000)
  Net loss................................                                           (1,147,000)
  Other...................................     26,000          0         25,000
                                            ---------    -------    -----------    ------------
BALANCE DECEMBER 31, 1998.................  6,327,000    $63,000    $12,668,000    $(10,093,000)
                                            =========    =======    ===========    ============

  The accompanying notes to financial statements are an integral part hereof.

                          PAGING PARTNERS CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1998           1997           1996
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................  $(1,147,000)   $(1,417,000)   $(2,716,000)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
     Depreciation...................................    1,140,000      1,038,000        928,000
     Amortization...................................      132,000        132,000        128,000
     Merger costs...................................      151,000            -0-            -0-
     Non-cash compensation..........................          -0-            -0-         34,000
  Changes in operating assets and liabilities:
     Decrease in accounts receivable net of
       allowances and deferred revenue..............      125,000         33,000         41,000
     (Increase) decrease in other current assets....       86,000       (125,000)       (12,000)
     (Increase) decrease in inventory...............      (14,000)       (13,000)       289,000
     Increase in accounts payable and accrued
       expenses.....................................      101,000        471,000        269,000
                                                      -----------    -----------    -----------
       Net cash provided (used) by operating
          activities................................      574,000        119,000     (1,039,000)
                                                      -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, equipment and licenses...     (258,000)      (213,000)      (292,000)
                                                      -----------    -----------    -----------
       Net cash used by investing activities........     (258,000)      (213,000)      (292,000)
                                                      -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from private equity placement........          -0-        500,000      1,300,000
  Merger costs......................................     (151,000)           -0-            -0-
  Proceeds from stock option exercise...............       25,000          9,000         46,000
  Repayment of notes payable........................     (384,000)      (170,000)       (61,000)
                                                      -----------    -----------    -----------
     Net cash provided (used) by financing
       activities...................................     (510,000)       339,000      1,285,000
                                                      -----------    -----------    -----------
  Net increase (decrease) in cash and cash
     equivalents....................................     (194,000)       245,000        (46,000)
  Cash and cash equivalents -- beginning of year....      752,000        507,000        553,000
                                                      -----------    -----------    -----------
  Cash and cash equivalents -- end of year..........  $   558,000    $   752,000    $   507,000
                                                      ===========    ===========    ===========
  Supplemental disclosures of cash flow information:
     Cash paid for interest.........................  $   202,000    $   200,000    $   150,000
     Debt incurred for the purchase of equipment....          -0-        741,000        540,000
     Common stock issued in exchange for services...          -0-         96,000            -0-
     Other..........................................          -0-            -0-         10,000

  The accompanying notes to financial statements are an integral part hereof.

                          PAGING PARTNERS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1.  THE COMPANY:

     Paging Partners Corporation ("The Company") operates two paging systems providing one-way wireless messaging services in portions of ten states from New Hampshire to Virginia.

2.  MERGER:

     On November 6, 1998, the Company entered into a merger agreement with BAP Acquisition Corporation ("BAP"), which subsequently changed its name to Aquis Communications, Inc. ("Aquis"). Aquis has conducted no operations to date, but purchased substantially all of the assets of the Paging Division of Bell Atlantic on December 31, 1998. After the merger is complete, the current shareholders of Aquis would own a majority of the Company's stock. The merger is subject to the approval of the Company's shareholders and the FCC (regarding transfer of the Company's radio paging licenses).

     For accounting purposes, the Company plans to account for the merger as if Aquis is the acquiror (a reverse acquisition) of the Company using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets and liabilities acquired based upon the estimated fair values of such assets and liabilities on the date of acquisition. Any excess of the fair market value of the consideration given over the fair market value of the identifiable net assets acquired is reported as goodwill. The 1998 statement of operations includes costs incurred that are directly related to the merger.

3.  CAPITALIZATION:

  a.  Initial Public Offering:

     In May 1994, the Company completed an initial public offering of 1,800,000 units at $6.00 per unit. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. The Company issued the units to the underwriter for a total of $10,800,000. Net proceeds to the Company after underwriting costs was $8,942,000.

     In connection with the initial public offering, the Company sold to the representative of the underwriters, for an aggregate of $100, the right to purchase up to an aggregate of 170,000 units. The units are identical to those described herein except that the warrants are not redeemable and have an exercise price equal to 122% of the exercise price of the warrants described below.

     Each warrant entitles the holder to purchase one share of common stock of the Company for $6.60, subject to adjustment in certain circumstances, at any time during the period commencing May 19, 1995 and ending on May 19, 1999. The Company may call the warrants for redemption, in whole or in part, at a price of $.01 per warrant at any time after they become exercisable upon 30 days' notice if the last sale price of the common stock has been at least 175% of the then exercise price of the warrants for the 20 consecutive trading days ending on the third day prior to the date on which the notice of redemption is given.

  b.  Private Equity Placements:

     In May 1996 the Company completed a private placement of 857,000 shares of its Common Stock for gross proceeds of $1.5 million yielding net proceeds of $1,300,000 after deduction of placement agent and professional fees, including $130,000 of placement agent fees paid to affiliates of one of the Company's directors.

     In March 1997, the Company completed a private placement of 515,000 shares of its Common Stock for gross proceeds of $532,000, yielding estimated net proceeds of $500,000 after deduction of professional fees and other expenses. 115,000 of the shares were purchased by members of the Company's Board of Directors. 26,000 additional shares of stock were issued in payment of professional fees in connection with this transaction.

                          PAGING PARTNERS CORPORATION

  c.  Options:

     The Company has a stock option plan (the "Plan"), pursuant to which options to purchase shares of the Company's common stock, intended to qualify as "incentive stock options", may be granted to employees and directors of the Company and independent contractors providing services to the Company. A total of 450,000 shares of common stock have been reserved for issuance under the Plan. Options are exercisable for terms of six months to ten years from the date granted. Details are as follows:

                                                               NUMBER         OPTION
                                                              OF SHARES    PRICE RANGE
                                                              ---------    ------------
1996
Outstanding, January 1......................................   210,500     $2.75 - 6.25
Granted.....................................................   176,700     $1.38 - 4.38
Exercised...................................................   (16,000)       $2.88
Cancelled...................................................  (110,600)    $2.75 - 6.00
                                                              --------
Outstanding, December 31....................................   260,600     $1.38 - 6.25
                                                              --------
Exercisable, December 31....................................   129,350     $2.75 - 6.25
                                                              --------
1997
Outstanding, January 1......................................   260,600     $1.38 - 6.25
Granted.....................................................   128,500     $0.88 - 1.38
Exercised...................................................   (10,000)       $0.88
Cancelled...................................................   (37,150)    $1.38 - 6.25
                                                              --------
Outstanding, December 31....................................   341,950     $0.88 - 6.25
                                                              --------
Exercisable, December 31....................................   254,050     $0.88 - 6.25
                                                              --------
1998
Outstanding, January 1......................................   341,950     $0.88 - 6.25
Granted.....................................................   216,100     $1.38 - 4.38
Exercised...................................................    25,750     $0.88 - 1.00
Cancelled...................................................   180,150     $0.88 - 6.25
                                                              --------
Outstanding, December 31....................................   352,150     $0.88 - 4.19
                                                              --------
Exercisable, December 31....................................   342,150     $0.88 - 4.19
                                                              --------

     In consideration of the pending merger (Note 2), exercisable options as of December 31, 1998 include options that actually become exercisable on February 13, 1999 and options that become exercisable upon a change in control.

     The Company continues to measure compensation cost pursuant to APB No. 25, as permitted by the Financial Accounting Standards Board (FASB) Statement No.
123. Had compensation cost been determined

                          PAGING PARTNERS CORPORATION
on the basis of FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

                                                 1998           1997           1996
                                              -----------    -----------    -----------
Net Loss:
  As reported...............................  $(1,147,000)   $(1,417,000)   $(2,716,000)
  Pro forma.................................  $(1,160,000)   $(1,445,000)   $(2,733,000)
Net Loss per Common Share:
  As reported...............................  $     (0.18)   $     (0.23)   $     (0.50)
  Pro forma.................................  $     (0.18)   $     (0.23)   $     (0.51)

     The fair value of compensation was computed using an option-pricing model which took into account the following factor as of the grant date:

     - the exercise price and expected life of the option

     - the current price of the stock and its expected volatility

     - expected dividends, if any, on the stock

     - the risk-free interest rate for the expected term of the option using the Treasury Note rate with a remaining term equal to the expected life of the options.

4.  SIGNIFICANT ACCOUNTING POLICIES:

  a.  Cash and Cash Equivalents:

     Investments in liquid, marketable securities with original maturities of less than three months are considered to be cash equivalents and are carried at amortized cost.

  b.  Inventory:

     Inventory is stated at the lower of cost (first-in, first-out basis) or market, and consists of pagers for resale.

  c.  Property and Equipment:

     Property and equipment are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives ranging from 5 to 10 years.

  d.  Licenses:

     Licenses are amortized using the straight-line method over their terms (10 years).

  e.  Revenue Recognition:

     Deferred revenue represents advance billings for services not yet performed. Such revenue is recognized in the month in which the service is provided.

  f.  Income Taxes:

     Income taxes for the Company have been provided for the tax effects of transactions reported in the financial statements and will consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets for financial and income tax reporting.

                          PAGING PARTNERS CORPORATION

  g.  Concentration of Risk:

     The Company maintains its cash and cash equivalents in one commercial bank and one money market fund which invests solely in securities issued by the US government. The Company's accounts receivable are due from resellers located in the Northeast and Mid-Atlantic regions of the United States and the ability to collect is based upon economic conditions in the area. The Company purchases substantially all of its paging system equipment and pagers for resale from Motorola. However, such items are also available from Motorola's competitors.

  h.  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  i.  Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments. The carrying amounts of notes payable approximate fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.

  j.  Reclassification of Certain Expenses

     Certain operating expense components for 1996 and 1997 have been reclassified to conform to current year classifications.

5.  PROPERTY AND EQUIPMENT:

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              ----------    ----------
Transmission and other paging equipment.....................  $6,680,000    $6,570,000
Telephone and computer equipment............................     685,000       590,000
Other.......................................................     154,000       134,000
                                                              ----------    ----------
                                                               7,519,000     7,294,000
     Less accumulated depreciation..........................   3,826,000     2,686,000
                                                              ----------    ----------
                                                              $3,693,000    $4,608,000
                                                              ==========    ==========

6.  NOTES PAYABLE

     Since June 1995, Motorola has agreed to provide financing for equipment to complete the build-out of the Company's Corridor paging system and the upgrade of its Metro paging system. $1,590,000 remains due to Motorola under this arrangement as of December 31, 1998, bearing interest at the 90-day commercial paper rate +6%. Borrowings are collateralized by all of the Company's assets. This arrangement has been subject to certain covenants measured by the Company's financial condition and performance. These covenants have been suspended until March 31, 1999 pending the anticipated completion of the merger with Aquis (see
Note 2 above). However, if the Company's planned merger is terminated, the Company will be in violation of some of these covenants.

                          PAGING PARTNERS CORPORATION

     Principal maturities of notes payable are as follows:

1999...............................................  444,000
2000...............................................  504,000
2001...............................................  504,000
2002...............................................  138,000

7.  LEASES:

     The Company leases office space, satellite transmission services, and transmitter sites both on a month-to-month basis and under noncancelable operating leases which provide for increased rentals based upon increases in real estate taxes, operating costs or selected price indices. Minimum annual rentals under leases expiring at various times through January 2006 are as follows:

1999..............................................  1,538,000
2000..............................................  1,140,000
2001..............................................    651,000
2002..............................................    494,000
2003..............................................    242,000
Thereafter........................................    214,000

     Rent expense was $1,749,000, $1,676,000, and $1,483,000 for 1998, 1997, and
1996, respectively.

8.  INCOME TAXES:

     The Company is permitted to recognize currently the future benefit of its net operating loss carryforwards and future tax deductions for expenses previously recorded for financial reporting purposes. At December 31, 1998, the Company had available net operating loss carryforwards of approximately $8,700,000 expiring through 2013.

     As of December 31, 1998, the recorded deferred tax asset, representing the expected benefit from the future realization of the net operating losses, net of the valuation allowance, was $-0-. The sources of the deferred tax asset and the tax effect is as follows:

Net operating loss carry forward benefit....................  $ 3,500,000
Valuation allowance.........................................   (3,500,000)
                                                              -----------
Deferred tax asset..........................................  $      -0 -
                                                              ===========

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Information with respect to Item 9 is set forth in the Company's Proxy Statement for its 1999 Annual Meeting of Stockholders (the "1999 Proxy Statement") and is incorporated herein by reference

ITEM 10. EXECUTIVE COMPENSATION

     Information with respect to Item 10 is set forth in the 1999 Proxy Statement and is incorporated herein by reference.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information with respect to Item 11 is set forth in the 1999 Proxy Statement and is incorporated herein by reference.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information with respect to Item 12 is set forth in the 1999 Proxy Statement and is incorporated herein by reference.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

EXHIBITS

     The following documents are filed as part of this report:

EXHIBIT NO.                      DESCRIPTION OF EXHIBIT
-----------                      ----------------------
    2         Agreement and Plan of Merger with BAP Acquisition Corp.,
              (now Aquis Communications, Inc.)(1)
    3.1       Amended and Restated Certificate of Incorporation of the
              Registrant(2)
    3.2       Revised By-Laws of the Registrant(2)
    4.1       Form of Common Stock Certificate(2)
    4.2       Form of Warrant Certificate(2)
    4.3       Form of Unit Purchase Option granted to GKN Securities
              Corp.(2)
    4.4       Warrant Agreement between Continental Stock Transfer & Trust
              Company and the Registrant(2)
   10.9       1994 Incentive Stock Option Plan(2)
   23         Consent of Independent Auditor(3)
   27         Financial Data Schedule(3)

---------------
(1) Incorporated by reference to the Company's Current Report on Form 8-K dated November 6, 1998.

(2) Incorporated by reference to the Company's Registration Statement on Form SB-2 (Registration No. 33-76744).

(3) Filed herewith.

REPORTS ON FORM 8-K

     On November 6, 1998 the Company filed a current report on Form 8-K to report its Merger Agreement with BAP Acquisition Corporation (since renamed Aquis Communications, Inc.).

                                   SIGNATURES

     Pursuant to the requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 22, 1999

                                          PAGING PARTNERS CORPORATION
                                          (Registrant)

                                          By:    /s/ RICHARD J. GIACCHI

                                            ------------------------------------
                                               Richard J. Giacchi, President

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                  SIGNATURE                                  TITLE                         DATE
                  ---------                                  -----                         ----

             /s/ LEONARD D. FINK               Chairman of the Board of Directors    February 22, 1999
---------------------------------------------
               Leonard D. Fink

           /s/ RICHARD J. GIACCHI              President, Director and Principal     February 22, 1999
---------------------------------------------    Executive Officer
             Richard J. Giacchi

           /s/ JEFFREY M. BACHRACH             Vice President, Treasurer,            February 22, 1999
---------------------------------------------    Secretary, and Principal
             Jeffrey M. Bachrach                 Financial and Accounting Officer

             /s/ ROBERT DAVIDOFF               Director                              February 22, 1999
---------------------------------------------
               Robert Davidoff

              /s/ MONTE ENGLER                 Director                              February 22, 1999
---------------------------------------------
                Monte Engler

            /s/ ROCHELLE B. KING               Director                              February 22, 1999
---------------------------------------------
              Rochelle B. King

PROXY                     PAGING PARTNERS CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Richard J. Giacchi and Jeffrey M. Bachrach, and each of them, with full power of substitution and resubstitution, to vote all shares of Common Stock of Paging Partners Corporation (the "Company") which the undersigned is entitled to vote at the Company's Special Meeting of Stockholders to be held at the Sheraton Parsippany in Parsippany, New Jersey, on the 29th day of March, 1999, at 10:00 a.m. local time, and at any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes or resubstitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

 1. APPROVAL OF THE MERGER: To consider and vote upon a proposal to approve the merger (the "Merger") of Paging Partners Merger Corporation, a wholly-owned subsidiary of the Company, with and into Aquis Communications, Inc., to adopt the Agreement and Plan of Merger, dated as of November 6, 1998, relating thereto, and to approve the transactions contemplated thereby. (APPROVAL OF THE MERGER IS CONTINGENT UPON THE APPROVAL OF PROPOSALS 1 THROUGH 7).

               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 2. APPROVAL OF COMPANY NAME CHANGE: In the event the Merger is approved, to approve a change of the Company's name to Aquis Communications Group, Inc.


               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 3. APPROVAL OF INCREASE OF SHARES OF COMMON STOCK: In the event the Merger is approved, to approve an increase in the number of authorized shares of the Company's common stock from 20,000,000 to 30,000,000.


               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 4. APPROVAL OF REVERSE STOCK SPLIT: In the event the Merger is approved, to approve up to a one-for-eight reverse stock split, pursuant to which up to every eight shares of the Company's common stock issued and outstanding will become and be exchanged for one share of the Company's common stock.


               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 5. APPROVAL OF AMENDMENTS TO THE COMPANY'S 1994 INCENTIVE STOCK OPTION PLAN: In the event the Merger is approved, to approve certain amendments to the Company's 1994 Incentive Stock Option Plan.


               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 6. APPROVAL OF DIRECTORS: In the event the Merger is approved, to elect the following directors as set forth in the Merger Agreement: John X. Adiletta and John B. Frieling as Class 1 directors (each to serve for a term of one year), Michael Salerno and Monte Engler as Class 2 directors (each to serve for a term of two years) and Patrick M. Egan, Leonard D. Fink and Robert Davidoff as Class 3 directors (each to serve for a term of three years). FOR all nominees listed (except as marked to the contrary above) [ ] WITHHOLD AUTHORITY to vote for all nominees [ ]
    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE)

                    (Continued and to be signed and dated on the reverse side)

 (Continued from other side)

 7. APPROVAL OF TRANSFER OF ASSETS: In the event the Merger is approved, to approve the transfer of substantially all of the Company's assets to the surviving corporation of the Merger.

               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 8. APPROVAL OF THE REVERSE SPLIT PROPOSAL: In the event the Merger is not approved, to approve up to a potential one-for-four reverse stock split, pursuant to which up to every four shares of the Company's common stock issued and outstanding will become and be exchanged for one share of the Company's common stock.

               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

 9. APPROVAL OF THE DIRECTOR PROPOSAL: In the event the Merger is not approved, to elect Monte Engler and Rochelle B. King as Class 1 directors (each to serve for a term of one year), Robert Davidoff and Richard J. Giacchi as Class 2 directors (each to serve for a term of two years) and Leonard D. Fink as a Class 3 director (to serve for a term of three years), to the Board of Directors of the Company.
    FOR all nominees listed (except as marked to the contrary above) [ ] WITHHOLD AUTHORITY to vote for all nominees [ ]

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE)

10. APPROVAL OF THE ACCOUNTANTS PROPOSAL: To ratify the selection by the Board of Directors of Berenson & Company LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998.

               [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

  and in his discretion, upon any other matters that may properly come before the meeting or any adjournment or postponement thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

    Receipt of the Notice of Special Meeting and of the Proxy Statement and Annual Report on Form 10-KSB of the Company annexed to the same is hereby acknowledged.

                                           Dated:_________________________, 1999

                                           _____________________________________
                                                (Signature of Stockholder)

                                           _____________________________________
                                                (Signature of Stockholder)

                                           Your signature should appear the same
                                           as your name appears herein. If
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please indicate the capacity in which
                                           signing. When signing as joint
                                           tenants, all parties to the joint
                                           tenancy must sign. When the proxy is
                                           given by a corporation, it should be
                                           signed by an authorized officer.